     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2000

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               ASIA ONLINE, LTD.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7379                         77-0501319
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)    Classification Code Number)               Number)

                             ---------------------
                     16/F, ONE INTERNATIONAL FINANCE CENTRE
                           NO. 1 HARBOUR VIEW STREET
                               CENTRAL, HONG KONG
                                 +852 2152 1888
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ---------------------
                         THE CORPORATION TRUST COMPANY
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies To:

            MICHAEL L. PLATT, ESQ.                          DOUGLAS TANNER, ESQ.
           BRANDON J. FIELDS, ESQ.                            BING SONG, ESQ.
           KEVIN M. GALLIGAN, ESQ.                  MILBANK, TWEED, HADLEY & MCCLOY LLP
             PAUL E. GROSS, ESQ.                            3007 ALEXANDRA HOUSE
              COOLEY GODWARD LLP                     16 CHATER ROAD, CENTRAL, HONG KONG
       2595 CANYON BOULEVARD, SUITE 250                        +852 2971 4888
            BOULDER, CO 80302-6737
                (303) 546-4000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration serial number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                        PROPOSED MAXIMUM                AMOUNT OF
      TITLE OF SECURITIES TO BE REGISTERED       AGGREGATE OFFERING PRICE(1)(2)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value...................          $100,000,000                  $  26,400
=========================================================================================================

(1) Includes shares that the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), may determine.

================================================================================

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED             , 2000

                              [          ] Shares

                               Asia Online, Ltd.

                                     [LOGO]

                                  Common Stock
                               ------------------

                    shares of common stock are initially being offered in the
United States and Canada by the U.S. underwriters and      shares are initially
being concurrently offered outside the United States and Canada by the international managers. The offering price and underwriting discounts and commissions for both offerings are identical.

     Prior to this offering, there has been no public market for our common
stock. The initial public offering price is expected to be between $     and
$     per share. We have applied to list our common stock on The Nasdaq Stock
Market's National Market under the symbol "AONL."

     The U.S. underwriters and international managers have an option to purchase
on a pro rata basis up to           additional shares to cover over-allotments.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 6.

                                                                     UNDERWRITING
                                                     PRICE           DISCOUNTS AND      PROCEEDS TO
                                                   TO PUBLIC          COMMISSIONS       ASIA ONLINE
                                                ---------------      -------------      -----------
Per Share......................................             $                   $                $
Total..........................................   $                   $                  $

     Delivery of the shares of common stock will be made on or about        ,
2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           CREDIT SUISSE FIRST BOSTON

                 The date of this prospectus is        , 2000.

                                 [INSIDE COVER]

                 [Artwork and Description attached separately]

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
PROSPECTUS SUMMARY...................    1
RISK FACTORS.........................    6
CAUTIONARY NOTE ON FORWARD-LOOKING
  STATEMENTS.........................   18
USE OF PROCEEDS......................   19
DIVIDEND POLICY......................   19
DILUTION.............................   20
CAPITALIZATION.......................   21
SELECTED CONSOLIDATED FINANCIAL
  DATA...............................   22
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS......................   24
BUSINESS.............................   33
MANAGEMENT...........................   52
PRINCIPAL STOCKHOLDERS...............   62

                                       PAGE
                                       ----
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.......................   66
DESCRIPTION OF CAPITAL STOCK.........   70
SHARES ELIGIBLE FOR FUTURE SALE......   74
UNITED STATES TAX CONSEQUENCES TO
  NON-UNITED STATES HOLDERS..........   75
UNDERWRITING.........................   78
NOTICE TO CANADIAN RESIDENTS.........   82
LEGAL MATTERS........................   83
EXPERTS..............................   83
WHERE YOU CAN FIND ADDITIONAL
  INFORMATION........................   84
INDEX TO CONSOLIDATED FINANCIAL
  STATEMENTS.........................  F-1

                                ---------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.
                                ---------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL           , 2000 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING),
ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. You should read the entire prospectus carefully in evaluating an investment in our shares.

                               ASIA ONLINE, LTD.

OUR BUSINESS

     We provide Internet-related services focusing primarily on the needs of small and medium-sized enterprises in the Asia-Pacific region. We offer our customers a single source of cost-efficient, reliable Internet solutions, including:

     - Internet access ranging from narrow-band dial-up to dedicated high-speed broadband, global roaming, prepaid Internet access cards, and a unified messaging system including fax and telephone based email;

     - Web hosting including shared and dedicated hosting and co-location services using our 10 data centers and leased capacity from third-party data centers; and

     - Professional services including web solutions (consisting of web design, web content translation and eCommerce), systems integration, enhanced communications services, and application service provisioning.

     We offer our web solutions to companies in North America, capitalizing on our cost competitiveness in providing such services as our operations are based in Asia, where labor and infrastructure costs are generally lower.

     As a provider of outsourced Internet solutions, we provide a single source for the services, professionals, and infrastructure that enable our customers to reach new customers, increase revenues, reduce operating costs and operate regionally and internationally.

     Since our inception in late 1998, we have grown to provide Internet-related services to over 60,000 business and consumer customers primarily located throughout the Asia-Pacific region from our operations in Australia, New Zealand, Hong Kong, Malaysia, the Philippines, Canada and the United States. Our pro forma revenues for the year ended December 31, 1999 were $27.1 million, and for the six months ended June 30, 2000 were $17.1 million.

OUR MARKET OPPORTUNITY

     Small and medium-sized businesses in the Asia-Pacific region, our primary target customer base, are demanding expanded Internet services to reach new customers, increase revenues, reduce operating costs, and operate regionally and internationally.

     We believe the following will continue to expand our market opportunity:

     - Growth of small and medium-sized businesses Internet solutions market;

     - Growing trend toward outsourcing and demand for single source Internet communications solutions;

     - Lack of focus on the small and medium-sized business market by large Internet service providers;

     - More favorable regulatory environment;

     - Fragmented Internet service market and inconsistent service quality; and

     - Cost competitiveness for web solutions services.

OUR STRATEGY

     Our goal is to be the premier provider of Internet solutions to small and medium-sized businesses in the Asia-Pacific region. Key elements of our strategy are to:

     - Expand our market presence through acquisitions, start-up organizations and organic growth throughout the Asia-Pacific region;

     - Integrate operations to leverage economies of scale, reduce costs, and provide consistent and professionally managed customer support services;

     - Be a single source of Internet solutions to meet our customers' evolving business needs and build strong, long-term customer relationships;

     - Develop strategic relationships with technology companies to enable us to offer leading edge Internet solutions;

     - Build and enhance our unified brand globally;

     - Expand and upgrade our network and data center infrastructure on a "just-in-time" basis; and

     - Continue to attract and retain highly qualified and professional personnel.

CORPORATE INFORMATION

     As of June 30, 2000 we had acquired 15 businesses. Two additional acquisitions are currently pending subject to closure. We regularly evaluate potential acquisition candidates, are currently holding preliminary discussions with a number of such candidates, and are in active negotiations with a number of other candidates. If after due diligence and negotiation, such companies can be acquired on a basis considered fair to Asia Online and our stockholders, we may proceed with the acquisitions.

     We were incorporated in Delaware in December 1998 under the name Conrad ISP, Inc. In April 1999, we changed our name to Asia Online, Ltd. Our principal executive office is located at 16/F One International Finance Center, No 1 Harbour View Street, Central, Hong Kong.

     The corporate office telephone number is +852 2152 1888. The Asia Online, Ltd. homepage is located at www.AsiaOnlineLtd.com. This is a textual reference only. The information on our web site or any other web site does not constitute a part of this prospectus.

                                ---------------

     As used in this prospectus, references to "us," "we," "our," "our company" and "Asia Online" are to Asia Online, Ltd.

     As used in this prospectus, references to "$" shall mean United States dollars.

     Unless otherwise indicated, all references in this prospectus to the number of outstanding shares of our common stock:

     - give effect to the mandatory conversion of our Series A, B-1, B-2 and C preferred stock into common stock upon the consummation of this offering; and

     - do not include the number of shares that we will issue if the United States underwriters and international managers exercise their over-allotment option.

     In addition, the information in this prospectus assumes that the initial
public offering price will be $     per share, the mid-point of the estimated
offering price range set forth on the cover of this prospectus.

                                  THE OFFERING

     This offering consists of the United States offering and the international
offering, each of which is described below. A total of     shares will be
offered (plus     shares subject to the United States underwriters' and
international managers' over-allotment option).

United States offering.....  An offering in the United States and Canada of shares.

International offering.....  An offering outside the United States and Canada of shares at the same time as the United States offering.

Common stock to be
outstanding after this
  offering.................            shares or     shares if the United States
                             underwriters and international managers exercise their over-allotment option in full. This does not include stock options and warrants outstanding to
                             purchase an aggregate of      shares of our common
                             stock at a weighted average exercise price of
                             $     per share.

Use of proceeds............  We intend to use the net proceeds from this offering for general corporate purposes, including start-ups or acquisitions in our target markets, to purchase certain minority interest holdings in our Australian subsidiaries, to further expand our professional services, sales and marketing capabilities, product development, capital expenditures, and working capital. See "Use of Proceeds."

                    SUMMARY CONSOLIDATED FINANCIAL DATA AND
         SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The tables below summarize:

     - our historical consolidated financial data for the period from our inception, December 8, 1998, to December 31, 1998, for the year ended December 31, 1999 and for the six months ended June 30, 1999 and June 30, 2000; and

     - our combined pro forma financial data for the year ended December 31, 1999 and for the six months ended June 30, 2000.

     Our historical statement of operations data for the period from our inception, December 8, 1998, to December 31, 1998 and for the year ended December 31, 1999 are derived from our audited consolidated financial statements. Our statement of operations data for the six months ended June 30, 1999 and for the six months ended June 30, 2000 and our balance sheet data as of June 30, 2000 are derived from our unaudited interim financial statements and, in the opinion of our management, include all material adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results of operations and financial condition. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the full year.

     The pro forma statement of operations data for the year ended December 31, 1999 and the six months ended June 30, 2000 and the pro forma balance sheet data as of December 31, 1999 and as of June 30, 2000 give effect to our acquisition of 15 businesses between February 1999 and June 2000, and also give effect to two pending acquisitions. The pro forma statement of operations and balance sheet data also give effect to the conversion of all of our outstanding convertible preferred stock into common stock upon the consummation of this offering. The pro forma financial data for the year ended December 31, 1999 and the six months ended June 30, 2000 are not necessarily indicative of the results that would have occurred if the acquisitions had been consummated as of January 1, 1999 and are not intended to indicate expected results for any future period.

     The summary consolidated and combined pro forma financial data shown below should be read together with our audited consolidated financial statements, our unaudited interim financial statements, our unaudited pro forma condensed combined financial statements, our acquired companies' financial statements and related notes, and other financial information including "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which appear elsewhere in this prospectus.

                                                       HISTORICAL                               PRO FORMA
                                    ------------------------------------------------   ----------------------------
                                    PERIOD FROM                      (UNAUDITED)                       (UNAUDITED)
                                    DECEMBER 8,                    SIX MONTHS ENDED    (UNAUDITED)     SIX MONTHS
                                      1998 TO       YEAR ENDED         JUNE 30,         YEAR ENDED        ENDED
                                    DECEMBER 31,   DECEMBER 31,   ------------------   DECEMBER 31,     JUNE 30,
                                        1998           1999        1999       2000         1999           2000
                                    ------------   ------------   -------   --------   ------------   -------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Total revenues....................       --          $  7,092     $ 1,841   $ 14,388     $ 27,090       $ 17,077
Total operating costs and
  expenses........................       --            20,212       6,359     37,149       60,648         45,867
Loss from operations..............       --           (13,120)     (4,518)   (22,761)     (33,558)       (28,790)
Net loss attributable to common
  stockholders....................       --           (12,507)     (4,517)   (20,177)     (33,378)       (27,440)
Net loss per share attributable to
  common stockholders, basic and
  diluted.........................       --          $  (5.53)    $ (2.57)  $  (6.01)
Shares used in computing net loss
  per share attributable to common
  stockholders, basic and
  diluted.........................       --             2,262       1,758      3,357
Pro forma net loss per share
  attributable to common
  stockholders, basic and
  diluted.........................       --          $  (0.93)              $  (0.70)    $  (2.03)      $  (0.89)
Shares used in computing pro forma
  net loss per share attributable
  to common stockholders, basic
  and diluted.....................       --            13,385                 28,643       16,467         30,959
OTHER FINANCIAL DATA:
Net cash used in operating
  activities......................       --          $ (6,290)    $(1,950)  $(10,715)
Net cash used in investing
  activities......................       --           (19,527)     (3,877)   (40,349)
Net cash provided by financing
  activities......................       --            43,029      11,234     97,163
EBITDA(1).........................       --            (7,477)     (3,033)   (12,132)
Amortization......................       --             2,964         567      5,628
Non-cash stock compensation
  charges.........................       --             1,769         521      3,512
Capital expenditure...............       --          $  2,351     $   222   $  9,760

                                                                AS OF JUNE 30, 2000
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............   $ 84,635     $ 68,209
Working capital.............................................     81,471       65,059
Total assets................................................    142,615      157,435
Long-term obligations, net of current portion...............        855          855
Minority interest in consolidated subsidiaries..............      4,213        1,378
Convertible preferred stock.................................    143,566           --
Total stockholders' (deficit)/equity........................   $(20,600)    $140,553

---------------

(1) "EBITDA" represents earnings or loss from operations before interest, taxes, depreciation, amortization and non-cash compensation charges. Although EBITDA is a measure commonly used in our industry, it should not be considered an alternative to net earnings, when determined in accordance with generally accepted accounting principles, or GAAP, or as an alternative to cash flows from operating activities, determined in accordance with GAAP. In addition, the measure of EBITDA we use may not compare to other similarly titled measures used by other companies.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that are currently deemed immaterial may also impair our business in the future. The trading price of our common stock may decline due to any of these risks and you may lose part or all of your investment.

RISKS RELATING TO OUR BUSINESS

  RELIANCE ON OUR LIMITED OPERATING HISTORY TO EVALUATE OUR BUSINESS AND PROSPECTS IS DIFFICULT AND MAY RESULT IN INACCURATE PROJECTIONS OF OUR FUTURE PROSPECTS.

     We were incorporated in December 1998, and made our first acquisition in February 1999. Although a number of the operating companies we have acquired have been in operation for some time, Asia Online itself has a limited history of operations. Because of our limited operating history, it is difficult to evaluate our business and our prospects. To date, our growth has been largely through acquisitions rather than organic growth of our existing business. Our historical financial information is of limited value in projecting our future operating results because of our limited operating history and the emerging nature of the market for products and services we plan to introduce in the future, such as collaborative extranets, managed security services and expanded applications service provisioning. Moreover, companies in an early stage of development like us frequently encounter enhanced risks and unexpected expenses and difficulties. Therefore, our past results and rate of growth may not be meaningful and you should not rely on them as an indication of future performance.

  WE MAY NOT BE SUCCESSFUL IN CHANGING OUR FOCUS FROM INTERNET ACCESS TO PROVIDING HOSTING AND PROFESSIONAL SERVICES.

     We plan to derive the majority of our business from providing value-added services, such as web hosting and professional services, to small and medium-sized businesses in the Asia-Pacific region. While our revenues to date have principally been generated from providing Internet access, our business model is enhanced by generating revenues from value-added services. We cannot predict whether demand for our Internet solutions such as web hosting, web solutions and systems integration in the Asia-Pacific region and North America will be sufficient to permit us to focus our business on value-added services.

  WE HAVE A HISTORY OF LOSSES. WE EXPECT TO INCUR SIGNIFICANT LOSSES IN THE FUTURE AS WE EXPAND OUR OPERATIONS AND WE MAY NEVER ACHIEVE PROFITABILITY.

     We had net losses of $12.5 million in 1999 and $20.2 million for the six months ended June 30, 2000. We have never been profitable and we expect to remain unprofitable for the foreseeable future. We plan to continue to incur significant expenses and to generate negative operating cash flow as we acquire or start-up additional Internet solutions providers in our target markets, grow our professional services, sales and marketing and product development organizations and develop new services. In order to achieve profitability, we must, among other things, develop and successfully market services that are commercially accepted by Asia-Pacific small and medium-sized businesses. If we are unable to increase our revenues to cover our operating costs and acquisition expenditures, we will continue to experience negative cash flow.

  WE ARE LIKELY TO NEED TO OBTAIN FUTURE CAPITAL, AND OUR INABILITY TO DO SO COULD SIGNIFICANTLY HARM OUR BUSINESS AND OUR ABILITY TO FULFILL OUR BUSINESS STRATEGY.

     To date, we have not been able to fund our operations from cash generated by our business and do not expect to be able to do so for the foreseeable future. To date, we have had to fund our operations primarily from the proceeds from the sale of equity securities. In the future, we expect that we will need to raise additional financing in order to successfully pursue our business strategy, including: acquiring or starting new businesses in our target markets, supporting expansion, developing new and enhanced products and services, responding to competitive pressures and taking advantage of unanticipated opportunities. We may need to raise additional funds by selling debt or equity securities, by entering into strategic relationships or through other arrangements. We may be unable to raise any additional funds on reasonable terms when they are needed. If we are unable to raise additional capital on favorable terms as and when we need it, we may be unable to successfully carry out our business strategy.

  IF WE DO NOT SUCCESSFULLY FORECAST THE NEEDS OF OUR TARGET MARKET WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR STRATEGY.

     Our target market is small and medium-sized businesses in the Asia-Pacific region. In many of the Asia-Pacific countries, small and medium-sized businesses have not yet adopted the Internet as an integral part of their business strategy, and consequently there has not yet been significant demand for value-added Internet communications services. In order for our strategy to be successful, we must grow our customer base by attracting additional small and medium-sized businesses, and accurately forecast the Internet services needs of these businesses and the value of such services to them. Market information about small and medium-sized businesses in the Asia-Pacific region is not as readily available or as comprehensive as it is in the United States, so we have limited information available to inform our understanding and analysis of local markets. If we overestimate the needs of our market or the willingness of small and medium-sized businesses to purchase higher cost Internet services such as hosting, co-location, web design and other professional services, we may be unsuccessful in selling value-added Internet services to our target market, and we may be unable to successfully carry out our business strategy.

  OUR QUARTERLY REVENUES AND OPERATING RESULTS ARE DIFFICULT TO PREDICT, AND, IF OUR RESULTS ARE BELOW THE EXPECTATIONS OF THE PUBLIC MARKET ANALYSTS AND INVESTORS, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

     Our quarterly revenues and operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control. As a result, you should not rely on year-to-year or quarter-to-quarter comparisons of our operating results as an indication of future performance. Some of the factors that may cause our revenues to fluctuate significantly include, but are not limited to:

     - the costs relating to, and the timing and integration of, our acquisitions;

     - changes in telecommunications and other operating costs;

     - the timing and magnitude of capital expenditures relating to organic growth of our operations;

     - changes in our pricing policies in response to changing costs, competition or industry trends such as consolidation;

     - currency fluctuations; and

     - unexpected regulatory changes in our target markets.

     We may also experience seasonality in our business in the future, resulting in diminished revenues as a consequence of reduced demand for Internet services during summer or holiday periods.

     We expect the September 2000 Olympic Games in Sydney, Australia to have a negative impact on our professional services revenues from our Australian operations through business interruptions for our corporate customers.

     As a result of the foregoing factors, as well as others, our revenues in some future reporting periods may be below the expectations of some analysts or investors, which may cause our stock price to fall.

  INCREASING COMPETITION FOR THE PURCHASE OF LOCAL INTERNET SOLUTIONS PROVIDERS MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS AS WELL AS INCREASE THE COST OF THESE ACQUISITIONS.

     Our business strategy includes the identification and acquisition of new local Internet solutions providers that meet our acquisition criteria. We cannot guarantee that we will be able to identify appropriate acquisition candidates, negotiate acquisitions on favorable terms, or complete future acquisitions. There are a limited number of companies in our target markets that meet our criteria for price, revenues, market share and qualified personnel. In pursuing these acquisitions, we compete with other Internet solutions providers, local, regional, national and global telecommunication companies and other buyers. These competitors may drive up the price of our acquisition candidates or may acquire our acquisition candidates. Many of these competitors are larger than us and have greater financial and other resources. In addition, our acquisition candidates may find our competitors more attractive because they may have greater resources, may be willing to pay more, or may have a more compatible operating philosophy. If we are unable to successfully complete acquisitions, it may delay or prevent the growth of our business and may limit our entry into or expansion within certain markets.

  FINANCIAL INFORMATION ON WHICH WE RELY TO MAKE FUTURE ACQUISITIONS MAY NOT BE ACCURATE, WHICH MAY RESULT IN OUR ACQUIRING UNDISCLOSED LIABILITIES OR EXPERIENCING LOWER THAN EXPECTED OPERATING RESULTS.

     The companies we target for acquisition typically do not have audited financial statements and have varying degrees of internal controls and detailed financial information. As a result, we may acquire undisclosed liabilities or experience lower-than-expected revenues or higher-than-expected costs, which could adversely affect our operating results. Any acquired company could significantly underperform relative to our expectations. In particular, acquired companies may experience revenue declines immediately following the closing of the acquisition due to such factors as loss of customers, loss of personnel and the transition of their products and services to those consistent with our business plan. Additionally, undisclosed liabilities of the companies we acquire may further impact our operating results by distracting management's attention from operations, increasing legal and accounting expenses, slowing the integration of our business and development of our brand identity. If an acquired company turns out to be a poor performer, we may face problems related to integrating operations with our existing operations and client satisfaction, our reputation could be damaged, and we might have a dispute with the sellers of the acquired entity.

  FAILURE TO SUCCESSFULLY INTEGRATE OUR ACQUISITIONS COULD REDUCE REVENUES, INCREASE COSTS, DIVERT MANAGEMENT TIME AND HARM OUR BUSINESS.

     A key component of our growth strategy is the acquisition of Internet services firms. We have acquired 15 businesses since our inception in December 1998, and two additional acquisitions are pending subject to closure. Our future success will depend in part on our ability to rapidly integrate these businesses, as well as any businesses acquired in the future, with our operations. Since we are a relatively new company, our ability to meet these challenges has not been proven. To integrate these businesses, we may need to, among other things:

     - integrate the product and service offerings of acquired companies into the Asia Online brand;

     - retain and motivate key personnel from acquired companies;

     - identify partners of the acquired companies and migrate them to our business partner program;

     - consolidate individualized and localized sales and marketing efforts into a regional sales and marketing effort under the Asia Online brand;

     - consolidate their billing and accounting systems into our systems;

     - implement integrated management reporting, financial and other control systems; and

     - migrate the operations of acquired companies onto our technology platforms.

     We are not able to estimate when, if at all, any of our acquired companies will be fully integrated. If we are unable to successfully integrate or experience substantial difficulty in integrating the operations of our acquisitions with those of our operating companies, we may fall short of our growth objectives or experience substantial costs, delays, or other problems and our business could suffer. Additionally, the

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

integration of our acquired companies, even if successful, requires substantial management attention and can divert resources from other aspects of the business, including aspects that could negatively affect our business, financial condition and results of operations.

  ENTERING A TARGET MARKET THROUGH A START-UP ENTITY INSTEAD OF THROUGH ACQUISITION CAN INCREASE OUR RISK OF FAILURE AND MAY DELAY OUR ENTRY INTO SUCH MARKET.

     In certain of our target markets we may decide to form an operating subsidiary and grow it organically rather than enter the market through an acquisition. Forming an operating company and starting operations in a market where we do not currently have operations requires substantial commitment of personnel and financial resources. Forming a start-up entity would require us to build market share, brand recognition and local expertise rather than acquiring a company that may already possess those competitive advantages. This approach would also delay our entry into a market and increase the likelihood that our initial attempt at entry into a market could be unsuccessful.

  FAILURE TO ENTER INTO STRATEGIC RELATIONSHIPS IN ORDER TO EXPAND THE SCOPE AND QUALITY OF OUR PRODUCT AND SERVICE OFFERINGS COULD LIMIT OUR ABILITY TO MEET OUR BUSINESS PLAN.

     We are entering into, and plan to continue to enter into, strategic relationships with business partners who can provide products that meet the needs of our small and medium-sized business customers and partners who can help us expand our geographical reach. There is a risk that we may be unable to enter into agreements on favorable terms or at all with partners with whom we are currently negotiating. Some of our current or potential strategic partners may have economic, business or legal interests that are inconsistent or competitive with ours. Of the agreements that we currently have, some are for a one-year term and are terminable by the other party. Additionally, we have only a limited amount of exclusivity in many of our strategic relationships. Our failure to establish or maintain successful strategic relationships could slow our growth, hamper our ability to respond effectively to customer demands for expanded product and service offerings and harm our business.

  THE GEOGRAPHIC DISPERSION OF OUR OPERATIONS, FACILITIES AND PERSONNEL MAY DIFFUSE OUR MANAGEMENT CAPABILITIES.

     Our current operations and facilities are widely dispersed throughout the Asia-Pacific region, and within some of these countries we have multiple operating companies. We are becoming more dispersed as we carry out our expansion plans. Our operations are conducted in various countries with different languages, cultures, and business practices. The requirements of managing our widely dispersed operations may strain our management, personnel and financial resources. Our management may be unable to carefully direct, oversee and supervise the actions of all of our facilities and employees, which could harm our business and future prospects.

  WE WILL CONTINUE TO FACE SIGNIFICANT COMPETITION AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY.

     There are competitors in our markets with more significant local market presence, brand recognition and greater financial, technical and personnel resources. As a result of this competition, we expect to continue to face significant pressure to reduce our prices and improve the products and services we offer. In particular, there is currently a trend toward consolidation in the Internet access industry, which could result in reduced revenues from Internet access. A significant reduction in revenues from Internet access could harm our financial condition and results of operations. The barriers to entry are low for some of the services we offer, such as web hosting and web design, so we could quickly face additional competition. Although our competitors vary depending on the market and the country, these competitors may include local and regional Internet service providers, telecommunication companies, information technology companies and cable companies. These competitors may be local, regional or global companies. Some of our competitors, especially the telecommunications companies, have large networks in place as well as a significant existing customer base. These competitors may offer products and services that are more appealing to our current and potential customers.
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

  WE HAVE EXPERIENCED SIGNIFICANT GROWTH IN OUR BUSINESS IN RECENT PERIODS AND ANY INABILITY TO MANAGE THIS GROWTH AND ANY FUTURE GROWTH COULD HARM OUR BUSINESS.

     We were formed in December 1998, completed our first acquisition in February 1999, and as of June 30, 2000 had acquired 15 businesses. We have grown from 79 employees in two countries in February 1999, to 692 employees in seven countries as of June 30, 2000. We seek to grow our company through further acquisitions, start-up entities and the organic growth of our current subsidiaries, along with expanding our product and service offerings. Growth is expected to continue to place a significant strain on our managerial, operational and financial resources. To manage further growth, we must effectively manage our operational, customer service and financial systems, procedures and controls. We may not be able to hire, train, retain, motivate and manage required personnel. The majority of our current employees have been with us less than 12 months and we expect that our rate of hiring will continue at a very high pace. If we cannot manage growth effectively, our business, operating results and financial condition will suffer.

  OUR EXECUTIVE OFFICERS AND KEY PERSONNEL ARE CRITICAL TO OUR BUSINESS, AND THE LOSS OF ANY OF THESE OFFICERS OR KEY PERSONNEL COULD HARM OUR BUSINESS.

     Our future success is substantially dependent on the continued services and contributions of our senior management, particularly Kevin Randolph, our President and Chief Executive Officer, and other key personnel. With the exception of Kevin Randolph and Edward Roberto, our Executive Vice President of Business Development, we have no long-term employment agreements with any of our executive officers. We do not have "key person" life insurance on any of our key employees. The loss of the services of any of our executive officers or other key employees may delay the introduction of new products or services, impede the organic growth of our business, delay or prevent potential acquisitions and interfere with the integration of acquisitions, thus harming our business.

  IF WE FAIL TO EXPAND OUR PRODUCT DEVELOPMENT, PROFESSIONAL SERVICES AND SALES AND MARKETING ORGANIZATIONS AND ATTRACT, RETAIN, AND TRAIN TECHNICAL AND MARKETING PERSONNEL, WE MAY BE UNABLE TO EXPAND OUR MARKET AND GROW OUR BUSINESS.

     We believe that our growth may be affected by our ability to provide our customers with new products and services. Our business requires trained product-development personnel, as well as experienced sales and marketing personnel to educate prospective customers regarding the use and benefits of our services. A wide range of companies active in our markets, many of which have substantially greater resources than we have, compete for the same skilled personnel. In turn, our inability to hire and train a sufficient number of personnel at all levels may limit our ability to undertake future projects and could cause us to lose market share. In addition, new professional services personnel that require training and education will take time to reach full productivity. As a result, our future success may be affected by our ability to timely identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing personnel. We plan to increase the number of our product development, professional services and sales and marketing personnel to meet these needs. It may be more difficult to attract prospective employees with equity incentives as a larger, public company than as a smaller, privately held company. Failure to retain and attract the necessary technical, sales, marketing and administrative personnel could adversely affect our business, financial condition and operating results.

  WE RELY UPON THE AVAILABILITY OF ADEQUATE CONNECTIVITY WITH THIRD-PARTY PROVIDERS, AND FAILURE OR DELAY IN OBTAINING NECESSARY CONNECTIVITY WOULD IMPEDE OUR GROWTH.

     In building our network we rely upon connectivity supplied by third-party providers and local and international telecommunications carriers. In some of our markets we are dependent on one or a limited number of connectivity providers. Many of these carriers are, or potentially are, our competitors. In some of our markets our ability to meet expanding access needs is limited by our ability to obtain additional network capacity as our customer levels require it. There can be no assurance that we will be able to obtain the requisite network connectivity at commercially viable prices or that the necessary connectivity will be available on a timely basis or at all. Failure to obtain this connectivity would jeopardize our ability
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

to meet existing customer demand, limit our ability to conduct business and restrict our growth in these markets.

  WE DEPEND ON THE RELIABILITY OF OUR NETWORK, AND A SYSTEM FAILURE OR A BREACH OF OUR SECURITY MEASURES COULD RESULT IN A LOSS OF CUSTOMERS AND REDUCED REVENUES.

     We are able to deliver services only to the extent that we can protect our network systems against damage from telecommunication failures, computer viruses, natural disasters, unauthorized access and other disruptions. Any system failure, accident or security breach that causes interruptions in our operations could impair our ability to provide Internet services to our customers, damage our reputation and negatively impact our revenues and results of operations. Because much of our network is leased, we cannot always control its quality. To the extent that any disruption or security breach results in a loss or damage to our customers' data or applications, or inappropriate disclosure of confidential information, we may incur liability and suffer from adverse publicity. In addition, we may incur additional costs to remedy the damage caused by these disruptions or security breaches. Although we currently possess errors and omissions insurance and business interruption insurance, these policies may not provide effective coverage upon the occurrence of all events. We have insurance specifically to guard against losses resulting from computer viruses and security breaches, but, it may not be sufficient to cover all losses.

  IF THE THIRD-PARTY SOFTWARE AND HARDWARE WE USE FAILS OR BECOMES UNAVAILABLE, WE COULD LOSE CUSTOMERS OR BE SUBJECT TO CLAIMS FOR LIABILITY.

     We have incorporated software and hardware developed by third parties, including security, encryption and database software as well as router and server hardware, into our products and services. We expect to continue to incorporate third-party software and hardware in our future products and services. If the providers from whom we license software or obtain hardware ceased to deliver and support these products, enhance their current products in a timely fashion or respond to emerging industry standards, our business could be seriously harmed. Defects in third-party software or hardware could damage our reputation, increase our service costs, cause service interruptions, cause us to lose revenue or delay market acceptance of our products and services. We have no control over whether or when this third-party software or hardware will be developed or enhanced.

  WE HAVE IMPLEMENTED CERTAIN ANTI-TAKEOVER PROVISIONS THAT COULD MAKE IT MORE DIFFICULT TO ACQUIRE US.

     Provisions in our certificate of incorporation and our bylaws, as well as Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions could adversely affect the rights of our stockholders and the price of our common stock. These provisions are described in more detail later in this prospectus under "Description of Capital Stock -- Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws."

RISKS RELATING TO THE INTERNET, OUR INDUSTRY AND THE ASIA-PACIFIC MARKETS.

  THE ECONOMIC, POLITICAL, REGULATORY AND STATUTORY UNCERTAINTIES OF DOING BUSINESS IN THE ASIA-PACIFIC REGION MAY INCREASE OUR OPERATING COSTS WHILE REDUCING OUR BUSINESS PROSPECTS.

     There are certain risks inherent in conducting business in the Asia-Pacific region that could affect our profitability, including:

     - political and economic instability;

     - cultural differences across markets within the Asia-Pacific region;

     - risk of government expropriation of our business or some of our subsidiaries;

     - export restrictions, tariffs and other trade barriers;

     - changes in regulatory requirements;

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

     - legal restrictions on the business practices of United States companies operating outside of the United States, such as the Foreign Corrupt Practices Act; and

     - potential adverse tax consequences and developments.

     For example, we are subject to the following political risks in key markets:

     - Hong Kong may not remain autonomous from the People's Republic of China. Although Hong Kong currently has its own government and legislature separate from that of the People's Republic of China, we can give no assurance that Hong Kong will continue to remain autonomous. Any loss of autonomy could directly affect the regulation of business in Hong Kong and indirectly affect the economic stability of the entire Asia-Pacific region, and thereby adversely affect our business.

     - Political or military conflict between Taiwan and the People's Republic of China may destabilize the Asia-Pacific region and render us unable to transact business in Taiwan, the People's Republic of China and other countries in the region, and adversely affect our business.

  THE ECONOMIC CLIMATE IN THE ASIA-PACIFIC REGION IS VOLATILE AND A DOWNTURN IN ANY ONE OF THE ECONOMIES WE OPERATE IN COULD ADVERSELY AFFECT OUR BUSINESS.

     Our operating results and future growth are affected by the economies of various countries in the Asia-Pacific region. Many countries in the Asia-Pacific region experienced significant economic downturns and related difficulties beginning in mid-1997. As a result of the decline in the value of the region's currencies, many governments in the Asia-Pacific region and companies operating in the region had difficulties servicing foreign currency denominated debt and many corporate borrowers defaulted on their payments. These currency fluctuations, as well as resulting higher interest rates and other factors, materially and adversely affected the economies of many countries in the Asia-Pacific region. We can give no assurance that recent improvements in economic conditions in the Asia-Pacific region will continue or that any such improvement can be sustained. Any adverse economic developments in the Asia-Pacific region could materially and adversely affect our current and target markets and, as a result, our business and our prospects.

  GOVERNMENTAL REGULATION AND THE APPLICATION OF EXISTING LAWS TO THE INTERNET MAY SLOW THE INTERNET'S GROWTH, INCREASE OUR COSTS OF DOING BUSINESS AND INHIBIT OUR ABILITY TO PROVIDE SERVICES TO OUR CUSTOMERS.

     Laws and regulations directly applicable to Internet communications are becoming more prevalent. The international nature of the Internet and the possibility that we may be subject to conflicting laws of, or the exercise of jurisdiction by, different countries may make it difficult or impossible to comply with all the laws that may govern our activities. Furthermore, the law relating to the liability of online service providers for information carried on or disseminated through their networks is currently unsettled. New laws and regulations in the Asia-Pacific region or in the United States could inhibit the expansion of the Internet, prevent or limit our ability to operate in certain of our markets, expose us to compliance costs and substantial liability and could result in costly and time consuming litigation, all of which could materially harm our business, operating results and financial condition. Additionally, we face these same risks because of uncertainties about how existing laws will be applied to address the Internet. New and existing laws may cover issues that affect our business, such as:

     - national sovereignty issues, including controls on foreign ownership of Internet-related companies, export controls governing encryption containing software and national security concerns;

     - rights and protection of Internet users, including user privacy, libel and defamation, consumer protection, pornography and obscenity laws and government interception of data traffic;

     - controls on the Internet as a market place, including sales and other taxes, telecommunications access fees, pricing, characteristics and quality of products and services, antitrust and fair trade laws;
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

     - the level and scope of competition from telecommunications or cable companies;

     - limits on foreign ownership of companies in general or communications services companies specifically; and

     - copyright, trademark and patent infringement laws.

     To comply with new or existing laws regulating electronic business and information on the Internet, we may need to modify the manner in which we do business, which could result in additional expenses and could slow our growth. We may need to hire additional personnel to monitor our compliance with applicable laws. A restrictive regulatory policy regarding the Internet industry in any country in the Asia-Pacific region could have a direct material adverse effect on us by retarding the industry's growth in such countries. Any liability as a result of a change in laws or failure to comply with laws could harm our operations and financial condition.

  WE MAY BE LIABLE FOR INFORMATION DISSEMINATED OVER OUR NETWORK.

     We may face liability for information carried on or disseminated through our network. Some types of laws that may result in our liability for information disseminated over our network include:

     - laws designed to protect intellectual property, including trademark and copyright laws;

     - laws relating to publicity and privacy rights and laws prohibiting defamation;

     - laws restricting the collection, use and processing of personal data;

     - laws prohibiting the sale, dissemination or possession of pornographic material; and

     - other laws relating to the nature and content of Internet materials. The laws governing these matters vary from jurisdiction to jurisdiction. If we violate laws governing content on our network, we may face fines, temporary disruption of our service or loss of required operating licenses, depending on the jurisdiction.

  UNDERDEVELOPED OR UNRELIABLE TELECOMMUNICATIONS AND INTERNET INFRASTRUCTURE MAY LIMIT THE GROWTH OF THE INTERNET IN THE ASIA-PACIFIC REGION AND THE QUALITY OF OUR SERVICE, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

     Our customers access our services either through their dial-up telephone lines or dedicated lines provided by local telecommunications companies specifically for that use. In some of our markets, we experience delays in delivery of new telephone lines that have prevented our customers from accessing our services. These delays result in lost revenues. Additionally, some local telecommunications companies that provide Internet services provide delivery of dial-up or dedicated lines to their Internet customers on a preferential basis, which may cause us to lose current and potential customers.

     We also lease network capacity from telecommunications companies and rely on the quality and availability of their service. These companies may experience disruptions of service that could disrupt our services to, or limit Internet access for, our customers and adversely affect the perceived quality or reliability of our services. We may not be able to replace or supplement these services on a timely basis or in a cost-effective manner, which may result in customer dissatisfaction and lost revenues. Where we have not yet leased network capacity, we are dependent on public channels over the Internet for routing and network redundancy and cannot assure the quality of service. The quality of our services is ultimately limited by, and reliant upon, the speed and reliability of the networks operated by third parties. Any perceived degradation in the performance of the Internet could undermine the benefits of our services. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure in the Asia-Pacific region to alleviate overloading and congestion.

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

  CURRENCY FLUCTUATIONS COULD DECREASE OUR REVENUE OR INCREASE OUR COSTS. IN ADDITION, RESTRICTIONS ON CURRENCY EXCHANGE MAY ADVERSELY AFFECT OUR OPERATIONS AND OUR FINANCIAL PERFORMANCE.

     We conduct business in multiple countries in the Asia-Pacific region and generate revenue, expenses and liabilities in multiple Asia-Pacific currencies. Gains and losses on the conversion of foreign payments may contribute to fluctuations in our results of operations, and fluctuating exchange rates could cause reduced revenue and gross margins from international sales. For example, the value of the Australian dollar against the U.S. dollar fell by 7.4% between December 31, 1999 and June 30, 2000. Since each Australian dollar converted to fewer U.S. dollars, our U.S. dollar revenue was reduced accordingly. In the past, the currencies of the Asia-Pacific region have experienced significantly more volatility than this particular example. We currently do not engage in any currency hedging activities. In addition, some of the countries in which we operate or plan to operate impose exchange controls. As a result, we may not be able to freely convert the relevant local currencies into other Asia-Pacific or non-Asia-Pacific currencies, including U.S. dollars. Currency rate fluctuations and exchange controls may adversely affect our operations and financial performance.

  OUR BUSINESS AND PROSPECTS WILL SUFFER IF THE INTERNET DOES NOT DEVELOP INTO AN EFFECTIVE COMMERCIAL AND INFORMATION MEDIUM IN THE ASIA-PACIFIC REGION.

     The market for Internet services, particularly Internet based business solutions, in the Asia-Pacific region is relatively new and is changing rapidly. We believe that only a very small percentage of Asia-Pacific small to medium-sized enterprises have adopted the Internet as a component of their business strategy. The general population of the Asia-Pacific region uses the Internet much less than in the United States. Because the Internet is an unproven medium for information, advertising and other commercial services in the Asia-Pacific region, our future operating results and prospects depend on increasing the acceptance and use of the Internet for business and commerce in the Asia-Pacific region. Many potential customers may have limited experience with the Internet, may not have devoted a significant portion of their available funds to web site development and may not find the Internet to be effective for promoting, distributing or conducting their products and services relative to traditional means. Furthermore, critical issues concerning the commercial use of the Internet in the Asia-Pacific region, such as security, reliability, cost, ease of deployment, administration and quality of services, may affect the acceptance and adoption of the Internet to solve business needs. The failure of the Internet to develop widespread acceptance as a medium for commerce and personal communications in our markets could greatly limit our market and reduce our revenues.

  IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES, OUR SERVICES COULD BECOME OBSOLETE AND WE COULD LOSE CUSTOMERS.

     To remain competitive, we must continue to enhance and improve the functionality and features of our services. If competitors introduce new products and services featuring new technologies, or if new industry standards, technologies and practices emerge, our existing technology and systems may become obsolete or the relative benefit of our services to customers may be diminished. Keeping up with changes in technology could require substantial expenditures of time and money by us. Furthermore, we may fail to use new technologies effectively, or we may be unable to license or otherwise obtain desired new technologies from third parties.

  THE AVAILABILITY OF PROTECTION FOR INTELLECTUAL PROPERTY RIGHTS IN THE CONTEXT OF THE INTERNET, LEGAL PROTECTION OF INTERNET DOMAIN NAMES AND ENFORCEABILITY OF EMPLOYEE NON-COMPETITION AGREEMENTS REMAINS UNCERTAIN.

     We rely on trademark and copyright law, laws restricting unfair trade practices, laws relating to trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights. The applicability and enforceability of legal principles concerning intellectual property rights in an Internet context and the enforceability of non-competition agreements with our employees remains substantially uncertain as the courts and legislatures in the Asia-
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

Pacific region continue to address the issues. In many of the countries in the Asia-Pacific region, the courts have not had the opportunity to address the legal issues within the Internet context to the same degree as United States courts. It is therefore uncertain whether the intellectual property of our operations located outside of the United States will be subject to a lesser degree of protection than that generally afforded in the United States.

     The relationship between regulations governing Internet domain names and laws protecting trademarks and similar proprietary rights is unclear, and each may be governed by different laws in the United States and each jurisdiction in the Asia-Pacific region. We may be unable to prevent third parties from acquiring Internet domain names that are similar to, infringe upon or otherwise decrease the value of our Internet domain names and we may need to protect our rights through litigation. If we are unable to adequately protect our trademarks, our Internet domain names and other intellectual property rights, or must incur costs in doing so, our brand name could be diluted and our business could be harmed.

  INVESTORS MAY NOT BE ABLE TO ENFORCE JUDGMENTS BY UNITED STATES COURTS AGAINST US.

     We are incorporated in the State of Delaware. However, several of our directors and a majority of our executive officers live outside the United States, principally in Hong Kong. Also, all or most of our assets are located outside the United States. As a result, you may not be able to:

     - effect service of process upon us or these persons within the United States; or

     - enforce against us or these persons judgments obtained in United States courts, including judgments relating to the federal securities laws of the United States.

RISKS RELATING TO THIS OFFERING

  WE HAVE BROAD DISCRETION TO USE THE OFFERING PROCEEDS AND MAY APPLY THE PROCEEDS TO USES THAT DO NOT INCREASE OUR PROFITS OR MARKET VALUE.

     We have not designated any specific use for the net proceeds from the sale of our common stock. Although we expect to use the net proceeds of the offering to complete additional acquisitions and for start-ups, to purchase certain minority interest holdings in our Australian subsidiaries, to further expand our professional services, sales and marketing and product development capabilities and for other general corporate purposes, our management will have broad discretion in applying the net proceeds of this offering. Because we are not required to allocate the proceeds of this offering to any specific investment or transaction, you will not be able to determine at this time the value or appropriateness of our use of the proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. Our management's allocation of the proceeds of this offering may not benefit our business, and we may not be able to obtain a significant return on any use of the proceeds of this offering.

  THE PRICE PER SHARE OF OUR COMMON STOCK IN THIS OFFERING MAY NOT BE INDICATIVE OF THE MARKET PRICE THAT WILL PREVAIL AFTER THIS OFFERING.

     Since our stock has not yet traded publicly, our management and the underwriters will negotiate the common stock's initial public offering price per share. The price they determine may not be indicative of the market price that will prevail after this offering. For example, the market price of our common stock after this offering could vary from the initial public offering price in response to any of the following factors, some of which are beyond our control:

     - changes in earnings estimates or recommendations by analysts;

     - future announcements concerning us or our competitors of key personnel changes;

     - significant contracts, strategic partnerships, acquisitions, technological innovations or capital commitments;

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

     - additions or departures of key personnel;

     - quarterly fluctuations in operating results; and

     - fluctuations in the stock price and volume of traded shares, especially in the traditionally volatile Internet-related and technology sectors.

  A SMALL NUMBER OF EXISTING STOCKHOLDERS WILL RETAIN SUBSTANTIAL CONTROL OVER OUR BUSINESS AFTER THE OFFERING.

     Our           largest stockholders will beneficially own approximately   %
of our outstanding common stock following the completion of this offering. These entities, acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers and other business combinations and may make decisions that are not in the best interest of all stockholders.

  THE PRICE FOR OUR COMMON STOCK AFTER THIS OFFERING MAY BE LOWER THAN THE PRICE YOU PAY AND MAY BE HIGHLY VOLATILE AND LIMIT YOUR ABILITY TO SELL OUR COMMON STOCK FOR A GAIN.

     The market price and trading volume of our common stock is likely to be highly volatile. In particular, the market for Internet-related and technology companies has been highly volatile. Investors may not be able to sell their shares of our common stock following periods of volatility because of the adverse reaction by the market to such volatility.

     Factors that could cause such volatility may include, among other things:

     - the economic environment in Asia;

     - investor perceptions of us and investments relating to the Asia-Pacific region;

     - announcements of technological innovations;

     - variations in our operating results from period to period due to project timing;

     - changes in financial estimates by securities analysts;

     - conditions or trends in the Internet and telecommunications industry;

     - changes in the market valuations of other Internet companies; and

     - announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures.

     In addition, the technology sector of the stock market frequently experiences extreme price and volume fluctuations, which have particularly affected the market prices of many Internet companies, and which have often been unrelated to the operating performance of these companies.

     Fluctuations in our common stock's price may affect our credibility in the Internet communications solutions market. In the event of broad fluctuations in the market price of our common stock, you may be unable to resell your shares at or above the offering price.

     Securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Litigation brought against us could result in substantial costs to us in defending against a lawsuit and management's attention could be diverted from our business.

  AN ACTIVE TRADING MARKET FOR OUR SHARES MAY NOT DEVELOP AND THE TRADING PRICE FOR OUR SHARES MAY FLUCTUATE SIGNIFICANTLY.

     Prior to this offering, there has been no public market for our shares. If an active public market for our shares does not develop after this offering, the market price and liquidity of our shares may be adversely affected. We have applied to have our common stock approved for quotation on The Nasdaq

Stock Market's National Market. We can provide no assurances that a liquid public market for our shares will develop.

     The initial public offering price for our shares has been determined by negotiation between us and the United States underwriters and international managers based upon several factors and we can provide no assurance that the price at which the shares are traded after this offering will not decline below the initial offering price.

     In addition, The Nasdaq Stock Market's National Market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our shares may experience a decrease in the value of their shares regardless of our operating performance or prospects. In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of senior management, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.

  FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL AND DECREASE THE VALUE OF YOUR INVESTMENT.

     Immediately after the offering, the public market for our common stock will
include only the     shares that we are selling in the offering. At that time,
there will be an additional     shares of common stock outstanding. The persons
that hold           of these shares will be able to sell these shares in the
public market upon the expiration of the 180-day lock-up agreements which they have executed. If our stockholders sell substantial amounts of common stock (including shares issued upon the exercise of outstanding options) in the public market following this offering, the market price of our common stock could fall. Such sales might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

     Certain of our existing stockholders who purchased our preferred stock have the right to require us to register their shares of common stock issued upon conversion of the preferred stock with the Securities and Exchange Commission. If we register their shares of common stock, they can sell those shares in the public market. After the offering, we intend to register approximately shares of common stock that we have issued or may issue under our stock plans. Once we register these shares, they can be sold in the public market upon issuance, subject to the "lock-up" agreements referred to above.

     An increase in the number of shares for sale in the public market may limit the marketability of the shares sold in this offering and, by depressing demand for our stock, may limit our ability to raise additional money in the public market.

  YOU WILL PAY A HIGHER PRICE FOR OUR COMMON STOCK THAN WAS PAID BY EXISTING STOCKHOLDERS AND WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

     If you purchase common stock in this offering, you will pay more for your shares than the amounts paid by existing stockholders for their shares. As a result, you will experience immediate and substantial dilution of approximately
$     per share, and our existing stockholders will experience an unrealized
gain of $     million in the aggregate.

                 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this prospectus, all of which are subject to risks and uncertainties. Forward-looking statements contain information concerning our possible or assumed business success of future results of operations. These forward-looking statements may be found in the "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and other sections of this prospectus. Forward-looking statements include, but are not limited to, statements as to our expectations regarding:

     - our future revenue opportunities;

     - the future growth of, change in, and demand for Internet-related services and business;

     - our future expense levels, including acquisitions, sales and marketing, general and administrative expenses, and non-cash expenses such as compensation and amortization of goodwill and other intangibles;

     - our future capital needs;

     - our use of the net proceeds of this offering; and

     - future financial pronouncements.

     When we use words such as "believe," "expect," "anticipate," "plan," "may" or similar words, we are making forward-looking statements.

     You should also be aware that the Internet services and telecommunications industries and Internet studies and reports that we refer to in this prospectus also make forward-looking statements concerning, among other things, the future growth of the Internet services and telecommunications industries, Internet usage and Internet applications for commercial and consumer purposes globally and in the Asia-Pacific region. These industry studies and reports base their forward-looking statements on a number of different factors and assumptions, all of which are beyond our control. These industry studies and reports are also based on other assumptions, including assumptions that are specifically identified in the reports. All of these assumptions are subject to a high degree of uncertainty. One or more of these assumptions may turn out to be incorrect. Accordingly, actual developments in the Asia-Pacific region may differ materially from the projections contained in these industry studies and reports. The telecommunications industry and Internet-related markets in the Asia-Pacific region may not grow at the rates projected by these studies and reports.

     An investment in our securities involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth in "Risk Factors" and elsewhere in this prospectus. You should carefully consider such factors before you make an investment decision.

                                USE OF PROCEEDS

     We estimate that we will receive approximately $     million in net
proceeds from this offering based upon an assumed initial public offering of
$     per share. This amount reflects deductions from the gross proceeds of the
offering of approximately $     for underwriting discounts and an estimated
$     for the expenses of this offering. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds will be
approximately $     million.

     We intend to use the net proceeds from the offering for general corporate purposes, including start-ups or acquisitions serving our target markets, purchase of certain minority interest holdings in our Australian subsidiaries, expansion of our professional services, and sales and marketing capabilities, product development, capital expenditures, and working capital. The net proceeds of this offering will be invested in short-term, interest-bearing, investment-grade securities until they are used.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future.

                                    DILUTION

     Our pro forma net tangible book value as of June 30, 2000 was $94.1 million, or $2.76 per share of common stock. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding, after giving effect to the conversion of all outstanding shares of preferred stock into common stock upon the closing of this offering. Dilution in pro forma net tangible book value per share represents the difference between the assumed initial purchase price and the pro forma net tangible book value per share of our common stock immediately after completing this offering. After giving effect to our receipt
of the net proceeds from the sale of the      shares of common stock in this
offering at an assumed initial public offering price of $     per share and
after deducting applicable underwriting fees and estimated offering expenses, our adjusted pro forma net tangible book value as of June 30, 2000 would have
been approximately $     million, or $     per share. This represents an
immediate increase in net tangible book value of $     per share to existing
stockholders and an immediate dilution in net tangible book value of $     per
share to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share.............            $
  Pro forma net tangible book value per share as of June 30,
     2000...................................................  $
  Increase in pro forma net tangible book value per share
     attributable to new investors..........................
                                                              ----
Pro forma net tangible book value per share after the
  offering..................................................
                                                                        -------
  Dilution in pro forma net tangible book value per share to
     new investors..........................................            $
                                                                        =======

     The following table summarizes, on a pro forma basis as of June 30, 2000, the differences between existing stockholders and the new investors with respect to:

     - the number of shares of common stock purchased from us;

     - the total consideration paid to us; and

     - the average price per share paid by existing stockholders and by new investors purchasing shares in this offering at an assumed public
       offering price of $     per share (before deducting estimated
       underwriting discounts and commissions and offering expenses payable by
       us).

                                          SHARES PURCHASED       TOTAL CONSIDERATION
                                        --------------------   ------------------------   AVERAGE PRICE
                                          NUMBER     PERCENT       AMOUNT       PERCENT     PER SHARE
                                        ----------   -------   --------------   -------   -------------
                                                               (IN THOUSANDS)
Existing stockholders.................  34,056,690         %    $    150,211          %      $4.411
New investors.........................
                                        ----------    -----     ------------     -----
          Total.......................          --    100.0%    $         --     100.0%
                                        ==========    =====     ============     =====

     If the underwriters' over-allotment option is exercised in full, the number
of shares held by new investors will increase to      shares, or   %, of the
total number of shares of common stock outstanding after this offering.

     The foregoing discussion and tables assume no exercise of any stock options outstanding as of June 30, 2000. New investors in this offering will be further diluted to the extent that these options are exercised. If all outstanding options outstanding as of June 30, 2000 were exercised on the date of closing of this offering, investors purchasing shares in this offering would suffer total
dilution of $     per share.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2000:

     - on an actual basis;

     - on a pro forma basis to reflect the automatic conversion of all of our preferred stock into 30,451,438 shares of common stock upon the closing of this offering; and

     This table should be read together with the consolidated financial statements and notes to those statements appearing elsewhere in this prospectus.

                                                              AS OF JUNE 30, 2000
                                                              --------------------
                                                               ACTUAL    PRO FORMA
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Long-term capital lease obligations, less current portion...  $    855   $    855
                                                              ========   ========
  Preferred stock, $.001 par value, 44,100,000 shares
     authorized, 30,451,438 shares issued and outstanding;
     no shares issued and outstanding pro forma.............   143,566         --
Stockholders' (deficit)/equity:
  Common stock, $.001 par value, 155,000,000 shares
     authorized; 3,605,252 shares issued and outstanding;
     34,056,690 shares issued and outstanding pro forma.....         4          4
  Additional paid-in capital................................    22,897    166,433
  Deferred stock-based compensation.........................   (10,975)   (10,975)
  Accumulated deficit.......................................   (32,684)   (32,684)
  Accumulated other comprehensive (loss)/gain...............       158        158
                                                              --------   --------
          Total stockholders' (deficit)/equity..............   (20,600)   122,966
                                                              --------   --------
          Total capitalization..............................  $123,821   $123,821
                                                              ========   ========

---------------

     The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of June 30, 2000. You should be aware that we are permitted, and in some cases, obligated, to issue shares of common stock in addition to the common stock to be outstanding after this offering. The following is a summary of these additional shares of common stock:

     - 2,301,786 shares issuable upon the exercise of options outstanding as of June 30, 2000 under our stock option plan, at a weighted average exercise price of $0.47 per share; and

     - 1,097,334 additional shares that could be issued under our stock option plan.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated statement of operations data for the year ended December 31, 1999 and the consolidated balance sheet data as of December 31, 1999 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statement of operations data for the six months ended June 30, 2000 and the consolidated balance sheet data as of June 30, 2000 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of the results to be expected in future periods.

     The pro forma statement of operations data for the year ended December 31, 1999 and the six months ended June 30, 2000 and the pro forma balance sheet data as of December 31, 1999 and as of June 30, 2000 give effect to our acquisition of 15 businesses between January 1, 1999 and June 30, 2000, to two pending acquisitions and to the conversion of all of the outstanding convertible preferred stock into common stock upon the closing of this offering. The pro forma financial data for the year ended December 31, 1999 and the six months ended June 30, 2000 are not necessarily indicative of the results that would have occurred if the acquisitions had been consummated as of January 1, 1999 and are not intended to indicate expected results for any future period.

     These statements should be read together with our audited consolidated financial statements, unaudited interim financial statements, unaudited pro forma condensed combined financial statements, our acquired companies' financial statements and related notes and other financial information including "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in this prospectus.

                                                             HISTORICAL                                  PRO FORMA
                                       -------------------------------------------------------   --------------------------
                                       PERIOD FROM                          (UNAUDITED)                         (UNAUDITED)
                                       DECEMBER 8,                       SIX MONTHS ENDED        (UNAUDITED)    SIX MONTHS
                                         1998 TO       YEAR ENDED            JUNE 30,             YEAR ENDED       ENDED
                                       DECEMBER 31,   DECEMBER 31,   -------------------------   DECEMBER 31,    JUNE 30,
                                           1998           1999          1999          2000           1999          2000
                                       ------------   ------------   -----------   -----------   ------------   -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS:
Revenues:
Internet access......................       --          $  4,979       $ 1,431      $  7,306       $ 15,543      $  7,886
Web hosting..........................       --               265            51           762            889           874
Professional Services................       --             1,848           359         6,320         10,658         8,317
                                            --          --------       -------      --------       --------      --------
         Total Revenues..............                      7,092         1,841        14,388         27,090        17,077
                                            ==          ========       =======      ========       ========      ========
OPERATING COSTS AND EXPENSES:
  Internet service expenses..........       --             3,332           987         8,602         14,700        10,217
  Selling, general and
    administrative...................       --            11,237         3,887        17,918         19,240        19,065
  Depreciation.......................                        910           397         1,489          1,575         1,561
  Amortization.......................       --             2,964           567         5,628         23,364        11,512
  Stock-based compensation...........       --             1,769           521         3,512          1,769         3,512
                                            --          --------       -------      --------       --------      --------
         Total operating costs and
           expenses..................       --            20,212         6,359        37,149         60,648        45,867
                                            ==          ========       =======      ========       ========      ========
Loss from operations.................       --           (13,120)       (4,518)      (22,761)       (33,558)      (28,790)
Other operating expenses:
  Interest income....................       --               420            10         1,618            429         1,619
  Interest expense...................                        (20)           (9)         (112)          (110)         (144)
Loss before minority interests and
  taxation...........................       --           (12,720)       (4,517)      (21,255)       (33,239)      (27,315)
Income tax...........................       --               (26)           --          (125)           (95)         (125)
Minority interest....................       --               239            --         1,203            (44)            0
Net loss attributable to common
  stockholders.......................       --          $(12,507)      $(4,517)     $(20,177)      $(33,378)     $(27,440)
Basic and diluted loss per share
  attributable to common
  stockholders.......................       --          $  (5.53)      $ (2.57)     $  (6.01)
Shares used in computing basic and
  diluted loss per share.............       --             2,262                       3,357
Basic and diluted pro forma loss per
  share attributable to common
  stockholders.......................                   $  (0.93)                   $  (0.70)      $  (2.03)     $  (0.89)
Shares used in computing pro forma
  basic and diluted loss per share...                     13,385         6,918        28,643         16,467        30,959
OTHER FINANCIAL DATA:
Net cash used in operating
  activities.........................       --          $ (6,290)      $(1,950)     $(10,715)
Net cash used in investing
  activities.........................       --           (19,527)       (3,877)      (40,349)
Net cash provided by financing
  activities.........................       --            43,029        11,234        97,163
EBITDA(1)............................       --            (7,477)       (3,033)      (12,132)
Capital expenditure..................       --          $  2,351       $   222      $  9,760

---------------

(1) "EBITDA" represents earnings or loss from operations before interest, taxes, depreciation, amortization and non-cash compensation charges. Although EBITDA is a measure commonly used in our industry, it should not be considered an alternative to net earnings, when determined in accordance with generally accepted accounting principles, or GAAP, or as an alternative to cash flows from operating activities, determined in accordance with GAAP. In addition, the measure of EBITDA we use may not compare to other, similarly titled measures used by other companies.

                                                               AS OF JUNE 30, 2000
                                                              ----------------------
                                                              HISTORICAL   PRO FORMA
                                                              ----------   ---------
                                                                  (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................   $ 63,336    $ 46,910
Marketable securities.......................................     21,299      21,299
Working capital.............................................     81,471      65,059
Total assets................................................    142,615     157,435
Long-term obligations, net of current portion...............        855         855
Convertible preferred stock.................................    143,566          --
Total stockholders' (deficit)/equity........................   $(20,600)   $140,553

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements, including the related notes, and the other financial information appearing elsewhere in this prospectus. Our short history and rapid growth through acquisitions and organic operations make it difficult to discern meaningful trends in our historical financial statements. In addition to historical information, the following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking statements due to the factors discussed in the sections entitled "Cautionary Note on Forward-Looking Statements" and "Risk Factors" and elsewhere in this prospectus.

INTRODUCTION

     We provide cost-efficient, reliable Internet-related services focusing primarily on the needs of small and medium-sized businesses in the Asia-Pacific region. Since our inception in late 1998, we have grown to provide Internet-related services to over 60,000 business and consumer customers primarily located throughout the Asia-Pacific region. We have operations in Australia, New Zealand, Hong Kong, Malaysia, the Philippines, India, Canada and the United States. For the six months ended June 30, 2000 our pro forma revenues were $17.1 million. We have rapidly established our regional presence by acquiring 15 Internet service businesses in five countries in the Asia-Pacific region. Two additional acquisitions are pending subject to closure. We intend to expand our presence in the Asia-Pacific markets through additional acquisitions or through establishing start-up operations.

     We were formed in December 1998 and earned no income and incurred no material expenses from formation to February 1999, when we acquired our initial Hong Kong and Philippines businesses. In September and October 1999, we acquired six businesses in Australia and one in New Zealand. In the first half of 2000, we acquired six additional businesses, three in Hong Kong, one in Malaysia and two in Australia. We also opened sales offices in San Francisco in October 1999 and in Toronto in July 2000 and a business development office in New Delhi in March 2000.

     Our financial statements for the year ended December 31, 1999 and for the six months ended June 30, 2000 reflect acquisitions and the growth of existing operations. Our acquisitions have been accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations of each acquired company have been included in our consolidated financial statements from the date of acquisition.

     Internet access has accounted for the majority of our revenues to date. Our business plan anticipates revenue growth primarily through web hosting and professional services. The companies we acquired before March 2000 predominantly deliver Internet access services to a mixture of business and consumer customers, with supplementary capabilities in web hosting and professional services. Our more recent acquisitions predominantly deliver value-added services of web-hosting and professional services as their primary business with a focus on business customers. After each acquisition, our business plan is to consolidate the management team and network operations, strengthen the sales and marketing efforts, integrate support services and market more value-added services to the existing customer base. We believe that by doing so the acquired companies can increase revenues faster than the related expenses increase in future periods.

     It is still early in the implementation of our business plan, as we have owned businesses accounting for a substantial majority of our assets and revenues for less than one year. We are in the process of integrating our operations into a common customer relationship management, billing, rating for charges, and financial information management system. We have recently entered into a limited number of strategic relationships and are in the process of negotiating additional ones to bring services appealing to our customers. As a result, it is too early to gauge the success of the execution of our business plan, and our operating results to date may be of limited benefit in assessing the probability of our future success.

     Our revenue growth to date is primarily due to our acquisitions of businesses. From our inception until June 30, 2000, we have reported $32.7 million of cumulative net losses and $17.0 million of negative cash flow from operating activities, and we have invested an additional $12.1 million on capital expenditures. We expect to record further losses as we continue our growth strategy. Our losses to date and our expected future losses reflect our investments in network infrastructure, personnel, and external marketing needed to support our business plan.

REVENUES

     We derive the majority of our revenues from business customers. The customer mix of our acquired businesses, however, has a relatively high proportion of consumer customers. As we implement our business plan, we expect that our customer mix will shift with an increased proportion of business customers. For the six months ended June 30, 2000, 42% of our revenues were derived from dial-up and ISDN access across a mixture of business and consumer accounts, while 58% were derived from other services to business accounts.

     For reporting purposes, we classify our revenues into three service categories:

     - Internet access;

     - web hosting; and

     - professional services.

     We derive Internet access revenues from dialup and dedicated subscriptions. Our Internet access pricing plans vary not only from country to country but also from city to city, reflecting local market conditions. Fees for Internet access may include a one-time subscription startup fee, a periodic subscription charge, typically monthly, a charge for hours used or a charge for volume of data downloaded. Many of our plans feature prepaid hours of usage. Startup fees and subscription fees for dialup or dedicated connection services are usually billed in advance and revenue is recognized as the services are provided, while time and data fees are billed in arrears and recognized when billed, except for access plans with prepaid hours where income is recognized based on the hours used.

     Web hosting services are provided on a shared basis when multiple customers are allocated to a server; on a dedicated basis when we allocate a particular server to the customer; and on a co-location basis when the customer's equipment is maintained at our data center. Web hosting customers generally pay a one-time setup fee and fixed monthly service charge that vary depending on the amount of rack space, disk space and bandwidth required. We generally bill for such services in advance and recognize revenues as earned. As a supplement to our existing 10 data centers, in June 2000 we entered into an agreement with Interliant to provide our customers in the Asia-Pacific region with web hosting services at the Interliant data center in Atlanta and we launched this product in Australia in July 2000. We expect to enter into agreements to lease data center capacity from third parties in key locations in the Asia-Pacific region.

     Our professional services consist primarily of web solutions, systems integration, and enhanced communications. Professional service fees are typically charged based upon estimated hours for completion of the assignment. They can be billed in advance, arrears or installments, and revenue is recognized over the life of the assignment. A systems integration assignment often includes provision of hardware and software as part of a bundled solution.

     Our largest sources of revenues based on location of customers for the periods shown were as follows:

                                                                               SIX MONTHS
                                                             YEAR ENDED           ENDED
                                                          DECEMBER 31, 1999   JUNE 30, 2000
                                                          -----------------   -------------
                                                              (PERCENTAGE OF REVENUES)
Australia...............................................         27                39
Hong Kong...............................................         54                36
New Zealand.............................................         11                11

We expect to increase the diversification of revenues as we expand our presence across the Asia-Pacific region.

COSTS AND EXPENSES

     Internet service expenses consist primarily of recurring telecommunications costs necessary to provide access service to customers and of hardware and software costs for systems integration projects. We pay rentals for dial-up lines, local leased lines and international leased lines. We anticipate that our telecommunications costs will increase in absolute terms as we expand our network and enter new markets. As we are able to generate growth and increase the utilization of our network, we expect to realize a reduction in per unit data transmission costs, lowering our overall network costs as a percentage of revenue. In order to preserve our flexibility on pricing and technologies we have maintained contracts with national telecommunications providers with terms of less than two years. We are in the process of implementing the first phase of our international backbone with completion scheduled by the end of the year 2000, establishing direct connections between Australia and the United States and between Hong Kong and the United States. As we are able to increase the utilization of our network, we may seek to layer fixed price bandwidth with burstable capacity to cover peak usage.

     Internet service expenses also include the cost of hardware and software acquired for systems integration projects. We do not hold substantial inventory of hardware acquired for systems integration projects as we generally order only on demand.

     Selling, general and administrative costs consist primarily of salaries, commissions and related costs for employees providing professional services, customer support and network operations, other than stock-based compensation for employees' travel costs, marketing, professional fees, and occupancy and overhead costs. Our professional services consist primarily of direct labor costs for web design and development and systems integration projects. As we expand the scope of our operations, we expect these expenses will continue to increase in absolute terms. As a percentage of revenues, we expect these expenses to decline as these costs are spread over larger operations as we expand our presence in our target markets.

     Depreciation expense includes depreciation of tangible assets including computer and communications equipment, office furniture, and leasehold improvements. We depreciate tangible assets on a straight-line basis over their useful lives, which is generally three to five years.

     Amortization expenses include amortization of goodwill and other intangibles for our acquired companies. In our acquisitions, to the extent that the purchase price exceeds the value of the tangible net assets acquired, we first value the customer relationships acquired and amortize this value on a straight-line basis using an estimate of the duration of our customer relationship, currently assessed at three years. Additional amounts of the purchase price are treated as residual goodwill and are amortized on a straight-line basis, also over three years. As of June 30, 2000, customer relationship intangible assets were $16.2 million, net of amortization of $5.5 million, and residual goodwill was $16.8 million, net of amortization of $3.0 million.

     Since our inception we have used stock based compensation for employees to attract and retain business and technical personnel. We charge to income amounts based on the excess of the deemed fair value of our common stock on the date of option grant or stock sale over the stock option price or stock purchase price. The vesting schedule under our stock option plan is four years and the restricted common stock purchased by our founders is subject to a three year vesting schedule. Options have been granted to a majority of our employees. Options granted under the plan expire ten years from the grant date.

     At June 30, 2000, we had deferred approximately $1.9 million of transaction expenses relating to this offering, which are included as other assets. Upon the consummation of this offering, these costs will be offset against the proceeds of this offering.

RESULTS OF OPERATIONS

     The following table shows revenue and expense categories on an historical basis and as a percentage of revenues:

                                              YEAR ENDED DECEMBER 31, 1999                SIX MONTHS ENDED JUNE 30, 2000
                                     ----------------------------------------------   --------------------------------------
                                         (IN THOUSANDS)       (PERCENT OF REVENUES)   (IN THOUSANDS)   (PERCENT OF REVENUES)
Revenues:
  Internet access..................         $  4,979                    70%              $  7,306                51%
  Web hosting......................              265                     4                    762                 5
  Professional services............            1,848                    26                  6,320                44
                                            --------                  ----               --------              ----
          Total revenues...........            7,092                   100                 14,388               100
Operating costs and expenses:
  Internet service.................            3,332                    47                  8,602                60
  Selling, general and
     administrative................           11,237                   158                 17,918               125
  Depreciation.....................              910                    13                  1,489                10
  Amortization.....................            2,964                    42                  5,628                39
  Stock-based compensation.........            1,769                    25                  3,512                24
                                            --------                  ----               --------              ----
          Total operating costs and
            expenses...............           20,212                   285                 37,149               258
  Loss from operations.............          (13,120)                 (185)               (22,761)             (158)
EBITDA.............................         $ (7,477)                 (105)%             $(12,132)              (84)%

 Year ended December 31, 1999 and six months ended June 30, 2000

     We had no operations, revenues or expenses prior to February 26, 1999. Accordingly, there is no comparable prior period with which to compare our results for the year ended December 31, 1999. The six months ended June 30, 1999 included four months of operations of only the Hong Kong and Philippines businesses, while the six months ended June 30, 2000 included operations of businesses in five countries involving significant ramp up of personnel and operations. Accordingly, we do not believe a discussion comparing the two periods is relevant. Instead, we discuss below the general development of our business as reflected in our consolidated financial statements.

     Internet access revenues were $5.0 million for the year ended December 31, 1999 and $7.3 million for the six months ended June 30, 2000. Dial-up access revenues were 74% of total access revenues for the year ended December 31, 1999 and 73% for the six months ended June 30, 2000. The balance of Internet access revenues consisted of dedicated leased line and ISDN revenues. We believe that Internet access will increasingly become a commodity service and that revenues per customer from both dial-up and dedicated access will decline.

     Web-hosting revenues were $0.3 million for the year ended December 31, 1999 and $0.8 million for the six months ended June 30, 2000. These revenues were derived principally from businesses acquired. In June 2000, we entered into a strategic agreement with Interliant that enables us to offer a high-volume web-hosting platform to our customers in the Asia-Pacific region. We expect to enter into agreements to lease data center capacity in the Asia-Pacific region that would allow us to offer high quality regional hosting for customers with more sophisticated needs. We will seek to increase our web-hosting revenues with products that are designed to take advantage of these facilities and are marketed across the region by local marketing teams.

     Professional services revenues increased from $1.8 million for the year ended December 31, 1999 to $6.3 million for the six months ended June 30, 2000. System integration revenues increased from $0.8 million, or 45% of professional services revenues for 1999, to $4.3 million, or 68% of professional service revenues, for the six months ended June 30, 2000. Web design revenues were $0.8 million, or 41% of professional service revenues, for the year ended December 31, 1999 compared to $1.6 million, or 26% of professional service revenues, for the six months ended June 30, 2000. We expect further growth in professional services revenues through future acquisitions as well as continued growth of our previously acquired businesses.

     The percentage of our revenues derived from professional services increased from 26% for the year ended December 31, 1999 to 44% in the six months ended June 30, 2000, while our revenues from access declined from 70% for the year ended December 31, 1999 to 51% in the six months ended June 30, 2000. Web-hosting revenues increased slightly to 5% over those same periods. These changes were driven by growth in our systems integration and web solutions businesses, coupled with the impact of our acquisition of two systems integrators. The percentage mix of our services may vary over time because the nature of our professional services assignments is project-based and because the business mix of new acquisitions may vary.

     Internet service expenses were $3.3 million for the year ended December 31, 1999 compared to $8.6 million for the six months ended June 30, 2000. Of these expenses, telecommunication charges totaled $2.1 million for the year ended December 31, 1999, and $4.4 million for the six months ended June 30, 2000. We anticipate that telecommunications expense will increase substantially in absolute terms as we expand our business and volume of traffic. Cost of hardware and software used in systems integration projects was $0.7 million for the year ended December 31, 1999, and $3.5 million for the six months ended June 30, 2000, reflecting our increased sales from systems integration.

     Selling, general and administrative expenses were $11.2 million for the year ended December 31, 1999 compared to $17.9 million for the six months ended June 30, 2000. As a percentage of revenues, selling, general and administrative expenses has declined, which we would expect to continue. Employee costs constituted 44% of total selling, general and administrative expenses in the year ended December 31, 1999 and 48% in the six month ended June 30, 2000. The absolute increase in employee costs was primarily due to the increase in the number of employees from 276 employees at the end of 1999 to 692 employees at June 30, 2000. As a percentage of selling, general and administrative expenses for the year ended December 31, 1999 and the six months ended June 30, 2000, other material expense categories were: selling expenses at 6% and 13%; occupancy expenses at 8% and 6%; travel expenses at 7% and 6%; and professional costs at 18% and 13%, respectively.

     Amortization expense of intangible assets was $3.0 million for the year ended December 31, 1999 compared to $5.6 million for the six months ended June 30, 2000. Our amortization expense is expected to rise significantly in future periods as a result of two recent acquisitions, and of the purchase of the remaining minority shareholdings in our Australian subsidiaries, and of future acquisitions made as part of the implementation of our business plan.

     Stock-based compensation was $1.8 million for the year ended December 31, 1999 and $3.5 million for the six months ended June 30, 2000. For options granted through June 30, 2000, we expect to incur further additional stock based compensation expenses of $3.6 million in the six months ending December 31, 2000, $4.3 million in the year ending December 31, 2001, $2.2 million in the year ending December 31, 2002 and $1.1 million in the year ending December 31, 2003. See note 11 of Notes to our Consolidated Financial Statements.

INCOME TAXES

     We have incurred operating losses for all periods from inception through December 31, 1999. We have recorded a valuation allowance for the full amount of our net deferred tax assets, as the realization of the tax benefit is not currently likely.

     As of December 31, 1999, we had net operating loss carry-forwards for United States federal and state tax purposes of approximately $3.4 million and $1.7 million, respectively. These federal and state tax loss carry-forwards are available to reduce future taxable income and expire in 2019 and 2004, respectively. Under the provisions of the Internal Revenue Code, certain substantial changes in our ownership may limit the amount of net operating loss carry-forwards that could be utilized annually in the future to offset taxable income.

EXPOSURE TO FLUCTUATIONS IN FOREIGN CURRENCIES

     We currently do business in five currencies other than the U.S. dollar. Except for the Hong Kong dollar, which is currently closely linked to the U.S. dollar, such currencies fluctuate in value against the U.S. dollar. We reported foreign currency translation losses of $75,000 for the year ended December 31, 1999, and a gain of $233,000 for the six months ended June 30, 2000. As a percentage of total revenues for the six months ended June 30, 2000 our operations in Australia, Hong Kong and New Zealand contributed 39%, 36%, 11%, respectively. We expect to continue to experience translation gains and losses in future periods, although we cannot predict the scope of such gains or losses.

     Our local operations collect revenues and pay expenses in their home currencies. They do not have significant assets, liabilities or other accounts denominated in currencies other than their home currency, and therefore are not subject to exchange risk with regard to their normal operations. On a consolidated income basis, we are subject to exchange risks because we translate our local operations' financial data into U.S. dollars. For any period, a net appreciation on a weighted average basis of the U.S. dollar against the foreign currencies in which we do business will reduce our net income or net loss in U.S. dollar terms. A net depreciation of the U.S. dollar against such foreign currencies in any period will increase our net income or net loss in U.S. dollar terms. For the six months ended June 30, 2000, the net appreciation of the U.S. dollar reduced our revenues by 4% and the net loss in U.S. dollar terms by a similar amount.

QUARTERLY RESULTS OF OPERATIONS

     The following table sets forth selected unaudited quarterly statements of operations data for each of the five quarters up to June 30, 2000, the only full quarters of our operations, in both U.S. dollars and as a percentage of revenues. Our management believes these data have been prepared on a basis consistent with the audited consolidated financial statements included in this prospectus, including all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. You should read the quarterly data in conjunction with our financial statements and the related notes included elsewhere in this prospectus. These results should not be relied upon as an indication of future performance.

                                                      QUARTER ENDED
                              --------------------------------------------------------------
                                   JUNE 30,           SEPTEMBER 30,          DECEMBER 31,
                                     1999                  1999                  1999
                              ------------------    ------------------    ------------------
                                   (IN THOUSANDS OF DOLLARS, EXCEPT FOR PERCENTAGES(1))
Revenues:
 Internet access............  $   876       78%     $   912       75%     $ 2,637       65%
 Web hosting................       33        3           43        4          170        4
 Professional services......      214       19          265       22        1,225       30
                              -------     ----      -------     ----      -------
       Total revenues.......    1,123      100        1,220      100        4,032      100
Operating costs and
 expenses:
 Internet service costs.....      584       52          411       34        1,934       48
 Selling, general &
   administrative...........    2,577      229        2,859      234        4,490      111
 Depreciation...............      239       21          170       14          343        9
 Amortization...............      368       33          395       32        2,002       50
 Stock-based compensation...      437       39          532       44          716       18
                              -------               -------               -------
       Total operating costs
        and expenses........    4,205      374        4,367      358        9,485      235
                              -------               -------               -------
Loss from operations........   (3,082)    (274)      (3,147)    (258)      (5,453)    (135)
                              -------               -------               -------
EBITDA......................  $(2,038)    (181)%    $(2,050)    (168)%    $(2,392)     (59)%

                                            QUARTER ENDED
                              -----------------------------------------
                                  MARCH 31,              JUNE 30,
                                     2000                  2000
                              ------------------    -------------------
                              (IN THOUSANDS OF DOLLARS, EXCEPT FOR PERCENTAGES(1))
Revenues:
 Internet access............  $ 3,300       57%     $  4,006       47%
 Web hosting................      281        5           481        6
 Professional services......    2,238       38         4,082       48
                              -------               --------
       Total revenues.......    5,819      100         8,569      100
Operating costs and
 expenses:
 Internet service costs.....    3,083       53         5,519       64
 Selling, general &
   administrative...........    7,074      122        10,844      127
 Depreciation...............      394        7         1,095       13
 Amortization...............    2,391       41         3,237       38
 Stock-based compensation...    1,600       27         1,912       22
                              -------               --------
       Total operating costs
        and expenses........   14,542      250        22,607      264
                              -------               --------
Loss from operations........   (8,723)    (150)      (14,038)    (164)
                              -------               --------
EBITDA......................  $(4,338)     (75)%    $ (7,794)     (91)%

---------------
(1) Percentages represent percent of revenues.

                                                           QUARTER ENDED, UNAUDITED
                                      ------------------------------------------------------------------
                                      JUNE 30,    SEPTEMBER 30,    DECEMBER 31,    MARCH 31,    JUNE 30,
                                        1999          1999             1999          2000         2000
                                      --------    -------------    ------------    ---------    --------
                                                                  (PERCENT)
Quarter to quarter revenue growth:
  Internet access.................       58%            4%             189%           25%          21%
  Web hosting.....................       74            30              295            65           71
  Professional services...........       48            24              362            83           82
          Total revenues..........       56%            9%             230%           44%          47%
Organic quarterly revenue
  growth(1):
  Internet access.................        3%            0%              (4)%           0%           8%
  Web hosting.....................      (28)           27               22            50           63
  Professional services...........       25            24               30            30           48
          Total revenues..........        5%            6%               5%           12%          27%

---------------

(1) Organic quarterly revenue growth is calculated as the quarter to quarter revenue growth adjusted to eliminate the impact of new acquisitions.

     Our quarterly operating results have been influenced primarily by our acquisitions. The quarter ended March 31,1999 included only one full month of operations of our Hong Kong and Philippine businesses. In our first full operating quarter, ended June 30, 1999, we organized operations and began to put our management team in place.

     Revenues remained essentially flat in the quarter ended September 30, 1999, as we added no new businesses until the end of that period. We believe it is common for acquired businesses to remain relatively flat in performance shortly after being acquired, reflecting the transition of control and the time necessary for our integration to take effect. Selling, general and administrative expenses continued to increase in line with our strategy in the quarter, as did stock based compensation as we provided stock incentives to new employees needed to implement our acquisition and growth strategy.

     The substantial increase in revenues for the quarter ended December 31, 1999 reflect our initial Australia and New Zealand acquisitions, which we operated for most of the quarter. Selling, general and administrative expenses, depreciation and amortization also increased substantially in that quarter, as the Australia and New Zealand combined operations were substantially larger than our existing Hong Kong and Philippines businesses.

     Revenues for the quarter ended March 31, 2000 again increased substantially, reflecting primarily increases through acquisitions in Hong Kong, Malaysia and Australia in that quarter, but also growth in our professional services in Hong Kong, and our Philippine web design business. Internet service expense increased mainly through the increase in systems integration work, which incorporated the sale of associated hardware and software. Stock-based compensation expense increased by 123% in the quarter ended March 31, 2000, because we implemented an option program covering most of our employees and the intrinsic value of our options increased as our stock value appreciated.

     The strong revenue growth for the quarter ended June 30, 2000 came primarily from systems integration, through growth in our Sydney and Hong Kong operations and, to a lesser extent, the acquisition of an additional systems integrator in Hong Kong. Depreciation expense rose as a result of our acquiring network equipment in Australia. Amortization expense increased in the quarter ended June 30, 2000, reflecting the first full quarter effect of the acquisitions we made in the quarter ended March 31, 2000.

     The change in our mix of revenues across the five quarters resulted primarily from increases in our professional services revenues. Internet access has declined from 78% of total revenues in the quarter ended June 30, 1999 to 47% of total revenues in the quarter ended June 30, 2000. This change occurred primarily as a result of an increase in our professional services revenues, which grew from 19% of total revenues in the quarter ended June 30, 1999, to 48% of total revenues in the quarter ended June 30, 2000, primarily through increases in systems integration revenues. Web hosting has remained a relatively small percentage of revenues across all five quarters. This trend information is not necessarily indicative of future results.

LIQUIDITY AND CAPITAL RESOURCES

     Our business plan will continue to require substantial capital for acquisitions, capital expenditures for expansion of our services, funding of operating losses and working capital as we grow our business.

     Since inception, we have financed ourselves through the private sale of preferred stock convertible into common stock. Net cash provided by such financing activities was $42.7 million during the year ended December 31, 1999 and $99.4 million during the six months ended June 30, 2000. In February 1999 and May 1999 we sold $7.8 million of Series A preferred stock carrying the right to convert into common stock at $1.14 per share; in August 1999 we sold $35.0 million of Series B preferred stock carrying the right to convert into common stock at a price of $3.18 per share; and in March 2000 we sold $100.0 million of Series C preferred stock carrying the right to convert into common stock at $8.77 per share.

     While we have not historically financed our business with debt, we recently obtained $1.4 million of lease financing from equipment vendors. We expect to increase our use of debt to finance equipment in future periods, although there can be no assurance that we will be able to obtain any funds through debt on acceptable terms.

     Net cash used by operations, primarily to fund operating losses, was $6.3 million during the year ended December 31, 1999 and $10.7 million for the six months ended June 30, 2000. Net cash used in investing activities was $19.5 million for the year ended December 31, 1999, of which $17.2 million was used for acquisitions and $2.4 million for equipment. Net cash used in investing activities was $40.3 million for the six months ended June 30, 2000, of which $9.4 million was used for acquisitions, $9.8 million was used for equipment and $21.2 million was used to purchase investment grade commercial paper to improve our asset yields. Our acquisitions have typically been made with a mix of cash and our common stock.

     On April 12, 2000, we exercised our right to purchase all of the minority interests in four of our Australian acquisitions. The estimated cost of these purchases in the aggregate is $33.1 million and is made up of cash payments estimated at $15.6 million payable on successful completion of this offering with the balance of the consideration being shares of our common stock.

     We expect that available cash resources combined with the net proceeds from the offering will be sufficient to meet our acquisition, capital expenditure and working capital requirements for at least 12 months from the date of this prospectus. However, we intend to seek continued rapid growth in our business, including acquisitions and start-ups, to establish a significant presence in the Asia-Pacific region, and we may require additional funding to carry out these efforts while supporting our expected continuing losses from operations.

     We are at the very early stages of developing and offering application service provisioning services to our customers. If successful, this may require significant commitments of capital by us in purchasing hardware and software for rental by our customers. There can be no assurance that we will have access to sufficient capital to fund these potential purchases of equipment.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  Interest Rate Sensitivity

     As of June 30, 2000, we had cash, cash equivalents and marketable securities of $84.6 million. This has been invested in highly liquid investment grade assets with maturities of less than 180 days. Because of the short maturities of these instruments, a sudden change in market interest rates would not have a material impact on the fair value of our portfolio. We would not expect our operating results or cash flows to be affected by a sudden change in market interest rates to any significant degree.

EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998 and June 1999, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives will be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. We are required to adopt SFAS No. 133 and SFAS No. 137 in the year ended December 31, 2001. To date, we have not entered into any derivative financial instruments or engaged in any hedging activities.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin, or SAB, 101, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure on revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. We believe that our current revenue recognition policy is in compliance with SAB 101.

                                    BUSINESS

OVERVIEW

     We provide Internet-related services focusing primarily on the needs of small and medium-sized enterprises in the Asia-Pacific region. We offer our customers a single source of cost-efficient, reliable Internet solutions, including: Internet access, web hosting, and professional services. Our solutions enable our customers to capitalize on the Internet to reach new customers, increase revenues, reduce operating costs, and operate regionally and internationally. We market our services under a single Asia Online brand name in all of the countries in which we do business. As of June 30, 2000 we had 692 employees based in seven countries.

     Since our inception in late 1998, we have grown to provide Internet-related services to over 60,000 business and consumer customers primarily located throughout the Asia-Pacific region. We have operations in Australia, New Zealand, Hong Kong, Malaysia, the Philippines, India, Canada and the United States. For the six months ended June 30, 2000 our pro forma revenues were $17.1 million. We have established a regional presence in the Asia-Pacific region by acquiring 15 Internet services businesses. We intend to continue to increase our presence in our target markets in the Asia-Pacific region with additional acquisitions or by starting-up entities. In addition, we are also aggressively marketing our web solutions to companies in North America, capitalizing on our cost competitiveness in providing such services as our operations are based in Asia, where labor and infrastructure costs are generally lower.

     We have assembled a strong management team and board of directors. Members of our senior management and board of directors have extensive experience in Internet communications and technology and the financial industries from working at leading companies such as Bank of America, Charles Schwab, Concentric, GE Capital, Interliant, JP Morgan, SOFTBANK, and USWest. We intend to capitalize on our significant management experience and relationships to help grow our businesses.

     We have a limited operating history and have incurred net losses since inception in December 1998, and until we become profitable will be dependent on access to investment capital and other funding sources. To date we have financed our operations primarily from $143 million in investments from leading venture capital and strategic investors, including entities affiliated with ABN-AMRO, Concentric, Dell Computer, GE Capital, JP Morgan, Nexus, PaineWebber, Pequot Capital, Paribas, and SOFTBANK Technology Ventures.

INDUSTRY

     International Data Corporation, or IDC, an independent market research firm, estimates that the Internet market in the Asia-Pacific region will be the fastest growing of the major regions in the world. IDC projects that the number of Internet users in the Asia-Pacific region will increase by 114 million users, to a total of 138 million users, for the period from 1999 to the end of 2003, representing a compound annual growth rate, or CAGR, of 41%. This compares to IDC's estimate that Internet users in the United States will increase by $128 million to a total of $197 million for the period from 1998 to the end of 2003, representing a CAGR of 23%. Similarly, IDC projects that during the same period, eCommerce revenues in the Asia-Pacific region will increase by $299 billion to a total of $304.5 billion, representing a CAGR of 124%, while eCommerce revenue in the United States is estimated to increase by $681.3 billion to a total of $726.1 billion, representing a CAGR of 75%.

     This growth in eCommerce and Internet usage has stimulated the demand for Internet hosting, co-location, managed services and other value-added services throughout the world. As an indication of the potential of the Internet hosting market, IDC predicts U.S.-based Internet hosting and co-location revenue will increase by $18.1 billion to a total of $18.9 billion, for the period from 1998 to the end of 2003, representing a CAGR of 87%. While IDC has not reported estimates of hosting and co-location growth during this period, we believe that as Internet penetration increases in the Asia-Pacific region, the web hosting, professional services and other products and services offered by Asia Online will see corresponding increases in demand.

     The following table presents the total number of Internet users, total small and medium-sized business Internet users and Internet usage penetration in each of the following markets in the Asia-Pacific region based on information from IDC:

                                                                                        TOTAL SMALL AND
                                                                                         MEDIUM-SIZED
                                                     ESTIMATED      ADJUSTED TOTAL     ENTITIES INTERNET
                                                   POPULATION(1)   INTERNET USERS(2)         USERS
                                                   -------------   -----------------   -----------------
                     COUNTRY                          (1999)       (1999)    (2003)    (1999)    (2003)
                     -------                       -------------   -------   -------   -------   -------
                                                                       (IN MILLIONS)
Australia........................................        18.7        5.2        9.9      1.0       2.7
Hong Kong........................................         7.0        1.0        2.3      0.3       0.8
India............................................     1,000.8        1.0       11.3      0.2       4.0
Indonesia........................................       216.1        0.9        2.2      0.2       0.5
Japan............................................       126.2       19.3       60.3      3.1       6.9
Malaysia.........................................        21.4        1.3        3.6      0.3       0.7
People's Republic of China.......................     1,246.9        3.8       25.2      0.4       2.9
New Zealand......................................         3.7        0.9        1.8      0.2       0.5
Philippines......................................        79.3        0.6        1.7      0.1       0.4
Singapore........................................         3.5        0.7        1.9      0.2       0.6
South Korea......................................        46.9        3.3        9.2      0.5       1.8
Taiwan...........................................        22.1        2.0        4.5      0.3       1.3
Thailand.........................................        60.0        1.1        3.0      0.3       0.8

---------------

(1) The 1998 CIA World Factbook.
(2) Numbers do not double count business users who are also home users.

     According to eMarketer, an independent Internet market research firm, business-to-business, or B2B, "e-commerce will dominate the online market over the next several years. The majority of businesses in Asia are small and midsize companies, looking for a cheap and very accessible means of doing business. Currently, 52% of all Internet use in Asia is by the business sector. This trend will not slow, as Asian companies will drive the worldwide B2B market, representing 70% of all B2B-enabled companies in the world." Currently, a substantial majority of these entities do business solely within their home market relying on traditional means of communication. As Internet penetration increases throughout the region, we believe these small and medium-sized businesses will increasingly use the Internet as a business tool. For example, many small and medium-sized businesses in the Asia-Pacific region are involved in import and export, where the Internet may provide a cost efficient way to reach and communicate with potential customers outside their local market.

OUR MARKET OPPORTUNITY

     Small and medium-sized businesses in the Asia-Pacific region, our primary target customer base are demanding expanded Internet services to reach new customers, increase revenues, reduce operating costs, and operate regionally and internationally. In addition, we also market our web solutions to companies in North America.

     Our market opportunity will continue to expand as a result of the following:

     - GROWTH OF SMALL AND MEDIUM-SIZED BUSINESSES INTERNET SOLUTIONS
       MARKET. Currently, Internet penetration of small and medium-sized businesses in the Asia-Pacific region is relatively low. Small and medium-sized businesses in the Asia-Pacific region are increasingly adopting Internet-related communications services as alternatives to long distance telephony, facsimile transmission, and paper-based communications, and are adopting Internet tools, such as business web sites, in conducting their businesses.

     - GROWING TREND TOWARD OUTSOURCING AND DEMAND FOR SINGLE SOURCE INTERNET COMMUNICATIONS SOLUTIONS. Small and medium-sized businesses often lack the resources to develop and implement Internet solutions internally and are increasingly seeking a single-source solution for their Internet-related communications needs.

     - LACK OF FOCUS ON THE SMALL AND MEDIUM-SIZED BUSINESS MARKET BY LARGE INTERNET SERVICE PROVIDERS. We believe that currently most Internet service providers in the Asia-Pacific region focus on large businesses and consumers. These large service providers typically lack the local presence needed to provide customized solutions to small and medium-sized businesses.

     - MORE FAVORABLE REGULATORY ENVIRONMENT. Deregulation of telecommunications in various countries within the Asia-Pacific region has facilitated growth of the Internet and electronic business across the region. The relaxing of long-held monopolies of national telephone companies, reduction or elimination of government price controls and liberalization of foreign ownership requirements have created a more favorable environment for Internet solutions providers.

     - FRAGMENTED INTERNET SERVICE MARKET, INCONSISTENT SERVICE QUALITY. There are a large number of small Internet service providers in each of our local markets. However, these smaller entrants are often under-capitalized and lack regional and international network coverage. Rising costs, increased demands for sophisticated services and lack of economies of scale have also adversely affected the capability of many of these companies to provide quality service to their customers.

     - COST COMPETITIVENESS FOR WEB SOLUTIONS SERVICES. Labor and infrastructure costs in the Asia-Pacific region are generally lower than those in North America. In addition, access to skilled labor enables the provision of both low cost and high quality web solutions.

OUR SOLUTION

     Due to the fragmented nature of the Internet services market in Asia-Pacific, we believe that many existing Internet services providers lack economies of scale, capital, technical expertise and the international network to provide high-quality services to their customers in a rapid and cost-efficient manner. We seek to differentiate ourselves by taking a professional approach to providing Internet solutions to our customers.

     Our goal is to be a single source of cost-efficient, reliable Internet solutions, including Internet access, web hosting, and professional services to the small and medium-sized businesses in the Asia-Pacific region. Key benefits to our solutions are:

     - SINGLE SOURCE PROVIDER. By providing our customers a single source solution in the Asia-Pacific region, we can enable clients to address their particular business needs in a cost effective and efficient manner without developing solutions internally or assembling services through multiple vendors.

     - PERFORMANCE AND RELIABILITY. Our Asia-Pacific network and data centers provide our subscribers with high-speed and reliable Internet access and ensures that our customers' web sites are continuously online and deliver data rapidly to users. Our professional services help our customers solve their complex Internet related business problems.

     - COST SAVINGS. Our customers benefit from our focus on providing Internet solutions and the capital, network, and labor investments that we have made to support access, hosting, and professional services. We believe that our infrastructure enables us to provide more reliable, cost effective solutions than our customers' internal solutions and other local Internet services providers.

     - SCALABILITY AND FLEXIBILITY. We design, plan and build our infrastructure to scale rapidly and seamlessly in response to expanding customer needs. We believe that our scalable infrastructure enables our customers to purchase additional bandwidth, web hosting capacity and professional services as their business needs grow.

     - ACCESS TO LEADING EDGE SOLUTIONS. In an environment of rapidly changing technologies, our relationships with leading technology companies such as Interliant, Critical Path, Evoke

       Communications, GRIC, E-Centric and Concentric enable us to introduce and customize the latest technology and applications for our clients that may not otherwise be available or economical to them. We are in the process of developing and entering into relationships with other leading technology companies.

     - GLOBAL REACH, REGIONAL SCALE AND LOCAL PRESENCE. We have established a network that will enable our customers to have Internet access to and from our regional network of offices and business affiliates around the world. Our regional scale gives our customers access to personnel who have experience working within the geopolitical systems and cultural norms of countries throughout the Asia-Pacific region. With over 650 employees located in various markets around the Asia-Pacific region, we have strong local presence and broad market knowledge for the markets in which we operate. Our regional coverage allows us to offer customer service in English as well as local languages on a 24X7 basis. The local capabilities assembled through our acquisitions also facilitate effective interaction with legal, governmental and administrative systems in our markets and ease cultural adaptation to our local business environments.

OUR STRATEGY

     Our goal is to be the premier provider of Internet solutions to small and medium-sized businesses in the Asia-Pacific region. Key elements of our strategy are to:

  Expand our market presence through acquisitions, start-up organizations and organic growth throughout the Asia-Pacific region.

     We have expanded rapidly across the Asia-Pacific region through 15 acquisitions of Internet service companies, focusing on firms with a dedicated management team, a strong market position in our target markets, and a good technology platform. We intend to continue to acquire or start-up service companies in our target markets that have demonstrated strong financial performance or provide us with an opportunity to broaden and deepen our market presence in the Asia-Pacific region. We are currently actively pursuing such opportunities in Korea, Taiwan, Japan, India and the People's Republic of China. We have used, and intend to continue to use, equity participation and employee compensation structures that provide appropriate ongoing incentives to management of acquired companies. Our acquisition and consolidation strategy allows us to implement the common technology platform and network infrastructure that we are developing, which will in turn enable us to expand our customer base and increase our service levels with only incremental costs for our network and centralized services support. We believe our acquisition and consolidation strategy is well suited to the needs of the Internet communications service market for small and medium-sized businesses in the Asia-Pacific region. By consolidating resources, capturing economies of scale and creating an enhanced common technology platform, we believe that we can foster continued entrepreneurship, support our customers locally with localized resources and stimulate organic growth.

     We have and will continue to establish our own start-up operations where it is economically more attractive than acquiring existing businesses. These start-up companies, as well as our acquired companies, will employ local management and sales forces and use our equity incentive program to maintain an entrepreneurial environment.

  Integrate operations to leverage economies of scale, reduce costs, and provide consistent and professionally managed customer support services.

     We are integrating our support services, including customer relationship management, billing, rating for charges, and financial information management. We are currently in the process of implementing these applications across our target market while encouraging continued strong entrepreneurship and close customer relationships at local levels. We believe that small and medium-sized businesses seek a provider with locally based personnel who are available to respond to technical issues, assist in developing and implementing effective Internet solutions, and establish long-term relationships with them. By centralizing and standardizing these services, we can simplify operations at the local level and free up local management to focus more on direct sales, local marketing, and customer support and service. Through economies of scale not previously available to locally focused Internet service companies, we can establish local, national and regional service and support centers to provide all our customers 24X7 technical support and customer services.

  Be a single source of Internet solutions to meet our customers' evolving business needs and build strong, long-term customer relationships.

     We offer a wide range of products and services that address our customers' evolving business needs, as those needs expand from basic services such as Internet access and web hosting, to higher value-added professional services. By offering services at each step of the value chain we can assist customers to expand their Internet sophistication and transform their business processes utilizing an Internet platform. Offering this broad range of services can increase our profitability by allowing us to cross sell and upsell our wide range of products and services, lowering customer acquisition costs, reducing customer churn and leveraging our network infrastructure. We intend to become identified as the best advisor to small and medium-sized businesses in the Asia-Pacific region for their Internet business needs, providing services that enable them to participate in the shift to an information-based economy and allowing them to increase efficiencies through use of the Internet and Internet-related services.

  Develop strategic relationships with technology companies to enable us to offer leading edge Internet solutions.

     We intend to continue to integrate products and services from technology companies to create a portfolio of leading edge solutions for our customers. In certain cases, we may enter into exclusive or private label arrangements allowing us to offer select services that address the needs of a wide variety of customers or industry segments in the Asia-Pacific region. For example, we recently entered into an agreement with Interliant, Inc. granting us an exclusive right to offer our "WorldHost" private label version of Interliant's mass market web hosting program in 13 countries in the Asia-Pacific region. In addition, we have entered into arrangements with Evoke and E-Centric allowing us to offer their web conferencing products and a unified messaging system that includes fax and telephone based email products, respectively, in the Asia-Pacific region. These strategic relationships allow us to quickly expand the scope and capacity of our services as we develop additional customer demand without expending resources on Internet development. This approach allows us to offer our customers a wide variety of leading edge solutions that strengthen customer relationships, saves us fixed expansion costs associated with product development, reduce our exposure to product obsolescence and minimizes customer acquisition costs.

  Build and enhance our unified brand globally.

     We intend to establish Asia Online as a leading Internet services brand through aggressive and targeted marketing. We intend to invest in the promotion of our brand through the Internet, print and broadcast media. Our brand marketing efforts seek to project a consistent core message to establish our position as a leading Internet solutions provider, while tailoring the creative execution to accommodate the cultural and business norms in each country in our target markets. We seek to make the Asia Online brand synonymous in our markets with a single source of Internet business communications solutions which are reliable, user friendly and cost effective.

  Expand and upgrade our network and data center infrastructure on a "just-in-time" basis.

     Our approach to bandwidth management is to apply "just-in-time-availability" rather than buying bandwidth in bulk and working to fill the capacity we have purchased. Our approach to data center management is to lease additional capacity from professionally managed data center providers as space is required, rather than building or leasing excess capacity in anticipation of demand. This approach to bandwidth and data center management allows us to take advantage of new technological developments as well as lower infrastructure costs.

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

  Continue to attract and retain highly qualified and professional personnel.

     Members of our senior management team have proven track records in managing either large or complex information technology or telecommunications operations. They have brought with them strategic vision and high professional standards much needed in the Internet communications industry. We will continue to seek to attract and retain qualified personnel by offering attractive compensation packages, including stock options, and a challenging working environment. Additionally, we offer continuing on-the-job training and have created a training academy in the Philippines designed to train students in web solutions from which we anticipate that we will find many qualified recruits.

OUR SERVICES

     We provide a full range of access, hosting and professional services. The specific services offered in each market vary and are determined by the needs of the customer, local regulations and competition. We intend to continue to develop a broad range of innovative value-added services independently, through acquisitions and through strategic relationships. By offering a full range of services, we can migrate users of our basic services to more advanced services as their needs and levels of sophistication grow.

  Internet access

     Much of our product offering to date has involved bringing Internet access to our clients. We offer the following Internet access services:

     - Access services. We offer a spectrum of access alternatives from dial-up connections to dedicated high-speed broadband connections depending on customer preferences and local market conditions. Dial-up connections can be made with speeds of 28.8Kbps, or kilobits per second, to 56Kbps. Dedicated leased lines provide high-speed connections with speeds of 64Kbps and up to 45Mbps, or megabits per second, depending on the technology deployed. We provide high-speed access through technologies such as ISDN, DSL, cable modem, and wireless, depending on local market conditions and customer preferences.

     - Global roaming. We provide global roaming that allows customers to connect to the Internet from more than 3,500 local telephone numbers in 78 countries around the world.

     - Internet access card. We offer Internet access cards that allow any purchaser to access the Internet on a pre-paid basis within our markets. We currently offer this service through co-marketing arrangements with 38 hotels in Hong Kong and are expanding this service to additional markets.

     - Fax and telephone based unified messaging email. We offer our customers email services that do not require the use of a computer. This service allows our customers to use their fax machines and telephones to send and receive email messages. As the majority of small and medium-sized Asia-Pacific businesses are not yet computer enabled, these solutions will allow us to establish an initial customer relationship with small and medium-sized businesses who do not have computers.

  Web hosting

     We offer hosting and co-location services throughout our markets to customers seeking to establish a presence on the Internet without the physical need for wholly-owned equipment and support personnel. We maintain and operate data centers in 10 cities located throughout Hong Kong, Australia, Malaysia, and New Zealand, which total approximately 35,000 square feet. We also are able to use data center facilities in the Atlanta, Dallas, San Jose and London through our strategic relationships with Interliant and Concentric. Based on the customer's needs, we can provide the following services:

     - Shared hosting. We offer shared hosting to enable customers to cost effectively establish a web presence without purchasing, configuring and maintaining the necessary Internet hardware and software. In shared hosting, a customer's web site is hosted on a server provided by us and shared by other customers.

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

     - Dedicated hosting. We offer dedicated web hosting for customers who require substantially more server and network capacity or enhanced security than that which would be provided under a shared hosting plan. Dedicated hosting provides the customer with a server owned and maintained by us within our data center that is dedicated entirely to their web site. This service enables customers to establish complex web sites and applications without the need to incur significant infrastructure and overhead costs.

     - Co-location. We offer co-location services for our customers who prefer to own and have physical access to their servers, but require the high performance, reliability and security of our data centers. Our co-location services include physical facilities and reliable, high bandwidth Internet access tailored to meet the outsourcing needs of our customers' critical Internet operations. Co-location customers are typically businesses employing more sophisticated Internet hardware and software who have the expertise to maintain their web sites and related equipment. These customers have 24x7 physical and remote access to the data center to administer their own equipment, or they may engage us to provide systems administration and maintenance.

     - Domain name research and registration. To help our clients choose the name and address of their web site, we provide domain name research and registration in each of the countries where our clients operate and are expected to operate.

     - Web site management. We provide our clients with ongoing support services for their Internet solutions from content maintenance to site administration. Our technical staff can assist our customers to resolve technical issues, provide assistance with the hosting environment and deliver support for their Internet software solutions. Our operating companies routinely perform maintenance work and update customers' web sites by changing dates, revising product configurations and specifications, and updating product availability information and prices. We also offer tools that enable our web hosting customers to control and update their sites remotely, monitor site performance, track the number of site visits, check account billing information and evaluate the overall effectiveness of their web sites.

  Professional services

     We believe that businesses will increase their use of the Internet as a business tool and, as a result, will require an expanding array of services. We currently offer a wide range of services that provide additional value to our customers. We intend to continue expanding our service offerings through internal development, acquisitions and strategic relationships. Our professional services are categorized into four main categories:

  Web solutions

     Our web solutions are designed to help our clients establish a web presence and transact business through their eCommerce web sites. Although the current customer base for our web solutions is primarily small and medium-sized businesses in the Asia-Pacific region, we are also marketing these services throughout the Asia-Pacific region and North America to capitalize on our cost competitiveness.

     Our web solutions resources are primarily located in the Philippines with additional resources located in Hong Kong, Melbourne, and Canberra. In response to the shortage of qualified professionals in the Internet industry and to support growth in our web solutions business, we opened a training academy in July in the Philippines that currently has six full-time teachers, which we anticipate will graduate 100 students per quarter. We believe this approach can be applied in other Asia-Pacific countries such as Malaysia, India and China so that we can provide technically trained low-cost personnel who can create web solutions to benefit our customers.

     - Web design. We assist our customers in the design and development of their web sites, which range in complexity from basic informational sites to complex web sites with interactive and transactional capabilities. We have over 135 web design professionals, 84 of which are located in

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

       the Philippines, and the remainder of which are located in Hong Kong, Melbourne and Canberra, who advise customers to choose, design and develop features that work best for their business and customers.

     - Web translation. We offer web content translation into and from any of the following languages: simplified and traditional Chinese, English, Bahasa, Hindi, Tagalog, Korean, and Japanese. Our solutions enable the use of multiple languages on the same web site.

     - eCommerce. We provide eCommerce solutions that enable our clients to sell products and services online directly to their customers, purchase supplies, coordinate inventory systems with suppliers, process electronic payments, track shipments and perform other business functions. Using our application platform, a customer can quickly create an eCommerce site that includes product descriptions, graphics, "shopping cart" capability, a credit card transaction system, security, encryption, and back-end marketing support utilities.

  Systems integration

     We assist our customers with Internet and communications technology assessment, requirements definition, project planning and management, installation and support. By understanding our clients' Internet and communications needs, we are able to help them align their business connectivity needs to more efficiently meet their organization's goals and objectives. Additionally, through our third-party hardware and software relationships we are able to add value by providing a single source for multiple services and support.

  Enhanced communication services

     We also provide our customers with a variety of enhanced communications services designed to facilitate and expand their use of the Internet. The following are some of the enhanced communication services we offer our customers:

     - Email services. We currently offer email services through each of our local operating companies and intend to migrate all clients to our state-of-the-art email services or protocol through our agreement with Critical Path. Our email technologies are customizable, reliable and scalable, enabling us to offer to a customer additional email addresses and server capacity as the customer requires.

     - Web-based intranet. This service is a network accessible only by authorized individuals, which uses a web browser as the principal applications interface. It enables multiple office locations and individuals to share a common database. Instead of sending large files to each computer and storing them there, this service enables authorized users to share central postings and updates, such as product information, customer information, shared email, bulletin boards and calendars.

     - Virtual private networks. We offer our customers the ability to establish virtual private networks, or VPNs, which provide secure transmission of proprietary data between office locations and remote office users over the Internet. VPNs are a cost-effective replacement to wide area networks, or WANs, which require more expensive dedicated leased lines. Our VPN solutions allow the business customer to choose the type of access, services and information that users of the VPN are afforded according to the specific needs of its business.

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

  Application service provisioning

     Through application service provisioning, customers can lease hardware and software applications on a monthly or per usage basis, reducing their need for infrastructure investments such as hardware, software, and ongoing maintenance support. We have recently launched this service in Hong Kong under the brand name "CenoSuite(SM)." CenoSuite currently permits a customer to rent Microsoft Office accessed through thin client hardware, which we manage for the customer. This service is expected to be a simpler and more cost effective alternative for our customers compared with the outright purchase of the software or hardware. We plan to expand the application service provisioning market through increased software offerings delivered via CenoSuite. We plan to centrally manage our application service provisioning solutions to allow customers automatic access to new software releases and upgrades to existing programs.

  Future service offerings

     To continue to expand the range of services to our customers, we are currently developing the following services to offer in the future:

     - Inter-company collaborative extranets. We plan to introduce a service that provides customers with an inter-company collaborative extranets, which will enable participants to work together across companies over the Internet. This service would enable users to communicate simultaneously or sign in and participate at a time convenient to them, and may include multimedia technologies, such as video or voice conferencing. Current online collaborative offerings, such as email, fail to effectively provide an efficient means to collaborate on time-critical activities requiring coordination among many parties. Examples of activities that require collaborative services are project management, product development, and media campaigns.

     - Managed security services. We recognize that security and control of the risks associated with doing business over the Internet are critical to our customers and can create significant overhead costs for them. We plan to introduce services in partnership with various providers of Internet security products and services that will enable our customers to outsource their Internet security development, management and audit functions. We anticipate that the core components of this service will include anti-virus tools, digital signatures and certificates, security integrity testing, online data back-up, and security audits. This portfolio of products and services should reduce our customers' overhead costs associated with security management by enabling them to effectively implement a security program without expensive in-house security experts and management.

STRATEGIC RELATIONSHIPS

     We intend to continue entering into strategic alliances with technology companies to bring their leading edge solutions to our clients in the Asia-Pacific region. In addition, our strategic relationships enable us to leverage their products, brand names, distribution channels and other assets. We believe that our existing strategic partners are attracted to us because of our regional geographic coverage and our local market presence throughout the Asia-Pacific region, our ability to influence purchase decisions of our customers using our other services due to our strong existing relationships with them, the ability of our sales force to sell complex Internet solutions and our experienced management team.

     We have established a strategic relationship with Interliant, Inc. to license their software to provide our "WorldHost" platform throughout the Asia-Pacific region. We launched this product into Australia in July 2000. This agreement also gives us a right of first offer to provide Interliant web hosting services in 12 other countries in the Asia-Pacific region. For WorldHost, Interliant will provide the hosting services and customer service support, as well as providing consulting and development services to our management and technical team. This agreement provides the ability to create advanced web hosting platforms and enables easy sign-up, modification and web site analysis for our customers. We will conduct all branding, sales and marketing for this service under the WorldHost name as we expand our service offerings across the Asia-Pacific region.

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

     We have an agreement with Critical Path to enhance our email offerings. Through this agreement we are able to partially or totally outsource email services as needed to meet our customer demand in a more reliable, scalable and cost-effective manner. We are also able to provide private label email with an Asia Online domain name or the domain name of a particular customer.

     We also have relationships with Internet solutions providers, such as Evoke Communications for online web conferencing; GRIC for international roaming dial up capabilities; E-Centric for fax and telephone based email and a number of other software and technology equipment providers. We intend to expand our strategic relationships with additional providers of key products and services. These relationships provide us with benefits including preferred pricing, access to the latest products, co-marketing with vendors, tailored product training and access to the vendor's distribution channels to generate customer leads for our sales force.

     Through our relationship with Concentric Network Corp., one of our stockholders, our customers are able to use our Internet access services with local phone calls at over 450 United States points of presence. This permits us to offer access services to United States customers, as well as supplementing our global roaming capabilities for our Asia-Pacific customers by providing them with more extensive United States access at reduced cost to our customers. Through our relationship with Concentric, we also have access to data centers in Dallas, San Jose, and London.

OUR ORGANIZATION

     We were founded on December 8, 1998. We have acquired 15 locally managed operating companies, which are located in five countries. Two additional acquisitions are pending subject to closure.

     To capitalize on the fragmented nature of the Internet solutions market in the Asia-Pacific region, we have pursued a regional acquisition strategy to build and grow our organization. Although there are numerous Internet services companies in the markets located throughout the Asia-Pacific region, most of them lack economies of scale, capital, technological expertise and an international network necessary to provide high-quality service. We take advantage of these opportunities by acquiring entrepreneurial companies that focus on small and medium-sized businesses.

     Our acquisition team of seven professionals focuses on identifying acquisition candidates in markets with large market potential and a favorable regulatory environment, which allows us to acquire majority control of these companies. In identifying acquisition candidates, we seek companies that are run by experienced managers and are well positioned in their markets.

     We staff our operations with local management, sales and technical personnel, which allows us to serve our customers in their native language with people who understand the local regulations and business practices in their markets. To further enhance the productivity of our acquired companies, we typically take the following actions:

     - centralize support services such as customer relations management, billing, rating and financial information management systems;

     - lower costs by aggregating our purchase of services and products required for operating our businesses, such as telecommunications, hardware and software;

     - enhance sales and marketing efforts;

     - provide management, technical, and financial expertise; and

     - provide additional value-added services that the acquired companies may not previously have been able to offer their customers.

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

     The business profile of Internet services companies in the Asia-Pacific region changed considerably over the last few years. In the past, most Internet service provider companies focussed on access and provided limited capabilities in web hosting and professional services. Today, as companies have become more sophisticated and specialized in their services offered, we have the opportunity to acquire companies that focus on web hosting and professional services. As a result, the primary business focus of our acquisitions has changed. The table below sets forth the companies we have acquired since inception:

COUNTRY OF                                          PRIMARY BUSINESS      PERCENTAGE
OPERATION                           COMPANY               FOCUS            OWNED(1)       ACQUISITION DATE
----------                    -------------------  -------------------  --------------   -------------------
Philippines...............    Asia Online          Web Design                100%        February 26, 1999
                              (Phils.)
Hong Kong.................    Asia On-line Ltd.    Access/Web Hosting        100         February 26, 1999
Melbourne, Australia......    Internet Access      Access                     51(2)      September 24, 1999
                              Australia
New Zealand...............    The Internet         Access/Web Hosting        100         September 27, 1999
                              Company of New
                              Zealand
Canberra, Australia.......    InterACT Technology  Access/Web                 60(2)      October 1, 1999
                              Group                Solutions /Web
                                                   Hosting
Sydney, Australia.........    The Message          Web Hosting               100         October 1, 1999
                              Exchange Pty Ltd.
Adelaide, Australia.......    Dove Australia       Access                    100         October 5, 1999
Brisbane, Australia.......    Brisbane Internet    Access                     67(2)      October 7, 1999
                              Technology
Sydney, Australia.........    Flex Information     Access/Systems             51(2)      October 14, 1999
                              Technology           Integration
Hong Kong.................    Macro Systems        Systems Integration       100         January 17, 2000
Malaysia..................    Asia Online Utusan   Access/Web Hosting         51         January 28, 2000
                              Sdn
Hong Kong.................    Helix Web services   Web Hosting               100         February 1, 2000
Gold Coast, Australia.....    Fast Access Network  Access                    100         February 22, 2000
Hong Kong.................    MetroLink/HopeLight  Systems Integration       100         May 5, 2000
Geelong, Australia........    Avonsleigh Pty Ltd.  Web Solutions             100%        June 26, 2000
                              (Diezel/Dzign)
Pending Acquisitions
Hyderabad, India..........    India Domain Web     Web Hosting                --
                              Services Private
                              Limited
Canberra, Australia.......    Spirit Networks Pty  Access/Web Hosting         --
                              Ltd.

---------------
(1)  Percentage owned is as of June 30, 2000.
(2) We have exercised options to acquire the remaining shares of these companies.

     In addition to our operating companies, we have established sales offices in San Francisco and Toronto to market our web solutions, which include web design, web translation and eCommerce services, to companies in North America. We offer web solutions in North America from our centers in the Philippines, Hong Kong, Melbourne and Canberra at prices we believe are competitive with those offered by competitors in North America. We plan to open additional offices in North America to further take advantage of this opportunity. We have also opened a business development office in New Delhi, India.

OUR NETWORK AND DATA CENTERS

  Network

     Our network provides our customers a reliable connection to the Internet via local and international leased lines, purchased transit from major local Internet Network Service Providers, or NSPs, and over

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

200 peering relationships. In peering relationships, Internet service providers agree to carry each other's traffic on their networks to improve performance and reduce congestion and costs. Our private lines and purchased transit arrangements use multiple asynchronous transfer mode, or ATM, and clear-channel connections. We are connected to major NSPs where justified. Direct connections to multiple major carriers and NSPs assure reliable service levels, protecting against traffic congestion and network outages. Using all of these connections, our network routes traffic over the network of the provider best able to deliver the data in the most efficient manner.

     We have established a dedicated regional backbone interconnecting each of the Australian cities where we have operations. This covers 27 locations, including all of the capital cities, with over 140 ISDN connections providing access to our network. We have also established a dedicated ATM connection from our Australian to New Zealand operations. In addition, we intend to implement the first phase of our international backbone by the end of the year 2000, establishing direct connections between Australia and the United States and between Hong Kong and the United States.

     We have established over 50 points of presence, or POPs, in five countries in the Asia-Pacific region. A point of presence is a telecommunications facility that allows customers in that location to connect to the Internet with a local telephone call. Through our relationship with Concentric we also have access to over 450 POPs in the United States. These POPs enable our customers in the United States to use our Internet access services without incurring long distance charges.

     Given the availability of a large number of bandwidth suppliers and fast-changing technologies, our approach to bandwidth management is to apply "just-in-time" availability, rather than buying bandwidth in bulk and working to fill the capacity we have purchased. This approach allows us to take advantage of new network technological developments and lower bandwidth costs. For example, new international cables are under construction or being planned to address the rapidly growing international data needs. Intra-Asia, these planned cables include Asia-Pacific Cable Network 2 and East Asia Crossing, and trans-Pacific these planned cables include Japan-US, China-US, and Southern Cross. This approach may also allow us to benefit from new technologies such as new fiber optic cables that employ new optical networking technologies, two-way interactive communications via satellite, new Internet protocols and optical laser technologies, which may potentially provide greater bandwidth at substantially lower costs.

  Data centers

     Our data centers house our servers and routing equipment and our customers' co-located equipment and are linked to the United States Internet backbone via multiple, dedicated, high-speed data lines. For our co-location services, customers have 24X7 physical access to the equipment they co-locate in our facilities and remote access for software maintenance and administration.

     We currently operate 10 data centers located in Hong Kong, Australia, Malaysia and New Zealand, which total approximately 35,000 square feet. We plan to upgrade these existing data centers according to the requirements of our customers in each location. We acquired these data centers in the course of completing acquisitions, and they vary in their levels of security, cooling, power redundancy, fire suppression and other characteristics. Our approach to data center management is to lease additional capacity from professionally managed data center providers as space is required, rather than building or leasing excess capacity in anticipation of demand. For example, we have leased new data center space in Hong Kong, which initially is 2,500 square feet, with an option to increase to 10,000 square feet. We are working with leading technology companies to meet our needs for professionally managed data center space and managed services throughout the Asia-Pacific region. Through strategic relationships with Interliant and Concentric, we also have access to data centers in Atlanta, Dallas, San Jose, and London, primarily for our web hosting services.

INTEGRATED SUPPORT SERVICES

     We believe that while local, independent ISPs understand local customer needs and providing hands-on support demanded by their customers, they typically lack the ability to cost-effectively scale and
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

automate their back-office IT infrastructure. To address this issue in our operating subsidiaries, we are developing an integrated support services platform designed to increase operational efficiencies, to enhance the quality, consistency and scalability of our services, and to allow local personnel to focus on relationships with customers. The core components of this platform are customer relationship management, billing, rating for charges and financial information management.

  Customer relationship management

     We believe a high level of customer support is critical to attracting and retaining our customers. We have licensed and customized the Vantive system, a leading customer relationship management system offered by PeopleSoft.

     The system gives us the ability to track, route, and report on customer issues and provides significant benefit in ensuring quality and timely care to customers. In addition, the customer relations management system enables customer care representatives to build and share a knowledge base of common resolutions to customer inquiries. Our customers can also initiate changes in their service and track their account activity in a secure web environment, thereby administering their account without any interaction with our customer care representatives. We have deployed the Vantive system in our Hong Kong and New Zealand operations, and we intend to put the system in place in our Australian operations by the end of 2000 and subsequently in our other operations.

  Billing and rating

     We have licensed and customized a billing solution from Portal Software, a leading billing solutions provider to telecommunications companies and Internet service providers, which is designed to produce accurate, timely, and easy-to-understand invoicing. This system offers cost-effectiveness, scalability and the ability to tailor features such as currency and language to the requirements of each market. In addition, Portal's rating engine enables us to offer flexible service packages tailored to various customer needs, and to bundle and accurately bill for our Internet services. This also enables us to provide real time provisioning of services. As of June 30, 2000 this billing solutions program was being used in our Hong Kong operations. We are aggressively rolling out this uniform billing platform to all of our regional operations and will continue toward centralized management of billing operations.

  Financial information management

     In order to provide a central, standardized accounting system we are converting the systems of our acquired companies to the SunSystems financial management suite. These applications will enable us to increase the productivity and quality of administrative support. As of June 30, 2000, the SunSystems general ledger was in use at 10 of our 15 acquired companies.

     We are customizing and integrating these components to provide a single, unified view of all interactions with each customer. In addition, this enables our customer service representatives and end-customers through the web to resolve inquiries without having to manually "switch systems," thus improving efficiency and accuracy. Our support services were integrated on top of a middleware package, so that the architecture facilitates the rapid building of interfaces for additional component systems in the future.

     Our strategy combines local presence with regional support centers in order to deliver high-quality services to our customers in a cost-effective manner. This will enable us to provide 24X7 responsiveness on a regional basis while maintaining the ability to provide local on-site installation assistance, hands-on troubleshooting and customer access to local experts. For example, we recently entered into an agreement with a third-party call center to provide regional customer support for our operations in Australia and New Zealand. Our integrated support services facilitate this deployment model as both regional support centers and local offices will have a single, common view of customer activity.

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

SALES AND MARKETING

     Our sales and marketing objective is to achieve broad market penetration by targeting small and medium-sized businesses in the Asia-Pacific region. As of June 30, 2000 we had 184 employees engaged in sales and marketing.

  Sales

     We sell our services through local sales efforts, supported by local and regional advertising and promotion programs. We currently sell our services through a direct sales force and indirect sales channels, which are as follows:

     - Direct sales force. Our sales force is based geographically out of each of our operating companies, and as of June 30, 2000 consisted of 137 full-time employees. In the Asia-Pacific region, we hire locally based direct sales representatives who have a strong Internet technical background and an understanding of their local geographic market and the industries we are targeting. Because they are locally based, these sales representatives are able to meet face to face with prospective customers to discuss the customers' specific needs and technical requirements and develop tailored solutions. Sales representatives can also leverage our pre-sales product specialists, who have more in-depth knowledge of our products and who can help our clients develop tailored solutions to meet their needs.

       We believe the North American market will be an increasingly important source of customers for our web solutions that can be provided through our resources in the Asia-Pacific region. We also have sales offices in San Francisco and Toronto with an aggregate of 12 sales and marketing employees as of July 31, 2000, and we plan to establish additional offices in the United States and Canada by the end of 2001. We are implementing programs to attract, train and retain high quality, motivated sales representatives that have the necessary technical skills and experience.

     - Indirect sales. For some of our basic services, indirect sales channels represent a cost effective means of acquiring customers. We have arrangements with web designers, computer stores, system integrators, value-added resellers and third party technology providers to sell our services. Our operating companies also maintain relationships with referral partners, such as advertising agencies, whose core businesses typically do not include Internet services.

     - Online ordering. We offer our customers the ability to purchase certain services directly through our web sites. Our web sites provide us with a low-cost, globally accessible sales channel that is available 24X7. We are expanding the range of services offered for direct purchase on these web sites.

  Marketing

     Our marketing team develops and implements our positioning, database marketing, public relations, pricing and promotional strategies. Our marketing strategy addresses opportunities from the following three perspectives: geography, industry-specific market segments and products.

     - Geography. We have marketing managers for each country where we have operations who are responsible for promoting and selling our suite of products and services. These marketing managers work closely with our headquarters marketing staff to localize execution of our global marketing strategies with centralized support and direction.

     - Industry-specific market segments. We identify attractive industry market segments to focus on, such as brokerage firms, commercial banks, import and export firms, schools, hotels and restaurants. We then seek to determine their unmet needs and develop tailored solution packages for these segments.

     - Products. We identify and market products and services that we expect will have broad appeal to small and medium-sized entities in their businesses across the Asia-Pacific region, such as
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

CenoSuite application service provisioning, WorldHost hosting platform, fax and telephone based email and Evoke Communications' web conferencing system.

     In implementing our marketing strategy, we use Internet, print, television and radio marketing campaigns. Through public relations initiatives, we seek to enhance brand recognition by highlighting important technical developments, service offerings, awards, strategic partnerships and company milestones. We seek to enhance our position in our industry through active participation in industry trade shows, conferences and speaking engagements.

     We have consolidated the regional operating and marketing efforts of each of our local operating companies under the Asia Online brand name. We seek to make the Asia Online brand synonymous in our markets with a single source of Internet business communications solutions which are reliable, user friendly and cost effective.

COMPETITION

     We believe that the primary competitive factors in the Internet solutions market in the Asia-Pacific region include:

     - ease of use of services;

     - breadth of service offerings;

     - quality and reliability of network services;

     - pricing;

     - strong brand positioning;

     - the ability to attract and retain professionals;

     - quality of customer service; and

     - providing services tailored to local market needs.

Our failure to adequately address any of the above factors could harm our business.

     We compete with providers of Internet access, web hosting, and professional services. We believe that few of our competitors currently combine these services into an integrated and packaged customer solution. However, our current and potential competitors may enter or expand their positions in the Internet access and services market by acquiring one of our existing competitors or by forming strategic alliances with these competitors, and thereby offer solutions similar to our own. We believe that our main competitors in each of our service areas include the following:

     - Internet access. Our main competitors in the business market are global service providers such as WorldCom and PSINet and regional service providers such as Pacific Internet, national telecommunications companies such as Hong Kong Telecom, Telecom New Zealand, Telekom Malaysia and Telstra, and numerous local access providers.

     - Web hosting. In addition to Asia-based web hosting companies such as iAsiaWorks, iAdvantage and iLink, hosting companies based in North America such as Exodus Communication, Global Crossing Global Center, Level 3, WorldCom, and Intel have all announced plans to establish Internet data centers in the Asia-Pacific region.

     - Professional services. For web solutions companies focused on small and medium-sized businesses in the Asia-Pacific region, we face competition from Asia-Pacific based companies such as Solution 6, The Web Connection, iMerchants and numerous local companies. For web solutions targeting companies in North America, we expect to face competition from companies such as Razorfish and marchFIRST. For systems integration, we face competition from numerous local companies and international companies such as IBM, Datacraft and EDS.
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

     The application service provisioning market is in its early stage of development and is characterized by many different types of companies trying to enter this market, such as Internet service providers, software providers, software developers, resellers and wholesalers. Principal competitors in the application service provisioning market, however, have not yet emerged. Nevertheless, we expect competition will also vary in each country.

     We believe there are relatively low barriers to entry into the markets where we operate. For example, we have no patented technology that could preclude or inhibit competitors from entering our markets. We anticipate that we will face additional competition from new entrants into our markets in the near future. These current and potential competitors may have larger customer bases, longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. These competitors may also compete for our acquisition candidates, which could result in fewer acquisitions and higher acquisition prices for the resulting acquisition.

INTELLECTUAL PROPERTY

     We protect our proprietary intellectual property rights through a combination of trademarks, service marks, trade secrets, copyrights, confidentiality agreements with our employees and third parties, and protective contractual provisions. We pursue the registration of our trade and service marks in the United States and internationally. We have filed a total of ten trademark and service mark applications in the United States, and have registered the Asia Online trademark with logo in the United States. We have also filed for trademark protection in various foreign countries. We do not own any patents and have not filed any patent applications. Our protection efforts may prove to be unsuccessful, and unauthorized parties may copy or infringe upon aspects of our technology, services or trademarks. Furthermore, the validity, enforceability and scope of protection for intellectual property such as ours in Internet-related industries are uncertain and still evolving. Existing trade secret, copyright and trademark laws offer only limited protection. Further, effective trade secret, copyright and trademark protection may not be available in every country in which we will offer our services and policing unauthorized use of our proprietary information is difficult.

GOVERNMENT REGULATION

     Regulation of Internet services and Internet service providers varies widely from jurisdiction to jurisdiction in the Asia-Pacific region. The following summary of the general legal framework governing our Internet related services is not complete and does not purport to describe all of the laws and regulations applicable to our business.

     In countries such as New Zealand, Singapore, South Korea, Taiwan and Japan, laws and regulations exist relating to access to telecommunication facilities, intellectual property rights, privacy, and consumer protection applicable to Internet services and Internet service providers. However, only a relatively small body of laws and regulations specifically regulate Internet services and Internet service providers in these countries.

     In other target markets such as the Philippines, Malaysia, the People's Republic of China and India, Internet services and Internet service providers are highly regulated. Regulatory schemes in these countries may distinguish among various types of Internet services, and some or all of our services may fall under a formal licensing system, foreign ownership restrictions, content-based regulations or other legal restrictions.

     If we are unable to obtain the required licenses, permits or exemptions necessary to provide a type of service in a given country, our ability to continue to provide, or to commence the provision of, Internet services in that country may be adversely affected.

     Since the Internet remains a fairly new and rapidly developing phenomenon, laws and regulations governing Internet services and Internet service providers in our target markets will continue to evolve. At the same time, the application of existing laws to communications and business done over the Internet are, in some cases, unclear and are being clarified and refined. These regulations may cover issues such as

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

content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. We cannot predict the impact, if any, that any future regulatory interpretations, changes or developments may have on our ability to operate in specific markets.

  Hong Kong

     Our principal executive offices and our operational headquarters are located in Hong Kong. We conduct our business in Hong Kong and the People's Republic of China through our Hong Kong operating subsidiaries. The Office of the Telecommunications Authority, or OFTA, regulates our operations in Hong Kong. Internet access services are "public non-exclusive telecommunication services" which require an annual Public Non-Exclusive Telecommunications Service, or PNETS, license issued by OFTA. PNETS licenses are renewable annually on payment of a nominal fee to OFTA, subject to any terms or conditions specified by OFTA. Depending on the services offered by the ISP, two PNETS licenses may be required: (a) a PNETS license for ISPs, of which OFTA has granted about 180, and (b) a PNETS license for external telecommunications service operators, of which OFTA has granted about 160 of these. Currently, we hold two PNETS licenses, which allow us to conduct Internet access businesses in Hong Kong. The licenses are not transferable without the prior written consent of OFTA and expire in 2001, after which they may be renewed on an annual basis subject to any terms and conditions specified by OFTA.

  Australia

     Internet service providers in Australia are regulated as "carriage service providers" under the Australian Telecommunications Act of 1997. We are not subject to specific licensing requirements but must join an industry based consumer protection program run by the Telecommunications Industry Ombudsman. That act also imposes obligations on carriage service providers, including Internet service providers, in relation to confidentiality, compliance with certain standards and the provision of certain information to regulatory authorities. We are also subject to the regulation of online content that protects us from liability for offensive material subject to fulfillment of certain conditions. Privacy laws in Australia only apply to the public sector and credit reference information. However, a bill recently tabled in Australia's Federal Parliament proposes a privacy regime for the private sector that will impose on our business new obligations regarding the collection and management of personal information collected in Australia. In addition the Federal Government announced in July 2000 a review into whether audio and video streaming on the Internet should be regulated as broadcasting. The outcome of that review may affect the potential growth of our business in Australia.

  Malaysia

     The Internet industry in Malaysia was regulated by the Malaysian Telecommunications Act of 1950 until April 1, 1999 when it was replaced by the Malaysian Communications and Multimedia Act, or CMA. As of June 30, 1999 the Malaysian government had granted a total of seven licenses for Internet service providers, however only six of such licenses are actively used for the provision of such services. We provide, through our Malaysian operating subsidiary, Internet access, web hosting, web co-location and other Internet professional services in Malaysia pursuant to contractual arrangements with a licensed Internet service provider. Such contractual arrangements will expire on December 31, 2001. Under the CMA and licensing regulations introduced recently, it is possible that our Malaysian operating subsidiary may be exempted from obtaining licenses in order to provide web hosting, private network services, electronic transaction services and other professional services. We believe that our Malaysian operating subsidiary will need to apply for registration as a class licensee to continue its Internet access provision services. Prior to the publication of the recently introduced licensing regulations, our Malaysian operating subsidiary applied for various licenses that are relevant to its businesses under the new regulatory regime. In light of the recently introduced regulations however, our Malaysian operating subsidiary will only be applying for registration as a class licensee for the provision of Internet access services. We anticipate that our Malaysian subsidiary will be able to obtain the necessary class license to continue providing Internet access services.

     Malaysian governmental policy imposes restrictions on foreign ownership, which prescribe that the foreign ownership in Malaysian companies is generally limited to a maximum of 30% unless an exemption is granted by the Foreign Investment Committee of the Malaysian government. Such restrictions do not have the force of law and contravention of them does not give rise to civil or criminal sanctions or penalties. We currently own 51% of our Malaysian operating subsidiary and have an option to purchase the remaining 49%. In an effort to encourage the development of the information technology industry, the Malaysian government has launched the Multimedia Super Corridor project, which provides certain preferential treatment to the information technology industry in Malaysia. Companies with Multimedia Super Corridor Status are not subject to foreign ownership restrictions. Our Malaysian operating subsidiary is currently in the process of applying for Multimedia Super Corridor status, however, we do not know if we will obtain such status.

  The Philippines

     Internet service providers in the Philippines are considered as telecommunication entities and are subject to Republic Act No. 7925, "An Act to Promote and Govern the Development of Philippines Telecommunications and the Delivery of Public Telecommunications Services." This act requires Internet service providers to register with the Philippine National Telecommunications Commission, which currently does not restrict or otherwise limit the number of registrations. As telecommunications entities, internet service providers are considered public utilities by the National Telecommunications Commission. As public utilities telecommunications entities, which include internet service providers, are subject to the provision under the Philippine Constitution which prohibits public utilities, from having more than 40% of their share capital owned by persons who are not citizens of the Philippines and from appointing any executive managing officer that is not a citizen of the Philippines. Further, the corporate officers of public utilities are generally required to be citizens of the Philippines because foreign nations are not allowed to intervene in the management, operation, administration or control of public utilities, whether as an officer, employee or laborer, with or without remuneration, except technical personnel whose employment may be specifically authorized by the Secretary of Justice. Accordingly, should we decide to enter the Internet access market in the Philippines, our ability to obtain a majority stake in or actively manage our business will be restricted. These restrictions do not limit our ability to render other professional services in the Philippines, provided these services are not considered nationalized activities under Philippine law.

  India

     The Internet industry in India is subject to regulation by the Ministry of Communications through the Telecom Commission and the Department of Telecommunications pursuant to the provisions of the Indian Telegraph Act, (the "Telegraph Act") of 1885 and the India Wireless Telegraphy Act (the "Wireless Act") of 1933. Pursuant to the Telegraph Act, any telecommunication services in India require a license from the government of India which acts through the Department of Telecommunications of India in such matters. The supervision and regulation of many Internet and high technology companies is also implemented through license provisions with the Department of Telecommunications and other governmental agencies as stated in the license agreement.

     General terms of a licensing agreement with the Department of Telecommunications include provisions permitting the Department to revoke the license if certain terms and conditions of the license are breached, as well as authorizing the Department to assume control of the network and alter or suspend any terms or conditions of the license if it deems such action proper or in the public interest. Generally, foreign equity ownership in a company providing telecommunication services including Internet services is limited to 49% in India. No regulatory approval is required for a company to carry on the business of software development, web designing and web hosting and 100% foreign equity is permitted in such Indian companies. However, approval of the Secretariat for Industrial Assistance/Foreign Investment Promotion

Board and Reserve Bank of India is required respectively for making downstream investment and acquiring the existing shares of an Indian company.

  The People's Republic of China

     The Chinese government tightly regulates the telecommunications industry, including the Internet. Laws and regulations applicable to the Internet in China are still evolving and unsettled. There are certain application and registration procedures in place for Internet users who wish to have access to Internet-related services. Foreign owned companies are currently prohibited from directly engaging in Internet services provision, Internet content provision and other value-added Internet related services in China. The Ministry of Information Industry is currently reviewing its telecommunications regulations and restrictions, particularly as they relate to Internet activities. According to the bilateral trade agreement concluded between the United States and Chinese Governments in November 1999, the Chinese government has agreed that upon its accession to the World Trade Organization, China will gradually remove these restrictions and allow up to 49% foreign ownership in most telecommunication services, which may also include Internet service provision, Internet content provision and other value-added Internet services. However, the current restrictive regulatory environment may seriously restrict our ability to enter the China market.

EMPLOYEES

     As of June 30, 2000 we employed 692 people of which 214 were in Australia, 233 were in Hong Kong, two were in India, 31 were in Malaysia, 58 were in New Zealand, 133 were in the Philippines, and 21 were in the United States. These employees included 20% in general and administrative functions, 32% in operations, 27% in sales and marketing, and 21% in technology. Our future success may be affected by our ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. Our employees are not represented by a labor union or covered by any collective bargaining agreements. We consider our employee relations to be good. We anticipate that our employee base will continue to grow as a result of organic growth and pursuit of our acquisition strategy.

FACILITIES

     Our principal executive offices are located in Hong Kong where we lease approximately 5,000 square feet of space, pursuant to a lease expiring in October 2002. Our operating companies also lease all of their office facilities. We also currently lease approximately 35,000 square feet of space in the aggregate for data centers in Hong Kong, Australia, Malaysia and New Zealand.

     We believe that these existing facilities are adequate to meet current foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

LEGAL PROCEEDINGS

     We are not involved in any legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors and their ages as of June 30, 2000 are as follows:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Kevin H. Randolph(1)......................  51    President, Chief Executive Officer and
                                                  Director
Edward P. Roberto.........................  40    Executive Vice President of Business
                                                    Development
Gareth Stephens...........................  45    Executive Vice President and Chief
                                                  Financial Officer
Kiron Chatterjee..........................  47    Executive Vice President and Chief
                                                  Technical Officer
Stoddard Vandersteel......................  52    Executive Vice President of Development
                                                    Services
Sung Il Lee...............................  39    Executive Vice President of Marketing
Ronald W. Leeder..........................  46    Executive Vice President of Sales
Bradley A. Feld...........................  34    Director, Co-chairman of the Board
Karl K. Fooks(1)(2).......................  41    Director
T.J. Huang(2).............................  54    Director
James McNiel..............................  37    Director
Henry Nothhaft(2).........................  56    Director
Scott Russell(1)..........................  40    Director, Co-chairman of the Board

---------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

EXECUTIVE OFFICERS

     Kevin H. Randolph co-founded Asia Online in December 1998 and has been our president, chief executive officer and member of the board of directors, since that time. Mr. Randolph has extensive experience in the information industry, beginning in the 1980's as vice president and general manager with Bank of America where he helped create financial management software that is now at the core of electronic commerce. Mr. Randolph co-founded Interactive Network in December 1987, which brought to market the first wireless broadcast interactive television service. Following Interactive Network's successful IPO, he joined ICTV as senior vice president of marketing and product development. ICTV built the first cable-based interactive television network combining a patented delivery technology with a television interface system. In November 1992, Mr. Randolph founded the consulting company, Randolphs.com, LLC, which has aided numerous companies, including US West, Netscape and Philips, in Internet development projects. Mr. Randolph holds a B.B.A. from Washington State University majoring in Electrical Engineering and Marketing.

     Edward P. Roberto co-founded Asia Online in December 1998 and has been our executive vice president of business development since March 1999. From January 1998 until October 1998, Mr. Roberto was vice president of business development for the Asia Pacific region at VIA Net.Works, an international Internet services company. From October 1994 until July 1997, Mr. Roberto was vice president of Business Development for Logicom International, a convergence billing and customer service application provider. Mr. Roberto studied electrical and mechanical engineering at the University of Colorado and holds an MBA from the Daniels School of Business at the University of Denver.

     Gareth Stephens has been our executive vice president and chief financial officer since November 1999. From November 1979 until August 1998, Mr. Stephens worked in various positions for J.P. Morgan, a global investment bank. From March 1993 to December 1995, Mr. Stephens was the managing director responsible for the valuation and control of J.P. Morgan's global derivatives business, and from January to

December 1996, he was a managing director responsible for re-engineering European support activities. From January 1997 until August 1998 Mr. Stephens was managing director and chief operating officer at J.P. Morgan's Sydney, Australia office. Mr. Stephens is a member of the Institute of Chartered Accountants in England and Wales, and holds an honors degree in Engineering Science and Economics from Oxford University, England.

     Kiron Chatterjee has been our executive vice president and chief technical officer since March 2000. From October 1992 until February 1999, Mr. Chatterjee was the head of information technology of the senior management team charged with building, commissioning and managing Hong Kong's airport at Chek Lap Kok. From 1999 to 2000, Mr. Chatterjee worked as an independent consultant. Mr. Chatterjee holds an MBA from Hull University in the United Kingdom.

     Stoddard Vandersteel has been our executive vice president of development services since March 2000. Mr. Vandersteel joined Asia Online in October 1999 as our vice president of Strategic Services. From June 1994 until October 1999, Mr. Vandersteel was a principal of InterWork, a groupware consulting firm. Mr. Vandersteel holds a B.A. in mathematics and computer science from Cornell University and an MBA from the University of California at Berkeley.

     Sung Il Lee has been our executive vice president of marketing since April 2000. From January 1990 until December 1995, Mr. Lee worked at Pepsi-Cola International, serving as the sales and marketing director for South-East Asia from January 1994 to January 1995. From February 1996 to May 1997, Mr. Lee was the regional business development director for the Asia-Pacific region at S.C. Johnson Wax, a manufacturer of cleaning products. From May 1997 until April 2000, Mr. Lee served as the managing director for Malaysia, Singapore and Brunei at Bristol-Myers Squibb, a pharmaceuticals and beauty care products company. Mr. Lee holds a B.S.B. from the University of Kansas and received an MBA from the University of Michigan.

     Ronald W. Leeder has been our executive vice president of sales since January 2000. From May 1994 until December 1999, Mr. Leeder was employed by GE Capital and from April 1997 until December 1999 was the chief executive officer for GE Capital Information Technology Solutions in Australia and New Zealand. From May 1994 until April 1997, Mr. Leeder served as GE Capital's vice president of sales for North America and vice president of business development in Canada. Mr. Leeder holds a B.A. from the University of Winnipeg and a masters in environmental studies from York University in Toronto.

DIRECTORS

     Bradley A. Feld has served as a member of our board of directors since December 1998. Since June 1996, Mr. Feld has served as managing director of SOFTBANK Technology Ventures. Since July 1995, Mr. Feld has been the president of Intensity Ventures Inc., a company that helps to establish, advise and operate software companies. From September 1994 until June 1995, Mr. Feld served as chief technology officer of AmeriData Technologies, a publicly traded systems integration company. Mr. Feld is a director and co-chairman of Interliant, Inc. and a director of MessageMedia, Inc and Evoke Communications Inc. Mr. Feld holds S.B. and S.M. degrees from the Massachusetts Institute of Technology.

     Karl K. Fooks has served as a member of our board of directors since August 1999. Mr. Fooks is a managing director of J.P. Morgan Securities Asia, Ltd., and has been with J.P. Morgan since 1986. Mr. Fooks holds a B.A. from the University of California at Berkeley and a masters of public administration from the Woodrow Wilson School of Public and International Affairs at Princeton University.

     T.J. Huang has served as a member of our board of directors since March 2000. Dr. Huang has been the president of TCW/YFY Investment Partners, Ltd., a private equity fund management company, since May 1995. Dr. Huang is the founder of YFY Asset Management Company, a private investment holding company, and the chairman of Systex Corporation, a company providing system integration services and financial trading databases and Sysware Corporation, an Internet portal in Taiwan. Prior to joining TCW/ YFY Investment Partners, Ltd., Dr. Huang was chief financial officer and managing director of YFY

Paper Manufacturing Company, Ltd. Dr. Huang holds a mathematics degree from National Taiwan University and an M.S. in mathematics and a Ph.D. in computer science from the University of Wisconsin at Madison.

     James McNiel has served as a member of our board of directors since August 1999. Mr. McNiel is currently a senior vice president with Pequot Capital Management, Inc. From May 1990 until May 1996, Mr. McNiel worked for Cheyenne Software, Inc., a provider of software products for desktops and personal networks, in various positions including executive vice president of business development and executive vice president of corporate development. In May 1996, Mr. McNiel founded McNiel Group, Ltd. to provide consulting services to information technology corporations.

     Henry Nothhaft has served as a member of our board of directors since May 1999. Since May 1995, Mr. Nothhaft served as chairman, president and chief executive officer of Concentric Network Corporation, a provider of Internet services. In June 2000, Concentric merged with NEXTLINK Communications, Inc., a provider of broadband communication services. In June 2000, Mr. Nothhaft became vice chairman of NEXTLINK Communications, a publicly traded company, while continuing as president and chief executive officer of Concentric. Mr. Nothhaft received a B.S. from the U.S. Naval Academy in 1966 and an M.B.A. from George Washington University in 1976.

     E. Scott Russell has been a member of our board of directors since December 1998. Mr. Russell is a managing director of SOFTBANK Venture Capital and has been with SOFTBANK Venture Capital since October 1996. Prior to joining SOFTBANK, Mr. Russell was the executive managing director of SBC Warburg PLC from 1989 until 1996. He is a director of Buy.com Inc. and Support.com, both public companies. Mr. Russell holds a B.S. in computer science from Carnegie Mellon University.

BOARD COMPOSITION

     We currently have seven directors. All directors hold office until the next annual meeting of stockholders at which their term expires and until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

BOARD COMMITTEES

  Audit committee

     Our audit committee consists of Messrs. Nothhaft, Huang, and Fooks. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and evaluates our internal accounting procedures.

  Compensation committee, interlocks and insider participation

     Our compensation committee consists of Messrs. Russell, Fooks and Randolph. Mr. Randolph does not participate as to any matter that may affect his own compensation. The compensation committee reviews and approves compensation and benefits for our executive officers. The compensation committee also administers our compensation and stock plans and makes recommendations to the board of directors regarding such matters. Other than Mr. Randolph, no member of our compensation committee has been an officer or employee of Asia Online at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee. Compensation of Mr. Randolph, our chief executive officer, was determined by the entire board of directors.

DIRECTOR COMPENSATION

     We do not pay any of our directors cash compensation for any services provided as directors. They are reimbursed for certain expenses in connection with attendance at board and committee meetings. Non-employee directors are eligible to receive stock option and stock issuances under our 1999 equity incentive plan and have been granted the following options:

     - In May 1999, Mr. Nothhaft was granted an option to purchase 100,000 shares of common stock at an exercise price of $0.11 per share. The first 25% vested one year after the initial grant with the remainder vesting monthly over the following three-year period. Mr. Nothhaft exercised his options on June 18, 1999 pursuant to an early exercise provision in his option grant.

     - In March 2000, Dr. Huang was granted an option to purchase 50,000 shares of common stock at an exercise price of $0.32 per share. The first 25% will vest one year after the initial grant with the remainder vesting monthly over the following three-year period.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid to our chief executive officer and our executive officers whose annual salary exceeded $100,000 for services rendered in all capacities to us during the fiscal year ended December 31, 1999. Throughout this prospectus we refer to these individuals as our named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                      ANNUAL                 COMPENSATION AWARDS
                                                   COMPENSATION           -------------------------
                                            --------------------------                   SECURITIES
                                                          OTHER ANNUAL     RESTRICTED    UNDERLYING
NAME AND PRINCIPAL POSITION                  SALARY       COMPENSATION    STOCK AWARDS    OPTIONS
---------------------------                 --------      ------------    ------------   ----------
Kevin H. Randolph.........................  $200,000(1)     $100,000(2)       $--(3)       438,596(4)
  President and Chief Executive Officer
Edward P. Roberto.........................  $150,000(5)     $ 30,000(6)       $--(7)            --
  Executive Vice President, Business
  Development

---------------

(1) Mr. Randolph began receiving compensation from Asia Online in March 1999. His salary for 1999 on an annualized basis was $240,000.

(2) Mr. Randolph received $10,000 per month as an allowance to cover his living expenses while residing in Hong Kong.

(3) On February 10, 1999, Mr. Randolph purchased a total of 1,062,500 shares of common stock with vesting provisions and a repurchase right in favor of Asia Online for the unvested shares, pursuant to his employment agreement and a founder stock purchase agreement. The purchase price for these shares was $0.02 per share, the fair market value of the stock at that time, for a total of $21,250. The first 33% of this stock vested one year after the commencement of his employment with the reminder to vest monthly for the subsequent 24 months, so long as he is employed by Asia Online.

(4) Mr. Randolph was granted a warrant to purchase up to $500,000 of Series A Preferred Stock at an exercise price of $1.14 per share, pursuant to his employment agreement, dated February 11, 1999. This warrant was amended to extend the exercise period until December 31, 1999 and to reduce the amount for which it was exercisable to $100,000. He exercised this warrant in full to purchase a total of 87,719 shares of Series A preferred stock on December 27, 1999.

(5) Mr. Roberto began receiving compensation from Asia Online in March 1999. His salary for 1999 on an annualized basis was $180,000.

(6) Mr. Roberto received $3,000 a month as an allowance to cover his living expenses while residing in Hong Kong.

(7) On February 10, 1999, Mr. Roberto purchased a total of 700,000 shares of common stock with vesting provisions and a repurchase right in favor of Asia Online for the unvested shares, pursuant to his employment agreement and a founder stock purchase agreement at $0.02 per share, the fair market value of the stock at that time, for a total of $14,000. This stock vests 33% following one year after the commencement of his employment and thereafter 1/36th each month for the subsequent 24 months, so long as he is employed by Asia Online.

OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

     The following table sets forth information regarding options and warrants granted to named executive officers during 1999.

                                                INDIVIDUAL GRANTS
                          -------------------------------------------------------------
                                        PERCENT OF
                                          TOTAL                                            POTENTIAL REALIZABLE
                                         OPTIONS                                             VALUE AT ASSUMED
                                         GRANTED                                              ANNUAL RATES OF
                          NUMBER OF         TO                                                  STOCK PRICE
                          SECURITIES    EMPLOYEES                                            APPRECIATION FOR
                          UNDERLYING    IN FISCAL                                               OPTION TERM
                           OPTIONS         YEAR       EXERCISE PRICE                       ---------------------
          NAME             GRANTED         1999         PER SHARE       EXPIRATION DATE      5%            10%
          ----            ----------    ----------    --------------    ---------------    ------         ------
Kevin Randolph(1).......   438,596         39%            $1.14            12/31/99
Edward Roberto..........        --          --               --                  --          --            --

---------------

(1) Mr. Randolph was granted a warrant to purchase up to $500,000.00 of Series A preferred stock at an exercise price of $1.14 per share, pursuant to his employment agreement, dated February 11, 1999. This warrant was amended to extend the exercise period until December 31, 1999 and to reduce the amount for which it was exercisable to $100,000. He exercised this warrant in full to purchase a total of 87,719 shares of Series A preferred stock on December 27, 1999.

     The percent of total options and warrants granted in 1999 in the above table is based on options and warrants to purchase a total of 1,126,096 shares of common stock and shares of common stock issuable upon conversion of Series A preferred stock to employees, directors and consultants. Our board of directors may reprice options under the terms of our stock option plans.

     Options were granted at an exercise price equal to the fair market value of our common stock and preferred stock, as determined by our board of directors on the date of grant. In making this determination, the board of directors considered a number of factors, including:

     - our historical and prospective revenue and profitability;

     - our cash balance and rate of cash consumption;

     - the development and size of the market for our services;

     - the status of our financing activities;

     - the stability of our management team; and

     - the breadth of our services.

     The amounts reflected in the "Potential Realizable Value" column of the table above are calculated assuming that the assumed initial public offering
price of $     per share appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and the common stock so received is sold on the last day of the term of the option or warrant for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of the common stock.

1999 OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information concerning the value realized upon exercise of options during 1999 and the number and value of unexercised options held by each of the named executive officers at December 31, 1999.

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1999             DECEMBER 31, 1999
                       SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                     ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   --------------   -----------   -------------   -----------   -------------
Kevin Randolph.......      87,719(1)        $178,916(2)       --             --              --            --
Edward Roberto.......          --                 --          --             --              --            --

---------------

(1) Shares of common stock to be issued upon conversion of 87,719 shares of Series A preferred stock acquired pursuant to a warrant to purchase Series A preferred stock at a purchase price of $1.14, exercised on December 27, 1999 for an aggregate purchase price of $100,000.

(2) Assumes a fair market value of $3.18 based upon the issuance price of our Series B preferred stock issued on August 3, 1999, which was the latest determination of fair market value by our board of directors prior to the exercise of the warrant on December 27, 1999.

401(k) PLAN

     Our employees are eligible to participate in our 401(k) Plan. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the lesser of 15% of eligible compensation or the statutorily prescribed annual limit ($10,500 in 2000). Employees may contribute this amount to the 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn, and so that the contributions by employees will be deductible when made. We will not make matching contributions to the 401(k) Plan. However, we may make discretionary contributions in amounts to be determined by the board of directors.

1999 EQUITY INCENTIVE PLAN

  Adoption

     Our 1999 Equity Incentive Plan was adopted by our board of directors and approved by our stockholders in February 1999. The plan was amended by the board to increase the amount of common stock reserved for issuance under the plan to a total of 3,554,120 shares of common stock, and such amendments were approved by the stockholders on July 30, 1999 and March 20, 2000. The plan was also amended
on           , 2000 by the board, with approval by the shareholders received on
            , 2000.

  Reserve

     We currently have 3,554,120 shares of our common stock reserved for issuance under the equity incentive plan. Additionally, on each December 31 for a period of nine years, commencing on December 31, 2000, the share reserve will automatically be increased by the lesser of that number of shares equal to 10%
of the diluted shares outstanding, or             shares. The board may,
however, provide for a lesser automatic increase.

     As of June 30, 2000, 2,456,785 options had been granted under the equity incentive plan. If the recipient of a stock award does not purchase the shares subject to his or her stock award before the stock award expires or otherwise terminates, the shares that are not purchased again become available for issuance under the equity incentive plan.

  Administration

     The board created a stock option committee on April 20, 2000 to administer certain grants of stock options. The committee is to consist of one member drawn from the board. Currently, Mr. Randolph serves as the sole member. The board has the authority to construe, interpret and amend the equity incentive plan, while it is up to the committee, if not otherwise administered by the board, to determine:

     - the grant recipients, subject to the limitation that they be newly hired employees;

     - the grant dates;

     - the number of shares subject to the award, however, the committee must obtain board approval for amounts of shares which exceed the maximum specified in the committee charter;

     - the exercisability and vesting of the award;

     - the exercise price, but such price shall not be less than the fair market value of the stock as determined by the board;

     - the type of consideration; and

     - the other terms of the award.

  Eligibility

     The board or the stock option committee may grant incentive stock options that qualify under Section 422 of the Internal Revenue Code to our employees and to the employees of our affiliates. The board or the committee also may grant nonstatutory stock options, stock bonuses and restricted stock purchase awards to our employees, directors and consultants as well as to the employees, directors and consultants of our affiliates.

     - A stock option is a contractual right to purchase a specified number of our shares at a specified price (exercise price) for a specified period of time.

     - An incentive stock option is a stock option that has met the requirements of Section 422 of the Internal Revenue Code. This type of option is free from regular tax at both the date of grant and the date of exercise. However the difference between the fair market value on the date of exercise and the exercise price is an item of alternative minimum tax unless there is a disqualifying disposition in the year of exercise. If two years pass between grant date and sale date and one year passes between exercise date and sale date, all profit on the sale of our shares acquired by exercising the incentive stock option is long-term capital gain income. However, if either of the holding periods is not met, there has been a disqualifying disposition, and a portion of any profit will be taxed at ordinary income rates.

     - A nonstatutory stock option is a stock option that either does not meet the Internal Revenue Code criteria for qualifying incentive stock options or is not intended to be an incentive stock option. It triggers a tax upon exercise. This type of option requires payment of state and federal income tax and, if applicable, FICA/FUTA on the difference between the exercise price and the fair market value on the exercise date.

     - A restricted stock purchase award is our offer to sell our shares at a price either at or near the fair market value of the shares. A stock bonus, on the other hand, is a grant of our shares at no cost to the recipient in consideration for services rendered.

     Under certain conditions the board or the stock option committee may grant an incentive stock option to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or the total combined voting power of an affiliate of ours. The exercise price of an incentive stock option in such cases must be at least 110% of the fair market value of the stock on the grant date and the option term must be five years or less.

  Limits on Option Grants

     There are limits on the number of shares that the board or the stock option committee may grant under an option.

     - Section 162(m) of the Internal Revenue Code, among other things, denies a deduction to publicly held corporations for compensation paid to the chief executive officer and the four highest compensated officers in a taxable year to the extent that the compensation for each officer exceeds $1,000,000. When we become subject to Section 162(m), in order to prevent options granted under the incentive plan from being included in compensation, the board or committee may not grant options under the incentive plan to an employee covering an aggregate of more than 800,000 shares in any calendar year.

     - In addition, an employee may not receive incentive stock options that exceed the $100,000 per year limitation set forth in Section 422(d) of the Internal Revenue Code. In calculating the $100,000 per year limitation, we determine the aggregate number of shares under all incentive stock options granted to that employee that will become exercisable for the first time during a calendar year. For this purpose, we include incentive stock options granted under the incentive plan as well as under any other stock plans that our affiliates or we maintain. We then determine the aggregate fair market value of the stock as of the grant date of the option. Taking the options into account in the order in which they were granted, we treat only the options covering the first $100,000 worth of stock as incentive stock options. We treat any options covering stock in excess of $100,000 as nonstatutory stock options.

  Option Terms

     The board of directors or the stock option committee may grant incentive stock options with an exercise price of 100% or more of the fair market value of a share of our common stock on the grant date. The exercise price of nonstatutory stock options may be 85% or more of the fair market value. If the value of our shares declines thereafter, the board of directors may offer optionholders the opportunity to replace their outstanding higher-priced options with new, lower-priced options. To the extent required by Section 162(m) of the Internal Revenue Code, the old repriced option is deemed to be cancelled and a new option granted, but both options will be counted against the Section 162(m) limit discussed above.

     The maximum incentive stock option term is 10 years. Subject to this limitation, the board or committee may provide for exercise periods of any length in individual option grants. However, generally an option terminates three months after the optionholder's service to our affiliates and to us terminates. If this termination is due to the optionholder's disability, the exercise period generally is extended to 12 months. If this termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the exercise period generally is extended to 18 months following the optionholder's death.

     The board or committee may provide for the transferability of nonstatutory stock options but not incentive stock options. However, the optionholder may designate a beneficiary to exercise either type of option following the optionholder's death. If the optionholder does not designate a beneficiary, the optionholder's option rights will pass by his or her will or by the laws of descent and distribution.

  Terms of Other Stock Awards

     The board alone determines the purchase price of other stock awards. However, the board may award stock bonuses in consideration of services without a purchase payment. Prior to the listing date, shares that we sell or award under the incentive plan may, but need not be, restricted and subject to a repurchase option in our favor in accordance with a vesting schedule that the board determines. The board, however, may accelerate the vesting of the restricted stock.

  Other Provisions

     Transactions not involving our receipt of consideration, including a merger, consolidation, reorganization, stock dividend and stock split, may change the class and number of shares subject to the incentive plan and to outstanding awards. In that event, the board will appropriately adjust the incentive plan as to the class and the maximum number of shares subject to the incentive plan, to the cap on the number of shares available for incentive stock options, and to the Section 162(m) limit. It also will adjust outstanding awards as to the class, number of shares and price per share subject to the award.

     If we dissolve or liquidate, then outstanding stock awards will terminate immediately prior to this event. However, we treat outstanding stock awards differently in the following situations:

     - a sale of substantially all of our assets;

     - a merger or consolidation in which we are not the surviving corporation (other than a merger or consolidation in which stockholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); or

     - a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power).

     In these situations, the surviving entity will either assume or replace all outstanding awards under the incentive plan. If it declines to do so, then generally the vesting and exercisability of the awards will accelerate.

     After the listing date, in the event of an acquisition of our securities representing at least 50% of the combined voting power entitled to vote in the election of directors, the vesting of stock awards generally will accelerate in full.

  Stock Awards Granted

     As of June 30, 2000, options to acquire a total of        shares of common
stock were outstanding under the equity incentive plan. We have never issued any stock purchase rights. Restricted shares issued for options exercised which are
subject to repurchase by us totaled      at June 30, 2000.

  Plan Termination

     The equity incentive plan will terminate in 2009 unless the Board of Directors terminates it sooner.

EMPLOYMENT AGREEMENTS

  Kevin H. Randolph

     In February 1999 we entered into an employment agreement with Kevin Randolph, which was subsequently amended on July 30, 1999. Pursuant to this agreement we have an obligation to Mr. Randolph for the payment, in the event of termination without cause, of his base salary for twelve months and the continuation of health coverage for six months to the extent permitted by United States federal COBRA law and our health insurance policy.

     Pursuant to this agreement, Mr. Randolph receives an annualized base salary of $240,000 subject to normal withholdings and deductions. He also receives a monthly living allowance of $10,000 per month, subject to normal withholdings and deductions.

     Mr. Randolph was granted 1,062,500 shares of common stock pursuant to this amended agreement and a founder stock purchase agreement, dated February 10, 1999, at a purchase price of $0.02 per share. The stock vested 33% following one year from the closing of our acquisition of certain assets of ACG Inc., which occurred on February 26, 1999, and thereafter vests ratably over the subsequent 24 months. Upon a sale of all or substantially all of our assets or a transaction that results in a transfer of over 50% of our voting control, the vesting of Mr. Randolph's common stock is fully accelerated. Upon the closing of this public offering of our common stock 50% of the then unvested shares of Mr. Randolph's common stock shall become vested.

     Pursuant to the agreement, Mr. Randolph received a warrant to purchase up to $500,000 of our Series A Preferred Stock at the same price paid by the initial purchasers of our Series A preferred stock which would expire upon the date of issuance of our Series B preferred stock. On July 30, 1999, the agreement was amended to reduce the number of Series A shares for which the warrant could be exercised to 87,719 and to extend the right to purchase the Series A shares until December 31, 1999. Mr. Randolph fully exercised his warrant on December 27, 1999, purchasing 87,719 shares of our Series A Preferred stock at an aggregate purchase price of $100,000.

  Edward P. Roberto

     In February 1999 we entered into an employment agreement with Edward Roberto. Pursuant to this agreement we have an obligation to Mr. Roberto for the payment, in the event of termination without cause, of base salary for 12 months and the continuation of health coverage for six months to the extent permitted by United States federal COBRA law and our health insurance policy. Additionally, in the event of termination without cause, our right to repurchase Mr. Roberto's common stock pursuant to his founder stock purchase agreement terminates.

     Pursuant to Mr. Roberto's employment agreement, Mr. Roberto receives an annualized base salary of $180,000 subject to normal withholdings and deductions. Mr. Roberto was granted 700,000 shares of common stock pursuant to this agreement and a Founder Stock Purchase Agreement, dated February 10, 1999 at a purchase price of $0.02 per share. The stock vested 33% following one year from the closing of our acquisition of certain assets of ACG Inc., which occurred on February 26, 1999, and thereafter 1/36 per month for the subsequent 24 months. Upon a sale of all or substantially all of our assets or a transaction that results in a transfer of over 50% of our voting control, the vesting of Mr. Roberto's common stock is fully accelerated. Upon the closing of this public offering of our common stock 50% of the then unvested shares of Mr. Roberto's common stock shall become vested.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of our common stock as of June 30, 2000 for:

     - each person, or group of affiliated persons, known to us to own beneficially more than five percent of the common stock;

     - each of our directors and named executive officers;

     - and all of our directors and executive officers as a group.

     The information has been adjusted to reflect the sale of the common stock in this offering and the conversion of all outstanding shares of preferred stock into common stock upon the closing of this offering. The information assumes no exercise of the underwriters' over-allotment option.

     The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. In accordance with the rules of the Securities and Exchange Commission, the following table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options within 60 days of June 30, 2000. In computing the number of shares beneficially owned by a person, shares of common stock that are subject to our right of repurchase at the original exercise price paid per share, or such shares that are subject to exercisable but unvested options, are not included. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them.

     Unless otherwise indicated, the business address for each of the individuals or entities listed below is c/o Asia Online, Ltd., 16/F One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong. As of June 30, 2000, we had 69 stockholders of record and 34,056,690 shares of our common stock and preferred stock convertible into common stock outstanding.

                                                                                  PERCENT OF SHARES
                                                                                 BENEFICIALLY OWNED
                                                                              -------------------------
                                                          NUMBER OF SHARES      BEFORE         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED   OFFERING(A)   OFFERING(B)
------------------------------------                     ------------------   -----------   -----------
SOFTBANK Technology Ventures IV, LP and                       7,441,182          22.58%
  affiliates(c)........................................
  200 W. Evelyn Avenue, Suite 20
  Mountain View, California 94043
SOFTBANK Technology Ventures V, LP and affiliates(d)...       2,280,332           6.70
  200 W. Evelyn Avenue, Suite 200
  Mountain View, California 94043
J.P. Morgan International Capital Corporation(e).......       3,376,332           9.91
  60 Wall Street
  New York, New York 10260-0060
Pequot Capital Management, Inc.(f).....................       3,273,357           9.61
  500 Nyala Farm Road
  Westport, Connecticut 06880
GE Capital Equity Investments, Inc.(g).................       2,317,826           6.81
  120 Long Ridge Road
  Stamford, Connecticut 06927
Nexus Group, LLC(h)....................................       1,935,382           5.68
  160 Spear Street, Suite 1775
  San Francisco, California 94105
Kevin H. Randolph(i)...................................       1,150,219           3.38

                                                                                  PERCENT OF SHARES
                                                                                 BENEFICIALLY OWNED
                                                                              -------------------------
                                                          NUMBER OF SHARES      BEFORE         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED   OFFERING(A)   OFFERING(B)
------------------------------------                     ------------------   -----------   -----------
Edward P. Roberto(j)...................................         700,000           2.06
Bradley A. Feld(k).....................................      10,557,452          31.79
Scott Russell(l).......................................       9,721,514          28.55
Karl Fooks(m)..........................................         686,668           2.02
James McNiel(n)........................................       3,273,357           9.61
Henry Nothhaft(o)......................................       1,299,742           3.82
T.J. Huang(p)..........................................         741,107           2.18
All directors and executive officers as a group (13          18,678,574          54.85
  persons)(q)..........................................

---------------

(a) We have calculated the percentage of shares beneficially owned based on 34,056,690 shares of common stock outstanding as of June 30, 2000, which includes shares issuable upon conversion of all shares of preferred stock outstanding before this offering.

(b)  Shares beneficially owned after this offering include, in addition to the
     shares indicated above,       shares of common stock sold in this offering
     but does not include any shares that may be sold in accordance with the exercise of the underwriters over-allotment option.

(c) Consists of 7,441,182 shares of common stock issuable upon conversion of 7,301,476 shares of preferred stock held by SOFTBANK Technology Ventures IV, LP and 139,706 shares of preferred stock held by SOFTBANK Technology Advisors Fund, LP. STV IV LLC is the general partner of SOFTBANK Technology Ventures IV, LP and SOFTBANK Technology Advisors Fund. Excludes 2,550,361 shares of common stock issuable upon conversion of 2,182,962 shares of preferred stock held by SOFTBANK Technology Ventures V, LP, 58,148 shares of preferred stock held by SOFTBANK Technology Ventures Advisors Fund V, LP, 39,222 shares of preferred stock held by SOFTBANK Technology Ventures Entrepreneurs Fund V, LP and 270,029 shares of preferred stock held by SOFTBANK Ventures, Inc. STV IV LLC has no voting or investment power over the excluded shares and disclaims beneficial ownership of them except for its pecuniary interests therein.

(d) Consists of 2,280,332 shares of common stock issuable upon conversion of 2,182,962 shares of preferred stock held by SOFTBANK Technology Ventures V, LP, 58,148 shares of preferred stock held by SOFTBANK Technology Ventures Advisors Fund V LP and 39,222 shares of preferred stock held by SOFTBANK Technology Ventures Entrepreneurs Fund V, LP. SBTV V LLC is the general partner of SOFTBANK Technology Ventures V, LP, SOFTBANK Technology Ventures Advisors Fund V, LP and SOFTBANK Technology Ventures Entrepreneurs Fund V, LP. Excludes 7,711,211 shares of common stock issuable upon conversion of 7,301,476 shares of preferred stock held by SOFTBANK Technology Ventures IV, LP, 139,706 shares of preferred stock held by SOFTBANK Technology Advisors Fund, L.P. and 270,029 shares of preferred stock held by SOFTBANK Ventures, Inc. SBTV V LLC has no voting or investment power over the excluded shares and disclaims beneficial ownership of them.

(e) Includes 3,376,332 shares of common stock issuable upon conversion of 2,689,664 shares of preferred stock upon completion of the offering held by J.P. Morgan International Capital Corporation ("JPMICC") and 686,668 shares of preferred stock held by Sixty Wall Street Fund, LP ("Sixty Wall Street"), an investment vehicle for officers and directors of J.P. Morgan & Co. and its affiliates.

(f) Consists of 3,273,357 shares of common stock issuable upon conversion of 3,273,357 shares of preferred stock upon completion of the offering held by Pequot Private Equity Fund II, LP. Pequot Capital Management, Inc. is the beneficial owner of these shares as a result of its power to control Pequot Private Equity Fund II, LP, and holds voting and dispositive power for all such shares of preferred stock. Mr. McNiel is a senior vice president of Pequot Capital Management, Inc. and may be deemed to be the indirect beneficial owner of the shares owned by Pequot Private Equity Fund II, LP. Mr. McNiel, a director of Asia Online, disclaims beneficial ownership of the shares held by Pequot II, except to the extent of his pecuniary interest arising therein.

(g) Consists of 2,317,826 shares of common stock issuable upon conversion of 2,317,826 shares of preferred stock upon completion of this offering held by GE Capital Equity Investments, Inc.

(h) Includes 1,951,123 shares of common stock issuable upon conversion of 944,490 shares of preferred stock upon completion of this offering held by Nexus Capital Partners I, L.P., 912,185 shares of preferred stock held by Nexus Capital Partners II, L.P., 31,483 shares of preferred stock held by Nexus Partners, LLC, and 47,224 shares of preferred stock held by Porcelain Partners, L.P. Nexus Group, LLC is the general partner in each of these entities, and may be deemed a beneficial owner of the shares held by the three entities.

(i) Includes 1,062,500 shares of common stock issued pursuant to a founder stock purchase agreement the unvested portion of which is subject to a repurchase option in favor of Asia Online, and 87,719 shares of common stock issuable upon conversion of 87,719 shares of preferred stock upon completion of this offering.

(j) Includes 700,000 shares of common stock issued pursuant to a founder stock purchase agreement, the unvested portion of which is subject to a repurchase option in favor of the Company.

(k) Includes 7,441,182 shares of common stock issuable upon conversion of 7,301,476 shares of preferred stock upon completion of this offering held by SOFTBANK Technology Ventures, IV, LP and 139,706 shares of preferred stock held by SOFTBANK Technology Advisors Fund, LP. STV IV LLC is the general partner of SOFTBANK Technology Ventures, IV, LP and SOFTBANK Technology Advisors Fund, LP and may be deemed to be the indirect beneficial owner of the shares held by them. Mr. Feld is a managing member of STV IV LLC and may be deemed a beneficial owner of the shares held by STV IV LLC. Mr. Feld, a director of Asia Online, disclaims beneficial ownership of the shares held by STV IV LLC except to the extent of his pecuniary interest arising therein. Includes 2,280,332 shares of common stock issuable upon conversion of 2,182,962 shares of preferred stock upon completion of this offering held by SOFTBANK Technology Ventures V, LP, 58,148 shares of preferred stock held by SOFTBANK Technology Ventures Advisors Fund V, LP and 39,222 shares of preferred stock held by SOFTBANK Technology Ventures Entrepreneurs Fund V, LP. SBTV V LLC is the general partner of SOFTBANK Technology Ventures V, LP, SOFTBANK Technology Ventures Advisors Fund V, LP and SOFTBANK Technology Ventures Entrepreneurs Fund V, LP and may be deemed to be a beneficial owner of the shares held by them. Mr. Feld is a managing director of SBTV V LLC and may be deemed a beneficial owner of the shares held by SBTV V LLC. Mr. Feld disclaims beneficial ownership of the shares held by SBTV V LLC, except to the extent of his pecuniary interest arising therein. Excludes 270,029 shares of common stock issuable upon conversion of 270,029 shares of preferred stock upon completion of this offering owned by SOFTBANK Ventures, Inc. Includes 835,938 shares of common stock issuable upon conversion of 835,938 shares of preferred stock held by Interliant, Inc. ("Interliant"). Mr. Feld is a director and co-chairman of the board of Interliant and may be deemed to be the indirect beneficial owner of shares owned by Interliant. Mr. Feld, a director of Asia Online, disclaims beneficial ownership of the shares held by Interliant, except to the extent of his pecuniary interest arising therein.

(l) Includes 7,441,182 shares of common stock issuable upon conversion of 7,301,476 shares of preferred stock upon completion of this offering held by SOFTBANK Technology Ventures, IV, LP and 139,706 shares of preferred stock held by SOFTBANK Technology Advisors Fund, LP. STV IV LLC is the general partner of SOFTBANK Technology Ventures, IV, LP and SOFTBANK Technology Advisors Fund, LP and may be deemed to be the indirect beneficial owner of the shares held by them. Mr. Russell is a managing member of STV IV LLC and may be deemed a beneficial owner of the shares held by STV IV LLC. Mr. Russell, a director of Asia Online, disclaims beneficial ownership of the shares held by STV IV LLC except to the extent of his pecuniary interest arising therein. Includes 2,280,332 shares of common stock issuable upon conversion of 2,182,962 shares of preferred stock upon completion of this offering held by SOFTBANK Technology Ventures V, LP, 58,148 shares of preferred stock held by SOFTBANK Technology Ventures Advisors Fund V, LP and 39,222 shares of preferred stock held by SOFTBANK Technology Ventures Entrepreneurs Fund V, LP. SBTV V LLC is the general partner of SOFTBANK Technology Ventures V, LP, SOFTBANK Technology Ventures Advisors Fund V, LP and SOFTBANK Technology Ventures Entrepreneurs Fund V, LP and may be deemed to be a beneficial owner of the shares held by them. Mr. Russell is a managing director of SBTV V LLC and may be deemed a beneficial owner of the shares held by SBTV V LLC. Mr. Russell disclaims beneficial ownership of the shares held by SBTV V LLC, except to the extent of his pecuniary interest arising therein. Excludes 270,029 shares of common stock issuable upon conversion of 270,029 shares of preferred stock upon completion of this offering owned by SOFTBANK Ventures, Inc.

(m) Includes 686,668 shares of common stock issuable upon conversion of preferred stock upon completion of this offering owned by Sixty Wall Street Fund, L.P. Mr. Fooks, a director of Asia Online, is a limited partner in Sixty Wall Street Fund, L.P. and may be deemed to be the indirect beneficial owner of shares owned by Sixty Wall Street Fund, L.P. Mr. Fooks disclaims beneficial ownership of the shares held by Sixty Wall Street Fund, L.P., except to the extent of his pecuniary interest arising therein. Excludes 2,689,664 shares of common stock issuable upon conversion of preferred stock upon completion of this offering owned by J.P. Morgan International Capital Corporation. Mr. Fooks has no voting or investment power over the excluded shares and disclaims beneficial ownership of them.

(n) Consists of 3,273,357 shares of common stock issuable upon conversion of 3,273,357 shares of preferred stock held by Pequot Private Equity Fund II, LP. Pequot Capital Management, Inc. may be considered a beneficial owner of these shares as a result of its power to control Pequot Private Equity Fund II, LP. Mr. McNiel is a senior vice president of Pequot Capital Management, Inc. and may be deemed to be the indirect beneficial owner of the shares owned by Pequot Private Equity Fund II, LP. Mr. McNiel, a director of Asia Online, disclaims beneficial ownership of the shares held by Pequot II, except to the extent of his pecuniary interest arising therein.

(o) Includes 100,000 shares of common stock issued pursuant to options granted and exercised pursuant to an early exercise provision, 68,750 of which are unvested and subject to repurchase by Asia Online, and 1,199,742 shares of common stock issuable upon conversion of 1,199,742 shares of preferred stock upon completion of this offering held by Concentric Network Corporation ("Concentric"). Mr. Nothhaft is president, chief executive officer and chairman of the board of Concentric and may be deemed to be the indirect beneficial owner of shares owned by Concentric. Mr. Nothhaft, a director of Asia Online, disclaims beneficial ownership of the shares held by Concentric, except to the extent of his pecuniary interest arising therein.

(p) Includes 741,107 shares of common stock issuable upon conversion of 741,107 shares of preferred stock upon completion of this offering held by Systex Capital Group, Inc. Mr. Huang is the chairman of the board of Systex and may be deemed to be the indirect beneficial owner of shares owned by Systex. Mr. Huang, a director of Asia Online, disclaims beneficial ownership of the shares held by Systex, except to the extent of his pecuniary interest arising therein.

(q)  See Notes (i) through (p) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stock options granted as compensation to our executive officers and directors are described in this prospectus under the heading
"Management -- Director Compensation" and "-- Executive Compensation."

SERIES A FINANCING

     On February 26, 1999 and May 7, 1999, we sold an aggregate of 6,692,970 shares of Series A preferred stock in a private placement at a purchase price of $1.14 per share, pursuant to the Series A Preferred Stock Purchase Agreement dated February 26, 1999. See Note 10 of Notes to the Consolidated Financial Statements for a description of the preferred stock. Upon the closing of this offering, each share of Series A preferred stock will automatically convert into one share of common stock. The following directors and beneficial owners of more than 5% of our common stock (assuming the conversion of all shares of preferred stock into common stock) acquired beneficial ownership of Series A preferred stock pursuant to the Series A Preferred Stock Purchase Agreement.

                                                               NUMBER        AGGREGATE
DIRECTORS/5% STOCKHOLDERS                                     OF SHARES    PURCHASE PRICE
-------------------------                                     ---------    --------------
SOFTBANK Technology Ventures IV, LP(a)......................  5,746,920    $6,551,489.00
SOFTBANK Technology Advisors Fund, LP(a)....................    110,112       125,528.00
Interliant, Inc.(b) ........................................    835,938    $  952,969.32

---------------

(a) Messrs. Feld and Russell, who are the co-chairmen of our board of directors, are managing members of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV, LP and SOFTBANK Technology Advisors Fund, LP.

(b) Mr. Feld, who is co-chairman of our board of directors, is a director and co-chairman of the board of Interliant, Inc.

SERIES B FINANCING

     On August 3, 1999, we sold 11,019,049 shares of Series B preferred stock in a private placement at a purchase price of $3.176317 per share, pursuant to the Series B Preferred Stock Purchase Agreement dated August 3, 1999. See Note 10 of Notes to the Consolidated Financial Statements for a description of the preferred stock. Upon the closing of this offering, each share of Series B preferred stock will automatically convert into one share of common stock. The following directors and beneficial owners of more than 5% of our common stock (assuming the conversion of all shares of preferred stock into common stock) acquired beneficial ownership of Series B preferred stock pursuant to the Series B Preferred Stock Purchase Agreement.

                                                               NUMBER        AGGREGATE
DIRECTORS/5% STOCKHOLDERS                                     OF SHARES    PURCHASE PRICE
-------------------------                                     ---------    --------------
SOFTBANK Technology Ventures IV, LP(a)......................  1,544,556    $4,906,000.00
SOFTBANK Technology Advisors Fund, LP(a)....................     29,594        94,000.00
J.P. Morgan International Capital Corporation(b)............  2,518,640     8,000,000.00
Sixty Wall Street Fund, LP(c)...............................    629,660     2,000,000.00
Pequot Private Equity Fund II, LP(d)........................  2,361,225     7,500,000.00
GE Capital Equity Investments, Inc. ........................  2,203,810     7,000,000.00
Concentric Network Corporation(e)...........................    629,660     2,000,000.00
Nexus Capital Partners I, L.P. .............................    944,490    $3,000,000.00

---------------

(a) Messrs. Feld and Russell, who are the co-chairmen of our board of directors, are managing members of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV, LP and SOFTBANK Technology Advisors Fund, LP.

(b) J.P. Morgan International Capital Corporation owns 639,329 shares of common stock issuable upon conversion of 639,329 shares of Series B-1 preferred stock and 1,879,311 shares of Class B non-voting common stock issuable upon conversion of 1,879,311 shares of Series B-2 non-voting preferred stock. Sixty Wall Street Fund, LP owns 159,832 shares of common stock issuable upon conversion of 159,832 shares of Series B-1 preferred stock and 469,828 shares of Class B non-voting common stock issuable upon conversion of 469,828 shares of Series B-2 non-voting preferred stock.

(c) Mr. Fooks, who is a director of Asia Online, is a limited partner in Sixty Wall Street Fund, LP.

(d) Mr. McNiel, who is a director of Asia Online, is a senior vice president of Pequot Capital Management, Inc. a beneficial owner of the shares held directly by Pequot Private Equity Fund II, LP.

(e) Mr. Nothhaft, who is a director of Asia Online, is chairman of the board, president and chief executive officer of Concentric Network Corporation.

SERIES C FINANCING

     On March 24, 2000, we sold 11,401,700 shares of Series C preferred stock in a private placement at a purchase price of $8.770653 per share, pursuant to the Series C Preferred Stock Purchase Agreement dated March 24, 2000. See Note 10 of Notes to the Consolidated Financial Statements for a description of the preferred stock. Upon the closing of this offering, each share of Series C preferred stock will automatically convert into one share of common stock. The following directors and beneficial owners of more than 5% of our common stock (assuming the conversion of all shares of preferred stock into common stock) acquired beneficial ownership of Series C preferred stock pursuant to the Series C Preferred Stock Purchase Agreement.

                                                               NUMBER        AGGREGATE
DIRECTORS/5% STOCKHOLDERS                                     OF SHARES    PURCHASE PRICE
-------------------------                                     ---------    --------------
SOFTBANK Technology Ventures V, LP(a).......................  2,182,962    $19,146,002.21
SOFTBANK Technology Ventures Advisors Fund V, LP(a).........     58,148        509,995.93
SOFTBANK Technology Ventures Entrepreneurs Fund V, LP(a)....     39,222        344,002.55
J.P. Morgan International Capital Corporation...............    171,024      1,499,992.16
Sixty Wall Street Fund, LP(b)...............................     57,008        499,997.39
Pequot Private Equity Fund II, L.P.(c)......................    912,132      7,999,993.26
GE Capital Equity Investments, Inc. ........................    114,016        999,994.77
Concentric Network Corporation(d)...........................    570,082      4,999,991.40
Systex Corporation(e).......................................    741,107    $ 6,499,992.33

---------------

(a) Messrs. Feld and Russell, who are the co-chairmen of our board of directors, are managing directors of SBTV V LLC, the general partner of SOFTBANK Technology Ventures V, LP, SOFTBANK Technology Advisors Fund V, LP and SOFTBANK Technology Ventures Entrepreneurs Fund V, LP.

(b) Mr. Fooks, who is a director of Asia Online, is a limited partner in Sixty Wall Street Fund, LP.

(c) Mr. McNiel, who is a director of Asia Online, is a vice president of Pequot Capital Management, Inc., a beneficial owner of the shares held directly by Pequot Private Equity Fund II, LP.

(d) Mr. Nothhaft, who is a director of Asia Online, is chairman of the board, president and chief executive officer of Concentric Network Corporation.

(e) Dr. Huang, who is a director of Asia Online, is chairman of the board of Systex Corporation.

COMMERCIAL TRANSACTIONS

     We made payments to Randolphs.com, a professional consulting firm which has been providing consulting services to technology and communications companies such as US West, Netscape and Philips, since 1992, for services rendered in the amount of $472,329 in the year ended December 31, 1999. In that same period, for services in support of Asia Online, Randolphs.com sustained third-party expenses from external consultants of $214,826 and approximately $230,000 in payroll and benefits for internal consultants. For the six-month period ended June 30, 2000 we made payments to Randolphs.com of $126,813 for internal consulting services in support of Asia Online, and in that same time period, Randolphs.com sustained payroll and benefit expenses of approximately $107,000. Mr. Randolph, chief executive officer and a director of Asia Online, is the sole owner of all of the membership interests in Randolphs.com LLC. We did not pay any consulting fees to Randolphs.com over the above periods for services rendered by Mr. Randolph.

     In July 1999, we entered into a Customlink Virtual Private Network Services Agreement and a Concentric Network Corporation OEM Agreement with Concentric Network Corporation. Under these agreements, we have agreed to a minimum revenue commitment to Concentric Network Corporation of $125,000. Additionally, we are party to a Concentric DSL Agreement, dated as of March 26, 1999 with Concentric Network Corporation. Payments to Concentric under this agreement amounted to $5,644 in 1999 and $2,451 in the six-month period ended June 30, 2000. Mr. Nothhaft is the chief executive officer of Concentric Network Corporation and is also a director of Asia Online. Concentric Network Corporation is also the beneficial owner of approximately 3.5% of our common stock.

     During 1999, we engaged J.P. Morgan Securities Asia Pte. Ltd. as a financial advisor in the review of two acquisition opportunities under a letter agreement dated July 20, 1999. J.P. Morgan International Capital Corporation, an affiliate of J.P. Morgan Securities Asia Pte. Ltd., is a beneficial owner of greater than 5% of the stock of Asia Online. For the year ended December 31, 1999, we paid J.P. Morgan a total of $110,125 representing retainer fees and engagement fees.

     On March 20, 2000, we entered into a Reseller Agreement with Evoke Communications, Inc. for web conferencing and related services. We have agreed to pay various per minute charges for services and to generate or pay to Evoke Communications minimum gross revenues of $500,000 over a twenty four month period from the time of the commencement of services. Bradley A. Feld is a director of Evoke Communications and is also a director of Asia Online.

     On April 27, 1999, we entered into an ISP Service Agreement as amended on November 1, 1999 by the First Amendment to ISP Service Agreement with E-Centric Corporation for Internet communications services. We have agreed to pay a minimum royalty of $75,000 for the nine-month period which commenced on November 1, 1999, and an additional minimum royalty of $60,000 for a six-month extension or $10,000 per month for a longer renewal term, a gross revenue split of 50-50 and hourly fees for engineering services provided. Kevin H. Randolph, chief executive officer and a director of Asia Online, is interim chief executive officer, a director and a shareholder of E-Centric Corporation.

     On June 2, 2000, we executed a Master Agreement with Interliant, Inc. pursuant to which Interliant, Inc. will provide us with a branded web hosting platform and certain consulting and management services. In consideration for use of the web hosting platform, we have agreed to pay an annual license fee of $100,000 in addition to a share of revenues generated in connection with this agreement which represents the higher of 15% or $4 per customer per month. In addition, the agreement provides for payment by us of fees for network management, consulting and support services. Additionally, we are party to a Master Consulting Agreement with Interliant Consulting & Professional Services Inc., a wholly-owned subsidiary of Interliant, Inc., for consulting services at the rate of $150 per hour with a minimum of four hours per incident. Bradley A. Feld is a director and co-chairman of Interliant, Inc. and is also a director of Asia Online. Interliant, Inc. is also a holder of approximately 2.5% of the stock of Asia Online.

BRIDGE LOANS

     On April 30, 1999, we issued warrants to purchase an aggregate of 200,000 shares of its Series A preferred stock at a purchase price of $1.14 per share to four lenders, Nexus Capital Partners I, L.P., MLS-I, L.P., Porcelain Partners, L.P. and Nexus Partners LLC, as consideration for loans in the form of promissory notes in an aggregate amount of $3,500,000 pursuant to a Note and Warrant Purchase Agreement. All of the warrants were cancelled upon the closing of the Series B financing. Nexus

Group, LLC, the general partner of Nexus Capital Partners I, L.P., Nexus Partners, LLC and Porcelain Partners, L.P., is a beneficial owner of greater than 5% of our capital stock.

     We believe that each of the transactions described above was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties. Any future transactions between us and any of our directors, officers or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

                          DESCRIPTION OF CAPITAL STOCK

     Upon the closing of this offering, our authorized capital stock will consist of (a) 155,000,000 shares of common stock, par value $.001 per share, and (b) 44,100,000 shares of preferred stock, par value $.001 per share. The following description of our securities reflects changes that will be made to our certificate of incorporation and bylaws upon the closing of this offering.

     Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors. In the event we liquidate, dissolve or wind up our affairs, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, subscription, conversion or redemption rights.

COMMON STOCK

     As of the date of this prospectus, there are        shares of Class A
voting common stock outstanding and held of record by   stockholders. Under the
restated certificate of incorporation that will become effective upon the closing of this offering, each outstanding share of Class A common stock will be reclassified as one share of common stock, and the restated certificate of incorporation will delete all references to such shares of Class A common stock.
Upon the closing of this offering, there will be           shares of common
stock outstanding (assuming no exercise of the underwriters' over-allotment option).

     Holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting rights in the election of directors. Accordingly, minority stockholders will not be able to elect directors on the basis of their votes alone.

CLASS C NON-VOTING COMMON STOCK

     As of the date of this prospectus, there are        shares of Class C
common stock outstanding and held of record by   stockholders. Upon the closing
of this offering, all outstanding shares of our Class C common stock will be converted at a rate of one share of Class A voting common stock for each share
of Class C common stock into an aggregate of           shares of Class A voting
common stock. Following the reclassification, our certificate of incorporation will be amended and restated to delete all references, to such shares of Class C common stock.

     Generally, the holders of Class C common stock are not entitled to vote on any matter on which our stockholders are entitled to vote, including voting for the election of directors, and shares of Class C common stock are not included in determining the number of shares voting or entitled to vote on any matter. Except for the foregoing voting and conversion features, the Class C common stock is identical to the common stock.

PREFERRED STOCK

     Upon the closing of this offering, provided that the per share price is at least $12.00 (as adjusted for stock splits, dividends, recapitalizations and the like) and the gross cash proceeds to us (before underwriting discounts, commissions and fees) are at least $20,000,000, all outstanding shares of our Series A, Series B-1 and Series C preferred stock, and pursuant to an election by the holders of the shares of Series B-2 preferred stock, all outstanding shares of our Series B-2 preferred stock, will be converted at a rate of one share of Class A voting common stock for each share of preferred stock into an
aggregate of           shares of Class A voting common stock. Following the
conversion, our certificate of incorporation will be amended and restated to delete all references to such shares of preferred stock.

     Under the restated certificate of incorporation that will become effective upon the closing of this offering, our board of directors is authorized, without further stockholder approval, to issue up to an
aggregate of           shares of preferred stock in one or more series. The
board of directors may fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series, and the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices and liquidation preferences.

     The issuance of preferred stock could:

     - adversely affect the voting power of holders of common stock,

     - adversely affect the likelihood that the holders of common stock will receive dividend payments and payments upon liquidation, and

     - delay, defer or prevent a change in control of Asia Online.

     We have no present plans to issue any shares of preferred stock.

REGISTRATION RIGHTS

     After this offering, the holders of      shares of common stock issued upon
conversion of our preferred stock, or their permitted transferees, are entitled to certain rights with respect to the registration of such shares under the Securities Act. If we propose to register any of our securities under the Securities Act for our own account or the account of any of our stockholders other than the holders of the registrable shares, holders of such registrable shares are entitled, subject to certain limitations and conditions, to notice of such registration and are, subject to certain conditions and limitations, entitled to include registrable shares therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. In addition, commencing 180 days after the effective date of the registration statement of which this prospectus is a part, we may be required to prepare and file a registration statement under the Securities Act at our expense if we are requested to do so by either: (i) the holders of at least 20% of the registrable shares, (ii) the holders of 40% of the common stock issued upon conversion of the Series B preferred stock or (iii) the holders of 40% of the common stock issued upon conversion of the Series C preferred stock. We are required to use our best efforts to effect such registration, subject to certain conditions and limitations. We are not obligated to effect more than three of such stockholder-initiated registrations. Further, holders of registrable shares may require us to file an unlimited number of additional registration statements on Form S-3, subject to certain conditions and limitations. The holders of the registrable shares also possess "piggyback" registration rights which entitle them to have their shares registered on registration statements relating to primary or secondary registered public offerings of our securities, subject to certain cutback restrictions in connection with any public offerings of our securities.

     We are required to bear substantially all costs incurred in connection with any such registrations, other than underwriting discounts and commissions. The foregoing registration rights could result in substantial future expenses and adversely affect any future equity or debt offerings.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the corporation's board of directors or unless the business combination is approved in a prescribed manner. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. With certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, fifteen percent (15%) or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

     The following provisions of our restated certificate of incorporation and amended and restated bylaws that will become effective upon the closing of this offering, may have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including attempts that might result in a premium over the market price for the common stock:

     - Board of Director Vacancies

      The board of directors will be authorized to fill vacant directorships and to increase the size of the board of directors. This may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. In addition, stockholders will only be entitled to remove directors for cause with a majority vote of the stockholders entitled to vote;

     - Stockholder Action; Special Meetings of Stockholders

      Our stockholders will not be permitted to take action by written consent, but only at duly called annual or special meetings of stockholders. In addition, special meetings of stockholders may be called only by the chairman of the board, the chief executive officer or a majority of the board of directors;

     - Advance Notice Requirements for Stockholder Proposals and Director Nominations

      Stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must deliver a written notice to our principal executive offices within a prescribed time period. Our amended and restated bylaws also set forth specific requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders; and

     - Authorized but Unissued Shares

      The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to limitations imposed by the Nasdaq National Market. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

     Our amended and restated bylaws that will become effective upon the closing of this offering provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law.

     In addition, our restated certificate of incorporation that will become effective upon the closing of this offering provides that, to the fullest extent permitted by Delaware law, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as directors. This provision of the restated certificate of incorporation does not eliminate the directors' duty of care. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws.

     Each director will continue to be subject to liability for:

     - breach of a director's duty of loyalty to us and our stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions; and

     - any transaction from which a director derived an improper personal benefit.

     We also intend to enter into indemnity agreements with our directors and executive officers and to obtain directors' and officers' liability insurance.

     There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in a claim for indemnification.

LISTING

     We have applied for listing of the common stock on the Nasdaq National Market under the trading symbol "AONL."

TRANSFER AGENT AND REGISTRAR

     We have appointed                                         to serve as the
transfer agent and registrar for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. We cannot predict what effect, if any, market sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the common stock and could impair our future ability to raise capital through the sale of our equity securities.

     Upon the closing of this offering, we will have a total of        shares of
common stock outstanding, assuming no exercise of the underwriters' over-allotment option and no exercise of options. Of the outstanding shares, the shares being sold in this offering will be freely tradable, except that any shares held by our "affiliates" may only be sold in compliance with the
limitations described below. The remaining      shares of common stock will be
"restricted securities" that may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144, 144(k) or 701 promulgated under the Securities Act.

     Subject to the lock-up agreements described below and the provisions of Rules 144, 144(k) and 701, additional shares will become available for sale in the public market as follows:

NUMBER OF SHARES                               DATE
----------------                               ----
  ------------     Upon the date of this prospectus (shares eligible for resale under Rule 144(k) and not subject to lock-up agreements)
  ------------     90 days following the date of this prospectus (shares
                   eligible for resale under Rules 144 and 701 and not subject to lock-up agreements)
  ------------     180 days following the date of this prospectus (lock-up
                   agreements released)

     In general, under Rule 144, a person (or persons whose shares are required to be aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

     - 1% of the then-outstanding shares of common stock (approximately shares immediately after this offering); or

     - the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of that sale is filed.

In addition, a person who is not considered an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell such shares under Rule 144(k) without regard to the volume limitations described above.

     Our employees, directors, officers, consultants or advisers who purchased common stock from us prior to the date we become subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, under written compensatory benefit plans or written contracts relating to the compensation of these persons may rely on Rule 701 with respect to the resale of that stock. Rule 701 also will apply to stock options we granted before we became subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of the options, including exercises after the date of this prospectus. Shares of common stock we issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, persons other than affiliates may sell those shares subject only to the manner of sale provisions of Rule 144. Persons who are affiliates under Rule 144 may sell those shares without compliance with its minimum holding period requirements.

     In addition, following the closing of this offering, we intend to file a
registration statement to register for resale the           shares of common
stock available for issuance under our stock plans. Accordingly, shares issued under those plans will become eligible for resale in the public market from time to time, subject to the lock-up agreements described below and, in the case of affiliates of Asia Online, the volume limitations of Rule 144 described above. As of the date of this prospectus, options and purchase rights
to acquire a total of        shares of common stock are outstanding under our
stock plans,           of which are currently exercisable.

     Directors, officers and certain other stockholders holding an aggregate of shares of common stock have agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days from the date of this prospectus.

     We have agreed not to sell or otherwise dispose of any shares of common stock during the 180-day period following the date of this prospectus, other than the grant of options and purchase rights under our stock plans and the issuance of common stock pursuant thereto.

     Following this offering, certain of our stockholders holding an aggregate
of        shares of common stock will have rights to have their shares of common stock registered for resale under the Securities Act. The exercise of these rights may decrease the market price of our common stock. Please refer to our discussion in "Description of Capital Stock--Registration Rights" for further discussion of these registration rights.

                       UNITED STATES TAX CONSEQUENCES TO
                           NON-UNITED STATES HOLDERS

     The following is a general discussion of the material United States federal income tax consequences of the ownership and disposition of our common stock applicable to Non-United States Holders of this common stock. For the purpose of this discussion, a Non-United States Holder is any holder that for U.S. federal income tax purposes is:

     - an individual that is a non-resident alien;

     - a corporation or other entity taxable as a corporation created or organized under non-U.S. law; or

     - an estate or trust that is not taxable in the United States on its worldwide income.

If a partnership holds our common stock, the tax treatment of each partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

     This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of your particular facts and circumstances, such as being a U.S. expatriate, and does not address any federal estate tax consequences or any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not and will not seek a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions set forth in this discussion.

DIVIDENDS

     Any dividends we pay to a Non-United States Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividends or such lower rate as may be specified by an applicable tax treaty. Dividends received by a Non-United States Holder that are effectively connected with a U.S. trade or business conducted by the Non-United States Holder (or, if a tax treaty applies, are attributable to a U.S. permanent establishment of the Non-United States Holder) are exempt from such withholding tax, provided that the Non-United States Holder furnishes to us or our paying agent a duly completed Form 4224 or W-8ECI (or substitute form). However, those effectively connected dividends, net of certain deductions and credits, are taxed at the same graduated rates applicable to U.S. persons.

     In addition to the graduated tax described above, dividends received by a corporate Non-United States Holder that are effectively connected with a U.S. trade or business of such Non-United States Holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

     A Non-United States Holder of our common stock that is eligible for a reduced rate of withholding tax pursuant to a tax treaty must furnish to us or our paying agent a duly completed Form 1001 or Form W-8BEN (or substitute form) certifying to its qualification for such rate.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-United States Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

     - the gain is effectively connected with a U.S. trade or business of the Non-United States Holder or, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-United States Holder (which gain, in the case of a corporate Non-United States Holder, must also be taken into account for branch profits tax purposes);

     - the Non-United States Holder is an individual who holds his or her common stock as a capital asset (generally, an asset held for investment purposes) and is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

     - we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the holder's holding period for its common stock. We believe that we are not currently and will not become a "United States real property holding corporation" for United States federal income tax purposes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Generally, we must report annually to the Internal Revenue Service the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the recipient's country of residence.

     Dividends paid to a Non-United States Holder at an address within the U.S. may be subject to backup withholding at a rate of 31% if the Non-United States Holder fails to establish that it is entitled to an exemption or to provide a correct taxpayer identification number and other information to the payer. Backup withholding will generally not apply to dividends paid to Non-United States Holders at an address outside the U.S. on or prior to December 31, 2000, unless the payer has knowledge that the payee is a United States person. Under new Treasury Regulations regarding withholding and information reporting, payment of dividends to Non-United States Holders at an address outside the U.S. after December 31, 2000 may be subject to backup withholding at a rate of 31% unless such Non-United States Holder satisfies various certification requirements.

     Under current Treasury Regulations, the payment of proceeds from the disposition of common stock to or through the U.S. office of a broker is subject to information reporting and backup withholding at a rate of 31% unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption. Generally, the payment of proceeds from the disposition by a Non-United States

Holder of common stock outside the U.S. to or through a foreign office of a broker will not be subject to backup withholding but will be subject to information reporting requirements if the broker is:

     - a U.S. person;

     - a "controlled foreign corporation" for U.S. federal income tax purposes;

     - a foreign person 50% or more of whose gross income for certain periods is from the conduct of a U.S. trade or business; or

     - after December 31, 2000, a foreign partnership with certain connections to the United States,

unless the broker has documentary evidence in its files of the holder's non-U.S. status and certain other conditions are met, or the holder otherwise establishes an exemption. Neither backup withholding nor information reporting generally will apply to a payment of proceeds from the disposition of common stock by or through a foreign office of a foreign broker not subject to the preceding sentence.

     In general, the final Treasury Regulations described above do not significantly alter the substantive withholding and information reporting requirements but would alter the procedures for claiming benefits of an income tax treaty and change the certifications procedures relating to the receipt by intermediaries of payments on behalf of the beneficial owner of shares of common stock. Non-United States Holders should consult their tax advisors regarding the effect, if any, of those final Treasury Regulations on an investment in common stock. Those final Treasury Regulations are generally effective for payments made after December 31, 2000.

     Backup withholding is not an additional tax. Rather, the regular tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service.

     The foregoing discussion is a summary of the principal federal income tax consequences of the ownership, sale or other disposition of common stock by Non-United States Holders. This discussion is not exhaustive, and does not address the tax consequences of ownership, sale or other disposition for all types of Non-United States Holders.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting
agreement dated                     , we have agreed to sell to the underwriters
named below, for whom Credit Suisse First Boston Corporation is acting as the representative for the U.S. underwriters and Credit Suisse First Boston (Hong
Kong) Limited is acting as the representative for the international managers, the following respective numbers of shares of common stock:

                                                              NUMBER OF
                     U.S. UNDERWRITERS                         SHARES
                     -----------------                        ---------
Credit Suisse First Boston Corporation......................
          Subtotal..........................................
                                                              --------

                                                              NUMBER OF
                   INTERNATIONAL MANAGERS                      SHARES
                   ----------------------                     ---------
Credit Suisse First Boston (Hong Kong) Limited..............
          Subtotal..........................................
                                                              --------
          Total.............................................
                                                              ========

     The U.S. offering and the international offering are each conditioned upon the closing of the other.

     The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

     We have granted the underwriters a 30-day option to purchase on a pro rata
basis up to           additional shares of common stock from us at the initial
public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

     The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $     per share. The
underwriters and selling group members may allow a discount of $     per share
on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

     The following table summarizes the compensation and estimated expenses we will pay.

                                                    PER SHARE                             TOTAL
                                        ---------------------------------   ---------------------------------
                                            WITHOUT            WITH             WITHOUT            WITH
                                        OVER-ALLOTMENT    OVER-ALLOTMENT    OVER-ALLOTMENT    OVER-ALLOTMENT
                                        ---------------   ---------------   ---------------   ---------------
Underwriting Discounts and Commissions
  paid by us..........................      $                 $                 $                 $
Expenses payable by us................      $                 $                 $                 $

     The underwriters have informed us that they do not expect discretionary sales to exceed to 5% of the shares being offered.

     Pursuant to an agreement between the U.S. underwriters and international managers, each U.S. underwriter has agreed that, as part of its distribution of the common stock and subject to permitted exceptions, it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of common stock or distribute any prospectus relating to the common stock to any person outside the United States or Canada or to any other dealer who does not so agree. Each international manager has agreed that, as part of its distribution of the common stock and subject to permitted exceptions, it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of common stock or distribute any prospectus relating to the common stock in the United States or Canada or to any other dealer who does not so agree. The foregoing limitations do not apply to stabilization transactions or to transactions between the U.S. underwriters and international managers. As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction. "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction, and an offer or sale shall be in the United States or Canada if it is made to (i) any individual resident in the United States or Canada, or (ii) any corporation, partnership, pension, profit-sharing or other trust or entity (including any such entity acting as an investment adviser with discretionary authority) whose office most directly involved with the purchase is located in the United States or Canada.

     We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to any of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.

     Our officers and directors and stockholders holding one percent or more of our common stock have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.

     At our request, the underwriters have reserved for sale up to   shares of
our common stock at the initial public offering price, to directors, officers, employees, business associates and persons otherwise related to us. The number of shares available for sale to the general public will be reduced to the extent these persons purchase these reserved shares. Any reserved shares that are not purchased will be offered by the underwriters to the general public on the same basis as the other shares offered in this offering.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

     Application has been made to have the shares listed on The Nasdaq Stock Market's National Market under the symbol "AONL."

     The representatives on behalf of the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when shares of common stock originally sold by such syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     A prospectus in electronic format will be made available on the web sites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

     No action has been or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of the shares of common stock or possession or distribution of prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who receive this prospectus are advised by us and the underwriters to inform themselves about, and to observe any restrictions as to, the offering of the shares and the distribution of this prospectus.

     With respect to each of the following jurisdictions, each of the international managers has represented and agreed to all of the following:

  United Kingdom

     - it has not offered or sold and prior to the date six months after the date of issue of the shares will not offer or sell any shares of common stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, and

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom, and

     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the common stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  Japan

     - it has not offered or sold, and it will not offer or sell, directly or indirectly, in Japan or to or for the account of any resident of Japan any shares of common stock except (1) under an exemption from the registration requirements of the Securities and Exchange Law of Japan, and (2) in compliance with any other applicable requirements of Japanese law, and

     - it will send to any dealer who purchases from it any shares of common stock a notice stating in substance that, by purchasing the shares, the dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of the shares of common stock, directly or indirectly, in Japan to or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan, and that the dealer will send to any other dealer to whom it sells any shares a notice containing substantially the same statements as are contained in this sentence.

  Hong Kong

     - it has not offered or sold and will not offer to sell in Hong Kong, by means of any document, any shares of common stock other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and

     - it has not issued and will not issue any invitation or advertisement relating to the shares of common stock in Hong Kong (unless permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong, or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

  Singapore

     - it has not and will not offer or sell any shares of common stock or distribute any document or other material relating to the shares, either directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act") (2) to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act, or (3) otherwise pursuant to, and in accordance with the conditions of any other provisions of the Companies Act, Chapter 50 of Singapore, and

     - a copy of this prospectus has been lodged with the Registrar of Companies ad Businesses in Singapore as an information memorandum for the purposes of Section 106D of the Companies Act, Chapter 50 of Singapore. The Registrar of Companies and Businesses in Singapore takes no responsibility as to the contents of this document.

     Purchasers of the shares of common stock in this offering may be required to pay stamp duties and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price per share on the cover page of this prospectus.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

REPRESENTATIONS OF PURCHASERS

     By purchasing the common stock in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom such purchase confirmation is received that:

     - the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

     - where required by law, that the purchaser is purchasing as principal and not as agent, and

     - the purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or recission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgement against the issuer or such persons in Canada or to enforce a judgement obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by the purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one such report must be filed for common stock acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

     Cooley Godward LLP, Boulder, Colorado will pass upon the validity of the shares of common stock offered hereby. Milbank, Tweed, Hadley & McCloy LLP will pass upon certain legal matters in connection with the offering for the underwriters.

                                    EXPERTS

     The consolidated financial statements of Asia Online, Ltd. as of December 31, 1998, 1999 and for
the period from December 8, 1998 (inception) to December 31, 1998 and for the year ended
December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Asia Communications Group Limited, Asia On-line Limited and Asia Online (Phils.) Inc. as of June 30, 1996 and 1997 and 1998 and as of February 26, 1999 and for each of the three years in the period ended June 30, 1998 and for the period from July 1, 1998 to February 26, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of The Message Exchange Pty Limited as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for each of the three years in the period ended June 30, 1999 and for the three months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Flexit Pty Limited (business acquired by Flex Information Technology Pty Limited) as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for each of the three years in the period ended June 30, 1999 and for the three months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Morse Corporation (Australia) Pty Limited (business acquired by Flex Information Technology Pty Limited) as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for each of the three years in the period ended June 30, 1999 and for the three months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of InterACT Technology Group Pty Limited as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for the four months ended June 30, 1997 and for each of the two years in the period ended June 30, 1999 and for the three months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Internet Access Australia Unit Trust (business acquired by Internet Access Australia Pty Limited) as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for each of the three years in the period ended June 30, 1999 and for the three months ended Septem-ber 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Brisbane Internet Technology Pty Limited as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for each of the three years in the period ended June 30, 1999 and for the three months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Dove Australia Pty Limited as of June 30, 1997, 1998 and 1999 and as of September 30, 1999 and for each of the three years in the period ended June 30, 1999 and for the three months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of The Internet Company of New Zealand Limited (renamed Asia Online New Zealand Limited) as of March 31, 1998 and March 31, 1999 and as of September 30, 1999 and as of December 31, 1999 and for each of the two years in the period ended March 31, 1999 and for the six months period ended September 30, 1999 and for the three months period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Utusan Multimedia Sdn Bhd (renamed Asia Online Utusan Sdn Bhd) as of December 31, 1997 and 1998 and 1999 and as of January 28, 2000 and for the period from November 7, 1996 (inception) to December 31, 1997 and for each of the two years in the period ended December 31, 1999 and for the period from January 1, 2000 to January 28, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Macro Systems Limited as of March 31, 1998 and 1999 and as of January 17, 2000 and for the period from March 14, 1997 (inception) to March 31, 1998 and for the year ended March 31, 1999 and for the period from April 1, 1999 to January 17, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Helix Web Services Limited as of December 31, 1998 and 1999 and as of February 1, 2000 and for the period from December 20, 1996 (inception) to December 31, 1998 and for the year ended December 31, 1999 and for the period from January 1, 2000 to February 1, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Metro-Link Services Company Limited and Hope Light Trading Limited as of December 31, 1997 and 1998 and 1999 and as of May 5, 2000 and for each of the three years in the period ended December 31, 1999 and for the period from January 1, 2000 to May 5, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of The Dzign Trust/Diezel Interactive Class Income Unit Trust/Dzign Visual Communications Class Income Unit Trust (businesses acquired by Avonsleigh Pty Limited) as of June 30, 1998 and 1999 and as of June 26, 2000 and for each of the two years in the period ended June 30, 1999 and for the period from July 1, 1999 to June 26, 2000 included in this prospectus have been so included in reliance on the report of Lord & Brown, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including exhibits, schedules and amendments) under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement. For further information about us and our common stock, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. In each instance, please refer to the copy of that contract, agreement or document filed as an exhibit to the registration statement.

     You may read and copy all or any portion of the registration statement or any other information the company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's web site (http://www.sec.gov).

     As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we will file periodic reports, proxy statements and other information with the SEC. You may also inspect these reports, proxy statements and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing interim financial information.

                               ASIA ONLINE, LTD.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Asia Online, Ltd.
  Report of Independent Accountants.........................     F-3
  Consolidated Balance Sheets...............................     F-4
  Consolidated Statements of Operations.....................     F-5
  Consolidated Statements of Changes in Stockholders'
     Deficit................................................     F-6
  Consolidated Statements of Cash Flows.....................     F-8
  Notes to Consolidated Financial Statements................     F-9
Unaudited Pro Forma Condensed Combined Financial Statements
  Overview..................................................    F-26
  Unaudited Pro Forma Condensed Combined Balance Sheet......    F-27
  Unaudited Pro Forma Condensed Combined Statement of
     Operations.............................................    F-28
  Notes to Unaudited Pro Forma Condensed Combined Financial
     Statements.............................................    F-30
Asia Communications Group Limited, Asia On-Line Limited and
  Asia Online (Phils.), Inc. (combining the businesses of
  Asia Online International Inc.)
  Report of the Independent Auditors........................    F-37
  Combined Profit and Loss Accounts.........................    F-38
  Combined Balance Sheets...................................    F-39
  Combined Cash Flow Statements.............................    F-40
  Notes on the Accounts.....................................    F-41
The Message Exchange Pty Limited
  Report of Independent Accountants.........................    F-48
  Profit and Loss Statements................................    F-49
  Balance Sheets............................................    F-50
  Statements of Cash Flows..................................    F-51
  Notes to and Forming Part of the Financial Statements.....    F-52
Flexit Pty Limited (acquired by Flex Information Technology
  Pty Limited)
  Report of Independent Accountants.........................    F-62
  Profit and Loss Account...................................    F-63
  Balance Sheet.............................................    F-64
  Statements of Cash Flows..................................    F-65
  Notes to and Forming Part of the Financial Statements.....    F-66
Morse Corporation (Australia) Pty Limited
  (acquired by Flex Information Technology Pty Limited)
  Report of Independent Accountants.........................    F-77
  Profit and Loss Statement.................................    F-78
  Balance Sheet.............................................    F-79
  Statements of Cash Flows..................................    F-80
  Notes to and Forming Part of the Financial Statements.....    F-81
InterACT Technology Group Pty Limited
  Report of Independent Accountants.........................    F-93
  Profit and Loss Statement.................................    F-94
  Balance Sheet.............................................    F-95
  Statement of Cash Flows...................................    F-96
  Notes to and Forming Part of the Financial Statements.....    F-97
Internet Access Australia Pty Limited
  Report of Independent Accountants.........................   F-113
  Profit and Loss Statement.................................   F-114
  Balance Sheet.............................................   F-115
  Statements of Cash Flows..................................   F-116
  Notes to and Forming Part of the Financial Statements.....   F-117

                                                               PAGE
                                                               ----
Brisbane Internet Technology Pty Limited
  Report of Independent Accountants.........................   F-130
  Profit and Loss Statements................................   F-131
  Balance Sheets............................................   F-132
  Statements of Cash Flows..................................   F-133
  Notes to and Forming Part of the Financial Statements.....   F-134
Dove Australia Pty Limited
  Report of Independent Accountants.........................   F-145
  Profit and Loss Statements................................   F-146
  Balance Sheets............................................   F-147
  Statements of Cash Flows..................................   F-148
  Notes to and Forming Part of the Accounts.................   F-149
The Internet Company of New Zealand Limited
  Report of Independent Auditors............................   F-163
  Statement of Financial Performance........................   F-164
  Statement of Financial Position...........................   F-165
  Retained Earnings/Statement of Movements in Equity........   F-166
  Notes to Financial Statements.............................   F-167
Utusan Multimedia Sdn Bhd
  Report of the Independent Auditors........................   F-171
  Statements of Income......................................   F-172
  Balance Sheets............................................   F-173
  Statements of Cash Flow...................................   F-174
  Statement of Changes in Equity............................   F-175
  Notes to the Accounts.....................................   F-176
Macro Systems Limited
  Report of the Independent Auditors........................   F-181
  Profit and Loss Accounts..................................   F-182
  Balance Sheets............................................   F-183
  Notes to the Accounts.....................................   F-184
Helix Web Services Limited
  Report of the Independent Auditors........................   F-188
  Profit and Loss Accounts..................................   F-189
  Balance Sheets............................................   F-190
  Notes to the Accounts.....................................   F-191
Metro-Link Services Company Limited and Hope Light Trading
  Limited
  Report of the Independent Auditors........................   F-196
  Combined Profit and Loss Accounts.........................   F-197
  Combined Balance Sheets...................................   F-198
  Combined Cash Flow Statements.............................   F-199
  Notes to the Accounts.....................................   F-200
The Dzign Trust, Diezel Interactive Class Income Unit Trust
  and Dzign Visual Communications Class Income Unit Trust
  (businesses acquired by Avonsleigh Pty Limited)
  Report of the Independent Accountants.....................   F-205
  Profit and Loss Statements................................   F-206
  Balance Sheets............................................   F-207
  Statements of Cash Flows..................................   F-208
  Notes to the Accounts.....................................   F-209

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Asia Online, Ltd.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Asia Online, Ltd. and its subsidiaries at December 31, 1998 and December 31, 1999 and the results of their operations and their cash flows for the period from December 8, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS

Hong Kong, SAR China
July 28, 2000

                               ASIA ONLINE, LTD.

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AMOUNTS)

                                                                                                                  JUNE 30,
                                                                                                                    2000
                                                                                                                -------------
                                                                 DECEMBER 31,               JUNE 30,              PRO FORMA
                                                              -------------------   -------------------------   STOCKHOLDERS'
                                                                1998       1999        1999          2000          EQUITY
                                                              --------   --------   -----------   -----------   -------------
                                                                                    (UNAUDITED)   (UNAUDITED)    (UNAUDITED)

ASSETS

Current assets:
  Cash and cash equivalents.................................  $     --   $ 17,207     $ 5,407      $ 63,336
  Short-term investments....................................        --         --          --        21,299
  Accounts receivable, net of provisions of $--, $726, $393
    and $1,007 respectively.................................        --      1,777         563         5,623
  Prepayments...............................................        --        818          70         3,311
  Deposits and other receivables............................        --        852         238         1,862
  Inventory.................................................        --         --          --           621
                                                              --------   --------     -------      --------
        Total current assets................................        --     20,654       6,278        96,052
                                                              ========   ========     =======      ========
Property and equipment, net.................................        --      3,405         693        13,522
Goodwill and other intangible assets, net...................        --     21,227       3,870        33,041
                                                              --------   --------     -------      --------
        Total assets........................................  $     --   $ 45,286     $10,841      $142,615
                                                              ========   ========     =======      ========

LIABILITIES, MINORITY INTEREST, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable..........................................  $     --   $  3,111     $   139      $  3,452
  Accrued expenses..........................................        --      1,164       1,313         5,070
  Other payables............................................        --        806       3,848         3,922
  Deferred revenue..........................................        --        802         376         1,503
  Current portion of capital lease obligations..............        --        151          --           634
                                                              --------   --------     -------      --------
        Total current liabilities...........................        --   $  6,034     $ 5,676      $ 14,581
                                                              ========   ========     =======      ========
Capital lease obligations...................................        --         99          --           855
                                                              --------   --------     -------      --------
        Total liabilities...................................        --      6,133       5,676        15,436
                                                              ========   ========     =======      ========
Minority interest in consolidated subsidiaries..............        --      4,465           2         4,213
                                                              ========   ========     =======      ========
Preferred stock
  Series A voting, $0.001 par value; 8,600,000 shares
    authorized; none, 8,030,689, 7,942,970, 8,030,689 shares
    issued and outstanding..................................        --      9,155       9,055         9,155             --
  Series B-1 voting, $0.001 par value; 12,000,000 shares
    authorized; none, 8,669,910, none and 8,669,910 shares
    issued and outstanding..................................        --     27,538          --        27,538             --
  Series B-2 non-voting, $0.001 par value; 12,000,000 shares authorized; none, 2,349,139, none and 2,349,139 shares
    issued and outstanding..................................        --      7,462          --         7,462             --
  Series C voting, $0.001 par value; 11,500,000 shares
    authorized; none, none, none and 11,401,700 shares
    issued and outstanding..................................        --   --......          --        99,411             --
                                                              --------   --------     -------      --------       --------
                                                                    --     44,155       9,055       143,566             --
                                                              ========   ========     =======      ========       ========
Stockholders' deficit:
  Common stock
    Class A voting, $0.001 par value; 100,000,000 shares
      authorized; 10, 2,638,390, 2,608,390 and 2,599,501
      shares issued and
      outstanding...........................................        --          3           3             3             33
    Class B non-voting, $0.001 par value; 25,000,000 shares
      authorized; no shares issued and outstanding..........        --         --          --
    Class C non-voting, $0.001 par value; 30,000,000 shares
      authorized; none, 385,274, none and 1,005,751 shares
      issued and outstanding................................        --         --          --             1              1
  Additional paid-in capital................................        --      7,499       3,448        22,897        166,433
  Accumulated deficit.......................................        --    (12,507)     (4,517)      (32,684)       (32,684)
  Deferred compensation.....................................        --     (4,387)     (2,826)      (10,975)       (10,975)
  Accumulated other comprehensive income/(loss).............        --        (75)         --           158            158
                                                              --------   --------     -------      --------       --------
        Total stockholders' deficit.........................        --     (9,467)     (3,892)      (20,600)       122,966
                                                              ========   ========     =======      ========       ========
        Total liabilities, minority interest, preferred
          stock and stockholders' deficit...................  $     --   $ 45,286     $10,841      $142,615
                                                              ========   ========     =======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               ASIA ONLINE, LTD.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
        (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                             PERIOD FROM
                                           DECEMBER 8, 1998                   SIX-MONTH PERIODS ENDED
                                            (INCEPTION) TO     YEAR ENDED            JUNE 30,
                                             DECEMBER 31,     DECEMBER 31,   -------------------------
                                                 1998             1999          1999          2000
                                           ----------------   ------------   -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
Revenue:
  Internet access........................     $       --       $    4,979    $    1,431    $    7,306
  Web hosting............................             --              265            51           762
  Professional services..................             --            1,848           359         6,320
                                              ----------       ----------    ----------    ----------
                                                      --            7,092         1,841        14,388
Operating costs and expenses:
  Service costs..........................             --            3,332           987         8,602
  Selling, general and administrative....             --           11,237         3,887        17,918
  Depreciation...........................             --              910           397         1,489
  Amortization...........................             --            2,964           567         5,628
  Stock-based compensation...............                           1,769           521         3,512
                                              ----------       ----------    ----------    ----------
          Total operating costs and
            expenses.....................             --           20,212         6,359        37,149
                                              ==========       ==========    ==========    ==========
Loss from operations.....................             --          (13,120)       (4,518)      (22,761)
Interest income..........................             --              420            10         1,618
Interest expense.........................                             (20)           (9)         (112)
                                              ----------       ----------    ----------    ----------
Loss before minority interest and income
  taxes..................................             --          (12,720)       (4,517)      (21,255)
Income tax...............................             --              (26)           --          (125)
Minority interest in consolidated
  subsidiaries...........................             --              239            --         1,203
                                              ----------       ----------    ----------    ----------
Net loss attributable to common
  stockholders...........................     $       --       $  (12,507)   $   (4,517)   $  (20,177)
                                              ==========       ==========    ==========    ==========
Basic and diluted loss per share
  attributable to common stockholders (in
  dollars):..............................             --       $    (5.53)   $    (2.57)   $    (6.01)
                                              ==========       ==========    ==========    ==========
Shares used in computing basic and
  diluted loss per share:................             --        2,261,744     1,758,057     3,356,805
                                              ==========       ==========    ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                               ASIA ONLINE, LTD.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
(IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA WHICH IS IN THOUSANDS OF SHARES)

                                                 COMMON STOCK
                                   -----------------------------------------
                                         CLASS A               CLASS C
                                   -------------------   -------------------   ADDITIONAL
                                    NO OF                 NO OF                 PAID-IN     ACCUMULATED     DEFERRED
                                    SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT     COMPENSATION
                                   --------   --------   --------   --------   ----------   -----------   ------------
BALANCE AT INCEPTION DECEMBER 8,
  1998...........................        --   $     --         --   $     --    $    --      $     --       $     --
Issuance of common stock.........      0.01         --         --         --         --            --             --
                                   --------   --------   --------   --------    -------      --------       --------
Balance at December 31, 1998.....      0.01         --         --         --         --            --             --
Issuance of common stock.........     3,100          3        385         --      1,343            --             --
Cancellation of common stock.....      (462)        --         --         --         --            --             --
Net loss.........................        --         --         --         --         --       (12,507)            --
Foreign currency translation
  adjustment.....................        --         --         --         --         --            --             --
        Comprehensive loss.......
Grant of restricted stock and
  employee stock options.........        --         --         --         --      6,156            --         (6,156)
Amortization of deferred
  compensation...................        --         --         --         --         --            --          1,769
                                   --------   --------   --------   --------    -------      --------       --------
BALANCE AT DECEMBER 31, 1999.....     2,638   $      3        385   $     --    $ 7,499      $(12,507)      $ (4,387)
                                   ========   ========   ========   ========    =======      ========       ========


                                    ACCUMULATED
                                       OTHER
                                   COMPREHENSIVE
                                      INCOME/
                                      (LOSS)        TOTAL
                                   -------------   --------
BALANCE AT INCEPTION DECEMBER 8,
  1998...........................    $     --      $     --
Issuance of common stock.........          --            --
                                     --------      --------
Balance at December 31, 1998.....          --            --
Issuance of common stock.........          --         1,346
Cancellation of common stock.....          --            --
Net loss.........................          --       (12,507)
Foreign currency translation
  adjustment.....................         (75)          (75)
                                                   --------
        Comprehensive loss.......                   (12,582)
                                                   --------
Grant of restricted stock and
  employee stock options.........          --            --
Amortization of deferred
  compensation...................          --         1,769
                                     --------      --------
BALANCE AT DECEMBER 31, 1999.....    $    (75)     $ (9,467)
                                     ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               ASIA ONLINE, LTD.

(IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA WHICH IS IN THOUSANDS OF SHARES)

                                          COMMON STOCK
                                ---------------------------------
                                    CLASS A           CLASS C                                                  ACCUMULATED
                                ---------------   ---------------   ADDITIONAL                                    OTHER
                                NO OF             NO OF              PAID-IN     ACCUMULATED     DEFERRED     COMPREHENSIVE
                                SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT     COMPENSATION   INCOME/ (LOSS)
                                ------   ------   ------   ------   ----------   -----------   ------------   --------------
(UNAUDITED)
BALANCE AT DECEMBER 31,
  1998........................   0.01    $   --      --    $   --    $    --      $     --       $     --          $ --
Issuance of common stock......  2,608         3      --        --        101                                         --
Net loss......................     --        --      --        --         --        (4,517)            --            --
        Comprehensive loss....
Grant of restricted stock and
  employee stock options......     --        --      --        --      3,347            --         (3,347)           --
Amortization of deferred
  compensation................     --        --      --        --         --            --            521            --
                                -----    ------   -----    ------    -------      --------       --------          ----
BALANCE AT JUNE 30, 1999......  2,608    $    3      --    $   --    $ 3,448      $ (4,517)      $ (2,826)         $ --
                                =====    ======   =====    ======    =======      ========       ========          ====
(UNAUDITED)
BALANCE AT DECEMBER 31,
  1999........................  2,638    $    3     385    $   --    $ 7,499      $(12,507)      $ (4,387)         $(75)
Issuance of common stock......     26        --     621         1      5,298            --             --            --
Cancellation of common
  stock.......................    (64)       --      --        --         --            --             --            --
Net loss......................     --        --      --        --         --       (20,177)            --            --
Foreign currency translation
  adjustment..................     --        --      --        --         --            --             --           233
                                -----    ------   -----    ------    -------      --------       --------          ----
        Comprehensive loss....
                                -----    ------   -----    ------    -------      --------       --------          ----
Grant of restricted stock and
  employee stock options......     --        --      --        --     10,100            --        (10,100)           --
Amortization of deferred
  compensation................     --        --      --        --         --            --          3,512            --
                                -----    ------   -----    ------    -------      --------       --------          ----
BALANCE AT JUNE 30, 2000......  2,600    $    3   1,006    $    1    $22,897      $(32,684)      $(10,975)         $158
                                =====    ======   =====    ======    =======      ========       ========          ====


                                 TOTAL
                                --------
(UNAUDITED)
BALANCE AT DECEMBER 31,
  1998........................  $     --
Issuance of common stock......       104
Net loss......................    (4,517)
                                --------
        Comprehensive loss....    (4,517)
                                --------
Grant of restricted stock and
  employee stock options......        --
Amortization of deferred
  compensation................       521
                                --------
BALANCE AT JUNE 30, 1999......  $ (3,892)
                                ========
(UNAUDITED)
BALANCE AT DECEMBER 31,
  1999........................  $ (9,467)
Issuance of common stock......     5,299
Cancellation of common
  stock.......................        --
Net loss......................   (20,177)
Foreign currency translation
  adjustment..................       233
                                --------
        Comprehensive loss....   (19,944)
                                --------
Grant of restricted stock and
  employee stock options......        --
Amortization of deferred
  compensation................     3,512
                                --------
BALANCE AT JUNE 30, 2000......  $(20,600)
                                ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               ASIA ONLINE, LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                      FOR THE
                                                    PERIOD FROM
                                                    DECEMBER 8,
                                                        1998        FOR THE YEAR    SIX-MONTH PERIODS ENDED
                                                   (INCEPTION) TO      ENDED               JUNE 30,
                                                    DECEMBER 31,    DECEMBER 31,   -------------------------
                                                        1998            1999          1999          2000
                                                   --------------   ------------   -----------   -----------
                                                                                   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to common stockholders.....       $--           $(12,507)      $(4,517)     $(20,177)
Adjustments to net loss:
  Amortization and depreciation..................        --              3,874           964         7,117
  Loss on disposal of fixed assets...............        --                 71            --            --
  Stock-based compensation.......................        --              1,769           521         3,512
  Minority interest in consolidated
     subsidiaries................................        --               (239)           --        (1,203)
Changes in assets and liabilities, net of effects
  from acquisitions:
  Accounts receivable............................        --               (783)         (399)       (3,079)
  Inventory......................................        --                 --            --          (388)
  Prepayments and other current assets...........        --             (1,486)          613        (1,850)
  Deferred revenue and other current
     liabilities.................................        --              1,567           454         2,441
  Accounts payable, tax payable and accrued
     expenses....................................        --              1,444           414         2,912
                                                        ---           --------       -------      --------
Net cash used in operating activities............        --             (6,290)       (1,950)      (10,715)
                                                        ---           --------       -------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries, net of cash
  acquired.......................................        --            (17,176)       (3,655)       (9,420)
Purchase of property and equipment...............        --             (2,351)         (222)       (9,760)
Purchase of short term investments...............        --                 --            --       (21,169)
                                                        ---           --------       -------      --------
Net cash used in investing activities............        --            (19,527)       (3,877)      (40,349)
                                                        ---           --------       -------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net...        --             42,730         7,630        99,411
Proceeds from issuance of common stock...........        --                299         3,604            --
Professional fees associated with future equity
  funding........................................        --                 --            --        (1,947)
Repayment of capital lease obligations...........        --                 --            --          (301)
                                                        ---           --------       -------      --------
Net cash provided by financing activities........        --             43,029        11,234        97,163
                                                        ---           --------       -------      --------
NET INCREASE IN CASH AND CASH EQUIVALENTS........        --             17,212         5,407        46,099
Effect of exchange rate changes..................        --                 (5)           --            30
Cash and cash equivalents at beginning of
  period/year....................................        --                 --            --        17,207
                                                        ---           --------       -------      --------
Cash and cash equivalents at end of
  period/year....................................       $--           $ 17,207         5,407        63,336
                                                        ===           ========       =======      ========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid during the period/year for:
  Interest.......................................       $--           $     20       $     9      $    112
Non-cash activities:
  Series A preferred stock issued for
     acquisitions................................       $--           $  1,425       $ 1,425      $     --
  Class C common stock issued for acquisitions...        --              1,048            --
  Assets acquired under capital leases...........        --                 --            --         1,363

  The accompanying notes are an integral part of these consolidated financial statements.

                               ASIA ONLINE, LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and nature of operations

    Asia Online, Ltd. ("Asia Online" or the "Company", references to which include all subsidiaries unless the context otherwise requires) was incorporated under the laws of the state of Delaware, United States of America, on December 8, 1998 as Conrad ISP Inc. and subsequently changed its name to Asia Online, Ltd. In 1998, the Company earned no income and incurred no expenses. In 1999, the Company acquired nine businesses and in the six-month period ended June 30, 2000 acquired a further six businesses. As of June 30, 2000, the Company provides internet access, web hosting and professional services in Hong Kong, Australia, New Zealand, Malaysia, the Philippines and the United States and is expanding through internal growth and acquisitions in the Asia-Pacific region.

  (b) Basis of presentation

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

  (c) Initial public offering

    In August 2000, the Board of Directors authorized management of the Company to file a registration statement with the Securities and Exchange Commission permitting the Company to sell shares of its common stock to the public. If the initial public offering is closed under the terms presently anticipated, all of the preferred stock as of June 30, 2000, will automatically convert into approximately 30,451,000 shares of common stock. Unaudited pro forma stockholders' equity, as adjusted for the assumed conversion of the preferred stock, is set forth on the balance sheet.

  (d) Risks and uncertainties

    The Company has a limited operating history and its operations are subject to certain risks and uncertainties, including those associated with: its ability to meet its obligations; its continuing losses, negative cash flow and fluctuations in operating results; funding expansion; negotiating, consummating and implementing acquisitions and strategic alliances, including their integration; managing rapid growth and expansion; international business activities; suppliers; financing arrangement terms that may restrict operations; regulatory issues; competition in the internet services industry; technology trends, and evolving industry standards.

    Furthermore, the Company operates in a business that is characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by the Company to anticipate or to respond adequately to technological changes in its industry segments, changes in customer requirements or changes in regulatory requirements or industry standards could have a material adverse effect on the Company's business and operating results.

    The Company's operations are concentrated in the Asia-Pacific region and are subject to the laws, regulations and statutes of the countries in which it does business. Changes in, or new interpretations of, existing laws or regulations or other consequences of doing business in the Asia-Pacific region may have a material adverse effect on the Company's business and operating results.

  (e) Use of estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of

                               ASIA ONLINE, LTD.

  assets and liabilities, revenues and expenses and disclosure of contingencies. Actual results could differ from those estimates.

  (f) Revenue recognition

    Revenue from internet access, web hosting and professional services is recognized as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance, with the amount deferred being based on the underlying product and pricing plan. Access and hosting services are typically billed in advance and revenue is recognized as the services are provided, while time and data fees are billed in arrears and recognized when billed, except for the access plans with prepaid hours where income is recognized on usage of the hours. Professional services can be billed in advance, arrears or installments, and revenue is recognized over the life of the assignment.

  (g) Cash and cash equivalents

    The Company considers all highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

  (h) Short term investments

    Short term investments consist of commercial paper with maturities at acquisition exceeding three months but less than twelve months. The Company has classified its short term investments as held-to-maturity as management intend and are able to hold these investments to maturity. Held-to-maturity securities are stated at amortized cost. Amortization of premiums and accretions of discounts to maturity are included in interest income. As at June 30, 2000 (unaudited), short term investments consisted entirely of commercial paper. No short term investments were held as at June 30, 1999 (unaudited) and December 31, 2000.

  (i) Inventory

    Inventory consists of hardware for systems integration projects and is valued at the lower of cost and net realizable value.

  (j) Concentrations of credit risk

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and investment in corporate securities. The Company manages its credit exposure to cash and investments by limiting this to financial institutions which management believes are of high credit quality, and to short term, investment grade instruments.

    The Company believes that the risk associated with accounts receivable is mitigated by the breadth of the customer base and lack of concentration of customers. The Company maintains an allowance for potential credit losses that it believes to be adequate. No individual customer accounted for more than 10% of net revenues for the year ended December 31, 1999 or more than 10% of accounts receivable at December 31, 1999.

  (k) Property and equipment

    Property and equipment is stated at cost net of accumulated depreciation. Costs for internal use software that are incurred in the preliminary project stage and in the post-implementation/operational stage are expensed as incurred. Costs incurred during the application development stage are capitalized and amortized over the useful lives of the software. Depreciation is computed using the straight line

                               ASIA ONLINE, LTD.

  method incorporating estimated useful lives of the assets, generally three to five years, and is calculated from the date assets are ready for use. Expenditure for maintenance and repairs is expensed as incurred. The carrying value of property and equipment is assessed annually and/or when factors indicating a possible impairment are present. If an impairment is present, the assets are reported at the lower of carrying value or fair value.

  (l) Goodwill and other intangible assets

    Goodwill and other intangible assets -- customer relationships, arise from purchases of companies. Goodwill and customer relationships are amortized on a straight-line basis over a period of three years. The Company periodically reviews goodwill and other intangibles to assess recoverability based upon undiscounted cash flow analyses when factors indicating an impairment are present. If such circumstances arise the carrying value of goodwill and other intangible assets will be reduced by the estimated shortfall in discounted cash flows or other appropriate methods to determine the difference between the carrying value and fair value of goodwill and other intangibles. Any impairment would be recognized in the operating results of the period in which an impairment of value is determined.

  (m) Income taxes

    The Company accounts for income taxes using the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. The Company provides a valuation allowance on deferred tax assets when it is more likely than not that such assets will not be realized. In conjunction with business acquisitions, the Company records acquired deferred tax assets and liabilities. Future reversals of the valuation allowance on acquired deferred tax assets will first be applied against goodwill and other intangibles before recognition of a benefit in the consolidated statements of operations.

  (n) Stock-based compensation

    The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation". Under APB No. 25, compensation cost is, in general, recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Deferred compensation is amortized over the vesting periods, generally three to four years, on an accelerated basis using the model presented in paragraph 24 of Financial Accounting Standards Board ("FASB") Interpretation No. 28. Accordingly, the percentages of deferred compensation amortized in the first, second, third and fourth years following the grant date are approximately 52%, 27%, 15% and 6%, respectively.

  (o) Minority interests

    Minority interests represent the proportionate equity interests of other shareholders in the Company's consolidated subsidiaries which are not wholly-owned.

  (p) Foreign currency translation

    Foreign currency financial statements of foreign operations, where the local currency is the functional currency, are translated using year-end exchange rates for assets and liabilities and average exchange

                               ASIA ONLINE, LTD.

  rates during the year for results of operations and cash flows. Translation gains and losses are reported as a component of common stockholders' deficit.

  (q) Earnings per share

    The Company follows Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" which requires the dual presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income, as adjusted, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during each period.

  (r) Comprehensive income/loss

    The Company follows Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income or loss and its components. Comprehensive income or loss consists of net loss and foreign currency translation adjustments as presented in the consolidated statements of changes in stockholders' deficit.

  (s) Recent accounting pronouncements

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. SFAS No. 133 was to be effective for fiscal years beginning after June 15, 1999, with earlier application permitted as of the beginning of any fiscal quarter subsequent to June 15, 1998. Upon initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be reassessed and documented pursuant to the provisions of SFAS No. 133. Subsequent to the issuance of SFAS No. 133, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133", which defers the effective date of SFAS No. 133 to periods beginning after June 15, 2000. The Company has not committed to, and does not expect to commit to, any derivative instrument transactions and thus does not anticipate that this pronouncement will have a significant effect on its results.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company believes that its current revenue recognition policy is in compliance with SAB 101.

                               ASIA ONLINE, LTD.

2  ACQUISITIONS OF BUSINESSES

                                                                                                         PERCENTAGE
                                                                                          AGGREGATE      OWNERSHIP
NAME OF COMPANY                                   LOCATION           ACQUISITION DATE   PURCHASE PRICE    INTEREST
---------------                                   --------           ----------------   --------------   ----------
                                                                                            (IN THOUSANDS OF US
                                                                                                 DOLLARS,
                                                                                            EXCEPT PERCENTAGES)
ACQUISITIONS IN 1999
Asia Online International Inc. ..........  Hong Kong & Philippines  February 26, 1999       $5,425          100
The Message Exchange Pty Ltd.............  Australia                October 1, 1999          1,874          100
Flex Information Technology
  Pty Ltd................................  Australia                October 14, 1999         4,078           51
Interact Technology Group
  Pty Ltd................................  Australia                October 1, 1999          2,307           60
Internet Access Australia Pty Ltd........  Australia                September 24, 1999       3,585           51
Brisbane Internet Technology
  Pty Ltd................................  Australia                October 7, 1999          1,545           67
Dove Australia Pty Ltd...................  Australia                October 5, 1999          2,216          100
The Internet Company of New Zealand
  Ltd....................................  New Zealand              September 27, 1999       5,557          100
ACQUISITIONS FROM JANUARY 1 TO JUNE 30,
  2000
Utusan Multimedia Sdn. Bhd...............  Malaysia                 January 28, 2000        $4,275           51
Macro Systems Ltd........................  Hong Kong                January 17, 2000         1,356          100
Helix Web Services Ltd...................  Hong Kong                February 1, 2000           916          100
Fast Access Network Pty Ltd..............  Australia                February 22, 2000        3,310          100
Metrolink Services Co Ltd and Hopelight
  Trading Ltd............................  Hong Kong                May 5, 2000              6,826          100
Avonsleigh Pty Ltd.......................  Australia                June 26, 2000            2,031          100

     The companies acquired offer a mix of internet services. Revenues are derived from internet access, web hosting and professional services. Professional services include web design and development and systems integration services.

     Consideration for the acquisitions comprised a combination of cash, promissory notes, newly issued Series A voting preferred stock and newly issued Class C non-voting common stock. Each of the acquisitions was accounted for using the purchase method of accounting. Accordingly, the net assets and results of operations of the acquired companies have been included in the Company's consolidated financial statements from their respective acquisition dates, and the assets and liabilities were recorded based upon their fair values at the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to identifiable customer relationships and goodwill.

     In addition, at the time of the 1999 Australian acquisitions, put and call options contingent upon an event variously termed completion event or trigger event, were entered into with the minority shareholders of the four subsidiary companies in which the Company did not purchase a 100% interest. These four subsidiary companies were Flex Information Technology Pty Ltd, Interact Technology Group Pty Ltd, Internet Access Australia Pty Ltd, and Brisbane Internet Technology Pty Ltd. Under the agreements, a completion event or a trigger event arises as a result of a public offering of Asia Online, Ltd. on a US exchange or contemplation by the Company of such offering, at which point both the Company and the minority shareholders have the right to effect an exchange of the remaining minority shares for a predetermined number of common shares in Asia Online, Ltd. The aggregate number of common shares in Asia Online, Ltd which are subject to such exchange is 2,777,727. For two of the acquisitions, the minority shareholders have the right, but not the obligation, to receive cash in lieu of shares with the amount of cash to be calculated using the initial offer price of the public offering.

     In April 2000, the Company exercised its right to acquire the minority interests in the above four companies. The estimated aggregate cost of the acquisition of these minority interests is $33.1 million

                               ASIA ONLINE, LTD.

consisting of estimated cash payments of $15.6 million with the balance being payable by the issuance of common stock. The acquisitions through the issuance of common stock are expected to be completed by mid-August 2000 and the cash payments are expected to be made in October 2000.

     The following presents the unaudited pro forma results of the Company for the year ended December 31, 1999 as if the acquisitions made in 1999 had been consummated on January 1, 1999. The unaudited pro forma results of operations include certain pro forma adjustments, including the amortization of goodwill relating to the acquisitions. The pro forma financial information is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place at the beginning of the period, nor is it necessarily indicative of results that may occur in the future.

                                                                        YEAR ENDED
                                                                    DECEMBER 31, 1999
                                                               ----------------------------
                                                                       (UNAUDITED)
                                                               (IN THOUSANDS OF US DOLLARS,
                                                                EXCEPT PER SHARE AMOUNTS)
Revenue.....................................................             $15,997
Net loss....................................................             (16,859)
Basic and diluted loss per share............................               (6.68)
                                                                         =======

3  PROVISION FOR DOUBTFUL ACCOUNTS RECEIVABLE

     Movements on the provision for doubtful accounts receivable are as follows:

                                         FOR THE
                                       PERIOD FROM
                                       DECEMBER 8,
                                           1998                              SIX-MONTH
                                       (INCEPTION)      FOR THE            PERIODS ENDED
                                            TO         YEAR ENDED            JUNE 30,
                                       DECEMBER 31,   DECEMBER 31,   -------------------------
                                           1998           1999          1999          2000
                                       ------------   ------------   -----------   -----------
                                                                     (UNAUDITED)   (UNAUDITED)
                                                    (IN THOUSANDS OF US DOLLARS)
Beginning balance....................        --           $ --          $ --         $  726
Charged to expenses..................        --            314            95            357
Acquisitions of subsidiaries.........        --            524           326            155
Debts written off....................        --            (28)          (28)           (92)
Reversals............................        --            (84)           --            (39)
                                           ----           ----          ----         ------
Ending balance.......................        --           $726          $393         $1,007
                                           ====           ====          ====         ======

4  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                DECEMBER 31,             JUNE 30,
                                               ---------------   -------------------------
                                                1998     1999       1999          2000
                                               ------   ------   -----------   -----------
                                                                 (UNAUDITED)   (UNAUDITED)
                                                      (IN THOUSANDS OF US DOLLARS)
Computer software and network equipment......      --   $3,845     $  775        $13,454
Furniture and office equipment...............      --      345        233          1,368
Leasehold improvements.......................      --      125         82            873
                                               ------   ------     ------        -------
                                                   --    4,315      1,090         15,695
Accumulated depreciation.....................      --     (910)      (397)        (2,173)
                                               ------   ------     ------        -------
Property and equipment, net..................      --   $3,405     $  693        $13,522
                                               ======   ======     ======        =======

                               ASIA ONLINE, LTD.

     Property and equipment includes the following amounts acquired under capital leases:

                                                 DECEMBER 31,            JUNE 30,
                                                 -------------   -------------------------
                                                  1998    1999      1999          2000
                                                 ------   ----   -----------   -----------
                                                                 (UNAUDITED)   (UNAUDITED)
Computer software and network equipment........      --   $524      $261         $1,475
Accumulated depreciation.......................      --    (64)      (42)           (70)
                                                 ------   ----      ----         ------
                                                     --   $460      $219         $1,405
                                                 ======   ====      ====         ======

5  GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets consists of the following:

                                               DECEMBER 31,              JUNE 30,
                                             -----------------   -------------------------
                                              1998      1999        1999          2000
                                             -------   -------   -----------   -----------
                                                                 (UNAUDITED)   (UNAUDITED)
                                                     (IN THOUSANDS OF US DOLLARS)
Goodwill...................................  $    --   $ 9,599     $   --        $19,880
Customer relationships.....................       --    14,592      4,437         21,705
                                             -------   -------     ------        -------
Total intangibles, gross...................       --    24,191      4,437         41,585
Accumulated amortization
  -- goodwill..............................       --      (798)        --         (3,048)
  -- customer relationships................             (2,166)      (567)        (5,496)
                                             -------   -------     ------        -------
Total intangibles, net.....................  $    --   $21,227     $3,870        $33,041
                                             =======   =======     ======        =======
Amortization expense
  -- goodwill..............................       --       798         --          2,298
  -- customer relationships................       --     2,166        567          3,330

6  INCOME TAXES

     The components of loss before income taxes and minority interest are as follows:

                                   FOR THE PERIOD FROM
                                       DECEMBER 8,                       SIX-MONTH PERIODS ENDED
                                   1998 (INCEPTION) TO    YEAR ENDED            JUNE 30,
                                      DECEMBER 31,       DECEMBER 31,   -------------------------
                                          1998               1999          1999          2000
                                   -------------------   ------------   -----------   -----------
                                                                        (UNAUDITED)   (UNAUDITED)
                                                    (IN THOUSANDS OF US DOLLARS)
Loss subject to US income taxes
  only...........................       $     --           $ (4,591)      $(1,620)     $ (5,455)
Loss subject to foreign income
  taxes..........................             --             (7,916)       (2,897)      (14,722)
                                        --------           --------       -------      --------
Loss before income tax...........       $     --           $(12,507)      $(4,517)     $(20,177)
                                        ========           ========       =======      ========

                               ASIA ONLINE, LTD.

     Deferred tax assets and liabilities were comprised of the following:

                                   FOR THE PERIOD FROM
                                       DECEMBER 8,                       SIX-MONTH PERIODS ENDED
                                   1998 (INCEPTION) TO    YEAR ENDED            JUNE 30,
                                      DECEMBER 31,       DECEMBER 31,   -------------------------
                                          1998               1999          1999          2000
                                   -------------------   ------------   -----------   -----------
                                                                        (UNAUDITED)   (UNAUDITED)
                                                    (IN THOUSANDS OF US DOLLARS)
Deferred tax assets:
  -- Net operating loss carry
     forward.....................        $    --           $ 4,604        $ 3,130       $ 8,619
  -- Employee compensation.......             --                49             --            49
  -- Depreciation and
     amortization................             --                78             98           116
  -- Allowance for doubtful
     accounts....................             --                74             15            85
                                         -------           -------        -------       -------
Gross deferred tax assets........             --             4,805          3,243         8,869
                                         -------           -------        -------       -------
Deferred tax liabilities
  -- Depreciation &
     amortization................             --               (22)            (2)          (77)
                                         -------           -------        -------       -------
Gross deferred tax liabilities...             --               (22)            (2)          (77)
                                         -------           -------        -------       -------
Net deferred tax asset...........        $    --           $ 4,783        $ 3,241       $ 8,792
                                         -------           -------        -------       -------
Valuation allowance..............        $    --           $(4,783)       $(3,241)      $(8,792)
                                         -------           -------        -------       -------
                                              --                --             --            --
                                         =======           =======        =======       =======

     The Company has reduced the entire net deferred tax asset by a valuation allowance because, in the opinion of management, it is more likely that such benefits will not be currently realized.

     As of December 31, 1999, the Company had US federal and state and foreign net operating loss carryforwards of approximately $3.4 million, $1.7 million and $18.6 million, respectively. These loss carryforwards are available to offset future regular, alternative minimum and foreign taxable income, if any. The US federal operating loss carryforwards expire in 2019 and the state operating loss carryforwards expire in 2004. The US Internal Revenue Code imposes certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occur. Foreign net operating loss carryforwards are available indefinitely.

7  NET LOSS PER SHARE

     Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. However, because the Company generated net losses in all periods presented, potential common stock, comprised of incremental shares of common stock issuable upon the exercise of stock options and upon conversion of convertible preferred stock, are not included in diluted net loss per share attributable to common stockholders because such shares are anti-dilutive.

                               ASIA ONLINE, LTD.

     The following table sets forth for the periods indicated, the computation of basic and diluted net loss per share:

                                      PERIOD FROM
                                      DECEMBER 8,                           SIX-MONTH PERIODS ENDED
                                   1998 (INCEPTION)                                JUNE 30,
                                    TO DECEMBER 31,       YEAR ENDED       -------------------------
                                         1998          DECEMBER 31, 1999      1999          2000
                                   -----------------   -----------------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
                                                     (IN THOUSANDS OF US DOLLARS,
                                                  EXCEPT SHARE AND PER SHARE AMOUNTS)
Net loss attributable to common
  stockholders...................       $    --            $(12,507)         $(4,517)     $(20,177)
Weighted average common shares
  outstanding....................            --               2,262            1,758         3,357
Basic and diluted loss per share
  (in dollars)...................       $    --            $  (5.53)         $ (2.57)     $  (6.01)
                                        =======            ========          =======      ========

     The following table sets forth, potential shares of common stock that are not included in the diluted loss per share calculation because to do so would be anti-dilutive.

                                   PERIOD FROM
                                   DECEMBER 8,                           SIX-MONTH PERIODS ENDED
                                 1998 (INCEPTION)                               JUNE 30,
                                 TO DECEMBER 31,       YEAR ENDED       -------------------------
                                       1998         DECEMBER 31, 1999      1999          2000
                                 ----------------   -----------------   -----------   -----------
                                   (UNAUDITED)         (UNAUDITED)      (UNAUDITED)   (UNAUDITED)
                                                     (IN THOUSANDS OF SHARES)
Weighted average effect of
  common stock equivalents:
Options to purchase common
  stock........................           --                  3                1           120
Shares resulting from the
  conversion of:
Series A preferred stock.......           --              6,564            5,160         8,031
Series B-1 preferred stock.....           --              3,587               --         8,670
Series B-2 preferred stock.....           --                972               --         2,349
Series C preferred stock.......           --                 --               --         6,236
                                      ------             ------            -----        ------
                                          --             11,126            5,161        25,406
                                      ======             ======            =====        ======

8  PRO FORMA NET LOSS PER SHARE (UNAUDITED)

     Pro forma net loss per share attributable to common stockholders for the year ended December 31, 1999 and the six months ended June 30, 2000 is computed using the weighted average number of common shares outstanding, including the pro forma effects of the automatic conversion of convertible preferred stock into common stock effective upon the closing of the Company's initial public offering as if such conversion occurred on January 1, 1999, or at the date of original issuance, if later.

                               ASIA ONLINE, LTD.

     The following table sets forth the computation of pro forma basic and diluted net loss per share:

                                                            YEAR ENDED    SIX-MONTH PERIOD
                                                           DECEMBER 31,    ENDED JUNE 30,
                                                               1999             2000
                                                           ------------   ----------------
                                                            (IN THOUSANDS OF US DOLLARS,
                                                              EXCEPT PER SHARE AMOUNTS)
Net loss attributable to common
  stockholders..........................................     $(12,507)        $(20,177)
                                                             ========         ========
Weighted average shares used in computing basic and
  diluted net loss per share attributable to common
  stockholders..........................................        2,262            3,357
Adjustment to reflect assumed conversion of all
  preferred stock from date of issuance.................       11,123           25,286
                                                             --------         --------
Shares used in computing pro forma basic and diluted net
  loss per share available to common stockholders.......       13,385           28,643
                                                             ========         ========
Basic and diluted pro forma net loss per share
  attributable to common stockholders...................     $ $(0.93)        $  (0.70)
                                                             ========         ========

9  SEGMENT REPORTING

     The Company evaluates performance and makes operational decisions primarily by reference to its geographic markets. The Company has four geographical segments:

     - Australasia

     - Greater China

     - South-East Asia

     - Pacific Islands

     Financial information for these segments is generally prepared in accordance with the accounting policies set out in Note 1. The Company evaluates the performance of its geographic segments based on revenue and earnings or loss before interest, tax depreciation and amortization, non cash compensation and share of corporate costs ("EBITDA"). The Company also has a corporate segment for corporate costs and certain long-lived assets which benefit all geographical segments.

                               ASIA ONLINE, LTD.

     Information about reportable segments is as follows:

                                    FOR THE PERIOD
                                         FROM
                                      DECEMBER 8,                       SIX-MONTH PERIODS ENDED
                                  1998 (INCEPTION) TO    YEAR ENDED             JUNE 30
                                     DECEMBER 31,       DECEMBER 31,   -------------------------
                                         1998               1999          1999          2000
                                  -------------------   ------------   -----------   -----------
                                                                       (UNAUDITED)   (UNAUDITED)
                                                   (IN THOUSANDS OF US DOLLARS
Revenues:
  - Australasia.................             --           $ 2,684        $    --      $  7,352
  - Greater China...............             --             3,834          1,648         5,327
  - South-East Asia.............             --                --             --         1,210
  - Pacific Islands.............             --               574            193           885
                                       --------           -------        -------      --------
                                             --           $ 7,092        $ 1,841      $ 14,774
                                       ========           =======        =======      ========
Segment EBITDA:
  - Australasia.................             --           $  (426)       $    --      $ (3,565)
  - Greater China...............             --            (1,849)        (1,114)       (1,591)
  - South-East Asia.............             --                --             --            (9)
  - Pacific Islands.............             --              (845)          (371)         (759)
  - Corporate...................             --            (4,357)        (1,548)       (6,208)
                                       --------           -------        -------      --------
                                             --           $(7,477)       $(3,033)     $(12,132)
                                       ========           =======        =======      ========
Long-lived assets:
  - Australasia.................             --           $ 1,306        $    --      $  5,377
  - Greater China...............             --               660            630         1,036
  - South-East Asia.............             --                --             --           117
  - Pacific Islands.............             --                93             63           439
  - Corporate...................             --             1,346             --         6,553
                                       --------           -------        -------      --------
                                             --           $ 3,405        $   693      $ 13,522
                                       ========           =======        =======      ========

     Reconciliations of geographic segment revenues and EBITDA to consolidated revenues and loss before interest, income tax and minority interest are as follows:

                                   FOR THE PERIOD FROM
                                       DECEMBER 8,                       SIX-MONTH PERIODS ENDED
                                   1998 (INCEPTION) TO    YEAR ENDED            JUNE 30,
                                      DECEMBER 31,       DECEMBER 31,   -------------------------
                                          1998               1999          1999          2000
                                   -------------------   ------------   -----------   -----------
                                                                        (UNAUDITED)   (UNAUDITED)
                                                    (IN THOUSANDS OF US DOLLARS)
Reconciliation of segment
  revenues:
  Total revenues for reportable
     segments....................         $ --             $  7,092       $ 1,841      $ 14,774
  Inter-segmental revenues.......           --                   --            --          (386)
                                          ----             --------       -------      --------
  Consolidated revenues..........         $ --             $  7,092       $ 1,841      $ 14,388
                                          ====             ========       =======      ========
Reconciliation of segment EBITDA:
  Total profit for reportable
     segments....................         $ --             $ (7,477)      $(3,033)     $(12,132)
  Depreciation and
     amortization................           --               (3,874)         (964)       (7,117)
  Stock compensation expense.....           --               (1,769)         (521)       (3,512)
                                          ----             --------       -------      --------
  Loss from operations...........         $ --             $(13,120)      $(4,518)     $(22,761)
                                          ====             ========       =======      ========

                               ASIA ONLINE, LTD.

10  CAPITAL ACCOUNTS

     The Company is authorized to issue common and preferred stock. Key features of each class of stock are:

  Common stock:

       Class A is voting stock while Classes B and C are non-voting stock. Each share of Class C non-voting stock will be converted automatically into one share of Class A voting common stock on the closing of a firmly underwritten public offering pursuant to an effective registration statement under the US Securities Act of 1933 covering the offer and sale of common stock or when the Company becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the US Securities Exchange Act of 1934.

  Preferred stock:

       Under the Company's restated certificate of incorporation, the Company's convertible preferred stock is issuable in series and the Company's Board of Directors is authorized to fix or alter the rights, preferences, privileges and other terms of each series.

       At various dates in 1999, the Company issued 8,030,689 shares of Series A preferred stock at a price of $1.14 per share for gross proceeds of approximately $9.2 million.

       On August 2, 1999 the Company issued 8,669,910 shares of Series B-1 voting preferred stock at a price of $3.18 per share for gross proceeds of approximately $27.5 million and 2,349,139 shares of Series B-2 non-voting preferred stock at a price of $3.18 per share for gross proceeds of approximately $7.5 million.

       On March 24, 2000 the Company issued 11,401,700 shares of Series C preferred stock at a price of $8.77 per share for gross proceeds of approximately $100 million.

  Voting

       The holder of each share of Series A, B-1 and C preferred stock is entitled to the number of votes equal to the whole number of shares of voting common stock into which such stock is convertible on the date of the vote. Series B-2 preferred stock is non-voting.

  Dividends

       The holders of Series A, B and C are entitled to receive non-cumulative annual cash dividends, in preference to the holders of any other stock of the company, at the rate of 8% of the original issue price of each outstanding Series A, B and C preferred shares. The Series C preferred stock has preference over the Series B preferred stock which in turn has preference over Series A preferred stock in the payment of dividends.

       As of December 31, 1999 and June 30, 2000, no dividends on convertible preferred stock or common stock have been declared.

  Liquidation

       Upon any liquidation, dissolution or winding up of the Company, the holders of preferred stock are entitled to receive an amount equal to the original issue price of each preferred share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus any declared but unpaid dividends, in preference to holders of common stock. Series C preferred shares have preference to

                               ASIA ONLINE, LTD.

  Series B preferred shares which have preference to Series A preferred shares in respect of such payments. After the payment of the above amounts, the assets of the Company available for distribution shall be distributed ratably to the holders of common stock and preferred stock on an as-if-converted to common stock basis. The consolidation or merger of the Company with or into another entity where the holders of all voting securities of the Company own less than 50% of the outstanding voting power of the surviving entity following the consolidation or merger, or the sale or disposition of all or substantially all the assets of the Company, are each regarded as a liquidation.

  Conversion

       Preferred stock of any series may at any time, at the option of the holder, be converted into fully paid voting common stock or Class B common stock.

       The closing of a firmly underwritten public offering pursuant to an effective registration statement under the US Securities Act of 1933 covering the offer and sale of common stock automatically results in conversion of all preferred stock to common stock if the price per share in the public offering is at least $12 and the gross proceeds to the Company are at least $20 million. Series A, B-1 and C preferred stock will be converted to Series A voting common stock and Series B-2 to Class B common stock.

  Redemption

       The Company is obligated to redeem any series of preferred shares if a majority of holders of that series so require. Redemption will be in three equal annual installments beginning in February 2004 for the amount of the original issue price of each share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus any declared but unpaid dividends.

11  STOCK COMPENSATION PLAN AND ISSUANCE OF RESTRICTED STOCK

     In February 1999 the Company adopted an equity incentive plan, the general purpose of which is to secure and retain key employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company. Recipients are given an opportunity to benefit from increases in the value of the Company's common stock through the granting of stock awards.

     Incentive stock options have been awarded by the Board, which is administering the plan. As of June 30, 2000, the Company has reserved 3,554,120 (unaudited) common shares for issuance under the plan. Options become exercisable based on a vesting schedule determined by the Board at the grant date, generally over four years with 25% vesting following the first year of employment and 2.08% per month in each of the subsequent 36 months of employment. The options expire ten years after the grant date.

     The Company authorized the sale of 2,970,880 shares of restricted stock to ten employees on dates between February 10, 1999 and April 30, 1999 at $0.02 and $0.11 per share pursuant to a founder stock purchase agreement. The first 33% vested one year after the initial purchase with the remainder vesting monthly over the following two-year period. The Company repurchased 526,389 shares of unvested stock upon the termination of three of the employees.

     As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, the Company has elected to account for compensation expense in respect of awards of stock options to employees using the intrinsic-value method of accounting for stock-based awards. The following table reflects the Company's pro forma net loss and loss per share had the Company elected to adopt the fair value approach of SFAS No. 123 (which charges earnings for the estimated fair value of stock options). The fair value of these

                               ASIA ONLINE, LTD.

stock options was estimated using the Black Scholes option-pricing model and the following assumptions; expected volatility of 0%; a risk free interest rate of 6%, a dividend yield of 0% and expected option life of 6 years.

                                      FOR THE PERIOD FROM
                                          DECEMBER 8,                              SIX-MONTH
                                      1998 (INCEPTION) TO    YEAR ENDED     PERIODS ENDED JUNE 30,
                                         DECEMBER 31,       DECEMBER 31,   -------------------------
                                             1998               1999          1999          2000
                                      -------------------   ------------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
                                            (IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE DATA)
Net loss as reflected in the
  statements of operations..........       $     --           $(12,507)      $(4,517)     $(20,177)
Additional compensation costs.......             --                (95)           (5)         (145)
                                           --------           --------       -------      --------
Pro forma net loss..................       $     --           $(12,602)      $(4,522)     $(20,322)
                                           ========           ========       =======      ========
Basic and diluted net loss per share
  (in dollars)
  -- As reported....................       $     --           $  (5.53)      $ (2.57)     $  (6.01)
                                           ========           ========       =======      ========
Pro forma basic and diluted net loss
  per share (in dollars)............       $     --           $  (5.57)      $ (2.57)     $  (6.05)
                                           ========           ========       =======      ========

     The effects of applying SFAS 123 in this pro forma disclosure may not be indicative of future amounts.

     A summary of the changes in restricted stock awards and stock options outstanding during the period from December 8, 1998 to June 30, 2000 is set out below:

                                                                                        WEIGHTED        OPTIONS
                                                                                         AVERAGE    EXERCISABLE AT
                                         RESTRICTED          OPTIONS                    EXERCISE      THE END OF
                                            STOCK          OUTSTANDING     PRICE PER      PRICE       THE PERIOD
                                       (NO. OF SHARES)   (NO. OF SHARES)     SHARE      PER SHARE   (NO. OF SHARES)
                                       ---------------   ---------------   ----------   ---------   ---------------
BALANCE AT DECEMBER 8, 1988..........            --                --              --        --             --
Granted..............................            --                --              --        --             --
Canceled/forfeited...................            --                --              --        --             --
Exercised............................            --                --              --        --             --
                                          ---------         ---------                     -----         ------
BALANCE AT DECEMBER 31, 1998.........            --                --              --        --             --
                                          ---------         ---------                     -----         ------
Granted..............................     2,970,880           110,000      $0.02-0.11     $0.05             --
Canceled/forfeited...................            --                --              --        --             --
Exercised............................            --          (100,000)     $     0.11     $0.11         10,000
                                          ---------         ---------                     -----         ------
BALANCE AT JUNE 30, 1999.............     2,970,880            10,000                     $0.05         10,000
                                          ---------         ---------                     -----         ------
Granted..............................            --           577,500      $0.11-0.32     $0.27             --
Canceled/forfeited...................      (462,500)          (30,000)     $0.11-0.32     $0.12             --
Exercised............................            --           (30,000)     $     0.32     $0.32             --
                                          ---------         ---------                     -----         ------
BALANCE AT DECEMBER 31, 1999.........     2,508,380           527,500                     $0.08         10,000
                                          ---------         ---------                     -----         ------
Granted (unaudited)..................            --         2,116,782      $0.32-8.00     $1.02             --
Canceled/forfeited (unaudited).......       (63,889)         (317,496)     $0.02-8.00     $0.46             --
Exercised (unaudited)................            --           (25,000)     $0.11-0.32     $0.24             --
                                          ---------         ---------                     -----         ------
BALANCE AT JUNE 30, 2000
  (UNAUDITED)........................     2,444,491         2,301,786                     $0.47         10,000
                                          =========         =========                     =====         ======

                               ASIA ONLINE, LTD.

     A summary of the restricted stock and stock options outstanding at December 31, 1999 and June 30, 2000 (unaudited) is as follows:

                                                          OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                                 -------------------------------------   -------------------
                                                                 WEIGHTED     WEIGHTED             WEIGHTED
                                                                 AVERAGE      AVERAGE               AVERAGE
                                                   NUMBER       REMAINING     EXERCISE             EXERCISE
EXERCISE PRICE                                   OUTSTANDING   LIFE (YEARS)    PRICE     NUMBER      PRICE
--------------                                   -----------   ------------   --------   -------   ---------
December 31, 1999
  $0.02........................................   2,033,380        2.15        $0.02         --         --
  $0.11........................................     615,000        2.56        $0.11     10,000      $0.11
  $0.32........................................     387,500        3.83        $0.32         --         --
                                                  ---------       -----                  ------
                                                  3,035,880        2.45                  10,000
                                                  =========       =====                  ======
June 30, 2000 (unaudited)
  $0.02........................................   1,969,491        1.66        $0.02         --         --
  $0.11........................................     605,000        2.06        $0.11         --         --
  $0.32........................................   1,941,194        3.52        $0.32         --         --
  $4.40........................................     101,327        3.81        $4.40         --         --
  $8.00........................................     129,265        3.92        $8.00         --         --
                                                  ---------       -----                  ------
                                                  4,746,277        2.21                      --
                                                  =========       =====                  ======

     The weighted average fair value of restricted stock and options granted during each of the years ended December 31, 1998 and December 31, 1999 and the six-month period ended June 30, 1999 and June 30, 2000 was $0, $1.80, $1.22 and $6.11 respectively.

12  RELATED PARTY TRANSACTIONS

     (a) The Company pays fees for marketing, business development and management consulting to Randolphs.com LLC pursuant to a consulting agreement with a 60-day notification for termination by either party. These services, which are charged at hourly or daily rates, amounted to $0 for the period from December 8, 1998 (inception) to December 31, 1998, $472,329 in the year ended December 31, 1999, $189,794 (unaudited) in the six-month period ended June 30, 1999 and $78,313 (unaudited) in the six-month period ended June 30, 2000. Kevin Randolph, the Chief Executive Officer and a director of the Company, is the sole owner of all of the membership interests in Randolphs.com LLC.

     (b) The Company has entered into a Customlink Virtual Private Network Services Agreement, dated as of July 19, 1999, and a Concentric Network Corporation OEM Agreement, dated as of July 19, 1999, each by and between the Company and Concentric Network Corporation ("Concentric"). The Company has agreed to a minimum revenue commitment of $125,000 which may be combined over both agreements.

     The Company is party to a Concentric DSL Agreement, dated as of March 26, 1999, with Concentric. The Company paid Concentric $5,644 in the year ended December 31, 1999, $2,822 (unaudited) in the six-month period ended June 30, 1999 and $2,451 (unaudited) in the six-month period ended June 30, 2000 under this contract.

     Henry Nothhaft is the chief executive officer of Concentric and is also a director of the Company. Concentric is also a stockholder of the Company.

     (c) On June 2, 2000, the Company executed a one year Master Agreement with Interliant, Inc. describing the terms of a strategic relationship between the parties whereby, among other things, Interliant Inc. will provide the Company with a branded web hosting platform. In consideration for use of

                               ASIA ONLINE, LTD.

the web hosting platform, the Company agrees to pay an annual license fee of $100,000 and an amount equal to the higher of 15% of revenue derived from the web hosting platform, or $4 per customer of the web hosting platform per month.

     The Company is party to a Master Consulting Agreement, with Interliant Consulting & Professional Services Inc., an affiliate of Interliant, Inc., under which the Company receives consulting services for the period from January 3, 2000 to December 31, 2000. These services, which are charged at the rate of $150 per hour with a minimum of four hours amounted to $71,546 (unaudited) in the six-month period ended June 30, 2000.

     Bradley A. Feld is a director and co-chairman of Interliant, Inc. and is also a director of the Company. Interliant Inc. is also a stockholder of the Company.

     (d) During 1999, the Company engaged JP Morgan as a financial advisor in the review of two acquisition opportunities. For the year ended December 31, 1999, the Company paid JP Morgan a total of $110,125 representing a combination of retainer fees and engagement fees. The Company paid $0 (unaudited) in the six-month period ended June 30, 1999 and, $0 (unaudited) in the six-month period ended June 30, 2000

     JP Morgan International Capital Corporation is a stockholder of the Company.

     (e) The Company has entered into an ISP Service Agreement, dated as of April 27, 1999, and First Amendment to ISP Service Agreement, dated as of November 1, 1999, with E-Centric Corporation. The Company has agreed to pay a $75,000 initial royalty fee for the nine months period commencing November 1, 1999, another $60,000 for any six month extension or $10,000 per month for a longer renewal term, and $100 per hour for the engineering services provided. Gross revenues will be split 50%/50% for engineering services between the two parties. The Company paid $75,000 initial royalty fee and services amount to an additional $37,900 in the year ended December 31, 1999, $0 (unaudited) in the six-month period ended June 30, 1999 and, $6,200(unaudited) in the six-month period ended June 30, 2000.

     Kevin Randolph, the Chief Executive Officer and a director of the Company, is also the interim Chief Executive Officer and stockholder of E-Centric.

13  COMMITMENTS AND CONTINGENCIES

  (a) Operating leases

       The Company rents offices and communication equipment under operating lease agreements. The net aggregate future lease payments under non-cancellable operating leases at December 31, 1999 and June 30, 2000 (unaudited) are payable as follows:

                 YEARS ENDING DECEMBER 31,                     (IN THOUSANDS OF
                 -------------------------                       US DOLLARS)
  2000......................................................        $1,021
  2001......................................................           836
  2002......................................................           471
  2003......................................................            63
  2004 and thereafter.......................................           139
                                                                    ------
                                                                    $2,530
                                                                    ======

                               ASIA ONLINE, LTD.

                   YEARS ENDING JUNE 30,
                   ---------------------                       (UNAUDITED)
  2001......................................................     $1,916
  2002......................................................      1,324
  2003......................................................        817
  2004......................................................        263
  2005 and thereafter.......................................        295
                                                                 ------
                                                                 $4,615
                                                                 ======

  (b) Capital leases

       Future minimum payments under capital lease obligations consist of the following at December 31, 1999 and June 30, 2000 (unaudited):

                  AS OF DECEMBER 31, 1999:
                 YEARS ENDING DECEMBER 31,                     (IN THOUSANDS OF
                 -------------------------                       US DOLLARS)
  2000......................................................         $173
  2001......................................................          114
                                                                     ----
Total minimum lease payments................................          287
Amount representing interest................................          (37)
                                                                     ----
Present value of capital lease obligations..................          250
Current portion.............................................         (151)
                                                                     ----
Capital lease obligations, non-current portion..............         $ 99
                                                                     ====

                    AS OF JUNE 30, 2000:
                   YEARS ENDING JUNE 30,
                   ---------------------                       (UNAUDITED)
  2001......................................................     $  740
  2002......................................................        575
  2003......................................................        323
  2004......................................................         23
                                                                 ------
Total minimum lease payments................................      1,661
Amount representing interest................................       (172)
                                                                 ------
Present value of capital lease obligations..................      1,489
Current portion.............................................       (634)
                                                                 ------
Capital lease obligations, non-current portion..............     $  855
                                                                 ======

                                ASIA ONLINE, LTD

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     During the period beginning February 26, 1999 through July 31, 2000, Asia Online, Ltd. (the "Company") completed fifteen business acquisitions, whereby the Company acquired either 100% or a majority of the voting stock of companies operating in businesses in the Asia-Pacific region (the "Completed Acquisitions"). Additionally, the Company has entered into agreements to acquire Spirit Networks Pty Ltd and India Domain Web Services Private Limited (the "Pending Acquisitions"). All of the Completed and Pending Acquisitions have been or will be accounted for using the purchase method of accounting. The Completed and Pending Acquisitions are described in Note 1-Basis of Presentation, to the accompanying unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives effect to the acquisition of the minority interests in Flex Information Technology Pty Ltd, Interact Technology Group Pty Ltd, Internet Access Australia Pty Ltd and Brisbane Internet Technology Pty Ltd all of which occurred or will occur subsequent to June 30, 2000, and the conversion of preferred stock into common stock. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the six-month period ended June 30, 2000 give effect to the Completed and Pending Acquisitions, as though these acquisitions had occurred on January 1, 1999.

     The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the results of operations that would actually have occurred if the transactions had been consummated as of January 1, 1999 and is not intended to indicate the expected results for any future period. These statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company, and the financial statements of certain of the Completed Acquisitions, included herein.

                                ASIA ONLINE, LTD

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 2000

                                                                     HISTORICAL
                                                              ------------------------
                                                                           COMPLETED
                                                                              AND
                                                                            PENDING
                                                                         ACQUISITIONS     PRO FORMA
                                                                         SUBSEQUENT TO   ADJUSTMENTS
                                                                ASIA     JUNE 30, 2000      (SEE
                                                               ONLINE    (SEE NOTE 2)      NOTE 5)      PRO FORMA
                                                              --------   -------------   -----------    ---------
                                                                         (IN THOUSANDS OF US DOLLARS)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 63,336     $      4       $(15,642)(d)  $ 46,910
                                                                                              (788)(a)
  Short-term investments....................................    21,299           --                       21,299
  Accounts receivable.......................................     5,623           29                        5,652
  Prepayments...............................................     3,311           28                        3,339
  Deposits and other receivables............................     1,862           25                        1,887
  Inventory.................................................       621           --                          621
                                                              --------     --------       --------      --------
         Total current assets...............................    96,052           86        (16,430)       79,708
                                                              --------     --------       --------      --------
Property and equipment, net.................................    13,522           36                       13,558
Goodwill and other intangibles, net.........................    33,041           --            832(b)     64,169
                                                                                            30,296(d)
                                                              --------     --------       --------      --------
         Total assets.......................................  $142,615     $    122       $ 14,698      $157,435
                                                              ========     ========       ========      ========

LIABILITIES, MINORITY INTEREST, PREFERRED STOCK AND
  STOCKHOLDERS' (DEFICIT)/EQUITY

Current liabilities:
  Accounts payable..........................................  $  3,452     $     51                     $  3,503
  Accrued expenses..........................................     5,070           --                        5,070
  Other payables............................................     3,922           13                        3,935
  Deferred revenue..........................................     1,503           --                        1,503
  Current portion of capital leases obligations.............       634           --                          634
  Bank overdraft............................................        --            4             --             4
                                                              --------     --------       --------      --------
         Total current liabilities..........................    14,581           68                       14,649
                                                              --------     --------       --------      --------
Capital lease obligations...................................       855           --                          855
                                                              --------     --------       --------      --------
         Total liabilities..................................    15,436           68                       15,504
                                                              --------     --------       --------      --------
Minority interest in consolidated subsidiaries..............     4,213           --         (2,848)(d)     1,378
                                                                                                13(f)
                                                              --------     --------       --------      --------
Preferred stock.............................................   143,566           --       (143,566)(c)        --
                                                              --------     --------       --------      --------
Stockholders' (deficit)/equity:
Common stock................................................         4           15             30(c)         36
                                                                                               (15)(f)
                                                                                                 2(d)
Additional paid in capital..................................    22,897           22             85(a)    184,018
                                                                                           143,536(c)
                                                                                            17,500(d)
                                                                                               (22)(f)
Accumulated (deficit)/profit................................   (32,684)          17            (17)(f)   (32,684)
Deferred compensation.......................................   (10,975)          --                      (10,975)
Accumulated other comprehensive income......................       158           --                          158
                                                              --------     --------       --------      --------
         Total stockholders' (deficit)/equity...............   (20,600)          54        161,099       140,553
                                                              --------     --------       --------      --------
         Total liabilities, minority interest, preferred
           stock and stockholders' equity...................  $142,615     $    122       $ 14,698      $157,435
                                                              ========     ========       ========      ========

                See accompanying notes to pro forma statements.

                                ASIA ONLINE, LTD

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                               HISTORICAL
                                      ----------------------------
                                                       COMPLETED
                                                      AND PENDING       PRO FORMA
                                                      ACQUISITIONS     ADJUSTMENTS
                                      ASIA ONLINE     (SEE NOTE 3)     (SEE NOTE 5)      PRO FORMA
                                      -----------     ------------     ------------     -----------
                                      (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
REVENUE
Internet access.....................  $    4,979      $    10,564      $        --      $    15,543
Web hosting.........................         265              624               --              889
Professional services...............       1,848            8,810               --           10,658
                                      ----------      -----------      -----------      -----------
                                           7,092           19,998               --           27,090
                                      ----------      -----------      -----------      -----------
Operating costs and expenses:
  Service costs.....................       3,332           11,368               --           14,700
  Selling, general and
     administrative.................      11,237            8,003               --           19,240
  Depreciation......................         910              665               --            1,575
  Amortization......................       2,964               --           20,400(e)        23,364
  Stock-based compensation..........       1,769               --               --            1,769
                                      ----------      -----------      -----------      -----------
          Total operating costs and
            expenses................      20,212           20,036           20,400           60,648
                                      ----------      -----------      -----------      -----------
Loss from operations................     (13,120)             (38)         (20,400)         (33,558)
Interest income.....................         420                9               --              429
Interest expense....................         (20)             (90)              --             (110)
                                      ----------      -----------      -----------      -----------
Loss before minority interest and
  income taxes......................     (12,720)            (119)         (20,400)         (33,239)
Income tax..........................         (26)             (69)              --              (95)
Minority interest in consolidated
  subsidiaries......................         239               --             (239)(d)          (44)
                                                                               (44)(f)
                                      ----------      -----------      -----------      -----------
Net loss attributable to common
  stockholders......................  $  (12,507)     $      (188)     $   (20,683)     $   (33,378)
                                      ==========      ===========      ===========      ===========
Basic and diluted loss per share
  attributable to common
  stockholders (in dollars):........  $    (5.53)                                       $     (2.03)
                                      ==========                                        ===========
Shares used in computing basic and
  diluted loss per share:...........   2,261,744                        14,205,551(g)    16,467,295
                                      ==========                                        ===========

                See accompanying notes to pro forma statements.

                                ASIA ONLINE, LTD

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      SIX-MONTH PERIOD ENDED JUNE 30, 2000

                                                HISTORICAL
                                       -----------------------------
                                                         COMPLETED
                                                        AND PENDING      PRO FORMA
                                                       ACQUISITIONS     ADJUSTMENTS
                                       ASIA ONLINE     (SEE NOTE 4)     (SEE NOTE 5)        PRO FORMA
                                       ------------    -------------   --------------      ------------
                                        (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
REVENUE
Internet access......................   $    7,306      $      580     $          --       $     7,886
Web hosting..........................          762             112                --               874
Professional services................        6,320           1,997                --             8,317
                                        ----------      ----------     -------------       -----------
                                            14,388           2,689                --            17,077
                                        ----------      ----------     -------------       -----------
Operating costs and expenses:
  Service costs......................        8,602           1,615                --            10,217
  Selling, general and
     administrative..................       17,918           1,147                --            19,065
  Depreciation.......................        1,489              72                --             1,561
  Amortization.......................        5,628              --             5,884(e)         11,512
  Stock-based compensation...........        3,512              --                --             3,512
                                        ----------      ----------     -------------       -----------
          Total operating costs and
            expenses.................       37,149           2,834             5,884            45,867
                                        ----------      ----------     -------------       -----------
Loss from operations.................      (22,761)           (145)           (5,884)          (28,790)
Interest income......................        1,618               1                --             1,619
Interest expense.....................         (112)            (32)               --              (144)
                                        ----------      ----------     -------------       -----------
Loss before minority interest and
  income taxes.......................      (21,255)           (176)           (5,884)          (27,315)
Income tax...........................         (125)             --                --              (125)
Minority interest in consolidated
  subsidiaries.......................        1,203              --            (1,193)(d)            --
                                                                                 (10)(f)
                                        ----------      ----------     -------------       -----------
Net loss attributable to common
  stockholders.......................   $  (20,177)     $     (176)    $      (7,087)      $   (27,440)
                                        ==========      ==========     =============       ===========
Basic and diluted loss per share
  attributable to common stockholders
  (in dollars):......................   $    (6.01)                                        $     (0.89)
                                        ==========                                         ===========
Shares used in computing basic and
  diluted loss per share:............    3,356,805                        27,601,863(g)     30,958,668
                                        ==========                                         ===========

                See accompanying notes to pro forma statements.

                                ASIA ONLINE, LTD

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

     Through July 31, 2000, the Company has completed or anticipates completing the following acquisitions. All of the Completed and Pending Acquisitions have been or will be accounted for using the purchase method of accounting. Under the purchase method of accounting the purchase price is allocated to assets acquired, including intangibles, and liabilities assumed based on their respective fair values on the acquisition date.

                                                        OWNERSHIP
                                                       PERCENTAGE
                                                         FOR THE                           CONSIDERATION
                                                        COMPLETED     --------------------------------------------------------
                                                       AND PENDING                             CLASS C
                                                      ACQUISITIONS                            NON-VOTING
                                                         THROUGH                 PROMISSORY     COMMON     PREFERRED
COMPLETED ACQUISITIONS          ACQUISITION DATE(S)   JULY 31, 2000    CASH        NOTES        STOCK        STOCK      TOTAL
----------------------          -------------------   -------------   -------    ----------   ----------   ---------   -------
                                                                                    (IN THOUSANDS OF US DOLLARS)
Asia Online International Inc.
  ("ACGL")(a).................   February 26, 1999         100        $ 4,000      $   --       $   --      $1,425     $ 5,425
The Message Exchange Pty Ltd
  ("TMX").....................     October 1, 1999         100          1,640          --           --          --       1,640
Flex Information..............    October 14, 1999          51          2,297       1,482           --          --       3,779
  Technology Pty Ltd
    ("Flex")..................       July 14, 2000        24.5             --          --        4,973          --       4,973
                                  To be determined        24.5         11,340(b)       --           --          --      11,340
                                                          ----        -------      ------       ------      ------     -------
                                                           100         13,637       1,482        4,973          --      20,092
                                                          ----        -------      ------       ------      ------     -------
Interact Technology...........     October 1, 1999          60          1,380         690           --          --       2,070
  Group Pty Ltd
    ("Interact")..............       July 25, 2000          40             --          --        3,786          --       3,786
                                                          ----        -------      ------       ------      ------     -------
                                                           100          1,380         690        3,786          --       5,856
                                                          ----        -------      ------       ------      ------     -------
Internet Access...............  September 24, 1999          51             --       3,320           --          --       3,320
  Australia Pty Ltd ("IAA")...    To be determined          49             --          --        8,743          --       8,743
                                                          ----        -------      ------       ------      ------     -------
                                                           100             --       3,320        8,743          --      12,063
                                                          ----        -------      ------       ------      ------     -------
Brisbane Internet.............     October 7, 1999          67          1,307          --           --          --       1,307
  Technology Pty Ltd
    ("BIT")...................    To be determined          33          4,302(b)       --           --          --       4,302
                                                          ----        -------      ------       ------      ------     -------
                                                           100          5,609          --           --          --       5,609
                                                          ----        -------      ------       ------      ------     -------
Dove Australia Pty Ltd
  ("Dove")....................     October 5, 1999         100          1,980          --           --          --       1,980
The Internet Company of New
  Zealand Ltd ("ICONZ").......  September 27, 1999         100          4,190          --        1,050          --       5,240
Utusan Multimedia Sdn Bhd
  ("Utusan")..................    January 28, 2000          51          4,111          --           --          --       4,111
Macro Systems Ltd ("Macro")...    January 17, 2000         100          1,218          --           76          --       1,294
Helix Web Services Ltd
  ("Helix")...................    February 1, 2000         100            770          --           87          --         857
Fast Access Network Pty Ltd
  ("FAN").....................   February 22, 2000         100          1,523          --        1,716          --       3,239
Metro-Link Services Co Ltd and
  Hopelight Trading Limited
  ("Metro-Link")..............         May 5, 2000         100          3,307          --        3,466          --       6,773

---------------

(a) Consists of an ISP business in Hong Kong and a web design business in the Philippines.

(b) Estimated cash consideration to be determined ultimately by the initial public offering price of the Company's common stock.

                                ASIA ONLINE, LTD

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                   OWNERSHIP
                                                  PERCENTAGE
                                                    FOR THE                           CONSIDERATION
                                                   COMPLETED     -------------------------------------------------------
                                                  AND PENDING                            CLASS C
                                                 ACQUISITIONS                           NON-VOTING
                                                    THROUGH                PROMISSORY     COMMON     PREFERRED
COMPLETED ACQUISITIONS     ACQUISITION DATE(S)   JULY 31, 2000    CASH       NOTES        STOCK        STOCK      TOTAL
----------------------     -------------------   -------------   -------   ----------   ----------   ---------   -------
                                                                              (IN THOUSANDS OF US DOLLARS)
Avonsleigh Pty Ltd
  ("Avonsleigh").........       June 26, 2000         100          1,977         --           --          --       1,977
Spirit Networks Pty Ltd
  ("Spirit").............    To be determined         100            229         --           --          --         229
India Domain Web Services
  Private Limited ("India
  Domain")...............    To be determined          67            559         --           85          --         644
                                                                 -------     ------      -------      ------     -------
                                                                 $46,130     $5,492      $23,982      $1,425     $77,029
                                                                 =======     ======      =======      ======     =======

     The total consideration, including acquisition costs, for the Completed and Pending Acquisitions has been allocated as follows:

                                                              (IN THOUSANDS
                                                              OF US DOLLARS)
Total consideration.........................................     $77,029
Acquisition costs...........................................       2,290
                                                                 -------
          Total purchase price..............................     $79,319
                                                                 =======
Allocated as follows:
  Property and equipment and other tangible assets and
     liabilities............................................     $ 6,427
  Customer relationships....................................      25,967
  Goodwill..................................................      46,925
                                                                 -------
          Total purchase price..............................     $79,319
                                                                 =======

                                ASIA ONLINE, LTD

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2: HISTORICAL CONDENSED COMBINED BALANCE SHEET INFORMATION -- ACQUISITIONS SUBSEQUENT TO JUNE 30, 2000

     Historical condensed balance sheet information at June 30, 2000 for the pending acquisitions of Spirit and India Domain is as follows. Amounts are presented in accordance with US GAAP and have been translated into US Dollars using the exchange rate at June 30, 2000.

                                                              SPIRIT   INDIA DOMAIN   TOTAL
                                                              ------   ------------   -----
                                                              (IN THOUSANDS OF US DOLLARS)
ASSETS

Current assets:
  Cash and cash equivalents.................................   $ 1         $ 3        $  4
  Accounts receivable.......................................    29          --          29
  Prepayment................................................     2          26          28
  Deposits and other receivables............................     1          24          25
  Inventory.................................................    --          --          --
                                                               ---         ---        ----
          Total current assets..............................    33          53          86
                                                               ---         ---        ----
Property and equipment, net.................................    28           8          36
                                                               ---         ---        ----
          Total assets......................................   $61         $61        $122
                                                               ===         ===        ====

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................   $34         $17        $ 51
  Other payables............................................     7           6          13
  Bank overdraft............................................     4          --           4
                                                               ---         ---        ----
          Total current liabilities.........................    45          23          68
                                                               ---         ---        ----
Stockholders' equity:
Common stock................................................    --          15          15
Share Premium...............................................    --          22          22
Retained earnings...........................................    16           1          17
                                                               ---         ---        ----
          Total stockholders' equity........................    16          38          54
                                                               ---         ---        ----
          Total liabilities and stockholders' equity........   $61         $61        $122
                                                               ===         ===        ====

                                ASIA ONLINE, LTD

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3: HISTORICAL CONDENSED STATEMENT OF OPERATIONS INFORMATION -- COMPLETED AND PENDING ACQUISITIONS FOR THE YEAR ENDED DECEMBER 31, 1999

     Historical condensed statements of operations information for the Completed and Pending Acquisitions for the year ended December 31, 1999 including the periods from January 1, 1999 to the dates of consolidation for acquisitions occuring during 1999 and for the 12 months ended December 31, 1999 for acquisitions occuring during 2000 are as follows. Information for Spirit and India Domain, which are anticipated to be acquired after June 30, 2000, and all other acquisitions is presented as though they were acquired on January 1, 1999. Amounts are presented in accordance with US GAAP and have been translated into US dollars using average exchange rates for the period.

                                 ACGL    TMX     FLEX    INTERACT    IAA     BIT    DOVE   ICONZ    UTUSAN   MACRO    HELIX
                                 -----   ----   ------   --------   ------   ----   ----   ------   ------   ------   -----
                                                                (IN THOUSANDS OF US DOLLARS)
Revenue
 Internet access...............  $273    $297   $  491    $  655    $1,040   $700   $803   $2,015   $2,604   $  --    $ --
 Web hosting...................     6     --        --        74        --     41    20       63       39       --     231
 Professional services.........    27     56     1,679       419        25     84    41       92       79    1,738      --
                                 -----   ----   ------    ------    ------   ----   ----   ------   ------   ------   ----
                                  306    353     2,170     1,148     1,065    825   864    2,170    2,722    1,738     231
                                 -----   ----   ------    ------    ------   ----   ----   ------   ------   ------   ----
Operating costs and expenses:
 Service costs.................   217    140     1,527       155       348    340   446      777    2,321    1,278     124
 Selling, general and
   administrative..............   476    169       456       879       327    364   300    1,407      263      410     126
 Depreciation..................    80     --        44        50        67     73    81      112       15       14      13
                                 -----   ----   ------    ------    ------   ----   ----   ------   ------   ------   ----
       Total operating costs
        and expenses...........   773    309     2,027     1,084       742    777   827    2,296    2,599    1,702     263
                                 -----   ----   ------    ------    ------   ----   ----   ------   ------   ------   ----
Profit/(Loss) from
 operations....................  (467)    44       143        64       323     48    37     (126)     123       36     (32)
Interest income................     2     --        --        --        --     --    --       --       --       --       1
Interest expense...............    (1)    --        --        --        --     --    --       (1)      --       --      (1)
                                 -----   ----   ------    ------    ------   ----   ----   ------   ------   ------   ----
Profit/(Loss) before minority
 interest and income taxes.....  (466)    44       143        64       323     48    37     (127)     123       36     (32)
Income tax.....................    --     --        --                 (75)    12    --        3       (7)      --      --
Minority interest in
 consolidated
 subsidiaries..................    --     --        --        --        --     --    --       --       --       --      --
                                 -----   ----   ------    ------    ------   ----   ----   ------   ------   ------   ----
Net profit/(loss) attributable
 to common stockholders........  $(466)  $44    $  143    $   64    $  248   $ 60   $37    $(124)   $ 116    $  36    $(32)
                                 =====   ====   ======    ======    ======   ====   ====   ======   ======   ======   ====

                                                                             INDIA
                                  FAN     METRO-LINK   AVONSLEIGH   SPIRIT   DOMAIN    TOTAL
                                 ------   ----------   ----------   ------   ------   -------
                                                 (IN THOUSANDS OF US DOLLARS)
Revenue
 Internet access...............  $1,352     $   --       $   25      $309     $--     $10,564
 Web hosting...................      50         --            7        27      66         624
 Professional services.........      88      3,205        1,214        63      --       8,810
                                 ------     ------       ------      ----     ---     -------
                                  1,490      3,205        1,246       399      66      19,998
                                 ------     ------       ------      ----     ---     -------
Operating costs and expenses:
 Service costs.................     620      2,355          451       257      12      11,368
 Selling, general and
   administrative..............     686      1,296          680       117      47       8,003
 Depreciation..................      33         18           48        16       1         665
                                 ------     ------       ------      ----     ---     -------
       Total operating costs
        and expenses...........   1,339      3,669        1,179       390      60      20,036
                                 ------     ------       ------      ----     ---     -------
Profit/(Loss) from
 operations....................     151       (464)          67         9       6         (38)
Interest income................      --          4            2        --      --           9
Interest expense...............      --        (71)         (16)       --      --         (90)
                                 ------     ------       ------      ----     ---     -------
Profit/(Loss) before minority
 interest and income taxes.....     151       (531)          53         9       6        (119)
Income tax.....................      --         --           --        --      (2)        (69)
Minority interest in
 consolidated
 subsidiaries..................      --         --           --        --      --          --
                                 ------     ------       ------      ----     ---     -------
Net profit/(loss) attributable
 to common stockholders........  $  151     $ (531)      $   53      $  9     $ 4     $  (188)
                                 ======     ======       ======      ====     ===     =======

                                ASIA ONLINE, LTD

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4: HISTORICAL CONDENSED STATEMENT OF OPERATIONS INFORMATION -- COMPLETED AND PENDING ACQUISITIONS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2000

     Historical condensed statements of operations information for the Completed Acquisitions for the six-month period ended June 30, 2000 including the periods from January 1, 2000 to the dates of consolidation for acquisitions occuring during this period and for the six-months ended June 30, 2000 for acquisitions occuring after June 30, 2000 are as follows. Information for Spirit and India Domain which are anticipated to be acquired after June 30, 2000, and all other acquisitions is presented as though they were acquired on January 1, 1999. Amounts are presented in accordance with US GAAP and have been translated into US dollars using average exchange rates for the period.

                                                                                                      INDIA
                                   UTUSAN   MACRO   HELIX   FAN    METRO-LINK   AVONSLEIGH   SPIRIT   DOMAIN   TOTAL
                                   ------   -----   -----   ----   ----------   ----------   ------   ------   ------
                                                              (IN THOUSANDS OF US DOLLARS)
Revenue
Internet access..................   $162     $--     $--    $198     $   --        $  9       $211     $--     $  580
Web hosting......................      5      --      30      --         --           4         31      42        112
Professional services............     31      82       1      13      1,317         516         37      --      1,997
                                    ----     ---     ---    ----     ------        ----       ----     ---     ------
                                     198      82      31     211      1,317         529        279      42      2,689
                                    ----     ---     ---    ----     ------        ----       ----     ---     ------
Operating costs and expenses:
  Service costs..................    145      60      10      85      1,020         151        142       2      1,615
  Selling, general and
    administrative...............     27      18      14     107        420         406        112      43      1,147
  Depreciation...................      3       1       3      12          6          24         23      --         72
                                    ----     ---     ---    ----     ------        ----       ----     ---     ------
         Total operating costs
           and expenses..........    175      79      27     204      1,446         581        277      45      2,834
                                    ----     ---     ---    ----     ------        ----       ----     ---     ------
Profit/(loss) from operations....     23       3       4       7       (129)        (52)         2      (3)      (145)
Interest income..................     --      --      --      --          1          --         --      --          1
Interest expense.................     --      --      (1)     --        (25)         (6)        --      --        (32)
                                    ----     ---     ---    ----     ------        ----       ----     ---     ------
Loss before minority interest and
  income taxes...................     23       3       3       7       (153)        (58)         2      (3)      (176)
Income tax.......................     --      --      --      --         --          --         --                 --
Minority interest in consolidated
  subsidiaries...................     --      --      --      --         --          --         --                 --
                                    ----     ---     ---    ----     ------        ----       ----     ---     ------
Net loss attributable to common
  stockholders...................   $ 23     $ 3     $ 3    $  7     $ (153)       $(58)      $  2     $(3)    $ (176)
                                    ====     ===     ===    ====     ======        ====       ====     ===     ======

NOTE 5: PRO FORMA ADJUSTMENTS

     (a) To reflect cash and acquisition costs of completed acquisitions subsequent to June 30, 2000.

                                                            CLASS C
                                                 CASH      NON-VOTING    ACQUISITION   TOTAL
                             ACQUISITION DATE   PAYMENT   COMMON STOCK      COSTS      COSTS
                             ----------------   -------   ------------   -----------   -----
                                              (IN THOUSANDS OF US DOLLARS)
Spirit Networks Pty Ltd....  To be determined    $229          --            --        $229
India Domain Web Services
  Private Ltd..............  To be determined    $559         $85            --        $644

                                ASIA ONLINE, LTD

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (b) To reflect the allocation of the purchase price in excess of historical book value of companies acquired or anticipated to be acquired after June 30, 2000.

                                                                        CUSTOMER
                                                           GOODWILL   RELATIONSHIPS   TOTAL
                                                           --------   -------------   -----
                                                             (IN THOUSANDS OF US DOLLARS)
India Domain Web Services Private Ltd....................    $596         $ 23        $619
Spirit Networks Pty Ltd..................................    $ --         $213        $213

     (c) To reflect the conversion of preferred stock into common stock.

     (d) To eliminate the historical minority interests in Flex, Interact, IAA and BIT which have been acquired or will be acquired by the Company subsequent to June 30, 2000, and to reflect both the allocation of the purchase price in excess of the share of the tangible net assets acquired and the consideration for these acquisitions.

     (e) To reflect amortization of goodwill and other intangibles. These amortization expenses have been translated using average exchange rates during the applicable periods.

                                                           YEAR ENDED DECEMBER 31, 1999
                                                        ----------------------------------
                                                                     CUSTOMER
                                                        GOODWILL   RELATIONSHIPS    TOTAL
                                                        --------   -------------   -------
                                                           (IN THOUSANDS OF US DOLLARS)
Pro forma goodwill and other intangibles for completed
  and pending acquisitions............................  $46,925       $25,967      $72,892
Amortization..........................................   14,685         8,656       23,341
Exchange rate changes.................................       57           (34)          23
                                                        -------       -------      -------
Pro forma amortization................................   14,742         8,622       23,364
Amortization reflected in historic consolidated
  statement of operations.............................     (798)       (2,166)      (2,964)
                                                        -------       -------      -------
          Total adjustment............................  $13,944       $ 6,456      $20,400
                                                        =======       =======      =======

                                                        SIX-MONTH PERIOD ENDED JUNE 30, 2000
                                                        -------------------------------------
                                                                       CUSTOMER
                                                        GOODWILL    RELATIONSHIPS     TOTAL
                                                        ---------   --------------   --------
                                                            (IN THOUSANDS OF US DOLLARS)
Pro forma goodwill and other intangibles for completed
  and pending acquisitions............................   $46,740       $25,967       $72,707
Amortization..........................................     7,788         4,316        12,104
Exchange rate changes.................................      (209)         (383)         (592)
                                                         -------       -------       -------
Pro forma amortization................................     7,579         3,933        11,512
Amortization reflected in historic consolidated
  statement of operations.............................    (2,298)       (3,330)       (5,628)
                                                         -------       -------       -------
          Total adjustment............................   $ 5,281       $   603       $ 5,884
                                                         =======       =======       =======

     (f) To eliminate the historic stockholders' equity of the pending acquisitions of India Domain and Spirit, and to reflect the minority interests in India Domain and Utusan.

                                ASIA ONLINE, LTD

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (g) Earnings per share calculation

                                                                 YEAR ENDED       SIX-MONTHS ENDED
                                                              DECEMBER 31, 1999    JUNE 30, 2000
                                                              -----------------   ----------------
Weighted average number of shares of common stock issued in
  conjunction with acquisitions.............................      2,889,997           2,315,836
Weighted average number of shares of common stock issued on
  conversion of preferred stock in conjunction with the
  offering..................................................     11,315,554          25,286,027
                                                                 ----------          ----------
                                                                 14,205,551          27,601,863
                                                                 ==========          ==========

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Asia Communications Group Limited
Asia On-line Limited
Asia Online (Phils.), Inc.

     We have audited the accompanying combined balance sheets of Asia Communications Group Limited, Asia On-line Limited and Asia Online (Phils.), Inc. (the "Companies") as of 30th June 1996, 30th June 1997, 30th June 1998 and 26th February 1999 and the related combined profit and loss accounts and combined cash flow statements for each of the three years in the period ended 30th June 1998 and for the period from 1st July 1998 to 26th February 1999, all expressed in US dollars which have been prepared in accordance with accounting principles generally accepted in Hong Kong. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements, based on our audit.

     Our audit was conducted in accordance with auditing standards generally accepted in Hong Kong, which are substantially similar in all material respects, to those generally accepted in the United States of America. Those Standards require that the audit is planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall accounts presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects, the financial position of the Companies at 30th June 1996, 30th June 1997, 30th June 1998 and 26th February 1999, and the results of their operations and cash flows for each of the three years in the period ended 30th June 1998 and for the period from 1st July 1998 to 26th February 1999, and have been properly prepared in accordance with accounting principles generally accepted in Hong Kong.

     Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net loss, expressed in US dollars, for each of the three years in the period ended 30th June 1998 and for the period from 1st July 1998 to 26th February 1999 and the determination of the financial position and shareholders' equity at 30th June 1996, 30th June 1997, 30th June 1998 and 26th February 1999 also expressed in US dollars to the extent summarised in note 12 to the financial statements.

PRICEWATERHOUSECOOPERS

Hong Kong, SAR China
28th July 2000

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                       COMBINED PROFIT AND LOSS ACCOUNTS
          FOR THE PERIOD FROM 1ST JULY 1998 TO 26TH FEBRUARY 1999 AND
                 THE YEARS ENDED 30TH JUNE 1998, 1997 AND 1996

                                            FOR THE PERIOD
                                            FROM 1ST JULY    FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                               1998 TO          ENDED          ENDED          ENDED
                                            26TH FEBRUARY     30TH JUNE      30TH JUNE      30TH JUNE
                                     NOTE      1999 US$        1998 US$       1997 US$       1996 US$
                                     ----   --------------   ------------   ------------   ------------
Turnover...........................   3        2,446,802       3,906,275      3,084,268      1,440,292
Operating costs and expenses:
  Operating costs..................            1,059,608       1,122,565      1,897,145        793,922
  Selling, general and
     administrative................            2,473,621       4,552,292      9,278,573      3,510,750
  Depreciation.....................              521,489       1,099,945      1,028,746        206,880
                                             -----------     -----------    -----------     ----------
Total operating costs and
  expenses.........................            4,054,718       6,774,802     12,204,464      4,511,552
                                             -----------     -----------    -----------     ----------
Loss from operations...............           (1,607,916)     (2,868,527)    (9,120,196)    (3,071,260)
Interest income....................                1,713           1,523            113         12,125
Interest expense...................               (8,641)         (3,574)       (12,823)        (8,300)
                                             -----------     -----------    -----------     ----------
Loss for the period/year...........   4       (1,614,844)     (2,870,578)    (9,132,906)    (3,067,435)
Accumulated losses brought
  forward..........................          (15,137,674)    (12,267,096)    (3,134,190)       (66,755)
                                             -----------     -----------    -----------     ----------
Accumulated losses carried
  forward..........................          (16,752,518)    (15,137,674)   (12,267,096)    (3,134,190)
                                             ===========     ===========    ===========     ==========

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                            COMBINED BALANCE SHEETS
  AS AT 26TH FEBRUARY 1999, 30TH JUNE 1998, 30TH JUNE 1997 AND 30TH JUNE 1996

                                            26TH FEBRUARY    30TH JUNE     30TH JUNE    30TH JUNE
                                     NOTE     1999 US$       1998 US$      1997 US$      1996 US$
                                     ----   -------------   -----------   -----------   ----------
Fixed assets.......................   6          862,772      1,435,233     2,379,390      667,094
Current assets
  Trade and other receivables......              740,021        990,574     1,043,458      535,739
  Amount due from previous holding
     company and affiliates........   7               --        266,734     1,508,057      320,249
  Bank balances and cash...........              334,772        746,841       385,443       74,056
                                             -----------    -----------   -----------   ----------
                                               1,074,793      2,004,149     2,936,958      930,044
                                             -----------    -----------   -----------   ----------
Current liabilities
  Trade and other payables.........              987,813        748,310     1,119,787    4,099,747
  Customer deposits................              143,570        127,335       108,679       66,397
  Deferred revenue.................               49,250         31,243        74,465       20,337
  Amount due to previous holding
     company and affiliates........   7          171,238        381,141       398,034       53,463
  Bank overdraft...................                   --             --            --       37,882
                                             -----------    -----------   -----------   ----------
                                               1,351,871      1,288,029     1,700,965    4,277,826
                                             -----------    -----------   -----------   ----------
Net current (liabilities)/assets...             (277,078)       716,120     1,235,993   (3,347,782)
                                             -----------    -----------   -----------   ----------
                                                 585,694      2,151,353     3,615,383   (2,680,688)
                                             ===========    ===========   ===========   ==========
Financed by:
  Share capital....................   8        2,794,299      2,794,299     2,794,299            1
  Accumulated losses...............          (16,752,518)   (15,137,674)  (12,267,096)  (3,134,190)
                                             -----------    -----------   -----------   ----------
  Deficit on shareholders' funds...          (13,958,219)   (12,343,375)   (9,472,797)  (3,134,189)
Long term liabilities
  Obligations under finance
     leases........................   9               --          9,751       107,851       53,501
  Amount due to previous holding
     company.......................   7       14,543,913     14,484,977    12,980,329      400,000
                                             -----------    -----------   -----------   ----------
                                                 585,694      2,151,353     3,615,383   (2,680,688)
                                             ===========    ===========   ===========   ==========

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                         COMBINED CASH FLOW STATEMENTS
          FOR THE PERIOD FROM 1ST JULY 1998 TO 26TH FEBRUARY 1999 AND
                 THE YEARS ENDED, 30TH JUNE 1998, 1997 AND 1996

                                                 FOR THE
                                               PERIOD FROM
                                              1ST JULY 1998   FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                                   TO            ENDED          ENDED          ENDED
                                              26TH FEBRUARY    30TH JUNE      30TH JUNE      30TH JUNE
                                       NOTE     1999 US$        1998 US$       1997 US$       1996 US$
                                       ----   -------------   ------------   ------------   ------------
Net cash (outflow)/inflow from
  operating activities...............   10(a)   (491,761)        (862,623)   (10,990,534)       767,734
                                                ========       ==========    ===========     ==========
Returns on investments and servicing
  of finance:
  Interest received..................              1,713            1,523            113         12,125
  Interest paid......................             (8,641)          (3,574)       (12,823)        (8,300)
                                                --------       ----------    -----------     ----------
Net cash inflow from returns on
  investments........................             (6,928)          (2,051)       (12,710)         3,825
                                                ========       ==========    ===========     ==========
Investing activities
  Purchase of fixed assets...........            (33,169)        (221,922)    (3,382,441)      (886,204)
  Sales of fixed assets..............             70,604           41,446        155,700         12,230
  Software development cost..........                 --               --       (849,723)      (316,753)
                                                --------       ----------    -----------     ----------
  Net cash outflow from investing
     activities......................             37,435         (180,476)    (4,076,464)    (1,190,727)
                                                ========       ==========    ===========     ==========
  Net cash (outflow) before
     financing.......................           (461,254)      (1,045,150)   (15,079,708)      (419,168)
                                                --------       ----------    -----------     ----------
Financing
  Issue of ordinary shares...........                 --               --      2,794,298             --
  Share issue expenses...............                 --               --             --         (3,877)
  Advances...........................   10(b)     49,185        1,406,548     12,634,679        453,501
                                                --------       ----------    -----------     ----------
  Net cash inflow from financing.....             49,185        1,406,548     15,428,977        449,624
  (Decrease)/increase in cash and
     cash equivalents................           (412,069)         361,398        349,269         30,456
  Cash and cash equivalents at
     beginning of the period/year....            746,841          385,443         36,174          5,718
                                                --------       ----------    -----------     ----------
  Cash and cash equivalents at end of
     period/year.....................            334,772          746,841        385,443         36,174
                                                ========       ==========    ===========     ==========
Analysis of the balances of cash and
  cash equivalents:
  Bank balances and cash.............            334,772          746,841        385,443         74,056
  Bank overdrafts....................                 --               --             --        (37,882)
                                                --------       ----------    -----------     ----------
                                                 334,772          746,841        385,443         36,174
                                                ========       ==========    ===========     ==========

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                             NOTES ON THE ACCOUNTS

1  BASIS OF PREPARATION OF ACCOUNTS

     The accounts have been prepared in accordance with accounting principles generally accepted in Hong Kong and comply with accounting standards issued by the Hong Kong Society of Accountants. These financial statements include the results and assets and liabilities of the following individual companies

     - Asia Communications Group Limited

     - Asia On-line Limited

     - Asia Online (Phils.), Inc.

(the "companies") on a combined basis. Transactions and amounts due to and from the companies have been eliminated. These financial statements are prepared under the historical cost convention and are presented in US dollars.

2  PRINCIPAL ACCOUNTING POLICIES

  (a) Revenue recognition

     Revenue from internet access, web hosting and other internet related services is recognised as the services are provided. The companies record deferred revenue for amounts billed and/or collected in advance, with the amount deferred being based on the underlying product and pricing plan. Access and hosting services are typically billed in advance and revenue is recognised as the services are provided, while time and data fees are billed in arrears and recognised when billed, except for the access plans with prepaid hours where income is recognised on usage of the hours.

  (b) Fixed assets

     Fixed assets are stated at cost less accumulated depreciation and are depreciated at rates sufficient to write off their costs over their estimated useful lives on a straight line basis at the following annual rates.

Leasehold improvements......................................   33%
Furniture and fixtures......................................   25%
Network equipment...........................................   33%
Motor vehicles..............................................   33%

  (c) Assets under leases

     (i) Finance leases

     Leases that substantially transfer to the company all the rewards and risks of ownership of assets, other than legal title, are accounted for as finance leases. At the inception of a finance lease, the fair value of the asset is recorded together with the obligation, excluding the interest element, to pay future rentals.

     Payments to the lessor are treated as consisting of capital and interest elements. Finance charges are debited to the profit and loss account in proportion to the capital balances outstanding.

     Assets held under finance leases are depreciated over the shorter of their estimated useful lives or lease periods.

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                      NOTES ON THE ACCOUNTS -- (CONTINUED)

     (ii) Operating leases

     Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight line basis over the lease term.

  (d) Deferred taxation

     Deferred taxation is provided at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or recoverable in the foreseeable future.

  (e) Translation of foreign currencies

     Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences are dealt with in the profit and loss account.

3  REVENUE AND TURNOVER

     Turnover comprises internet access, web hosting and other internet related services.

4  LOSS FOR THE PERIOD/YEAR

                                                   PERIOD FROM       FOR THE      FOR THE      FOR THE
                                                 1ST JULY 1998 TO   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                  26TH FEBRUARY     30TH JUNE    30TH JUNE    30TH JUNE
                                                       1999            1998         1997         1996
                                                       US$             US$          US$          US$
                                                 ----------------   ----------   ----------   ----------
Loss for the period/year is stated
after crediting and charging the
following:
CREDITING
Interest income................................        1,713            1,523         113       12,125
                                                     =======        =========     =======      =======
CHARGING
Depreciation
  -- owned assets..............................      521,489        1,001,498     847,327      165,376
  -- assets held under finance leases..........           --           98,447     181,419       41,504
Operating lease charges........................      370,239          622,873     671,978      393,067
Loss on disposals of fixed assets..............       13,537           24,688     485,699           --
                                                     =======        =========     =======      =======

5  TAXATION

     Hong Kong profits tax has not been provided as the companies have no estimated assessable profit for the period/year.

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                      NOTES ON THE ACCOUNTS -- (CONTINUED)

     A deferred taxation credit for the period/year has not been provided as follows:

                                                   PERIOD FROM       FOR THE      FOR THE      FOR THE
                                                 1ST JULY 1998 TO   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                  26TH FEBRUARY     30TH JUNE    30TH JUNE    30TH JUNE
                                                       1999            1998         1997         1996
                                                       US$             US$          US$          US$
                                                 ----------------   ----------   ----------   ----------
Accelerated depreciation allowances............       22,103         104,095      (168,626)         --
Tax loss.......................................      499,991         645,808     1,507,350     115,036
                                                     -------         -------     ---------     -------
                                                     522,094         749,903     1,338,724     115,036
                                                     =======         =======     =========     =======

     The potential asset/(liability) for deferred taxation for which no provision has been made in the accounts amounts to:

                                                  26TH FEBRUARY   30TH JUNE   30TH JUNE   30TH JUNE
                                                      1999          1998        1997        1996
                                                       US$           US$         US$         US$
                                                  -------------   ---------   ---------   ---------
Accelerated depreciation allowances.............      (42,428)      (64,531)   (168,626)        --
Unutilised tax losses...........................    2,768,185     2,268,194   1,622,386    115,036
                                                    ---------     ---------   ---------    -------
                                                    2,725,757     2,203,663   1,453,760    115,036
                                                    =========     =========   =========    =======

6  FIXED ASSETS

                                                       FURNITURE
                                         LEASEHOLD        AND       NETWORK     MOTOR
                                        IMPROVEMENTS   FIXTURES    EQUIPMENT   VEHICLES     TOTAL
                                            US$           US$         US$        US$         US$
                                        ------------   ---------   ---------   --------   ---------
COST
At 1st July 1995......................         --            --           --         --          --
  Additions...........................      7,103       109,683      707,375     62,043     886,204
  Disposals...........................         --       (16,306)          --         --     (16,306)
                                          -------       -------    ---------   --------   ---------
At 30th June 1996.....................      7,103        93,377      707,375     62,043     869,898
                                          =======       =======    =========   ========   =========
  Additions...........................     95,198       276,129    2,801,676    209,438   3,382,441
  Disposals...........................         --       (41,096)    (730,490)  (182,742)   (954,328)
                                          -------       -------    ---------   --------   ---------
At 30th June 1997.....................    102,301       328,410    2,778,561     88,739   3,298,011
                                          =======       =======    =========   ========   =========
  Additions...........................    139,446        12,340       70,136         --     221,922
  Disposals...........................     (7,103)       (4,902)    (101,069)   (44,783)   (157,857)
                                          -------       -------    ---------   --------   ---------
At 30th June 1998.....................    234,644       335,848    2,747,628     43,956   3,362,076
                                          =======       =======    =========   ========   =========
  Additions...........................         --            --       33,169         --      33,169
  Disposals...........................    (47,531)      (12,192)          --    (43,956)   (103,679)
                                          -------       -------    ---------   --------   ---------
At 26th February 1999.................    187,113       323,656    2,780,797         --   3,291,566
                                          =======       =======    =========   ========   =========

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                      NOTES ON THE ACCOUNTS -- (CONTINUED)

                                                       FURNITURE
                                         LEASEHOLD        AND       NETWORK     MOTOR
                                        IMPROVEMENTS   FIXTURES    EQUIPMENT   VEHICLES     TOTAL
                                            US$           US$         US$        US$         US$
                                        ------------   ---------   ---------   --------   ---------
ACCUMULATED DEPRECIATION

At 1st July 1995......................         --            --           --         --          --
  Charge for the year.................        466        21,953      169,430     15,031     206,880
  Disposals...........................         --        (4,076)          --         --      (4,076)
                                          -------       -------    ---------   --------   ---------
At 30th June 1996.....................        466        17,877      169,430     15,031     202,804
                                          =======       =======    =========   ========   =========
  Charge for the year.................     15,694        67,783      882,169     63,100   1,028,746
  Disposals...........................         --       (15,469)    (250,339)   (47,121)   (312,929)
                                          -------       -------    ---------   --------   ---------
At 30th June 1997.....................     16,160        70,191      801,260     31,010     918,621
                                          =======       =======    =========   ========   =========
  Charge for the year.................     31,999        80,775      972,519     14,652   1,099,945
  Disposals...........................     (5,202)       (1,215)     (59,182)   (26,124)    (91,723)
                                          -------       -------    ---------   --------   ---------
At 30th June 1998.....................     42,957       149,751    1,714,597     19,538   1,926,843
                                          =======       =======    =========   ========   =========
  Charge for the period...............     19,502        42,859      459,128         --     521,489
  Disposals...........................         --            --           --    (19,538)    (19,538)
                                          -------       -------    ---------   --------   ---------
At 26th February 1999.................     62,459       192,610    2,173,725         --   2,428,794
                                          =======       =======    =========   ========   =========
NET BOOK VALUE
At 26th February 1999.................    124,654       131,046      607,072         --     862,772
                                          =======       =======    =========   ========   =========
At 30th June 1998.....................    191,687       186,097    1,033,031     24,418   1,435,233
                                          =======       =======    =========   ========   =========
At 30th June 1997.....................     86,141       258,219    1,977,301     57,729   2,379,390
                                          =======       =======    =========   ========   =========
At 30th June 1996.....................      6,637        75,500      537,945     47,012     667,094
                                          =======       =======    =========   ========   =========

     Fixed assets include the following amounts acquired under finance leases:

                                           26TH FEBRUARY   30TH JUNE   30TH JUNE   30TH JUNE
                                               1999          1998        1997        1996
                                                US$           US$         US$         US$
                                           -------------   ---------   ---------   ---------
Motor vehicles...........................          --        39,560     253,824      60,523
Office equipment.........................     257,224       257,690     443,677     157,609
                                             --------      --------    --------     -------
                                              257,224       297,250     697,501     218,132
Accumulated depreciation.................    (198,533)     (168,322)   (230,929)    (25,632)
                                             --------      --------    --------     -------
                                               58,691       128,928     466,572     192,500
                                             ========      ========    ========     =======

7 AMOUNTS DUE FROM/TO PREVIOUS HOLDING COMPANY AND AFFILIATES OF PREVIOUS HOLDING COMPANY

     Previously the companies were wholly owned subsidiaries of Asia Communication Global Ltd. Pursuant to an asset purchase agreement dated 4 February 1999, the companies became wholly owned subsidiaries of Asia Online, Ltd. Amounts due from/to Asia Communication Global Ltd. and its affiliates are unsecured, interest-free and have no fixed terms of repayment.

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                      NOTES ON THE ACCOUNTS -- (CONTINUED)

8  SHARE CAPITAL

                                                  26TH FEBRUARY   30TH JUNE   30TH JUNE   30TH JUNE
                                                      1999          1998        1997        1996
                                                       US$           US$         US$         US$
                                                  -------------   ---------   ---------   ---------
Authorised:
  7,800,000 "A" shares of 1 Hong Kong dollar
     each.......................................    1,008,403     1,008,403   1,008,403        --
  10,218,000 "B" shares of 1 Hong Kong dollar
     each.......................................    1,321,007     1,321,007   1,321,007        --
  12,000 ordinary shares of 1 Hong Kong dollar
     each.......................................        1,553         1,553       1,553     1,293
  2,030,000 ordinary shares of 1 Hong Kong
     dollar each................................      262,441       262,441     262,441        --
  53,000 ordinary shares of 100 Philippine Pesos
     each.......................................      202,742       202,742     202,742        --
                                                    ---------     ---------   ---------     -----
                                                    2,796,146     2,796,146   2,796,146     1,293
                                                    =========     =========   =========     =====
Issued and fully paid:
  7,800,000 "A" shares of 1 Hong Kong dollar
     each.......................................    1,008,403     1,008,403   1,008,403        --
  10,218,000 "B" shares of 1 Hong Kong dollar
     each.......................................    1,321,007     1,321,007   1,321,007        --
  2 ordinary shares of 1 Hong Kong dollar
     each.......................................            1             1           1         1
  2,030,000 ordinary shares of 1 Hong Kong
     dollar each................................      262,441       262,441     262,441        --
  52,923 ordinary shares of 100 Philippine Pesos
     each.......................................      202,447       202,447     202,447        --
                                                    ---------     ---------   ---------     -----
                                                    2,794,299     2,794,299   2,794,299         1
                                                    =========     =========   =========     =====

     All the "A" and "B" shareholders carry a right to receive notice of and attend general meetings of the company. The "A" shareholders are entitled to one vote for every ten A shares held while the "B" shareholders are entitled to one vote for every twelve B shares held.

     The "A" and "B" shareholders are entitled to receive non-cumulative dividends at a rate of 10% and 5% per annum, respectively.

     The share capital has been translated using the rate of exchange at the date the shares were issued.

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                      NOTES ON THE ACCOUNTS -- (CONTINUED)

9  OBLIGATIONS UNDER FINANCE LEASES

     Obligations under finance leases are repayable as follows:

                                            26TH FEBRUARY   30TH JUNE   30TH JUNE   30TH JUNE
                                                1999          1998        1997        1996
                                                 US$           US$         US$         US$
                                            -------------   ---------   ---------   ---------
Within 1 year.............................      43,044       104,240     171,667      96,837
After 1 year but within 2 years...........          --        11,006     115,893      51,006
After 2 years but within 5 years..........          --            --      11,006      11,652
                                               -------       -------    --------     -------
                                                43,044       115,246     298,566     159,495
Finance charges relating to future
  periods.................................          --       (16,642)    (42,693)    (22,136)
                                               -------       -------    --------     -------
                                                43,044        98,604     255,873     137,359
Amount due within one year included in
  trade and other Payables................     (43,044)      (88,853)   (148,022)    (83,858)
                                               -------       -------    --------     -------
                                                    --         9,751     107,851      53,501
                                               =======       =======    ========     =======

10  NOTES TO THE CASH FLOW STATEMENT

  (a) Reconciliation of loss before taxation to net cash (outflow)/inflow from operating activities.

                                                FOR THE
                                              PERIOD FROM
                                               1ST JULY       FOR THE       FOR THE      FOR THE
                                                1998 TO      YEAR ENDED   YEAR ENDED    YEAR ENDED
                                             26TH FEBRUARY   30TH JUNE     30TH JUNE    30TH JUNE
                                                 1999           1998         1997          1996
                                                  US$           US$           US$          US$
                                             -------------   ----------   -----------   ----------
Operating activities
Loss before taxation.......................   (1,614,844)    (2,870,578)   (9,132,906)  (3,067,435)
Depreciation of fixed assets...............      521,489      1,099,945     1,028,746      206,880
Loss on disposals of fixed assets..........       13,537         24,688       485,699           --
Write off of software development cost.....           --             --       849,723      316,753
Interest income............................       (1,713)        (1,523)         (113)     (12,125)
Interest expenses..........................        8,641          3,574        12,823        8,300
Decrease/(increase) in trade and other
  receivables..............................      250,553         52,884      (507,719)    (460,303)
Increase/(decrease) in trade and other
  payables.................................      239,503       (371,477)   (2,979,960)   3,843,928
Increase in customer deposits..............       16,235         18,656        42,282       66,397
Increase/(decrease) in deferred revenue....       18,007        (43,222)       54,128       16,726
(Decrease)/increase in net amount due
  to/from previous holding company and
  affiliates...............................       56,831      1,224,430      (843,237)    (151,387)
                                              ----------     ----------   -----------   ----------
Net cash (outflow)/inflow from operating
  activities...............................     (491,761)      (862,623)  (10,990,534)     767,734
                                              ==========     ==========   ===========   ==========

                       ASIA COMMUNICATIONS GROUP LIMITED
                              ASIA ON-LINE LIMITED
                           ASIA ONLINE (PHILS.), INC.

                      NOTES ON THE ACCOUNTS -- (CONTINUED)

  (b) Analysis of changes in financing

                                                              LONG TERM LIABILITIES
                                               ----------------------------------------------------
                                                  FOR THE       FOR THE      FOR THE      FOR THE
                                               PERIOD ENDED    YEAR ENDED   YEAR ENDED   YEAR ENDED
                                               26TH FEBRUARY   30TH JUNE    30TH JUNE    30TH JUNE
                                                   1999           1998         1997         1996
                                               -------------   ----------   ----------   ----------
At beginning of the period/year..............   14,494,728     13,088,180      453,501         --
Cash inflows from previous holding company...       49,185      1,406,548   12,580,329    400,000
Inception of finance leases..................           --             --       54,350     53,501
                                                ----------     ----------   ----------    -------
At end of the period/year....................   14,543,913     14,494,728   13,088,180    453,501
                                                ==========     ==========   ==========    =======

11  OPERATING LEASE COMMITMENT

     The company had a commitment to make payments in the next twelve months under an operating lease which expires as follows:

                                             26TH FEBRUARY   30TH JUNE   30TH JUNE   30TH JUNE
                                                 1999          1998        1997        1996
                                                  US$           US$         US$         US$
                                             -------------   ---------   ---------   ---------
Lease expiring:
Within 1 year..............................          --            --      61,304      84,418
After 1 year but within 5 years............     510,320       565,840     565,840     776,410
                                                -------       -------     -------     -------
                                                510,320       565,840     627,144     860,828
                                                =======       =======     =======     =======

12  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Hong Kong ("Hong Kong GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30th June 1998 and period from 1st July 1998 to 26th February 1999 there were no material adjustments required to reconcile net income/loss and shareholders' equity/deficit for differences between Hong Kong GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of The Message Exchange Pty Limited:

     We have audited the accompanying balance sheet of The Message Exchange Pty Limited as of 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Message Exchange Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 to the extent summarised in note 21 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                        THE MESSAGE EXCHANGE PTY LIMITED

                           PROFIT AND LOSS STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                      FOR THE
                                                    PERIOD FROM       FOR THE YEARS ENDED 30TH JUNE
                                                  1ST JULY 1999 TO   -------------------------------
                                                   30TH SEPT 1999      1999        1998       1997
                                          NOTES          $               $           $          $
                                          -----   ----------------   ---------   ---------   -------
OPERATING REVENUE.......................    2         338,213        1,313,532   1,059,610   988,864
                                                      =======        =========   =========   =======
Operating profit/(loss) before income
  tax...................................    3          32,676          191,196     133,223   126,668
Income tax benefit/(expense)
  attributable to operating profit......    4         (11,763)         (68,831)    (47,960)  (45,600)
                                                      -------        ---------   ---------   -------
Operating profit/(loss) after income
  tax...................................               20,913          122,365      85,263    81,068
Retained profits/(loss) at the beginning
  of the financial year.................              248,711          126,346      41,083   (39,985)
                                                      -------        ---------   ---------   -------
Retained profits/(loss) at the end of
  the financial year....................              269,624          248,711     126,346    41,083
                                                      =======        =========   =========   =======

    The above profit and loss account should be read in conjunction with the accompanying notes.

                        THE MESSAGE EXCHANGE PTY LIMITED

                                 BALANCE SHEETS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                                30TH JUNE
                                                                       ---------------------------
                                                      30TH SEPT 1999    1999      1998      1997
                                              NOTES         $             $         $         $
                                              -----   --------------   -------   -------   -------
CURRENT ASSETS
Cash........................................              20,616        68,866   100,072     7,953
Receivables.................................    5        235,273       221,300   126,836   177,167
Inventory...................................    6             --            --     9,429     7,282
Other.......................................    7         26,533        27,485    11,879     7,867
                                                         -------       -------   -------   -------
          TOTAL CURRENT ASSETS..............             282,422       317,651   248,216   200,269
                                                         -------       -------   -------   -------
NON-CURRENT ASSETS
Other.......................................    7         37,744        29,263    19,965    21,319
Property, plant and equipment...............    8        231,086       227,084   186,499    40,390
                                                         -------       -------   -------   -------
          TOTAL NON-CURRENT ASSETS..........             268,830       256,347   206,464    61,709
                                                         -------       -------   -------   -------
          TOTAL ASSETS......................             551,252       573,998   454,680   261,978
                                                         -------       -------   -------   -------
CURRENT LIABILITIES
Creditors...................................    9        144,184       101,900   101,646   118,874
Borrowings..................................   10          1,688       112,328   132,328     6,409
Provisions..................................   11        108,381        85,687    76,706    80,967
                                                         -------       -------   -------   -------
          TOTAL CURRENT LIABILITIES.........             254,253       299,915   310,680   206,250
                                                         -------       -------   -------   -------
NON CURRENT LIABILITIES
Provisions..................................   11         27,373        25,370    17,652    14,643
                                                         -------       -------   -------   -------
          TOTAL NON-CURRENT LIABILITIES.....              27,373        25,370    17,652    14,643
                                                         -------       -------   -------   -------
          TOTAL LIABILITIES.................             281,626       325,285   328,332   220,893
                                                         -------       -------   -------   -------
          NET ASSETS........................             269,626       248,713   126,348    41,085
                                                         =======       =======   =======   =======
SHAREHOLDERS' EQUITY
Share capital...............................   12              2             2         2         2
Retained profits............................             269,624       248,711   126,346    41,083
                                                         -------       -------   -------   -------
          TOTAL SHAREHOLDERS' EQUITY........             269,626       248,713   126,348    41,085
                                                         =======       =======   =======   =======

  The above balance sheet should be read in conjunction with the accompanying notes.

                        THE MESSAGE EXCHANGE PTY LIMITED

                            STATEMENTS OF CASH FLOWS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                       FOR THE
                                                     PERIOD FROM        FOR THE YEARS ENDED 30TH JUNE
                                                   1ST JULY 1999 TO   ---------------------------------
                                                    30TH SEPT 1999       1999        1998        1997
                                           NOTES          $               $            $          $
                                           -----   ----------------   ----------   ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from trade and other debtors....               324,526        1,198,821   1,105,661    898,254
Payments to suppliers and employees......              (245,896)      (1,016,327)   (923,378)  (739,549)
Interest received........................                 8,824            4,641       3,564      1,807
Income taxes paid........................                    --          (73,820)    (47,068)   (25,080)
                                                       --------       ----------   ---------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM OPERATING ACTIVITIES....   15(b)        87,454          113,315     138,779    135,432
                                                       --------       ----------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and
  equipment..............................               (25,002)        (124,583)   (172,579)   (43,609)
                                                       --------       ----------   ---------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM INVESTING ACTIVITIES....               (25,002)        (124,583)   (172,579)   (43,609)
                                                       --------       ----------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of advances from related
  parties................................              (110,702)         (19,938)         --    (97,389)
Advances from related parties............                    --               --     125,919         --
                                                       --------       ----------   ---------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM FINANCING ACTIVITIES....              (110,702)         (19,938)    125,919    (97,389)
                                                       --------       ----------   ---------   --------
NET INCREASE/(DECREASE) IN CASH HELD.....               (48,250)         (31,206)     92,119     (5,566)
Cash at the beginning of the financial
  year...................................                68,866          100,072       7,953     13,519
                                                       --------       ----------   ---------   --------
Cash at the end of the financial year....   15(a)        20,616           68,866     100,072      7,953
                                                       ========       ==========   =========   ========

                        THE MESSAGE EXCHANGE PTY LIMITED

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards, and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation.

  (b) Receivables and Revenue Recognition

     (i) Trade Debtors

     Trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days overdue.

     (ii) Revenue

  DIAL UP/LEASED LINE

     Revenues derived from subscriptions are recognised in the period in which the services are provided. The company records deferred revenue for any amounts received in advance of the completion of the subscription period.

     Products relate to the sale of pre-packaged software. Revenue is recognised on delivery and when all other obligations due under the contract have been completed.

     Other income relates to revenue earning activities including: technical support for customers with special requests, onsite servicing and training, and dividend income.

  (c) Inventories

     Stock on hand is stated at the lower of cost and net realisable value. Costs are assigned to individual items of stock mainly on the basis of weighted average costs. A provision for obsolescence is booked to ensure that the net inventory balance held is always stated at the lower of cost and net realisable value.

  (d) Recoverable Amount of Non-Current Assets

     The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

  (e) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the Company .

                        THE MESSAGE EXCHANGE PTY LIMITED

Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Plant and equipment.........................................   5 years
Office furniture and equipment..............................   5 years
Computer equipment..........................................   3 years

  (f) Trade and Other Creditors

     These amounts represent liabilities for goods and services provided to the Company prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30-60 days of recognition.

  (g) Borrowings

     Loans are carried at their principal amounts which represent the present value of future cash flows associated with servicing the debt. All borrowings are made with related entities and are interest free.

  (h) Maintenance and Repairs

     Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (i) Employee Entitlements

     (i) Wages and Salaries, Annual Leave and Sick Leave

     Liabilities for wages and salaries, annual leave and sick leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

     (ii) Long Service Leave

     A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  (j) Cash

     For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

NOTE 2  OPERATING REVENUE

                                               FOR THE PERIOD FROM    FOR THE YEARS ENDED 30TH JUNE
                                                1ST JULY 1999 TO     -------------------------------
                                                 30TH SEPT 1999        1999        1998       1997
                                                        $                $           $          $
                                               -------------------   ---------   ---------   -------
Leased Lines.................................          6,320           108,566      51,115   111,460
Dial Up......................................        289,639         1,121,967     948,985   812,693
Products.....................................            600               400       4,000     1,200
Other income.................................         41,654            82,599      55,510    63,511
                                                     -------         ---------   ---------   -------
                                                     338,213         1,313,532   1,059,610   988,864
                                                     =======         =========   =========   =======

                        THE MESSAGE EXCHANGE PTY LIMITED

NOTE 3  OPERATING PROFIT

                                               FOR THE PERIOD FROM    FOR THE YEARS ENDED 30TH JUNE
                                                1ST JULY 1999 TO     -------------------------------
                                                 30TH SEPT 1999        1999        1998       1997
                                                        $                $           $          $
                                               -------------------   ---------   ---------   -------
(a) OPERATING PROFIT BEFORE INCOME TAX HAS
    BEEN DETERMINED AFTER:
     CHARGING AS EXPENSE
     Depreciation............................         21,000            84,000      26,470     3,218
     Superannuation..........................          5,962            14,526      12,046    12,123
     Equipment Hire..........................         15,270            68,350      70,771    72,000
     Consultants.............................         19,463           119,451     109,382   113,379
     Rent....................................          1,909            40,029      34,294    35,096
     Other Expenses..........................        241,933           795,980     673,424   626,380
                                                     -------         ---------   ---------   -------
                                                     305,537         1,122,336     926,387   862,196
                                                     =======         =========   =========   =======
(b) AUDITORS' REMUNERATION
     Amounts received, or due and receivable,
       by the auditors for:
     Auditing the financial statements (Audit
       fees for the periods outlined above
       are paid by the parent entity Asia
       Online, Ltd in Hong Kong and have not
       been recharged).......................             --                --          --        --
                                                     =======         =========   =========   =======

NOTE 4  INCOME TAX

                                                                         FOR THE YEARS ENDED 30 JUNE
                                                        1 JULY 1999 TO   ---------------------------
                                                         30 SEPT 1999     1999      1998      1997
                                                              $             $         $         $
                                                        --------------   -------   -------   -------
The amount of income tax attributable to the financial
  year differs from the amount prima facie payable on
  the operating loss. The differences are reconciled
  as follows:
Operating profit/(loss) before income tax.............      32,676       191,196   133,223   126,668
                                                            ------       -------   -------   -------
Income tax calculated @ 36%...........................      11,763        68,831    47,960    45,600
Under/(over) provision in previous year...............          --            --        --        --
                                                            ------       -------   -------   -------
Income tax expense/(benefit) attributable to operating
  profit..............................................      11,763        68,831    47,960    45,600
                                                            ======       =======   =======   =======

NOTE 5  RECEIVABLES

                                                                                  30TH JUNE
                                                                         ---------------------------
                                                        30TH SEPT 1999    1999      1998      1997
                                                              $             $         $         $
                                                        --------------   -------   -------   -------
CURRENT
Trade debtors.........................................     256,516       238,500   135,765   193,139
Less: Provision for Doubtful Debts....................     (21,243)      (17,200)   (8,929)  (15,972)
                                                           -------       -------   -------   -------
                                                           235,273       221,300   126,836   177,167
                                                           =======       =======   =======   =======

                        THE MESSAGE EXCHANGE PTY LIMITED

NOTE 6  INVENTORY

                                                                                  30TH JUNE
                                                                         ---------------------------
                                                        30TH SEPT 1999    1999      1998      1997
                                                              $             $         $         $
                                                        --------------   -------   -------   -------
Stock on hand.........................................      24,173        12,882    18,858    14,564
Less: Provision for Obselescence......................     (24,173)      (12,882)   (9,429)   (7,282)
                                                           -------       -------   -------   -------
                                                                --            --     9,429     7,282
                                                           =======       =======   =======   =======

NOTE 7  ASSETS -- OTHER

                                                                                  30TH JUNE
                                                                         ---------------------------
                                                        30TH SEPT 1999    1999      1998      1997
                                                              $             $         $         $
                                                        --------------   -------   -------   -------
CURRENT
Prepaid expenses......................................      26,533        27,485    11,879     7,867
                                                           =======       =======   =======   =======
NON CURRENT
Future Tax Benefit....................................      37,744        29,263    19,965    21,319
                                                           =======       =======   =======   =======

NOTE 8  PROPERTY, PLANT AND EQUIPMENT

                                                                              30TH JUNE
                                                                     ----------------------------
                                                    30TH SEPT 1999     1999       1998      1997
                                                          $             $          $         $
                                                    --------------   --------   --------   ------
CURRENT
Furniture and fittings
  Cost............................................       29,410        28,985     26,235    2,897
  Accumulated depreciation........................      (22,569)      (21,069)   (15,069)     (93)
                                                       --------      --------   --------   ------
                                                          6,841         7,916     11,166    2,804
                                                       --------      --------   --------   ------
Computer equipment
  Cost............................................      478,420       453,843    332,008   40,711
  Accumulated depreciation........................     (254,175)     (234,675)  (156,675)  (3,125)
                                                       --------      --------   --------   ------
                                                        224,245       219,168    175,333   37,586
                                                       --------      --------   --------   ------
Total
  Cost............................................      507,830       482,828    358,243   43,608
  Accumulated depreciation........................     (276,744)     (255,744)  (171,744)  (3,218)
                                                       --------      --------   --------   ------
                                                        231,086       227,084    186,499   40,390
                                                       ========      ========   ========   ======

NOTE 9  CREDITORS

                                                                               30TH JUNE
                                                                      ---------------------------
                                                     30TH SEPT 1999    1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
CURRENT (UNSECURED)
Trade creditors....................................     107,853        52,534    55,007    79,711
Accruals...........................................       9,811         6,040     4,326     2,400
Deferred revenue...................................      26,520        43,326    42,313    36,763
                                                        -------       -------   -------   -------
                                                        144,184       101,900   101,646   118,874
                                                        =======       =======   =======   =======

                        THE MESSAGE EXCHANGE PTY LIMITED

NOTE 10  BORROWINGS

                                                                                30TH JUNE
                                                                        -------------------------
                                                       30TH SEPT 1999    1999      1998     1997
                                                             $             $         $        $
                                                       --------------   -------   -------   -----
CURRENT
Loans from related entities..........................      1,688        112,328   132,328   6,409
                                                           =====        =======   =======   =====

NOTE 11  PROVISIONS

                                                                                30TH JUNE
                                                                         ------------------------
                                                        30TH SEPT 1999    1999     1998     1997
                                                              $            $        $        $
                                                        --------------   ------   ------   ------
CURRENT
Employee entitlements.................................      31,797       29,690   19,399   21,754
Taxation..............................................      76,584       55,997   57,307   59,213
                                                           -------       ------   ------   ------
                                                           108,381       85,687   76,706   80,967
                                                           -------       ------   ------   ------
NON CURRENT
Employee entitlements.................................      17,821       15,475   13,376   11,811
Deferred Tax Provision................................       9,552        9,895    4,276    2,832
                                                           -------       ------   ------   ------
                                                            27,373       25,370   17,652   14,643
                                                           =======       ======   ======   ======

NOTE 12  SHARE CAPITAL

                                                                                   30TH JUNE
                                                                               ------------------
                                                              30TH SEPT 1999   1999   1998   1997
                                                                    $           $      $      $
                                                              --------------   ----   ----   ----
PAID UP CAPITAL
Ordinary shares fully paid..................................        2           2      2      2
                                                                    ==          ==     ==     ==

NOTE 13  FINANCIAL INSTRUMENTS

  (a) Credit risk exposures

     The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to the financial report.

     The Company does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the Company.

                        THE MESSAGE EXCHANGE PTY LIMITED

  (b) Interest rate risks

     The Company's exposure to interest rate risk, which is the risk that a financial instrument's value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on those financial assets and financial liabilities, is as follows:

                                                        FIXED INTEREST RATE MATURITIES
                                              --------------------------------------------------
                                   FLOATING                                               NON
                                   INTEREST    1 YEAR                                   INTEREST
                                     RATE      OR LESS    1 TO 5 YEARS   OVER 5 YEARS   BEARING     TOTAL
                           NOTES      $           $            $              $            $          $
                           -----   --------   ---------   ------------   ------------   --------   -------
1 JULY 1999 TO 30 SEPT
  1999
FINANCIAL ASSETS
Cash.....................           20,616          --            --             --          --     20,616
Trade debtors............    5          --          --            --             --     235,273    235,273
                                    ------    --------      --------       --------     -------    -------
                                    20,616          --            --             --     235,273    255,889
                                    ======    ========      ========       ========     =======    =======
Weighted average interest
  rate...................              2.6%
FINANCIAL LIABILITIES
Trade creditors..........    9          --          --            --             --     107,853    107,853
                                    ------    --------      --------       --------     -------    -------
                                        --          --            --             --     107,853    107,853
                                    ======    ========      ========       ========     =======    =======
                                    ------    --------      --------       --------     -------    -------
Net financial assets
  (liabilities)..........           20,616          --            --             --     127,420    148,036
                                    ======    ========      ========       ========     =======    =======

                                                         FIXED INTEREST RATE MATURITIES
                                               --------------------------------------------------
                                    FLOATING                                               NON
                                    INTEREST   1 YEAR OR                                 INTEREST
                                      RATE       LESS      1 TO 5 YEARS   OVER 5 YEARS   BEARING     TOTAL
                            NOTES      $           $            $              $            $          $
                            -----   --------   ---------   ------------   ------------   --------   -------
1999
FINANCIAL ASSETS
Cash......................           68,866          --           --             --           --     68,866
Trade debtors.............    5          --          --           --             --      221,300    221,300
                                     ------     -------      -------        -------      -------    -------
                                     68,866          --           --             --      221,300    290,166
                                     ======     =======      =======        =======      =======    =======
Weighted average interest
  rate....................              3.3%
FINANCIAL LIABILITIES
Trade creditors...........    9          --          --           --             --       52,534     52,534
                                     ------     -------      -------        -------      -------    -------
                                         --          --           --             --       52,534     52,534
                                     ======     =======      =======        =======      =======    =======
                                     ------     -------      -------        -------      -------    -------
Net financial assets
  (liabilities)...........           68,866          --           --             --      168,766    237,632
                                     ======     =======      =======        =======      =======    =======

                        THE MESSAGE EXCHANGE PTY LIMITED

                                                        FIXED INTEREST RATE MATURITIES
                                              --------------------------------------------------
                                   FLOATING                                               NON
                                   INTEREST   1 YEAR OR                                 INTEREST
                                     RATE       LESS      1 TO 5 YEARS   OVER 5 YEARS   BEARING     TOTAL
                           NOTES      $           $            $              $            $          $
                           -----   --------   ---------   ------------   ------------   --------   -------
1998
FINANCIAL ASSETS
Cash.....................          100,072          --           --             --           --    100,072
Trade debtors............    5          --          --           --             --      126,836    126,836
                                   -------     -------      -------        -------      -------    -------
                                   100,072          --           --             --      126,836    226,908
                                   =======     =======      =======        =======      =======    =======
Weighted average interest
  rate...................              2.8%
FINANCIAL LIABILITIES
Trade creditors..........    9          --          --           --             --       55,007     55,007
                                   -------     -------      -------        -------      -------    -------
                                        --          --           --             --       55,007     55,007
                                   =======     =======      =======        =======      =======    =======
                                   -------     -------      -------        -------      -------    -------
Net financial assets
  (liabilities)..........          100,072          --           --             --       71,829    171,901
                                   =======     =======      =======        =======      =======    =======

                                                         FIXED INTEREST RATE MATURITIES
                                               --------------------------------------------------
                                    FLOATING                                               NON
                                    INTEREST   1 YEAR OR                                 INTEREST
                                      RATE       LESS      1 TO 5 YEARS   OVER 5 YEARS   BEARING     TOTAL
                            NOTES      $           $            $              $            $          $
                            -----   --------   ---------   ------------   ------------   --------   -------
1997
FINANCIAL ASSETS
Cash......................           7,953          --            --             --           --      7,953
Trade debtors.............    5         --          --            --             --      177,167    177,167
                                     -----      ------        ------         ------      -------    -------
                                     7,953          --            --             --      177,167    185,120
                                     =====      ======        ======         ======      =======    =======
Weighted average interest
  rate....................             4.3%
FINANCIAL LIABILITIES
Trade creditors...........    9         --          --            --             --       79,711     79,711
                                     -----      ------        ------         ------      -------    -------
                                        --          --            --             --       79,711     79,711
                                     =====      ======        ======         ======      =======    =======
                                     -----      ------        ------         ------      -------    -------
Net financial assets......           7,953          --            --             --       97,456    105,409
                                     =====      ======        ======         ======      =======    =======

                        THE MESSAGE EXCHANGE PTY LIMITED

RECONCILIATION OF NET FINANCIAL ASSETS TO NET ASSETS

     The net fair value of financial assets and liabilities of the economic entity approximates their carrying value.

                                                                               30TH JUNE
                                                                     -----------------------------
                                                    30TH SEPT 1999     1999       1998      1997
                                            NOTES         $             $          $          $
                                            -----   --------------   --------   --------   -------
Net financial assets as above.............              148,036       237,632    171,901   105,409
Non-financial assets and liabilities
  Inventory...............................     6             --            --      9,429     7,282
  Property, plant and equipment...........     8        231,086       227,084    186,499    40,390
  Other assets............................     7         64,277        56,748     31,844    29,186
  Provisions..............................    11       (135,754)     (111,057)   (94,358)  (95,610)
  Other liabilities.......................  9,10        (38,019)     (161,194)  (178,967)  (45,572)
                                                       --------      --------   --------   -------
Net assets per balance sheet..............              269,626       248,713    126,348    41,085
                                                       ========      ========   ========   =======

NOTE 14  REMUNERATION OF DIRECTORS

     The names of persons who were directors of The Message Exchange Pty Ltd during the financial years ending 30 June 1997, 30 June 1998, 30 June 1999 and for the 3 months ended 30 September 1999 are as follows:

                                                              DATE
                                                            APPOINTED    DATE RESIGNED
                                                           -----------   -------------
Richard Counsins.........................................  August 1991   October 1999
Robert Kummerfield.......................................  August 1991   October 1999
Piers Dick-Lauder........................................   June 1994    October 1999
James Converse...........................................   June 1997         --

                                                        FOR THE
                                                      PERIOD FROM      FOR THE YEARS ENDED 30TH JUNE
                                                    1ST JULY 1999 TO   ------------------------------
                                                     30TH SEPT 1999      1999       1998       1997
                                                           $              $          $          $
                                                    ----------------   --------   --------   --------
Income paid or payable, or otherwise made
  available in connection with the management of
  affairs of the entity...........................       46,000        109,800    114,000    114,000
                                                         ======        =======    =======    =======
The numbers of directors whose total income from
  the Company or related parties was within the
  specified bands are as follows:
$     0-$ 9,999...................................            3              1         --         --
$10,000-$19,999...................................           --              2          3          3
$30,000-$39,999...................................            1             --         --         --
$70,000-$79,999...................................           --              1          1          1

NOTE 15  CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                                                                30TH JUNE
                                                                         ------------------------
                                                        30TH SEPT 1999    1999     1998     1997
                                                              $            $         $        $
                                                        --------------   ------   -------   -----
Cash..................................................      20,616       68,866   100,072   7,953

                        THE MESSAGE EXCHANGE PTY LIMITED

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                 FOR THE PERIOD FROM    FOR THE YEARS ENDED 30TH JUNE
                                                    1ST JULY 1999      -------------------------------
                                                  TO 30TH SEPT 1999      1999        1998       1997
                                                          $                $          $          $
                                                 -------------------   ---------   --------   --------
Operating profit after income tax..............        20,913           122,365     85,263     81,068
Depreciation...................................        21,000            84,000     26,470      3,218
Amounts credited to provisions against
  assets.......................................
Changes in operating assets and liabilities:
  Increase/(decrease) in income tax payable....        20,587            (1,310)    (1,906)    39,007
  Decrease/(increase) in trade and other
     debtors...................................        (4,197)         (121,949)    58,198    (88,803)
  Decrease/(increase) in Future Tax Benefit....        (8,481)           (9,298)     1,354    (21,319)
  Decrease/(increase) in other operating
     assets....................................            --            11,879    (11,879)        --
  Decrease/(increase) in inventory.............            --             9,429     (2,147)    (7,282)
  Increase/(decrease) in trade and other
     creditors.................................        37,975            12,580    (18,018)   126,711
  Increase/(decrease) in Deferred Tax
     Liability.................................          (343)            5,619      1,444      2,832
                                                       ------          --------    -------    -------
  Net cash inflow/(outflow) from operating
     activities................................        87,454           113,315    138,779    135,432
                                                       ======          ========    =======    =======

NOTE 16  RELATED PARTIES

                                                      FOR THE PERIOD FROM   FOR THE YEARS ENDED 30TH JUNE
                                                         1ST JULY 1999      -----------------------------
                                                       TO 30TH SEPT 1999      1999       1998      1997
                                                               $               $          $          $
                                                      -------------------   --------   --------   -------
Amounts payable to directors and director related
  entities..........................................
Aggregate amounts payable at balance date to:
  Message Handling Services Pty Ltd.................         1,688           67,375     97,375     6,409
  Robert Kummerfield................................            --           14,984     14,984     8,578
  Piers Lander......................................            --           14,984     14,984     8,578
  Counsins & Associates.............................            --           14,984     14,984     8,578

     Loans made to related entities were unsecured and interest free.

     No other transactions have occurred with related entities except for the repayment or extension of the loan facilities disclosed above.

NOTE 17  SEGMENT INFORMATION

     The entity operates predominantly in one industry being the provision of internet services in Australia.

NOTE 18  SUBSEQUENT EVENTS

     Subsequent to the financial year ended 30 September 1999, Asia Online Australia Pty Ltd acquired 51% of the shares in The Message Exchange Pty Ltd for consideration of $2,470,000

NOTE 19  COMMITMENTS AND CONTINGENCIES

     As at 30 September 1999, there are no material contingent liabilities or commitments for expenditure to be reported in the financial statements.

                        THE MESSAGE EXCHANGE PTY LIMITED

NOTE 20  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30 June 1999 and three months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of Flexit Pty Limited:
(business acquired by Flex Information Technology Pty Limited)

     We have audited the accompanying balance sheet of Flexit Pty Limited as of 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the years ended 30 June 1997,1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flexit Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997,1998 and 1999 and for the three month period ended 30 September 1999 to the extent summarised in note 18 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                                 FLEXIT PTY LTD

                            PROFIT AND LOSS ACCOUNT
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                    1 JULY 1999 TO   -----------------------------
                                                     30 SEPT 1999     1999       1998       1997
                                            NOTES         $             $         $          $
                                            -----   --------------   -------   --------   --------
OPERATING REVENUE.........................    2        249,931       895,246    641,791    474,614
                                                       =======       =======   ========   ========
Operating profit/(loss)...................    3        (23,749)      139,614    157,625   (209,738)
Income tax benefit/(expense) attributable
  to operating profit.....................    4          8,550       (50,261)   (56,745)    75,506
                                                       -------       -------   --------   --------
OPERATING PROFIT/(LOSS) AFTER INCOME
  TAX.....................................             (15,199)       89,353    100,880   (134,232)
RETAINED PROFITS/(LOSS) AT THE BEGINNING
  OF THE FINANCIAL YEAR...................              13,768       (75,585)  (176,465)   (42,233)
                                                       -------       -------   --------   --------
RETAINED PROFITS/(LOSS) AT THE END OF THE
  FINANCIAL YEAR..........................              (1,431)       13,768    (75,585)  (176,465)
                                                       =======       =======   ========   ========

    The above profit and loss account should be read in conjunction with the accompanying notes.

                                 FLEXIT PTY LTD

                                 BALANCE SHEET
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                                   30 JUNE
                                                                         ----------------------------
                                                          30 SEPT 1999    1999      1998       1997
                                                  NOTES        $            $         $         $
                                                  -----   ------------   -------   -------   --------
CURRENT ASSETS
Cash............................................    14a     131,669       89,397   111,017         70
Receivables.....................................     5       94,600       93,136    64,331     17,827
Other Assets....................................     8        1,601        1,378        --      2,800
                                                            -------      -------   -------   --------
          TOTAL CURRENT ASSETS..................            227,870      183,911   175,348     20,697
                                                            -------      -------   -------   --------
NON-CURRENT ASSETS
Investments.....................................     6      115,119           --     4,000         --
Property, plant and equipment...................     7       32,371       35,459    46,058     97,350
Other Assets....................................     8       32,630       19,355    19,648     76,393
                                                            -------      -------   -------   --------
          TOTAL NON-CURRENT ASSETS..............            180,120       54,814    69,706    173,743
                                                            -------      -------   -------   --------
          TOTAL ASSETS..........................            407,990      238,725   245,054    194,440
                                                            -------      -------   -------   --------
CURRENT LIABILITIES
Creditors and borrowings........................     9      141,330       91,396   215,638    163,501
Provisions......................................    10       56,040       51,061     4,626      4,928
                                                            -------      -------   -------   --------
          TOTAL CURRENT LIABILITIES.............            197,370      142,457   220,264    168,429
                                                            -------      -------   -------   --------
NON-CURRENT LIABILITIES
Creditors and borrowings........................     9      196,916       67,365    85,240    202,406
                                                            -------      -------   -------   --------
          TOTAL NON-CURRENT LIABILITIES.........            196,916       67,365    85,240    202,406
                                                            -------      -------   -------   --------
          TOTAL LIABILITIES.....................            394,286      209,822   305,504    370,835
                                                            -------      -------   -------   --------
          NET ASSETS............................             13,704       28,903   (60,450)  (176,395)
                                                            =======      =======   =======   ========
SHAREHOLDERS' EQUITY
Share capital...................................    11       15,135       15,135    15,135         70
Retained profits................................             (1,431)      13,768   (75,585)  (176,465)
                                                            -------      -------   -------   --------
          TOTAL SHAREHOLDERS' EQUITY............             13,704       28,903   (60,450)  (176,395)
                                                            =======      =======   =======   ========

  The above balance sheet should be read in conjunction with the accompanying notes.

                                 FLEXIT PTY LTD

                            STATEMENTS OF CASH FLOWS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                   1 JULY 1999 TO   ------------------------------
                                                    30 SEPT 1999      1999       1998       1997
                                           NOTES         $             $          $          $
                                           -----   --------------   --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers..................              248,244       865,063    595,285    479,932
Payments to suppliers and employees......             (205,863)     (845,615)  (375,426)  (505,098)
Interest received........................                  460           811         --         --
Interest paid............................                   --        (2,298)        --         --
Income taxes paid........................                   --        (1,176)        --         --
                                                      --------      --------   --------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM OPERATING ACTIVITIES....   14b         42,841        16,785    219,859    (25,166)
                                                      --------      --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for investments.................             (130,119)           --     (4,000)        --
Proceeds from the sale of investments....                   --         4,000         --         --
Payments for property, plant and
  equipment..............................                   --       (32,444)        --     (3,286)
Proceeds from sale of property, plant and
  equipment..............................                   --         7,914      7,161         --
                                                      --------      --------   --------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM INVESTING ACTIVITIES....             (130,119)      (20,530)     3,161     (3,286)
                                                      --------      --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings.................               46,518            --         --         --
Repayment of borrowings..................                   --            --         --         --
Advances from related parties............               83,032            --         --         --
Repayments of advances from related
  parties................................                   --       (17,875)  (117,165)        --
Share capital issued.....................                   --            --     15,065         --
                                                      --------      --------   --------   --------
          NET CASH OUTFLOWS FROM
            FINANCING ACTIVITIES.........              129,550       (17,875)  (102,100)        --
                                                      --------      --------   --------   --------
NET INCREASE/(DECREASE) IN CASH HELD.....               42,272       (21,620)   120,920    (28,452)
Cash at the beginning of the financial
  year...................................               89,397       111,017     (9,903)    18,548
                                                      --------      --------   --------   --------
Cash at the end of the financial year....   14a        131,669        89,397    111,017     (9,904)
                                                      ========      ========   ========   ========

                                 FLEXIT PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards, and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation.

  (b) Receivables and Revenue Recognition

     (i) Trade Debtors

     Trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days overdue.

     (ii) Revenue
  Dial up
     Revenues derived from subscriptions are recognised in the period in which the services are provided. The company records deferred revenue for any amounts received in advance of the completion of the subscription period.

     Other income relates to revenue earning activities including: technical support for customers with special requests, onsite servicing and training, and dividend income.

  (c) Inventories

     Stock on hand is stated at the lower of cost and net realisable value. Costs are assigned to individual items of stock mainly on the basis of weighted average costs. A provision for obsolescence is booked to ensure that the net inventory balance held is always stated at the lower of cost and net realisable value.

  (d) Recoverable Amount of Non-Current Assets

     The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

  (e) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the Company.

                                 FLEXIT PTY LTD

Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Plant and equipment.........................................   8 years
Office furniture and equipment..............................   5 years
Computer equipment..........................................   3 years

  (f) Trade and Other Creditors

     These amounts represent liabilities for goods and services provided to the Company prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30-60 days of recognition.

  (g) Borrowings

     Loans are carried at their principal amounts which represent the present value of future cash flows associated with servicing the debt. All borrowings are made with related entities and are interest free.

  (h) Maintenance and Repairs

     Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (i) Employee Entitlements

     (i) Wages and Salaries, Annual Leave and Sick Leave

     Liabilities for wages and salaries, annual leave and sick leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

     (ii) Long Service Leave

     A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  (j) Cash

     For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

  (k) Investments

     Short term investments in listed securities are recorded at market value.

                                 FLEXIT PTY LTD

NOTE 2  OPERATING REVENUE

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                     1 JULY 1999 TO   ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
Dial Up revenue....................................     226,359       765,813   432,112   361,728
Other income.......................................      23,572       129,433   209,679   112,886
                                                        -------       -------   -------   -------
                                                        249,931       895,246   641,791   474,614
                                                        =======       =======   =======   =======

NOTE 3  OPERATING PROFIT

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                     1 JULY 1999 TO   ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
(A) OPERATING PROFIT BEFORE INCOME TAX HAS BEEN
    DETERMINED AFTER:
     CHARGING AS EXPENSE
     Depreciation..................................       3,089        33,329    44,131    53,348
     Superannuation................................         733         4,931     5,366    18,593
     Advertising...................................       1,996        22,402    25,183    25,581
     Consultants...................................      21,491        37,299    42,145     2,065
     Rent..........................................       3,000        16,200    13,000    13,000
     Wages.........................................      11,145        76,668    93,692   141,604
     Other Expenses................................     232,226       564,803   260,649   430,161
                                                        -------       -------   -------   -------
                                                        273,680       755,632   484,166   684,352
                                                        =======       =======   =======   =======
(B) AUDITORS' REMUNERATION
     Amounts received, or due and receivable, by
       the auditors for:
     Auditing the financial statements (Audit fees
       for the periods outlined above are paid by
       the parent entity Asia Online, Ltd in Hong
       Kong and have not been recharged)...........          --            --        --        --
                                                        =======       =======   =======   =======

NOTE 4  INCOME TAX

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                    1 JULY 1999 TO   ----------------------------
                                                     30 SEPT 1999     1999      1998       1997
                                                          $             $         $         $
                                                    --------------   -------   -------   --------
The amount of income tax attributable to the
  financial year differs from the amount prima
  facie payable on the operating loss. The
  differences are reconciled as follows:
Operating profit/(loss) before income tax.........     (23,749)      139,614   157,625   (209,738)
                                                       -------       -------   -------   --------
Income tax calculated @ 36%.......................      (8,550)       50,261    56,745    (75,506)
Under/(over) provision in previous year...........          --            --        --         --
                                                       -------       -------   -------   --------
Income tax expense/(benefit) attributable to
  operating profit................................      (8,550)       50,261    56,745    (75,506)
                                                       =======       =======   =======   ========

     Tax losses carried forward were $nil, $nil, $15,813 and $56,011 at 30 September 1999, and 30 June 1999, 1998 and 1997, respectively.

                                 FLEXIT PTY LTD

NOTE 5  RECEIVABLES

                                                                              30 JUNE
                                                                   -----------------------------
                                                   30 SEPT 1999     1999        1998      1997
                                                        $             $          $          $
                                                   ------------    -------     ------    -------
CURRENT
Trade debtors....................................    139,016       142,167     67,909     64,729
Less: Provision for Doubtful Debts...............    (44,416)      (49,031)    (3,578)   (46,902)
                                                     -------       -------     ------    -------
                                                      94,600        93,136     64,331     17,827
                                                     =======       =======     ======    =======

NOTE 6  INVESTMENTS

                                                                               30 JUNE
                                                                     ---------------------------
                                                   30 SEPT 1999      1999       1998       1997
                                                        $              $          $          $
                                                   ------------      -----      -----      -----
INVESTMENTS
Shares in other corporations.....................    115,119            --      4,000         --
                                                     =======         =====      =====      =====

NOTE 7  PROPERTY, PLANT AND EQUIPMENT

                                                                             30 JUNE
                                                                  ------------------------------
                                                   30 SEPT 1999     1999       1998       1997
                                                        $            $          $           $
                                                   ------------   --------   --------    -------
Office, furniture and equipment
  Cost...........................................     163,095      163,095    154,439    179,983
  Accumulated depreciation.......................    (138,893)    (136,703)  (110,758)   (85,382)
                                                     --------     --------   --------    -------
                                                       24,202       26,392     43,681     94,601
                                                     --------     --------   --------    -------
Plant and equipment
  Cost...........................................       2,860        2,860      2,860      2,860
  Accumulated depreciation.......................        (949)        (854)      (483)      (111)
                                                     --------     --------   --------    -------
                                                        1,911        2,006      2,377      2,749
                                                     --------     --------   --------    -------
Computer Equipment
  Cost...........................................       8,000        8,000         --         --
  Accumulated depreciation.......................      (1,742)        (939)        --         --
                                                     --------     --------   --------    -------
                                                        6,258        7,061         --         --
                                                     --------     --------   --------    -------
Total
  Cost...........................................     173,955      173,955    157,299    182,843
  Accumulated depreciation.......................    (141,584)    (138,496)  (111,241)   (85,493)
                                                     --------     --------   --------    -------
                                                       32,371       35,459     46,058     97,350
                                                     ========     ========   ========    =======

                                 FLEXIT PTY LTD

NOTE 8  OTHER ASSETS

                                                                                 30 JUNE
                                                                         ------------------------
                                                         30 SEPT 1999     1999     1998     1997
                                                              $            $        $        $
                                                        --------------   ------   ------   ------
CURRENT
Other Assets..........................................       1,601        1,378       --    2,800
                                                            ------       ------   ------   ------
                                                             1,601        1,378       --    2,800
                                                            ======       ======   ======   ======
NON-CURRENT
Future Income Tax Benefit.............................      31,743       18,468   18,761   75,506
Other Assets..........................................         887          887      887      887
                                                            ------       ------   ------   ------
                                                            32,630       19,355   19,648   76,393
                                                            ======       ======   ======   ======

NOTE 9  CREDITORS AND BORROWINGS

                                                                                30 JUNE
                                                                       --------------------------
                                                       30 SEPT 1999     1999     1998      1997
                                                            $            $         $         $
                                                      --------------   ------   -------   -------
CURRENT (UNSECURED)
Bank overdraft......................................          --           --        --     9,974
Trade creditors & accruals..........................      81,383        6,812   154,155    71,636
Revenue received in advance.........................      59,947       84,584    61,483    81,891
                                                         -------       ------   -------   -------
                                                         141,330       91,396   215,638   163,501
                                                         =======       ======   =======   =======
NON-CURRENT
Borrowings..........................................      46,519           --        --        --
Loans from related parties..........................     150,397       67,365    85,240   202,406
                                                         -------       ------   -------   -------
                                                         196,916       67,365    85,240   202,406
                                                         =======       ======   =======   =======

NOTE 10  PROVISIONS

                                                                                  30 JUNE
                                                                           ----------------------
                                                           30 SEPT 1999     1999    1998    1997
                                                                $            $        $       $
                                                          --------------   ------   -----   -----
CURRENT
Income tax..............................................      53,517       48,792      --      --
Employee entitlements...................................       2,523        2,269   4,626   4,928
                                                              ------       ------   -----   -----
                                                              56,040       51,061   4,626   4,928
                                                              ======       ======   =====   =====

NOTE 11  SHARE CAPITAL

                                                                                   30 JUNE
                                                                            ----------------------
                                                            30 SEPT 1999     1999     1998    1997
                                                                 $            $        $       $
                                                           --------------   ------   ------   ----
PAID UP CAPITAL
Ordinary shares fully paid...............................      15,135       15,135   15,135    70
                                                               ======       ======   ======    ==

                                 FLEXIT PTY LTD

NOTE 12  FINANCIAL INSTRUMENTS

  (a) Credit Risk Exposures

     The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to the financial report.

     The Company does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the Company.

  (b) Interest Rate Risks

     The Company's exposure to interest rate risk, which is the risk that a financial instrument's value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on those financial assets and financial liabilities, is as follows:

                                                          FIXED INTEREST RATE MATURING IN
                                              FLOATING   ---------------------------------     NON
                                              INTEREST   1 YEAR OR    1 TO 5      OVER 5     INTEREST
1 JULY 1999 TO                                  RATE       LESS        YEARS       YEARS     BEARING     TOTAL
30 SEPTEMBER 1999                     NOTES      $           $           $           $          $          $
-----------------                     -----   --------   ---------   ---------   ---------   --------   -------
(a) FINANCIAL ASSETS
Cash................................   14a    131,669          --          --          --         --    131,669
Investments.........................     6         --          --          --          --    115,119    115,119
Trade debtors.......................     5         --          --          --          --     94,600     94,600
                                              -------     -------     -------     -------    -------    -------
                                              131,669          --          --          --    209,719    341,388
                                              -------     -------     -------     -------    -------    -------
Weighted average interest rate......              2.1%
(b) FINANCIAL LIABILITIES
Trade creditors & accruals..........     9         --          --          --          --     81,383     81,383
Borrowings..........................     9         --          --          --          --     46,519     46,519
Loans from related parties..........     9         --          --          --          --    150,397    150,397
                                              -------     -------     -------     -------    -------    -------
                                                   --          --          --          --    278,299    278,299
                                              -------     -------     -------     -------    -------    -------
Weighted average interest rate......
Net financial assets
  (liabilities).....................          131,669          --          --          --    (68,580)    63,089
                                              =======     =======     =======     =======    =======    =======

                                                            FIXED INTEREST RATE MATURING IN
                                                FLOATING   ---------------------------------     NON
                                                INTEREST   1 YEAR OR    1 TO 5      OVER 5     INTEREST
                                                  RATE       LESS        YEARS       YEARS     BEARING     TOTAL
1999                                    NOTES      $           $           $           $          $          $
----                                    -----   --------   ---------   ---------   ---------   --------   -------
(a) FINANCIAL ASSETS
Cash..................................   14a     89,397          --          --          --         --     89,397
Trade debtors.........................     5         --          --          --          --     93,136     93,136
                                                 ------     -------     -------     -------     ------    -------
                                                 89,397          --          --          --     93,136    182,533
                                                 ------     -------     -------     -------     ------    -------
Weighted average interest rate........              2.1%
(b) FINANCIAL LIABILITIES
Trade creditors & accruals............     9         --          --          --          --      6,812      6,812
Loans from related parties............     9         --          --          --          --     67,365     67,365
                                                 ------     -------     -------     -------     ------    -------
                                                     --          --          --          --     74,177     74,177
                                                 ------     -------     -------     -------     ------    -------
Weighted average interest rate........
Net financial assets (liabilities)....           89,397          --          --          --     18,959    108,356
                                                 ======     =======     =======     =======     ======    =======

                                 FLEXIT PTY LTD

                                                         FIXED INTEREST RATE MATURING IN
                                             FLOATING   ---------------------------------     NON
                                             INTEREST   1 YEAR OR    1 TO 5      OVER 5     INTEREST
                                               RATE       LESS        YEARS       YEARS     BEARING     TOTAL
1998                                 NOTES      $           $           $           $          $          $
----                                 -----   --------   ---------   ---------   ---------   --------   -------
(a) FINANCIAL ASSETS
Cash...............................   14a    111,017          --          --          --          --   111,017
Trade debtors......................     5         --          --          --          --      64,331    64,331
Investments........................     6         --          --          --          --       4,000     4,000
                                             -------     -------     -------     -------    --------   -------
                                             111,017          --          --          --      68,331   179,348
                                             -------     -------     -------     -------    --------   -------
Weighted average interest rate.....             2.5%

(b) FINANCIAL LIABILITIES
Trade creditors & accruals.........     9         --          --          --          --     154,155   154,155
Loans from related parties.........     9         --          --          --          --      85,240    85,240
                                             -------     -------     -------     -------    --------   -------
                                                  --          --          --          --     239,395   239,395
                                             -------     -------     -------     -------    --------   -------
Weighted average interest rate.....
Net financial assets
  (liabilities)....................          111,017          --          --          --    (171,064)  (60,047)
                                             =======     =======     =======     =======    ========   =======

                                                        FIXED INTEREST RATE MATURING IN
                                            FLOATING   ---------------------------------     NON
                                            INTEREST    1 YEAR      1 TO 5      OVER 5     INTEREST
                                              RATE      OR LESS      YEARS       YEARS     BEARING     TOTAL
1997                                NOTES      $           $           $           $          $          $
----                                -----   --------   ---------   ---------   ---------   --------   --------
(a) FINANCIAL ASSETS
Cash..............................   14a         70          --          --          --          --         70
Trade debtors.....................     5         --          --          --          --      17,827     17,827
                                            -------     -------     -------     -------    --------   --------
                                                 70          --          --          --      17,827     17,897
                                            -------     -------     -------     -------    --------   --------
Weighted average interest rate....             2.5%

(b) FINANCIAL LIABILITIES
Bank overdraft....................   14a      9,974          --          --          --          --      9,974
Trade creditors & accruals........     9         --          --          --          --      71,636     71,636
Loans from related parties........     9         --          --          --          --     202,406    202,406
                                            -------     -------     -------     -------    --------   --------
                                              9,974          --          --          --     274,042    284,016
                                            -------     -------     -------     -------    --------   --------
Weighted average interest rate....             2.1%
Net financial assets
  (liabilities)...................           (9,904)         --          --          --    (256,215)  (266,119)
                                            =======     =======     =======     =======    ========   ========

                                 FLEXIT PTY LTD

  (c) Net Fair Value of Financial Assets and Liabilities

     The net fair value of financial assets and liabilities of the economic entity approximates their carrying value.

                                                                                30 JUNE
                                                                      ----------------------------
                                                                       1999      1998       1997
                                             NOTES    30 SEPT 1999       $         $         $
                                             -----   --------------   -------   -------   --------
Net financial assets/(liabilities) as
  above....................................              63,089       108,356   (60,047)  (266,119)
Non-financial assets and liabilities
  Property, plant and equipment............    7         32,371        35,459    46,058     97,350
  Other assets.............................    8         34,231        20,733    19,648     79,193
  Provisions...............................   10        (56,040)      (51,061)   (4,626)    (4,928)
  Other liabilities........................    9        (59,947)      (84,584)  (61,483)   (81,891)
                                                        -------       -------   -------   --------
          Net assets per balance sheet.....              13,704        28,903   (60,450)  (176,395)
                                                        =======       =======   =======   ========

NOTE 13  RELATED PARTIES

  (a) Directors

     The names of persons who were directors of Flexit Pty Ltd during the financial years ending 30 June 1997, 30 June 1998, 30 June 1999 and for the 3 months ended 30 September 1999 are as follows:

                                                       DATE APPOINTED     DATE RESIGNED
                                                      -----------------   -------------
Barry Assaf.........................................  29 September 1995        --
Charles Assaf.......................................        7 June 1999        --

  (b) Directors' remuneration

                                                                         FOR THE YEARS ENDED 30 JUNE
                                                        1 JULY 1999 TO   ---------------------------
                                                         30 SEPT 1999     1999      1998      1997
                                                              $             $         $         $
                                                        --------------   -------   -------   -------
Income paid or payable, or otherwise made available,
  to directors by the Company or any related party in
  connection with the management of the affairs of the
  Company or its controlled entities..................      6,923        25,460    22,143    19,418

                                                                                       FOR THE YEARS ENDED
                                                                                             30 JUNE
                                                                     1 JULY 1999 TO   ---------------------
                                                                      30 SEPT 1999    1999    1998    1997
                                                                           $            $       $       $
                                                                     --------------   -----   -----   -----
The number of directors whose total income from the Company or related parties was within the specified bands are as follows:
     $          $
------     ------
     0   -  9,999 ................................................          1          --      --      --
10,000   - 19,999 ................................................         --          --      --       1
20,000   - 29,999 ................................................         --           1       1      --

  (c) Other transactions with Directors and Director-related Entities

     Charles Assaf is a director of Flexit Pty Limited and has the capacity to significantly influence decision making of those companies. Flexit Pty Ltd has rented an office building from Charles Assaf for the past three years. The rental agreement is based on normal commercial terms and conditions.

                                 FLEXIT PTY LTD

     Aggregate amounts paid to directors and their director-related entities was:

                                                                 FOR THE YEARS ENDED 30 JUNE
                                                1 JULY 1999 TO   ---------------------------
                                                 30 SEPT 1999     1999      1998      1997
                                                      $             $         $         $
                                                --------------   -------   -------   -------
Charles Assaf.................................      3,000        16,200    13,000    13,000
                                                    -----        ------    ------    ------
                                                    3,000        16,200    13,000    13,000
                                                    =====        ======    ======    ======

  (d) Transactions with other related parties

                                                                        FOR THE YEARS ENDED 30 JUNE
                                                       1 JULY 1999 TO   ----------------------------
                                                        30 SEPT 1999     1999      1998       1997
                                                             $             $         $         $
                                                       --------------   -------   -------   --------
Amounts payable to directors and director related
  entities...........................................          --           --        --         --
Aggregate amounts payable at balance date to:
  Morse Corporation (Australia) Pty Ltd..............      73,249       25,799    29,799     73,703
  Farmax Electronic Components Pty Ltd...............      24,995       24,995    24,995     25,000
  Pamela Meza........................................          --           --       647     30,000
  Barry Assaf........................................         270          270    29,799     73,703
  Charles Assaf......................................      51,883       16,301        --         --
                                                          -------       ------    ------    -------
                                                          150,397       67,365    85,240    202,406
                                                          =======       ======    ======    =======

     Loans made to related entities were unsecured and interest free.

     No other transactions have occurred with related entities except for the repayment or extension of the loan facilities disclosed above.

NOTE 14  CASH FLOW INFORMATION

  (a) Reconciliation of cash

                                                                        FOR THE YEARS ENDED 30 JUNE
                                                       1 JULY 1999 TO   ----------------------------
                                                        30 SEPT 1999     1999       1998      1997
                                                             $             $         $          $
                                                       --------------   -------   --------   -------
Cash.................................................     131,669       89,397    111,017        70
Bank overdraft.......................................          --           --         --    (9,974)
                                                          -------       ------    -------    ------
                                                          131,669       89,397    111,017    (9,904)
                                                          =======       ======    =======    ======

                                 FLEXIT PTY LTD

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                   1 JULY 1999 TO   -----------------------------
                                                    30 SEPT 1999      1999      1998       1997
                                                         $             $          $         $
                                                   --------------   --------   -------   --------
Operating profit/(loss) after income tax.........     (15,199)        89,353   100,880   (134,232)
Depreciation.....................................       3,089         33,329    44,131     53,348
Net loss on sale of property, plant and
  equipment......................................          --          7,914     7,161         --
Amounts credited to provisions against assets
Changes in operating assets and liabilities:
  Increase/(decrease) in income tax payable......       4,725         48,792        --         --
  Decrease/(increase) in trade and other
     debtors.....................................      (1,687)       (30,183)  (46,504)     5,318
  Decrease/(increase) in other operating
     assets......................................          --             --        --         --
  Decrease/(increase) in future tax benefit......     (13,275)           293    56,745    (75,506)
  Decrease/(increase) in inventory...............          --             --     2,800     13,229
  Increase/(decrease) in trade and other
     creditors...................................      49,934       (130,356)   54,948    107,749
  Increase/(decrease) in provisions and employee
     entitlements................................         254         (2,357)     (302)     4,928
Unrealised loss on investments...................      15,000             --        --         --
                                                      -------       --------   -------   --------
Net cash inflow/(outflow) from operating
  activities.....................................      42,841         16,785   219,859    (25,166)
                                                      =======       ========   =======   ========

NOTE 15  SEGMENT INFORMATION

     The entity operates predominantly in one industry being the provision of internet services in Australia.

NOTE 16  SUBSEQUENT EVENTS

     Subsequent to the financial year ended 30 September 1999, Flex Information Technology Pty Ltd was incorporated and acquired the following assets from Flexit Pty Ltd and Morse Corporation (Australia) Pty Ltd with an effective date of 14 October 1999:

          (a) Stock and Consumables -- $172,109;

          (b) Plant and Equipment -- $37,920;

          (c) Computer Software -- $6,258;

          (d) Records -- $1

          (e) Leasehold Improvements -- $30,480

          (f) Business Names, Intellectual property and Goodwill -- $4,153,231

          (g) Incidental assets of the Vendor -- nil value

     Consideration was in the form of an allotment of shares to:

          (a) Morse Corporation (Australia) Pty Ltd -- 2,200,000 ordinary shares at an issue price of $1 per share; and

          (b) Flexit Pty Ltd -- 2,199,000 ordinary shares at an issue price of $1 per share.

                                 FLEXIT PTY LTD

     On that day, Asia Online Australia Pty Ltd acquired 51% of the shares in Flexit Information Technology Pty Ltd. Consideration was in the form of cash payments to:

          (a) Morse Corporation (Australia) Pty Ltd -- $1,744,470; and

          (b) Flexit Pty Ltd -- $1,744,470

NOTE 17  COMMITMENTS AND CONTINGENCIES

     As at 30 September 1999, there are no contingent liabilities or commitments for expenditure to be reported in the financial statements.

NOTE 18  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30 June 1999 and three months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of Morse Corporation (Australia) Pty
Limited:
(business acquired by Flex Information Technology Pty Limited)

     We have audited the accompanying balance sheet of Morse Corporation (Australia) Pty Limited as of 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morse Corporation (Australia) Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 to the extent summarised in note 20 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

                           PROFIT AND LOSS STATEMENT
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                   1 JULY 1999        FOR THE YEARS ENDED 30 JUNE
                                                    TO 30 SEPT     ---------------------------------
                                                       1999          1999        1998        1997
                                          NOTES         $              $           $           $
                                          -----   --------------   ---------   ---------   ---------
OPERATING REVENUE.......................    2       1,207,835      3,327,209   4,132,799   2,705,617
                                                    =========      =========   =========   =========
Operating profit/(loss).................    3          17,372        168,976      44,659     (41,250)
Income tax benefit/(expense)
  attributable to operating profit......    4          (6,254)       (60,831)    (16,077)     14,850
                                                    ---------      ---------   ---------   ---------
OPERATING PROFIT/(LOSS) AFTER INCOME
  TAX...................................               11,118        108,145      28,582     (26,400)
RETAINED PROFITS/(LOSS) AT THE BEGINNING
  OF THE FINANCIAL YEAR.................              128,350         20,205      (8,377)     18,023
                                                    ---------      ---------   ---------   ---------
RETAINED PROFITS/(LOSS) AT THE END OF
  THE FINANCIAL YEAR....................              139,468        128,350      20,205      (8,377)
                                                    =========      =========   =========   =========

   The above profit and loss statement should be read in conjunction with the accompanying notes.

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

                                 BALANCE SHEET
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                                 30 JUNE
                                                                       ---------------------------
                                                        30 SEPT 1999    1999      1998      1997
                                                NOTES        $            $         $         $
                                                -----   ------------   -------   -------   -------
CURRENT ASSETS
Cash..........................................             53,932       32,580         2         2
Receivables...................................    5       334,106      238,634   363,513   133,565
Inventory.....................................    6       120,476       59,964    45,500   101,705
Other Assets..................................              1,906           --        --        --
                                                          -------      -------   -------   -------
          TOTAL CURRENT ASSETS................            510,420      331,178   409,015   235,272
                                                          -------      -------   -------   -------
NON-CURRENT ASSETS
Receivables...................................    7        78,266       30,816    29,799    73,703
Investments...................................    8       137,315      249,304    51,530        --
Property, plant and equipment.................    9       191,944      187,799   219,268    74,887
Other Assets..................................   10        55,023       33,001    32,350    28,241
                                                          -------      -------   -------   -------
          TOTAL NON-CURRENT ASSETS............            462,548      500,920   332,947   176,831
                                                          -------      -------   -------   -------
          TOTAL ASSETS........................            972,968      832,098   741,962   412,103
                                                          -------      -------   -------   -------
CURRENT LIABILITIES
Creditors and borrowings......................   11       500,753      361,815   551,788   380,165
Provisions....................................   12       129,601       97,896    41,214    22,849
                                                          -------      -------   -------   -------
          TOTAL CURRENT LIABILITIES...........            630,354      459,711   593,002   403,014
                                                          -------      -------   -------   -------
NON-CURRENT LIABILITIES
Creditors and borrowings......................   11       203,144      244,035   128,753    17,464
                                                          -------      -------   -------   -------
          TOTAL NON-CURRENT LIABILITIES.......            203,144      244,035   128,753    17,464
                                                          -------      -------   -------   -------
          TOTAL LIABILITIES...................            833,498      703,746   721,755   420,478
                                                          -------      -------   -------   -------
          NET ASSETS..........................            139,470      128,352    20,207    (8,375)
                                                          =======      =======   =======   =======
SHAREHOLDERS' EQUITY
Share capital.................................   13             2            2         2         2
Retained profits..............................            139,468      128,350    20,205    (8,377)
                                                          -------      -------   -------   -------
          TOTAL SHAREHOLDERS' EQUITY..........            139,470      128,352    20,207    (8,375)
                                                          =======      =======   =======   =======

  The above balance sheet should be read in conjunction with the accompanying notes.

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

                            STATEMENTS OF CASH FLOWS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                    FOR THE YEARS ENDED 30 JUNE
                                               1 JULY 1999 TO   ------------------------------------
                                                30 SEPT 1999       1999         1998         1997
                                       NOTES         $              $            $            $
                                       -----   --------------   ----------   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers..............             1,063,007      3,451,071    3,946,755    2,852,978
Payments to suppliers and
  employees..........................            (1,045,024)    (3,328,521)  (3,903,489)  (2,682,609)
Interest Paid........................                (4,280)       (20,010)      (9,225)     (11,811)
Income taxes (paid)/received.........                (1,793)       (18,203)     (11,263)      (5,340)
                                                -----------     ----------   ----------   ----------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM OPERATING
            ACTIVITIES...............   19(b)        11,910         84,337       22,778      153,218
                                                -----------     ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and
  equipment..........................                (8,167)       (16,917)    (168,137)     (52,293)
Payments for investments.............               111,989       (197,774)     (51,530)          --
Proceeds from sale of property, plant
  and equipment......................                    --             --        2,570           --
                                                -----------     ----------   ----------   ----------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM INVESTING
            ACTIVITIES...............               103,822       (214,691)    (217,097)     (52,293)
                                                -----------     ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of Borrowings..............              (101,724)            --           --           --
Proceeds from borrowings.............                    --        137,253           --           --
Advances from related parties........                61,424             --      116,442           --
Advances to related parties..........                    --        (15,298)          --      (32,009)
                                                -----------     ----------   ----------   ----------
          NET CASH OUTFLOWS FROM
            FINANCING ACTIVITIES.....               (40,300)       121,955      116,442      (32,009)
                                                -----------     ----------   ----------   ----------
NET INCREASE/(DECREASE) IN CASH
  HELD...............................                75,432         (8,399)     (77,877)      68,916
Cash at the beginning of the
  financial year.....................              (110,348)      (101,949)     (24,072)     (92,988)
                                                -----------     ----------   ----------   ----------
Cash at the end of the financial
  year...............................   19(a)       (34,916)      (110,348)    (101,949)     (24,072)
                                                ===========     ==========   ==========   ==========

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards, and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation.

  (b) Receivables and Revenue Recognition

     (i) Trade Debtors

     Trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days overdue.

     (ii) Revenue

     IT Hardware and Installation Revenue refers to revenue generated when a customer purchases a particular IT component or when technical staff complete an installation. Revenue is recognised upon delivery and when all other obligations due under the contract have been completed.

     Other income relates to revenue earning activities including: technical support for customers with special requests, onsite servicing and training, and dividend income.

  (c) Inventories

     Stock on hand is stated at the lower of cost and net realisable value. Costs are assigned to individual items of stock mainly on the basis of weighted average costs. A provision for obsolescence is booked to ensure that the net inventory balance held is always stated at the lower of cost and net realisable value.

  (d) Recoverable Amount of Non-Current Assets

     The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

  (e) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the Company .

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Plant and equipment........................................   5 years
Office furniture and equipment.............................   5 years
Computer equipment.........................................   3 years

  (f)  Trade and Other Creditors

     These amounts represent liabilities for goods and services provided to the Company prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30-60 days of recognition.

  (g)  Borrowings

     Loans are carried at their principal amounts which represent the present value of future cash flows associated with servicing the debt. All borrowings are made with related entities and are interest free.

  (h) Maintenance and Repairs

     Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (i) Employee Entitlements

     (i) Wages and Salaries, Annual Leave and Sick Leave
         Liabilities for wages and salaries, annual leave and sick leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

     (ii) Long Service Leave
          A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  (j) Cash

     For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

  (k) Investments

     Short term investments in listed securities are recorded at market value.

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

NOTE 2  OPERATING REVENUE

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                 1 JULY 1999 TO   ---------------------------------
                                                  30 SEPT 1999      1999        1998        1997
                                                       $              $           $           $
                                                 --------------   ---------   ---------   ---------
IT Hardware and Installation Sales.............    1,067,671      3,193,948   4,104,531   2,698,616
Other income...................................      140,164        133,262      28,268       7,001
                                                   ---------      ---------   ---------   ---------
                                                   1,207,835      3,327,210   4,132,799   2,705,617
                                                   =========      =========   =========   =========

NOTE 3  OPERATING PROFIT

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                 1 JULY 1999 TO   ---------------------------------
                                                  30 SEPT 1999      1999        1998        1997
                                                       $              $           $           $
                                                 --------------   ---------   ---------   ---------
(a) OPERATING PROFIT BEFORE INCOME TAX HAS BEEN
    DETERMINED AFTER:
    CHARGING AS EXPENSE
    Depreciation...............................        7,955         43,094      21,185      18,066
    Superannuation.............................        5,611         21,361      19,454      13,697
    Wages......................................       82,056        315,480     335,061     236,046
    Rent.......................................        6,800         44,200      34,000      40,800
    Freight and cartage........................        7,959         29,257      24,969      11,098
    Other Expenses.............................    1,080,082      2,704,841   3,653,471   2,427,160
                                                   ---------      ---------   ---------   ---------
                                                   1,190,463      3,158,233   4,088,140   2,746,867
                                                   =========      =========   =========   =========
(b) AUDITORS' REMUNERATION
     Amounts received, or due and receivable,
    by the auditors for:
     Auditing the financial statements (Audit
    fees for the periods outlined above are
    paid by the parent entity Asia Online, Ltd
    in Hong Kong and have not been
    recharged).................................           --             --          --          --
                                                   =========      =========   =========   =========

NOTE 4  INCOME TAX

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                     1 JULY 1999 TO   ---------------------------
                                                      30 SEPT 1999     1999       1998     1997
                                                           $             $         $         $
                                                     --------------   -------    ------   -------
The amount of income tax attributable to the
  financial year differs from the amount calculated
  on the operating profit and extraordinary item.
  The differences are reconciled as follows:
Operating profit/(loss) before income tax..........      17,372       168,976    44,659   (41,250)
                                                         ------       -------    ------   -------
Income tax calculated at 36%.......................       6,254        60,831    16,077   (14,850)
Under/(over) provision in previous year............          --            --        --        --
                                                         ------       -------    ------   -------
Income tax expense/(benefit) attributable to
  operating profit.................................       6,254        60,831    16,077   (14,850)
                                                         ======       =======    ======   =======

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

NOTE 5  CURRENT ASSETS -- RECEIVABLES

                                                                               30 JUNE
                                                                     ---------------------------
                                                      30 SEPT 1999    1999      1998      1997
                                                           $            $         $         $
                                                      ------------   -------   -------   -------
Trade debtors.......................................    353,018      247,999   385,328   145,061
Less: Provision for Doubtful Debts..................    (18,912)      (9,365)  (21,815)  (11,496)
                                                        -------      -------   -------   -------
                                                        334,106      238,634   363,513   133,565
                                                        =======      =======   =======   =======

NOTE 6  CURRENT ASSETS -- INVENTORY

                                                                               30 JUNE
                                                                     ---------------------------
                                                      30 SEPT 1999    1999      1998      1997
                                                           $            $         $         $
                                                      ------------   -------   -------   -------
Stock on hand.......................................    172,109       85,662    65,000   145,295
Less: Provision for Stock Obsolescence..............    (51,633)     (25,698)  (19,500)  (43,590)
                                                        -------      -------   -------   -------
Stock on hand.......................................    120,476       59,964    45,500   101,705
                                                        =======      =======   =======   =======

NOTE 7  NON-CURRENT ASSETS -- RECEIVABLES

                                                                               30 JUNE
                                                                      --------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $            $         $         $
                                                      ------------    ------    ------    ------
Loans to related parties............................     73,249       25,799    29,799    73,703
Loans to directors..................................      5,017        5,017        --        --
                                                         ------       ------    ------    ------
                                                         78,266       30,816    29,799    73,703
                                                         ======       ======    ======    ======

NOTE 8  NON-CURRENT ASSETS -- INVESTMENTS

                                                                               30 JUNE
                                                                     ---------------------------
                                                      30 SEPT 1999    1999       1998      1997
                                                           $            $         $         $
                                                      ------------   -------    ------    ------
Investments.........................................    137,315      249,304    51,530        --
                                                        =======      =======    ======    ======

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

NOTE 9  NON-CURRENT ASSETS -- PROPERTY, PLANT AND EQUIPMENT

                                                                               30 JUNE
                                                                     ---------------------------
                                                      30 SEPT 1999    1999      1998      1997
                                                           $            $         $         $
                                                      ------------   -------   -------   -------
Office furniture and equipment
  Cost..............................................      1,028        1,028     1,028        --
  Accumulated depreciation..........................       (305)        (257)       --        --
                                                        -------      -------   -------   -------
                                                            723          771     1,028        --
                                                        -------      -------   -------   -------
Motor vehicles
  Cost..............................................    194,342      194,342   181,682    40,005
  Accumulated depreciation..........................    (44,700)     (38,135)  (17,327)   (9,914)
                                                        -------      -------   -------   -------
                                                        149,642      156,207   164,355    30,091
                                                        -------      -------   -------   -------
Plant and equipment
  Cost..............................................     54,619       42,519    76,128    56,516
  Accumulated amortisation..........................    (13,040)     (11,698)  (22,243)  (11,720)
                                                        -------      -------   -------   -------
                                                         41,579       30,821    53,885    44,796
                                                        -------      -------   -------   -------
Total
  Cost..............................................    249,989      237,889   258,838    96,521
  Accumulated depreciation and amortisation.........    (58,045)     (50,090)  (39,570)  (21,634)
                                                        -------      -------   -------   -------
                                                        191,944      187,799   219,268    74,887
                                                        =======      =======   =======   =======

NOTE 10  NON-CURRENT ASSETS

                                                                               30 JUNE
                                                                      --------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $            $         $         $
                                                      ------------    ------    ------    ------
CURRENT
Other Assets........................................      1,906           --        --        --
                                                         ------       ------    ------    ------
                                                          1,906           --        --        --
                                                         ======       ======    ======    ======
NON-CURRENT
Other Assets........................................        750          750       750       750
Future Tax Benefit..................................     54,273       32,251    31,600    27,491
                                                         ------       ------    ------    ------
                                                         55,023       33,001    32,350    28,241
                                                         ======       ======    ======    ======

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

NOTE 11  CREDITORS AND BORROWINGS

                                                                                30 JUNE
                                                                      ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
CURRENT (SECURED)
Bank Overdraft.....................................      88,848       142,928   101,951    24,074
Trade Creditors and Accruals.......................     399,489       207,062   444,685   356,091
Lease Liability....................................      12,416        11,825     5,152        --
                                                        -------       -------   -------   -------
                                                        500,753       361,815   551,788   380,165
                                                        =======       =======   =======   =======
NON-CURRENT
Borrowings.........................................      35,529       137,253        --        --
Loans from Related Parties.........................      73,249            --    33,905    17,464
Lease Liability....................................      94,366       106,782    94,848        --
                                                        -------       -------   -------   -------
                                                        203,144       244,035   128,753    17,464
                                                        =======       =======   =======   =======

NOTE 12  PROVISIONS

                                                                                30 JUNE
                                                                       --------------------------
                                                      30 SEPT 1999      1999      1998      1997
                                                           $             $         $         $
                                                     --------------    ------    ------    ------
CURRENT
Taxation...........................................      91,326        64,843    21,564    12,641
Employee Entitlements..............................      38,275        33,053    19,650    10,208
                                                        -------        ------    ------    ------
                                                        129,601        97,896    41,214    22,849
                                                        =======        ======    ======    ======

NOTE 13  SHARE CAPITAL

                                                                                  30 JUNE
                                                                         --------------------------
                                                      30 SEPT 1999       1999       1998       1997
                                                           $              $          $          $
                                                     --------------      ----       ----       ----
PAID UP CAPITAL
Ordinary shares fully paid.........................         2              2          2          2
                                                           ==             ==         ==         ==

NOTE 14  FINANCIAL INSTRUMENTS

  (a) Credit Risk Exposures

     The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to the financial report.

     The Company does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the Company.

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

  (b) Interest Rate Risks

     The Company's exposure to interest rate risk, which is the risk that a financial instrument's value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on those financial assets and financial liabilities, is as follows:

                                                         FIXED INTEREST RATE MATURING IN:
                                              FLOATING   ---------------------------------     NON
                                              INTEREST    1 YEAR      1 TO 5      OVER 5     INTEREST
                                                RATE      OR LESS      YEARS       YEARS     BEARING     TOTAL
30 SEPTEMBER 1999                     NOTES      $           $           $           $          $          $
-----------------                     -----   --------   ---------   ---------   ---------   --------   --------
(a) FINANCIAL ASSETS
Cash................................    19         --          --          --          --     53,932      53,932
Inventory...........................     6         --          --          --          --    120,476     120,476
Receivables.........................   5,7         --          --          --          --    412,372     412,372
                                               ------     -------     -------     -------    -------    --------
                                                   --          --          --          --    586,780     586,780
                                               ------     -------     -------     -------    -------    --------
Weighted average interest rate
(b) FINANCIAL LIABILITIES
Bank Overdraft......................    11     88,848          --          --          --         --      88,848
Trade creditors and accruals........    11         --          --          --          --    399,489     399,489
Borrowings..........................    11         --          --          --          --     35,529      35,529
Lease Liability.....................    11         --          --          --          --    106,782     106,782
Loans from other related entity.....    11         --          --          --          --     73,249      73,249
                                               ------     -------     -------     -------    -------    --------
                                               88,848                                        615,049     703,897
                                               ------     -------     -------     -------    -------    --------
Weighted average interest rate
Net financial assets
  (liabilities).....................           88,848                                        (28,269)   (117,117)
                                               ======     =======     =======     =======    =======    ========

                                                      FIXED INTEREST RATE MATURING IN:
                                           FLOATING   ---------------------------------     NON
                                           INTEREST    1 YEAR      1 TO 5      OVER 5     INTEREST
                                             RATE      OR LESS      YEARS       YEARS     BEARING     TOTAL
30 JUNE 1999                       NOTES      $           $           $           $          $          $
------------                       -----   --------   ---------   ---------   ---------   --------   --------
(a) FINANCIAL ASSETS
Cash.............................    19          --         --          --          --      32,580     32,580
Inventory........................     6          --         --          --          --      59,964     59,964
Receivables......................   5,7          --         --          --          --     269,450    269,450
                                           --------    -------     -------     -------    --------   --------
                                                 --         --          --          --     361,994    361,994
                                           --------    -------     -------     -------    --------   --------
Weighted average interest rate
(b) FINANCIAL LIABILITIES
Bank Overdraft...................    11     142,928         --          --          --          --    142,928
Trade creditors and accruals.....    11          --         --          --          --     207,062    207,062
Borrowings.......................    11          --         --          --          --     118,607    118,607
Lease Liability..................    11          --         --          --          --     137,253    137,253
                                           --------    -------     -------     -------    --------   --------
                                            142,928         --          --          --     462,922    605,850
                                           --------    -------     -------     -------    --------   --------
Weighted average interest rate
Net financial assets
  (liabilities)..................          (142,928)        --          --          --    (100,928)  (243,856)
                                           ========    =======     =======     =======    ========   ========

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

                                                FIXED INTEREST RATE MATURING IN
                                    FLOATING   ---------------------------------     NON
                                    INTEREST    1 YEAR      1 TO 5      OVER 5     INTEREST
                                      RATE      OR LESS      YEARS       YEARS     BEARING     TOTAL
30 JUNE 1998                NOTES      $           $           $           $          $          $
------------                -----   --------   ---------   ---------   ---------   --------   --------
(a) FINANCIAL ASSETS
Cash......................    19          --         --          --          --           2          2
Inventory.................     6          --         --          --          --      45,500     45,500
Receivables...............   5,7          --         --          --          --     393,312    393,312
                                    --------    -------     -------     -------    --------   --------
                                           2         --          --          --     438,814    438,814
                                    --------    -------     -------     -------    --------   --------
Weighted average interest
  rate
(b) FINANCIAL LIABILITIES
Bank Overdraft............    11     101,951         --          --          --          --    101,951
Trade creditors and
  accruals................    11          --         --          --          --     444,685    444,685
Lease Liability...........    11          --         --          --          --     100,000    100,000
Loans from other related
  entity..................    11          --         --          --          --      33,905     33,905
                                    --------    -------     -------     -------    --------   --------
                                     101,951         --          --          --     578,590    680,541
Weighted average interest
  rate
                                    --------    -------     -------     -------    --------   --------
Net financial assets
  (liabilities)                     (101,951)        --          --          --    (139,776)  (241,727)
                                    ========    =======     =======     =======    ========   ========

                                                FIXED INTEREST RATE MATURING IN
                                    FLOATING   ---------------------------------     NON
                                    INTEREST    1 YEAR      1 TO 5      OVER 5     INTEREST
                                      RATE      OR LESS      YEARS       YEARS     BEARING     TOTAL
30 JUNE 1997                NOTES      $           $           $           $          $          $
------------                -----   --------   ---------   ---------   ---------   --------   --------
(a) FINANCIAL ASSETS
Cash......................    19          --         --          --          --           2          2
Inventory.................     6          --         --          --          --     101,705    101,705
Receivables...............   5,7          --         --          --          --     207,268    207,268
                                    --------    -------     -------     -------    --------   --------
                                          --         --          --          --     308,975    308,975
                                    --------    -------     -------     -------    --------   --------
Weighted average interest
  rate
(b) FINANCIAL LIABILITIES
Bank Overdraft............    11      24,074         --          --          --          --     24,074
Trade creditors and
  accruals................    11          --         --          --          --     356,091    356,091
Loans from other related
  entity..................    11          --         --          --          --      17,464     17,464
                                    --------    -------     -------     -------    --------   --------
                                      24,074         --          --          --     373,555    397,629
                                    --------    -------     -------     -------    --------   --------
Weighted average interest
  rate
Net financial assets
  (liabilities)...........           (24,074)        --          --          --     (64,580)   (88,654)
                                    ========    =======     =======     =======    ========   ========

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

  (c) Net Fair Value of Financial Assets and Liabilities

     The net fair value of financial assets and liabilities of the economic entity approximates their carrying value.

                                                                               30 JUNE
                                                     30 SEPT 1999   -----------------------------
                                             NOTES        $          1999 $     1998 $    1997 $
                                             -----   ------------   --------   --------   -------
Net financial assets as above..............            (117,117)    (243,856)  (241,727)  (88,654)
Non-financial assets and liabilities
  Investments..............................    8        137,315      249,304     51,530        --
  Property, plant and equipment............    9        191,944      187,799    219,268    74,887
  Other assets.............................    7         56,929       33,001     32,350    28,241
  Provisions...............................   12       (129,601)     (97,896)   (41,214)  (22,849)
                                                       --------     --------   --------   -------
Net assets per balance sheet...............             139,470      128,352     20,207    (8,375)
                                                       ========     ========   ========   =======

NOTE 15  SEGMENT INFORMATION

     The entity operates predominantly in one industry being the provision of internet services in Australia.

NOTE 16  SUBSEQUENT EVENTS

     Subsequent to the financial year ended 30 September 1999, Flex Information Technology Pty Ltd was incorporated and acquired the following assets from Flex Pty Ltd and Morse Corporation (Australia) Pty Ltd with an effective date of 14 October 1999:

          (a) Stock and Consumables -- $172,109;

          (b) Plant and Equipment -- $37,920;

          (c) Computer Software -- $6,258;

          (d) Records -- $1

          (e) Leasehold Improvements -- $30,480

          (f) Business Names, Intellectual property and Goodwill -- $4,153,231

          (g) Incidental assets of the Vendor -- nil value

     Consideration was in the form of an allotment of shares to:

          (a) Morse Corporation (Australia) Pty Ltd -- 2,200,000 ordinary shares at an issue price of $1 per share; and

          (b) Flexit Pty Ltd -- 2,199,000 ordinary shares at an issue price of $1 per share.

     On that day, Asia Online Australia Pty Ltd acquired 51% of the shares in Flexit Information Technology Pty Ltd . Consideration was in the form of cash payments to:

          (a) Morse Corporation (Australia) Pty Ltd -- $1,744,470; and

          (b) Flexit Pty Ltd -- $1,744,470

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

NOTE 17  COMMITMENTS AND CONTINGENCIES

     As at 30 September 1999, there are no contingent liabilities or capital commitments to be reported in the financial statements.

                                                                              30 JUNE
                                                                   -----------------------------
                                                                     1999       1998      1997
            FINANCE LEASE COMMITMENTS               30 SEPT 1999      $          $          $
            -------------------------               ------------   --------   --------   -------
Commitments in relation to finance leases
  contracted for at the reporting date payable as
  follows:
Not later than one year...........................      12,416       11,825      5,152        --
  Later than one year but not later than two
     years........................................      12,416       12,416      7,404        --
  Later than two years but not later than five
     years........................................      81,950       94,366     87,444        --
  Later than five years...........................          --           --         --        --
                                                      --------     --------   --------   -------
                                                       106,782      118,607    100,000        --
                                                      --------     --------   --------   -------
Lease liabilities provided for in the financial
  statements:
  Current.........................................      12,416       11,825      5,152        --
  Non-current.....................................      94,366      106,782     94,848        --
                                                      --------     --------   --------   -------
          Total lease liability...................     106,782      118,607    100,000        --
                                                      ========     ========   ========   =======

NOTE 18  RELATED PARTIES

  (a) Directors

     The names of persons who were directors of Morse Corporation (Australia) Pty Ltd during the financial years ending 30 June 1997, 30 June 1998, 30 June 1999 and for the 3 months ended 30 September 1999 are as follows:

                                                      DATE APPOINTED     DATE RESIGNED
                                                     -----------------   -------------
Pamela Meza........................................  29 September 1995     7 June 1999
Barry Assaf........................................  29 September 1995              --
Vincent Chow.......................................    25 January 1996     11 May 1998
Charles Assaf......................................        7 June 1999              --

  (b) Remuneration of Directors

                                                                           FOR THE YEARS ENDED
                                                                                 30 JUNE
                                                        1 JULY 1999 TO   ------------------------
                                                         30 SEPT 1999     1999     1998     1997
                                                              $            $        $        $
                                                        --------------   ------   ------   ------
Income paid or payable, or otherwise made available,
  to directors by the Company or any related party in
  connection with the management of the affairs of the
  Company or its controlled entities..................      6,923        25,460   22,143   19,418

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

                                                                                       FOR THE YEARS ENDED
                                                                                             30 JUNE
                                                                     1 JULY 1999 TO   ---------------------
                                                                      30 SEPT 1999    1999    1998    1997
                                                                           $            $       $       $
                                                                     --------------   -----   -----   -----
The number of directors whose total income from the Company or related parties was within the specified bands are as follows:
$     0   - $ 9,999 ...............................................        2            1       1       1
$10,000   - $19,999 ...............................................       --           --      --       1
$20,000   - $29,999 ...............................................       --            1       1      --

  (c) Other transactions with Directors and Director-related Entities

     Charles Assaf is a director of Morse Corporation (Australia) Pty Limited and has the capacity to significantly influence decision making of those companies. Morse Corporation (Australia) Pty Limited has rented an office building from Charles Assaf for the past four years. The rental agreement is based on normal commercial terms and conditions.

     During the year ended 30 June 1999 Pamela Meza (Charles Assaf's wife)was paid a salary of $37,000 for secretarial service performed for the company -- whilst she was employed by the company.

     Aggregate amounts paid to directors and their director-related entities was:

                                                                   FOR THE YEARS ENDED
                                                                         30 JUNE
                                                1 JULY 1999 TO   ------------------------
                                                 30 SEPT 1999     1999     1998     1997
                                                      $            $        $        $
                                                --------------   ------   ------   ------
Charles Assaf: Rental of Office Building......      6,800        44,200   34,000   40,800
                                                    -----        ------   ------   ------
                                                    6,800        44,200   34,000   40,800
                                                    =====        ======   ======   ======

  (d) Amounts payable to directors and director related entities

                                                                       30 JUNE
                                                              --------------------------
                                               30 SEPT 1999    1999     1998      1997
                                                    $           $         $         $
                                               ------------   ------   -------   -------
Amounts payable to directors and director
  related entities...........................         --          --        --        --
Aggregate amounts receivable/(payable) at
  balance date to:
Flexit Pty Ltd...............................     73,249      25,799    29,799    73,703
Barry Assaf..................................    (43,249)         --   (17,250)   (2,464)
Charles Assaf................................    (24,983)      5,017   (16,655)  (15,000)
                                                 -------      ------   -------   -------
                                                   5,017      30,816    (4,106)   56,239
                                                 =======      ======   =======   =======

     Loans made to related entities were unsecured and interest free.

     No other transactions have occurred with related entities except for the repayment or extension of the loan facilities disclosed above.

                   MORSE CORPORATION (AUSTRALIA) PTY LIMITED

NOTE 19 CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                                                      30 JUNE
                                                           -----------------------------
                                            30 SEPT 1999     1999       1998      1997
                                                 $            $          $          $
                                            ------------   --------   --------   -------
Cash......................................     53,932        32,580          2         2
Bank overdraft............................    (88,848)     (142,928)  (101,951)  (24,074)
                                              -------      --------   --------   -------
                                              (34,916)     (110,348)  (101,949)  (24,072)
                                              =======      ========   ========   =======

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                             FOR THE YEARS ENDED 30 JUNE
                                           1 JULY 1999 TO   -----------------------------
                                            30 SEPT 1999      1999       1998      1997
                                                 $             $          $          $
                                           --------------   --------   --------   -------
Operating profit after income tax........      11,118        108,145     28,582   (26,400)
Depreciation and amortisation............       4,052         27,482     21,185    18,066
Amounts credited to provisions against
  assets.................................
Changes in operating assets and
  liabilities:
Increase/(decrease) in income tax
  payable................................      26,483         43,279      8,923     7,301
Decrease/(increase) in trade and other
  debtors................................     (97,378)       124,879   (229,948)  219,876
Decrease/(increase) in Future Tax
  Benefits...............................     (22,022)          (651)    (4,109)  (27,491)
Decrease/(increase) in Other Assets......     (47,450)        (1,017)    43,904   (73,703)
Net loss/(profit) on sale of non-current
  assets.................................          --         20,904      2,570     1,181
Decrease/(increase) in inventory.........     (60,512)       (14,464)    56,205    40,285
Increase/(decrease) in trade and other
  creditors and employee entitlements....     197,619       (224,220)    95,466    (5,897)
                                              -------       --------   --------   -------
Net cash inflow/(outflow) from operating
  activities.............................      11,910         84,337     22,778   153,218
                                              =======       ========   ========   =======

NOTE 20  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30 June 1999 and three months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of InterACT Technology Group Pty Limited:

     We have audited the accompanying balance sheet of InterACT Technology Group Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the four months ended 30 June 1997, the years ended 30 June 1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterACT Technology Group Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the four months ended 30 June 1997, the years ended 30 June 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the four months ended 30 June 1997, the years ended 30 June 1998 and 1999 and for the three month period ended 30 September 1999 to the extent summarised in note 19 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                     INTERACT TECHNOLOGY GROUP PTY LIMITED

                           PROFIT AND LOSS STATEMENT
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                   FOR THE YEARS ENDED
                                                    1 JULY 1999          30 JUNE          1 MAR 1997
                                                    TO 30 SEPT    ---------------------   TO 30 JUNE
                                                       1999         1999        1998         1997
                                            NOTES        $            $           $           $
                                            -----   -----------   ---------   ---------   ----------
OPERATING REVENUE.........................    2       572,313     2,030,466   1,047,110    196,178
                                                      =======     =========   =========    =======
Operating profit/(loss)...................    3       (29,903)      (28,596)     (9,464)   (17,212)
Income tax benefit/(expense) attributable
  to operating profit.....................    4            --            --          --         --
                                                      -------     ---------   ---------    -------
OPERATING PROFIT/(LOSS) AFTER INCOME
  TAX.....................................            (29,903)      (28,596)     (9,464)   (17,212)
RETAINED PROFITS AT THE BEGINNING OF THE
  FINANCIAL YEAR..........................            (55,272)      (26,676)    (17,212)        --
                                                      -------     ---------   ---------    -------
RETAINED PROFITS AT THE END OF THE
  FINANCIAL YEAR..........................            (85,175)      (55,272)    (26,676)   (17,212)
                                                      =======     =========   =========    =======

    The above profit and loss account should be read in conjunction with the accompanying notes.

                     INTERACT TECHNOLOGY GROUP PTY LIMITED

                                 BALANCE SHEET
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                           30 JUNE
                                                       30 SEPTEMBER   -----------------   30 JUNE
                                                           1999        1999      1998      1997
                                               NOTES        $            $         $         $
                                               -----   ------------   -------   -------   -------
CURRENT ASSETS
Cash.........................................             21,721       33,158    49,816    21,001
Receivables..................................    5        89,715       93,298    16,999        --
Other........................................    6         3,462           --       423     7,400
                                                         -------      -------   -------   -------
          TOTAL CURRENT ASSETS...............            114,898      126,456    67,238    28,401
                                                         -------      -------   -------   -------
NON-CURRENT ASSETS
Property, plant and equipment................    7       427,703      431,397   303,592    63,202
Intangibles..................................    8        11,631       11,631       980       980
                                                         -------      -------   -------   -------
          TOTAL NON-CURRENT ASSETS...........            439,334      443,028   304,572    64,182
                                                         -------      -------   -------   -------
          TOTAL ASSETS.......................            554,232      569,484   371,810    92,583
                                                         -------      -------   -------   -------
CURRENT LIABILITIES
Creditors....................................    9       291,247      279,945   166,955     7,874
Borrowings...................................   10       118,971      121,976    79,910    74,156
Provisions...................................   11        42,670       29,677     9,771     2,428
                                                         -------      -------   -------   -------
          TOTAL CURRENT LIABILITIES..........            452,888      431,598   256,636    84,458
                                                         -------      -------   -------   -------
NON CURRENT LIABILITIES
Borrowings...................................   10       199,015      205,654   141,846    25,333
                                                         -------      -------   -------   -------
          TOTAL NON CURRENT
            LIABILITIES......................            199,015      205,654   141,846    25,333
                                                         -------      -------   -------   -------
          TOTAL LIABILITIES..................            651,903      637,252   398,482   109,791
                                                         -------      -------   -------   -------
          NET ASSETS.........................            (97,671)     (67,768)  (26,672)  (17,208)
                                                         =======      =======   =======   =======
SHAREHOLDERS' EQUITY
Share capital................................   12       (12,496)     (12,496)        4         4
Retained profits.............................            (85,175)     (55,272)  (26,676)  (17,212)
                                                         -------      -------   -------   -------
          TOTAL SHAREHOLDERS' EQUITY.........            (97,671)     (67,768)  (26,672)  (17,208)
                                                         =======      =======   =======   =======

  The above balance sheet should be read in conjunction with the accompanying notes.

                     INTERACT TECHNOLOGY GROUP PTY LIMITED

                            STATEMENT OF CASH FLOWS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                   1 JULY 1999   FOR THE YEARS ENDED 30 JUNE    1 MAR 1997
                                                   TO 30 SEPT    ----------------------------   TO 30 JUNE
                                                      1999           1999            1998          1997
                                           NOTES        $              $              $             $
                                           -----   -----------   -------------   ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers and other
  debtors................................            575,678       1,954,439      1,028,808       196,168
Payments to suppliers and employees......           (536,730)     (1,756,275)      (811,599)     (209,178)
Interest received........................                218             546            604            10
Interest and finance charges.............             (8,536)        (30,829)       (13,025)           --
                                                    --------      ----------      ---------      --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM OPERATING ACTIVITIES....   17        30,630         167,881        204,788       (13,000)
                                                    --------      ----------      ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and
  equipment..............................             (7,375)       (137,073)       (79,844)      (28,512)
Payments for intangibles.................                 --         (11,631)            --          (980)
Proceeds from sale of property, plant and
  equipment..............................                 --          16,144          1,869            --
                                                    --------      ----------      ---------      --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM INVESTING ACTIVITIES....             (7,375)       (132,560)       (77,975)      (29,492)
                                                    --------      ----------      ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
Loans to related parties.................             (9,904)        (19,846)       (43,436)           --
Loan repayments from related parties.....                 --          10,000         50,186        13,000
Proceeds from borrowings.................                 --          50,673             --            --
Repayments on finance leases and hire
  purchases..............................            (24,788)        (80,306)       (53,164)       (1,095)
Share capital issued.....................                 --              --             --             4
Payments for share bought-back...........                 --         (12,500)            --            --
                                                    --------      ----------      ---------      --------
          NET CASH OUTFLOWS FROM
            FINANCING ACTIVITIES.........            (34,692)        (51,979)       (46,414)       11,909
                                                    --------      ----------      ---------      --------
NET INCREASE/(DECREASE) IN CASH HELD.....            (11,437)        (16,658)        80,399       (30,583)
Cash at the beginning of the financial
  year...................................             33,158          49,816        (30,583)            0
                                                    --------      ----------      ---------      --------
Cash at the end of the financial year....   17        21,721          33,158         49,816       (30,583)
                                                    ========      ==========      =========      ========

                        INTERACT TECHNOLOGY PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL ACCOUNTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards, other authoritative pronouncements of the AASB and/or PSASB, other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and the Corporations Law.

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation. Income tax on cumulative timing differences is set aside to the deferred income tax or the future income tax benefit accounts at the rates which are expected to apply when those timing differences reverse.

     Future income tax benefits attributable to timing differences are only brought to account when it is considered appropriate to regard realisation of future income tax benefits as assured beyond reasonable doubt.

  (b) Revenue Recognition and Receivables

     (i) ISP Income/Web Hosting

     Revenues derived from subscriptions are recognised in the period in which the services are provided. The company records deferred revenue for any amounts received in advance of the completion of the subscription period.

     (ii) Web design/Systems Integration

     Revenue is recognised using the completed contract method.

     (iii) Hardware and Software

     Revenue is recognised upon delivery and when all other obligation due under the contract have been completed.

     (iv) Trade Debtors

     Trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days over due.

  (c) Inventories

     Inventories are stated at the lower of cost and net realisable value and consist of computer software and/or hardware purchased for re-sale on the basis of specific orders placed by customers.

                        INTERACT TECHNOLOGY PTY LIMITED

  (d) Acquisition of Assets

     The cost method of accounting is used for all acquisitions of assets, the cost being determined as the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition, plus costs incidental to the acquisition.

  (e) Recoverable amount of Non-Current Assets

     The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

     Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revalued to its recoverable amount. Where net cash inflows are derived from a group of assets working together, recoverable amount is determined on the basis of the relevant group of assets. To the extent that a revaluation decrement reverses a revaluation increment previously credited to, and still included in the balance of, the asset revaluation reserve, the decrement is debited directly to that reserve. Otherwise the decrement is recognised as an expense in the profit and loss account.

     The expected net cash flows included in determining recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate.

  (f) Revaluation of Non-Current Assets

     Where applicable, land and buildings are revalued at three yearly intervals. Revaluations reflect independent assessments of the fair market value of land and buildings based on existing use. Revaluation increments are credited directly to the asset revaluation reserve, unless they are reversing a previous decrement charged to the profit and loss account, in which case the increment is credited to the profit and loss account

     Potential capital gains tax is not taken into account in determining revaluation amounts unless there is an intention to sell the assets concerned.

  (g) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on either a straight line or reducing balance basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the company. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Office furniture and equipment..............................       5 years
Computer hardware...........................................     2.5 years
Computer software...........................................     2.5 years
Plant and equipment.........................................   2.5-5 years

  (h) Leasehold Improvements

     The cost of improvements to or on leasehold properties is amortised over the unexpired period of the lease or the estimated useful life of the improvement to the company, whichever is the shorter.

  (i) Leased Non-Current Assets

     Leases of fixed assets where substantially all the risks and benefits of ownership incidental to the ownership of the asset, but not the legal ownership, are transferred to the company are classified as finance leases. Finance leases are capitalised recording an asset and liability equal to the present value of the

                        INTERACT TECHNOLOGY PTY LIMITED
minimum lease payments, including any guaranteed residual value. Leased assets are amortised over their useful lives. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

     Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses to the profit and loss statement in the periods in which they are incurred.

  (j) Intangible Assets

     Goodwill

          On acquisition of some, or all, of the assets of another entity, the identifiable net assets acquired are measured at fair value. The excess of the fair value of the cost of acquisition over the fair value of the identifiable net assets acquired, including any liability for restructuring costs, is bought to account as goodwill. Any amortisation of goodwill is made on a straight line basis over a maximum period of 20 years.

  (k) Trade and Other Creditors

          These amounts represent liabilities for goods and services provided to the company prior to the end of the financial year and which are unpaid. The amounts are unsecured.

  (l) Borrowings

          Loans are carried at their principal amounts, which represent the present value of future cash flows associated with servicing the debt. Interest, if applicable, is accrued over the period it becomes due and is recorded as part of other creditors.

  (m) Maintenance and Repairs

          Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (n) Employee Entitlements

          Provision is made for the company's liability for employee entitlements arising from services rendered by employees to balance date. Employee entitlements expected to be settled within one year together with entitlements arising from wages, salaries and annual leave which will be settled after one year, have been measured at their nominal amount. Other employee entitlements payable later than one year have been measured at the present value of the future estimated cash outflows to be made for those entitlements.

          A liability for long service leave is recognised where an employee has reached five years of service, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date.

          Contributions are made by the company to employee superannuation funds and are charged as expenses where incurred.

  (o) Cash

          For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

                        INTERACT TECHNOLOGY PTY LIMITED

  (p) Going Concern

          Notwithstanding the deficiency of net assets, the financial report has been prepared on a going concern basis as the directors have received a commitment of continued financial support and the directors believe that such financial support will continue to be made available. This commitment of continued financial support has been obtained from the Parent entity Asia Online, Limited in Hong Kong.

NOTE 2  OPERATING REVENUE

                                                                  FOR THE YEARS ENDED
                                                   1 JULY 1999          30 JUNE          1 MAR 1997
                                                   TO 30 SEPT    ---------------------   TO 30 JUNE
                                                      1999         1999        1998         1997
                                                        $            $           $           $
                                                   -----------   ---------   ---------   ----------
CREDITING AS OPERATING REVENUE:
ISP income.......................................    366,460     1,388,583     693,157    125,634
Web design and hosting...........................    154,190       345,941     266,441     34,609
Systems integration..............................     18,576        56,055      32,141      7,950
Sales -- hardware/software.......................     20,379       201,861      11,433     27,975
Training income..................................         --        16,373      33,065         --
Rental -- office space...........................         --         4,305       3,160         --
All other revenues...............................     12,708        17,348       7,713         10
                                                     -------     ---------   ---------    -------
                                                     572,313     2,030,466   1,047,110    196,178
                                                     =======     =========   =========    =======

NOTE 3  OPERATING PROFIT

                                                                  FOR THE YEARS ENDED
                                                   1 JULY 1999          30 JUNE          1 MAR 1997
                                                   TO 30 SEPT    ---------------------   TO 30 JUNE
                                                      1999         1999        1998         1997
                                                        $            $           $           $
                                                   -----------   ---------   ---------   ----------
(A) OPERATING PROFIT BEFORE INCOME TAX HAS BEEN
    DETERMINED AFTER:
CHARGING AS EXPENSE
Depreciation.....................................     10,888        53,416      29,035      1,118
Amortisation of finance leases/intangibles.......     25,229        84,243      29,514        192
Finance lease charges............................      7,096        24,454      13,025         --
Interest on hire purchase agreements.............      1,440         6,375          --         --
Rental expense of operating leases...............     13,085        47,953       3,610         --
Employee leave provisions........................     12,993        19,906       7,343      2,428
Bad debts expense................................         --           232         847         --
Other Expenses...................................    531,485     1,822,483     973,200    209,652
                                                     -------     ---------   ---------    -------
                                                     602,216     2,059,062   1,056,574    213,390
                                                     =======     =========   =========    =======
(B) AUDITORS' REMUNERATION
Amounts received, or due and receivable, by the
  auditors for:
  (a) audit or review of the financial
     accounts....................................         --            --          --         --
  (b) other services.............................         --            --          --         --
                                                     =======     =========   =========    =======

     Audit fees for all the years/period covered by these financial statements have been paid by Asia Online, Limited in Hong Kong and have not been recharged to the company.

                        INTERACT TECHNOLOGY PTY LIMITED

NOTE 4  INCOME TAX

                                                                     FOR THE YEARS ENDED
                                                       1 JULY 1999         30 JUNE          1 MAR 1997
                                                       TO 30 SEPT    --------------------   TO 30 JUNE
                                                          1999         1999        1998        1997
                                                            $            $          $           $
                                                       -----------   ---------   --------   ----------
The amount of income tax attributable to the financial year differs from the amount calculated on the operating profit/(loss). The differences are reconciled as follows:
OPERATING PROFIT BEFORE INCOME TAX...................    (29,903)     (28,596)    (9,464)    (17,212)
PRIMA FACIE INCOME TAX @ 36%.........................    (10,765)     (10,295)    (3,407)     (6,196)
Tax effect of permanent differences:
  Non-deductible expenses............................         --          353         --          --
                                                         -------      -------     ------     -------
Prima facie income tax expense adjusted for permanent
  differences........................................    (10,765)      (9,942)    (3,407)     (6,196)
Adjusting tax expense:
  Recovery of loss not virtually certain.............     10,765        9,942      3,407       6,196
  Tax losses recouped................................         --           --         --          --
                                                         -------      -------     ------     -------
INCOME TAX (BENEFIT) ATTRIBUTABLE TO OPERATING
  PROFIT.............................................         --           --         --          --
                                                         =======      =======     ======     =======

     Potential future income tax benefits attributable to tax losses carried forward ($57,606) have not been brought to account because the directors do not believe it is appropriate to regard realisation of future income tax benefits as virtually certain. Tax losses incurred comprises:

30 June 1997:...............................................   $23,088
30 June 1998:...............................................   $18,791
30 June 1999:...............................................   $ 3,350
30 Sept 1999:...............................................   $12,377
                                                               -------
                                                               $57,606
                                                               =======

     The benefits will only be obtained if:

          (i) the company derives future assessable income of a nature and amount sufficient to enable the benefit from the deductions for the loss to be realised;

          (ii) the company continues to comply with the conditions for deductibility imposed by the law; and

          (iii) no changes in the tax legislation adversely affects the company in realising the benefits from the deductions for the loss.

NOTE 5  RECEIVABLES

                                                                               30 JUNE
                                                      30 SEPTEMBER   ----------------------------
                                                          1999        1999     1998       1997
                                                           $           $        $          $
                                                      ------------   ------   ------   ----------
CURRENT
Trade debtors.......................................     88,689      90,606   16,999         --
Related parties (note 14)...........................        216       1,882       --         --
Sundry debtor -- Australian taxation office.........        810         810       --         --
                                                         ------      ------   ------     ------
                                                         89,715      93,298   16,999         --
                                                         ======      ======   ======     ======

                        INTERACT TECHNOLOGY PTY LIMITED

NOTE 6  OTHER ASSETS

                                                                                 30 JUNE
                                                          30 SEPTEMBER   ------------------------
                                                              1999       1999   1998      1997
                                                               $          $      $         $
                                                          ------------   ----   ----   ----------
Prepayments.............................................     3,462         --   423      7,400
                                                             -----       ----   ---      -----
                                                             3,462         --   423      7,400
                                                             =====       ====   ===      =====

NOTE 7  PROPERTY, PLANT AND EQUIPMENT

                                                                             30 JUNE
                                                 30 SEPTEMBER   ----------------------------------
                                                     1999         1999        1998         1997
                                                      $             $           $           $
                                                 ------------   ---------   ---------   ----------
Office furniture and equipment
  Cost.........................................      81,092        77,050      15,132        404
  Accumulated depreciation.....................     (22,538)      (19,447)     (2,979)       (21)
                                                   --------     ---------   ---------    -------
                                                     58,554        57,603      12,153        383
                                                   ========     =========   =========    =======
Furniture and fittings
  Cost.........................................      24,784        24,784      21,769      4,302
  Accumulated depreciation.....................     (14,251)      (13,611)     (8,237)       (14)
                                                   --------     ---------   ---------    -------
                                                     10,533        11,173      13,532      4,288
                                                   ========     =========   =========    =======
ISP hardware
  Cost.........................................      60,158        60,158      31,484     12,918
  Accumulated depreciation.....................     (27,262)      (23,569)     (8,742)      (251)
                                                   --------     ---------   ---------    -------
                                                     32,896        36,589      22,742     12,667
                                                   ========     =========   =========    =======
Computers
  Cost.........................................      50,812        50,812      38,801     10,888
  Accumulated depreciation.....................     (26,739)      (24,294)    (10,195)      (832)
                                                   --------     ---------   ---------    -------
                                                     24,073        26,518      28,606     10,056
                                                   ========     =========   =========    =======
Computer software
  Cost.........................................      11,607         8,296          --         --
  Accumulated depreciation.....................      (3,074)       (2,055)         --         --
                                                   --------     ---------   ---------    -------
                                                      8,533         6,241          --         --
                                                   ========     =========   =========    =======
Leasehold improvements
  Cost.........................................      13,590        13,590          --         --
  Accumulated depreciation.....................          --            --          --         --
                                                   --------     ---------   ---------    -------
                                                     13,590        13,590          --         --
                                                   ========     =========   =========    =======
Plant and equipment under lease
  Cost.........................................     422,790       397,790     256,265     36,000
  Accumulated amortisation.....................    (143,266)     (118,107)    (29,706)      (192)
                                                   --------     ---------   ---------    -------
                                                    279,524       279,683     226,559     35,808
                                                   ========     =========   =========    =======
Total property, plant and equipment
  Cost.........................................     664,833       632,480     363,451     64,512
  Accumulated depreciation and amortisation....    (237,130)     (201,083)    (59,859)    (1,310)
                                                   --------     ---------   ---------    -------
                                                    427,703       431,397     303,592     63,202
                                                   ========     =========   =========    =======

                        INTERACT TECHNOLOGY PTY LIMITED

NOTE 8  INTANGIBLES

                                                                             30 JUNE
                                                30 SEPTEMBER     --------------------------------
                                                    1999          1999        1998        1997
                                                     $              $           $          $
                                                ------------     -------     -------   ----------
Formation expenses............................          --            --         980        980
Goodwill......................................      11,631        11,631          --         --
                                                  --------       -------     -------    -------
                                                    11,631        11,631         980        980
                                                  ========       =======     =======    =======

NOTE 9  CREDITORS

                                                                              30 JUNE
                                                    30 SEPTEMBER   ------------------------------
                                                        1999        1999      1998        1997
                                                         $            $         $          $
                                                    ------------   -------   -------   ----------
Trade creditors...................................     184,424     187,715   142,602         --
Accrued expenses..................................      74,379      66,918    11,527      5,224
Deposits received.................................       6,110          --        --         --
Income in advance.................................      26,334      25,312    12,826      2,650
                                                      --------     -------   -------    -------
                                                       291,247     279,945   166,955      7,874
                                                      ========     =======   =======    =======

NOTE 10  BORROWINGS

                                                                              30 JUNE
                                                    30 SEPTEMBER   ------------------------------
                                                        1999        1999      1998        1997
                                                         $            $         $          $
                                                    ------------   -------   -------   ----------
CURRENT
Bank overdraft....................................          --          --        --     51,584
Loans -- related parties (note 14)................          --       9,904    19,750     13,000
Lease liability (note 13).........................     109,363     102,735    60,160      9,572
Hire purchase liability...........................      14,699      14,699        --         --
Less: unexpired interest charges..................      (5,091)     (5,362)       --         --
                                                      --------     -------   -------    -------
                                                       118,971     121,976    79,910     74,156
                                                      --------     -------   -------    -------
NON-CURRENT
Lease liability (note 13).........................     160,184     164,318   141,846     25,333
Hire purchase liability...........................      46,422      50,096        --         --
Less: unexpired interest charges..................      (7,591)     (8,760)       --         --
                                                      --------     -------   -------    -------
                                                       199,015     205,654   141,846     25,333
                                                      --------     -------   -------    -------
                                                       317,986     327,630   221,756     99,489
                                                      ========     =======   =======    =======

NOTE 11  PROVISIONS

                                                                             30 JUNE
                                                30 SEPTEMBER     --------------------------------
                                                    1999          1999        1998        1997
                                                     $              $           $          $
                                                ------------     -------     -------   ----------
Provision for annual leave....................      42,670        29,677       9,771      2,428
                                                  --------       -------     -------    -------
                                                    42,670        29,677       9,771      2,428
                                                  ========       =======     =======    =======

                        INTERACT TECHNOLOGY PTY LIMITED

NOTE 12  SHARE CAPITAL

                                                                             30 JUNE
                                                30 SEPTEMBER     --------------------------------
                                                    1999          1999        1998        1997
                                                     $              $           $          $
                                                ------------     -------     -------   ----------
PAID-UP CAPITAL
Ordinary shares -- fully paid.................     (12,496)      (12,496)          4          4
                                                  --------       -------     -------    -------
                                                   (12,496)      (12,496)          4          4
                                                  ========       =======     =======    =======

                                                         NOTES   SHARES   ISSUE PRICE ($)      $
                                                         -----   ------   ---------------   -------
MOVEMENTS IN SHARE CAPITAL:
22-1-97 Opening balance................................             4            1                4
1-3-99 Share buy-back..................................   (a)      (1)                      (12,500)
                                                                   --                       -------
                                                          (b)       3                       (12,496)
                                                                   ==                       =======

  (a) Buy-back of share held by Nigel Barling -- consideration consisting of cash $11,350 and other assets $1,150.

     In accordance with section 1446 and 1447 of the Corporations Law, any amounts standing to the credit of the share premium account on 1 July 1998 became part of share capital as a consequence of the abolition of par values, which took effect on 1 July 1998.

     In accordance with UIGA16, the premium amount of $12,499 has been debited to share capital.

  (b) Ordinary shares (after buy-back) held by:

John Alexander Bruce Hendry.................................    1 (One)
Cubic Pty Limited...........................................    1 (One)
Craig Andrew Gibson.........................................    1 (One)

NOTE 13  COMMITMENTS FOR EXPENDITURE

                                                                             30 JUNE
                                                30 SEPTEMBER     --------------------------------
                                                    1999          1999        1998        1997
                                                     $              $           $          $
                                                ------------     -------     -------   ----------
LEASE COMMITMENTS
Commitments in relation to leases contracted
  at the reporting date but not recognised as
  liabilities payable:
  Not later than 1 year.......................      60,220        75,872      43,364      3,576
  Later than 1 year but not later than 5......      28,975        37,109      43,859      3,465
  Later than 5 years..........................          --            --          --         --
                                                  --------       -------     -------    -------
                                                    89,195       112,981      87,223      7,041
                                                  ========       =======     =======    =======
Representing:
  Operating leases............................      53,530        72,336      46,889         --
  Future finance charges on finance leases....      35,665        40,645      40,334      7,041
                                                  --------       -------     -------    -------
                                                    89,195       112,981      87,223      7,041
                                                  ========       =======     =======    =======

                        INTERACT TECHNOLOGY PTY LIMITED

                                                                             30 JUNE
                                                30 SEPTEMBER     --------------------------------
                                                    1999          1999        1998        1997
                                                     $              $           $          $
                                                ------------     -------     -------   ----------
FINANCE LEASES
Commitments in relation to finance leases are
  payable as follows:-
  Not later than 1 year.......................     129,230       126,265      81,285     13,147
  Later than 1 year but not later than 5......     175,982       181,433     161,055     28,799
  Later than 5 years..........................          --            --          --         --
                                                  --------       -------     -------    -------
  Minimum Lease payments......................     305,212       307,698     242,340     41,946
  Less: future finance charges................     (35,665)      (40,645)    (40,334)    (7,041)
                                                  --------       -------     -------    -------
          Total lease liabilities.............     269,547       267,053     202,006     34,905
                                                  ========       =======     =======    =======
Recognising lease liabilities:-
  Current (note 10)...........................     109,363       102,735      60,160      9,572
  Non-current (note 10).......................     160,184       164,318     141,846     25,333
                                                  --------       -------     -------    -------
                                                   269,547       267,053     202,006     34,905
                                                  ========       =======     =======    =======
HIRE PURCHASE
Commitments in relation to hire purchases are
  payable as follows:-
  Not later than 1 year.......................      14,699        14,699          --         --
  Later than 1 year but not later than 5......      46,422        50,096          --         --
  Later than 5 years..........................          --            --          --         --
                                                  --------       -------     -------    -------
                                                    61,121        64,795          --         --
  Less: unexpired interest charges............     (12,682)      (14,122)         --         --
                                                  --------       -------     -------    -------
          Total hire purchase liabilities.....      48,439        50,673          --         --
                                                  ========       =======     =======    =======
Recognising hire purchase liabilities:-
  Current (note 10)...........................       9,608         9,337          --         --
  Non-current (note 10).......................      38,831        41,336          --         --
                                                  --------       -------     -------    -------
                                                    48,439        50,673          --         --
                                                  ========       =======     =======    =======

NOTE 14  RELATED PARTIES

  (a) Directors and Directors' Remuneration

     The names of persons who were directors of InterACT Technology Pty Limited during the relevant years/periods were as follows:

DIRECTOR                                              DATE APPOINTED    DATE RESIGNED
--------                                              --------------    -------------
John Alexander Hendry...............................  22 January 1997        --
John Patrick Hayden.................................  22 January 1997        --
Craig Andrew Gibson.................................  22 January 1997        --
Nigel Scott Barling.................................  22 January 1997   6 August 1998

                        INTERACT TECHNOLOGY PTY LIMITED

                                                                     FOR THE YEARS ENDED
                                                     1 JULY 1999           30 JUNE          1 MAR 1997
                                                     TO 30 SEPT      --------------------   TO 30 JUNE
                                                        1999           1999        1998        1997
                                                          $             $            $          $
                                                     -----------     --------     -------   ----------
Income paid or payable, or otherwise made
  available, to directors by the company and
  related parties in connection with the management
  of the affairs of the company....................    35,822         81,483       9,660      4,000
                                                       ======         ======       =====      =====

     Number of directors of the company whose total income falls within the following bands (annualised based upon amounts paid, where applicable):

                                                                     FOR THE YEARS ENDED
                                                     1 JULY 1999           30 JUNE          1 MAR 1997
                                                     TO 30 SEPT      --------------------   TO 30 JUNE
                                                        1999           1999        1998        1997
                                                          $             $            $          $
                                                     -----------     --------     -------   ----------
$     0--$ 9,999...................................        --              1           4          4
$30,000--$39,000...................................        --              2          --         --
$40,000--$49,000...................................         2             --          --         --
$50,000--$59,000...................................         1             --          --         --

  (b) Loans to/by Directors and Director-Related Entities

     Loans advanced to the company by the directors and their director-related entities disclosed in note 10 compromise:

                                                                       30 JUNE
                                                              --------------------------
                                               30 SEPT 1999    1999      1998      1997
                                                    $            $         $        $
                                               ------------   -------   -------   ------
OPENING BALANCES.............................      9,904       19,750    13,000       --
LOANS ADVANCED TO THE COMPANY:
  J Hayden...................................         --           --     5,000    9,250
  J Hendry...................................         --           --     5,000    3,250
  C Gibson...................................         --           --     5,000    3,250
  N Barling..................................         --           --     5,000    3,250
  LinkIT Australia Pty Limited...............         --       10,000    21,450       --
  Iacom Pty Limited..........................         --           --     8,736       --
  Interact Internet Services Pty Limited.....         --           --        --    5,000
LOAN REPAYMENTS MADE:
  Directors..................................     (1,668)      (7,896)  (23,436)  (6,000)
  LinkIT Australia Pty Limited...............         --      (11,450)  (20,000)      --
  Iacom Pty Limited..........................     (8,236)        (500)       --       --
  Interact Internet services Pty Limited.....         --           --        --   (5,000)
                                                  ------      -------   -------   ------
                                                      --        9,904    19,750   13,000
                                                  ======      =======   =======   ======

                        INTERACT TECHNOLOGY PTY LIMITED

                                                                       30 JUNE
                                                              --------------------------
                                               30 SEPT 1999    1999      1998      1997
                                                    $            $         $        $
                                               ------------   -------   -------   ------
LOAN BALANCES COMPRISING: (NOTE 10)
  J Hayden...................................         --        1,668     2,532    3,250
  J Hendry...................................         --           --     1,266    3,250
  C Gibson...................................         --           --     1,266    3,250
  N Barling..................................         --           --     4,500    3,250
  LinkIT Australia Pty Limited...............         --           --     1,450       --
  Iacom Pty Limited..........................         --        8,236     8,736       --
                                                  ------      -------   -------   ------
                                                      --        9,904    19,750   13,000
                                                  ======      =======   =======   ======

     Loans advanced by the company to related parties in note 5 comprise:

                                                             FOR THE YEARS ENDED
                                                                   30 JUNE
                                          1 JULY 1999 TO     -------------------   1 MAR 1997 TO
                                           30 SEPT 1999       1999        1998     30 JUNE 1997
                                                $               $           $            $
                                          --------------     -------     -------   -------------
OPENING BALANCES:.......................       1,882             --          --           --
LOANS ADVANCED TO RELATED PARTIES:
  LinkIT Australia Pty Limited..........          --          1,882          --           --
LOAN REPAYMENTS MADE:
  LinkIT Australia Pty Limited..........      (1,666)            --          --           --
                                              ------          -----       -----        -----
                                                 216          1,882          --           --
                                              ======          =====       =====        =====

  (c) Transactions with Directors and Director-Related Entities (other than loans)

     Payments to Iacom Pty Limited and LinkIT Australia Pty Limited ("LinkIT") are in respect of the hire of computer hardware. LinkIT is also a reseller of IT hardware and has sold equipment to the company.

     Isecure Pty Limited ("Isecure") provides services from time to time, on an invoice basis, in respect of web site security and other network and online services. InterACT also invoices Isecure for administrative services.

     Payments made to Canberra Internet Exchange Pty Ltd (managed by Craig Gibson) are for the company's usage costs in relation to the downloading of information from overseas internet data sites. Canberra Internet Exchange Pty Ltd downloads information on behalf of three Canberra based internet service providers.

     All loans to and from related parties have been made on interest-free terms.

                        INTERACT TECHNOLOGY PTY LIMITED

                                                            FOR THE YEARS ENDED
                                                                  30 JUNE
                                          1 JULY 1999 TO    --------------------   1 MAR 1997 TO
                                           30 SEPT 1999       1999        1998     30 JUNE 1997
                                                $              $           $             $
                                          --------------    --------    --------   -------------
SALES OF GOODS AND SERVICES
  LinkIT Australia Pty Ltd..............         262         10,898          --           --
  Isecure Pty Ltd.......................      15,900             --          --           --
                                              ------         ------      ------       ------
                                              16,162         10,898          --           --
                                              ======         ======      ======       ======
PURCHASE OF GOODS AND SERVICES
  LinkIT Australia Pty Ltd..............       4,800         77,977      31,862       21,974
  Iacom Pty Ltd.........................       1,263          7,552       5,000        7,000
  Isecure Pty Ltd.......................      27,522          2,625          --           --
  Canberra Internet Exchange Pty Ltd....       1,584          8,188          --           --
                                              ------         ------      ------       ------
                                              35,169         96,342      36,862       28,974
                                              ======         ======      ======       ======

  (d) Directors' shareholdings in related companies

     The directors have, or have previously had, an interest in each of the companies listed below:

                                                C GIBSON   N BARLING   J HENDRY   J HAYDEN
                                                --------   ---------   --------   --------
LinkIT Australia Pty Ltd......................   Yes         No         Yes        No
Iacom Pty Ltd.................................   No         Yes         Yes        Yes
Isecure Pty Ltd...............................   Yes         No         Yes        Yes
Canberra Internet Exchange Pty Limited........   Yes         No         No         No
Interact Internet Services Pty Limited........   Yes         No         Yes        No

NOTE 15  SEGMENT INFORMATION

     The company operates predominantly as an internet service provider (ISP) in Australia.

NOTE 16  EVENTS OCCURRING AFTER REPORTING DATE

     On 1 October 1999, Asia Online Australia Pty Limited entered into an agreement to acquire 60% of the issued share capital of the company. The financial effects of this transaction have not been brought to account as at 30 September 1999.

NOTE 17  CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                                                       30 JUNE
                                                             ---------------------------
                                             30 SEPT 1999     1999      1998      1997
                                                  $            $         $          $
                                             ------------    ------    ------    -------
Cash on hand...............................        300          300         4          4
Cash -- cheque account.....................      7,170        8,124    20,352    (51,584)
Cash management account....................        119       10,800    15,976      7,997
Term deposit...............................     14,132       13,934    13,484     13,000
                                                ------       ------    ------    -------
                                                21,721       33,158    49,816    (30,583)
                                                ======       ======    ======    =======

                        INTERACT TECHNOLOGY PTY LIMITED

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                           FOR THE YEARS ENDED
                                                                 30 JUNE
                                          1 JULY 1999 TO   -------------------   1 MAR 1997 TO
                                           30 SEPT 1999      1999       1998     30 JUNE 1997
                                                $             $          $             $
                                          --------------   --------   --------   -------------
Operating profit after income tax.......     (29,903)      (28,596)    (9,464)      (17,212)
                                             -------       -------    -------       -------
Depreciation and amortisation...........      36,117       138,639     58,549         1,310
Net loss/(profit) on sale on non-current
  asset.................................          --           818       (699)           --
                                             -------       -------    -------       -------
                                               6,214       110,861     48,386       (15,902)
Changes in operating assets and
  liabilities:
  Decrease/(increase) in trade and other
     debtors............................       3,583       (76,299)   (16,999)           --
  Decrease/(increase) in prepayments....      (3,462)          423      6,977        (7,400)
  Increase/(decrease) in creditors and
     accrued expenses...................      11,302       112,990    159,081         7,874
  Increase/(decrease) in provisions and
     employee entitlements..............      12,993        19,906      7,343         2,428
                                             -------       -------    -------       -------
  Net cash inflow/(outflow) from
     operating activities...............      30,630       167,881    204,788       (13,000)
                                             =======       =======    =======       =======

NOTE 18  FINANCIAL INSTRUMENTS

  (a) Credit risk exposures

     The credit risk on financial assets of the economic entity which have been recognised on the balance sheet is generally the carrying amount, net of any provisions for doubtful debts.

                        INTERACT TECHNOLOGY PTY LIMITED

  (b) Interest rate risks

     The economic entity's exposure to interest rate risk and the effective weighted average interest rate for each class of financial assets and financial liabilities is set out below.

                                                        FIXED INTEREST MATURING IN
                                            FLOATING   ----------------------------     NON
                                            INTEREST    1 YEAR     1 TO 5    OVER 5   INTEREST
                                    NOTES     RATE     OR LESS     YEARS     YEARS    BEARING     TOTAL
                                    -----   --------   --------   --------   ------   --------   --------
1 JULY 1999 TO 30 SEPT 1999
(a) FINANCIAL ASSETS
Cash and deposits.................           14,251          --         --       --      7,470     21,721
Trade debtors.....................    5          --          --         --       --     88,689     88,689
Related entity receivables........   14          --          --         --       --        216        216
Other receivables.................    5          --          --         --       --        810        810
                                             ------    --------   --------   ------   --------   --------
                                             14,251          --         --       --     97,185    111,436
                                             ------    --------   --------   ------   --------   --------
Weighted average interest rate....              3.4%
(b) FINANCIAL LIABILITIES
Creditors.........................    9          --          --         --       --    184,424    184,424
Other creditors and accruals......    9          --          --         --       --     80,489     80,489
Lease liabilities.................   10          --     109,363    160,184       --         --    269,547
Hire purchase liabilities.........   10          --       9,608     38,831       --         --     48,439
                                             ------    --------   --------   ------   --------   --------
                                                 --     118,971    199,015       --    264,913    582,899
                                             ------    --------   --------   ------   --------   --------
Weighted average interest rate....                         11.6%      10.4%
                                             ------    --------   --------   ------   --------   --------
Net financial assets
  (liabilities)...................           14,251    (118,971)  (199,015)      --   (167,728)  (471,463)
                                             ======    ========   ========   ======   ========   ========

                                                        FIXED INTEREST MATURING IN
                                            FLOATING   ----------------------------     NON
                                            INTEREST    1 YEAR     1 TO 5    OVER 5   INTEREST
                                    NOTES     RATE     OR LESS     YEARS     YEARS    BEARING     TOTAL
                                    -----   --------   --------   --------   ------   --------   --------
1 JULY 1998 TO 30 JUNE 1999
(a) FINANCIAL ASSETS
Cash and deposits.................           24,734          --         --       --      8,424     33,158
Trade debtors.....................    5          --          --         --       --     90,606     90,606
Related entity receivables........   14          --          --         --       --      1,882      1,882
Other receivables.................    5          --          --         --       --        810        810
                                             ------    --------   --------   ------   --------   --------
                                             24,734          --         --       --    101,722    126,456
                                             ------    --------   --------   ------   --------   --------
Weighted average interest rate....              2.4%
(b) FINANCIAL LIABILITIES
Creditors.........................    9          --          --         --       --    187,715    187,715
Other creditors and accruals......    9          --          --         --       --     66,918     66,918
Lease liabilities.................   10          --     102,735    164,318       --         --    267,053
Hire purchase liabilities.........   10          --       9,337     41,336       --         --     50,673
Loans -- related parties..........   14          --          --         --       --      9,904      9,904
                                             ------    --------   --------   ------   --------   --------
                                                 --     112,072    205,654       --    264,537    582,263
                                             ------    --------   --------   ------   --------   --------
Weighted average interest rate....                         11.4%      10.4%
                                             ------    --------   --------   ------   --------   --------
Net financial assets
  (liabilities)...................           24,734    (112,072)  (205,654)      --   (162,815)  (455,807)
                                             ======    ========   ========   ======   ========   ========

                        INTERACT TECHNOLOGY PTY LIMITED

                                                    FIXED INTEREST MATURING IN
                                       FLOATING    -----------------------------     NON
                                       INTEREST    1 YEAR      1 TO 5     OVER 5   INTEREST
                               NOTES     RATE      OR LESS     YEARS      YEARS    BEARING     TOTAL
                               -----   --------    -------    --------    ------   --------   --------
1 JULY 1997 TO 30 JUNE 1998
(a) FINANCIAL ASSETS
Cash and deposits............           29,460          --          --        --     20,356     49,816
Trade debtors................    5          --          --          --        --     16,999     16,999
                                        ------     -------    --------    ------   --------   --------
                                        29,460          --          --        --     37,355     66,815
                                        ------     -------    --------    ------   --------   --------
Weighted average interest
  rate.......................              2.5%
(b) FINANCIAL LIABILITIES
Creditors....................    9          --          --          --        --    142,602    142,602
Other creditors and
  accruals...................    9          --          --          --        --     11,527     11,527
Lease liabilities............   10          --      60,160     141,846        --         --    202,006
Loans -- related parties.....   14          --          --          --        --     19,750     19,750
                                        ------     -------    --------    ------   --------   --------
                                            --      60,160     141,846        --    173,879    375,885
                                        ------     -------    --------    ------   --------   --------
Weighted average interest
  rate.......................                         12.1%       12.1%
                                        ------     -------    --------    ------   --------   --------
Net financial assets
  (liabilities)..............           29,460     (60,160)   (141,846)       --   (136,524)  (309,070)
                                        ======     =======    ========    ======   ========   ========

                                                     FIXED INTEREST MATURING IN
                                       FLOATING     -----------------------------      NON
                                       INTEREST     1 YEAR      1 TO 5     OVER 5    INTEREST
                               NOTES     RATE       OR LESS      YEARS     YEARS     BEARING      TOTAL
                               -----   --------     -------     -------    ------    --------    -------
1 MARCH 1997 TO 30 JUNE 1997
(a) FINANCIAL ASSETS
Cash and deposits............           20,997          --           --        --          4      21,001
                                        ------      ------      -------    ------    -------     -------
                                        20,997          --           --        --          4      21,001
                                        ------      ------      -------    ------    -------     -------
Weighted average interest
  rate.......................              3.9%
(b) FINANCIAL LIABILITIES
Bank overdraft...............               --          --           --        --     51,584      51,584
Other creditors and
  accruals...................    9          --          --           --        --      5,224       5,224
Lease liabilities............   10          --       9,572       25,333        --         --      34,905
Hire purchase liabilities....   10          --          --           --        --         --          --
Loans -- related parties.....   14          --          --           --        --     13,000      13,000
                                        ------      ------      -------    ------    -------     -------
                                            --       9,572       25,333               69,808     104,713
                                        ------      ------      -------    ------    -------     -------
Weighted average interest
  rate.......................                         11.7%        11.7%
                                        ------      ------      -------    ------    -------     -------
Net financial assets
  (liabilities)..............           20,997      (9,572)     (25,333)       --    (69,804)    (83,712)
                                        ======      ======      =======    ======    =======     =======

                        INTERACT TECHNOLOGY PTY LIMITED

  (c) Net fair value of financial assets and liabilities

     The net fair value of financial assets and liabilities of the economic entity approximates their carrying value.

                                                                              30 JUNE
                                                                   ------------------------------
                                                    30 SEPT 1999     1999       1998       1997
                                            NOTES        $            $          $          $
                                            -----   ------------   --------   --------   --------
Net financial assets as above.............            (471,463)    (455,807)  (309,070)   (83,712)
Non-financial assets and liabilities
  Property, plant and equipment...........    7        427,703      431,397    303,592     63,202
  Intangibles.............................    8         11,631       11,631        980        980
  Other assets............................    6          3,462           --        423      7,400
  Income in advance.......................    9        (26,334)     (25,312)   (12,826)    (2,650)
  Provisions..............................   11        (42,670)     (29,677)    (9,771)    (2,428)
                                                      --------     --------   --------   --------
          Net assets per balance sheet....             (97,671)     (67,768)   (26,672)   (17,208)
                                                      ========     ========   ========   ========

NOTE 19  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the four months ended 30 June 1997 and the two years ended 30 June 1999 and three months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of Internet Access Australia Pty Limited:
(formerly the business of Internet Access Australia Unit Trust)

     We have audited the accompanying balance sheet of Internet Access Australia Pty Limited (formerly the business of Internet Access Australia Unit Trust) as of 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Access Australia Pty Limited (formerly the business of Internet Access Australia Unit Trust) as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September to the extent summarised in note 19 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

                           PROFIT AND LOSS STATEMENT
                 FOR THE 3 MONTH PERIOD ENDED 30 SEPTEMBER 1999
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                          12 MONTH PERIODS TO
                                                                   ---------------------------------
                                                  1 JULY 1999 TO    30 JUNE     30 JUNE     30 JUNE
                                                   30 SEPT 1999      1999        1998        1997
                                          NOTES         $              $           $           $
                                          -----   --------------   ---------   ---------   ---------
OPERATING REVENUE.......................    2        551,427       2,014,054   1,609,244   1,189,817
                                           ==        =======       =========   =========   =========
OPERATING PROFIT/(LOSS) BEFORE ABNORMAL
  ITEMS AND INCOME TAX..................    3         95,255         491,896     313,937     172,710
Abnormal item before income tax.........    4             --         (14,630)    (10,267)   (133,467)
                                                     -------       ---------   ---------   ---------
OPERATING PROFIT/(LOSS) BEFORE INCOME
  TAX...................................              95,255         477,266     303,670      39,243
Income tax benefit/(expense)
  attributable to operating profit......    5        (53,744)             --          --          --
                                                     -------       ---------   ---------   ---------
OPERATING PROFIT/(LOSS) AFTER INCOME
  TAX...................................              41,511         477,266     303,670      39,243
Distributions to beneficiaries..........   13             --        (477,266)   (303,670)    (39,243)
                                                     -------       ---------   ---------   ---------
RETAINED PROFITS AT THE END OF THE
  FINANCIAL YEAR........................              41,511              --          --          --
                                                     =======       =========   =========   =========

   The above profit and loss accounts should be read in conjunction with the accompanying notes.

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

                                 BALANCE SHEET
                            AS AT 30 SEPTEMBER 1999
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                         30 SEPT    30 JUNE   30 JUNE   30 JUNE
                                                          1999       1999      1998      1997
                                                NOTES       $          $         $         $
                                                -----   ---------   -------   -------   -------
CURRENT ASSETS
Cash..........................................             33,918   254,555        --   118,297
Receivables...................................     6      219,752   220,208   165,427   141,652
Other.........................................     7      275,311    19,996    13,556     4,054
                                                        ---------   -------   -------   -------
          TOTAL CURRENT ASSETS................            528,981   494,759   178,983   264,003
                                                        ---------   -------   -------   -------
NON-CURRENT ASSETS
Property, plant and equipment.................     8      216,776   228,049   196,508   125,137
Intangible....................................     9    1,964,626        --        --        --
Other.........................................     7       29,578        --        --        --
                                                        ---------   -------   -------   -------
          TOTAL NON-CURRENT ASSETS............          2,210,980   228,049   196,508   125,137
                                                        ---------   -------   -------   -------
          TOTAL ASSETS........................          2,739,961   722,808   375,491   389,140
                                                        ---------   -------   -------   -------
CURRENT LIABILITIES
Creditors.....................................    10      356,425   215,239   144,074   318,676
Provisions....................................    11      132,207    49,753    34,901    22,348
                                                        ---------   -------   -------   -------
          TOTAL CURRENT LIABILITIES...........            488,632   264,992   178,975   341,024
                                                        ---------   -------   -------   -------
NON-CURRENT LIABILITIES
Provisions....................................    11       11,809    11,247     8,998     6,748
                                                        ---------   -------   -------   -------
          TOTAL NON-CURRENT LIABILITIES.......             11,809    11,247     8,998     6,748
                                                        ---------   -------   -------   -------
          TOTAL LIABILITIES...................            500,441   276,239   187,973   347,772
                                                        ---------   -------   -------   -------
NET ASSETS....................................          2,239,521   446,569   187,518    41,369
                                                        =========   =======   =======   =======
EQUITY
Share capital.................................    12    2,198,010        --        --        --
Retained profits..............................             41,511        --        --        --
Issued Units..................................    12           --     2,400     2,400     2,400
Unit Premium Reserve..........................                 --    80,000    80,000    80,000
Beneficiaries Current Accounts................    13           --   364,169   105,118   (41,031)
                                                        ---------   -------   -------   -------
          TOTAL SHAREHOLDERS' EQUITY..........          2,239,521   446,569   187,518    41,369
                                                        =========   =======   =======   =======

  The above balance sheets should be read in conjunction with the accompanying notes.

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

                            STATEMENTS OF CASH FLOWS
                 FOR THE 3 MONTH PERIOD ENDED 30 SEPTEMBER 1999
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                           12 MONTH PERIODS TO
                                                     1 JULY 1999   -----------------------------------
                                                     TO 30 SEPT    JUNE 1999    JUNE 1998    JUNE 1997
                                             NOTES      1999           $            $            $
                                             -----   -----------   ----------   ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers....................            577,153      2,024,202    1,603,864   1,180,624
Payments to suppliers and employees........           (268,495)    (1,423,611)  (1,302,724)   (929,261)
                                                      --------     ----------   ----------   ---------
                                                       308,658        600,591      301,140     251,363
Interest received..........................              2,483          6,254        3,540         180
                                                      --------     ----------   ----------   ---------
NET CASH INFLOWS/(OUTFLOWS) FROM OPERATING
  ACTIVITIES...............................    18      311,141        606,845      304,680     251,543
                                                      --------     ----------   ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Loans to related parties...................           (267,933)            --           --          --
Repayment of loans by related parties......                 --             --       13,872          --
Payments for property, plant and
  equipment................................             (9,290)      (116,413)    (132,675)   (125,849)
                                                      --------     ----------   ----------   ---------
NET CASH INFLOWS/(OUTFLOWS) FROM INVESTING
  ACTIVITIES...............................           (277,223)      (116,413)    (118,803)   (125,849)
                                                      --------     ----------   ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid to beneficiaries........                 --       (218,215)    (321,836)    (53,631)
Proceeds of borrowings from related
  parties..................................    15d     235,246             --           --          --
Repayment of borrowings to related
  parties..................................    15d    (235,246)            --           --          --
                                                      --------     ----------   ----------   ---------
NET CASH OUTFLOWS FROM FINANCING
  ACTIVITIES...............................                 --       (218,215)    (321,836)    (53,631)
                                                      --------     ----------   ----------   ---------
NET INCREASE/(DECREASE) IN CASH HELD.......             33,918        272,217     (135,959)     72,063
Cash at the beginning of the financial
  period...................................                 --        (17,662)     118,297      46,234
                                                      --------     ----------   ----------   ---------
Cash at the end of the financial period....    18       33,918        254,555      (17,662)    118,297
                                                      ========     ==========   ==========   =========

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Accounting Standards, other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and the Corporations Law.

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous years. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Change in entities structure

     For the period from 1 July 1997 to 30 June 1999, the reporting entity existed as a Unit Trust known as Internet Access Australia Unit Trust. The distribution of profits/losses to its beneficiaries is described in Note 13 to the financial statements.

     Internet Access Australia Pty Ltd ("company") was dormant until 1 July 1999. The business excluding certain assets and liabilities of the Unit Trust was sold to the company as from 1 July 1999 for consideration of $2,198,010 shares at $1 each. Goodwill resulting from the acquisition of the business is brought to account on the basis described in note 1(g).

     Effective the same day, 95% of the shares in the company were sold to I.T & e (an independent investor) for a consideration of $2,088,111 with 5%, valued in the agreement at $109,889, being retained by a trustee company as an option granted to A. Bodin exercisable no later than 30 December 2002. (This resulted in the former beneficiaries receiving certain cash and shares in I.T & e for their interest in the business.)

  (b) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation. Income tax on cumulative timing differences is set aside to the deferred income tax or the future income tax benefit accounts at the rates which are expected to apply when those timing differences reverse.

  (c) Receivables and Revenue Recognition

     (i) Trade Debtors

     All trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition.

     Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days overdue.

     (ii) Revenue

     Dial Up/Leased Lines/I SDN/Global Roaming/Web Hosting

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                       INTERNET ACCESS AUSTRALIA PTY LTD

            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

     Revenues derived from Dial Up, Leased Lines/ISDN, Global Roaming and Web Hosting are recognised in the period in which the services are provided. The company records deferred revenue at period end for any amounts received in advance when the service has not yet been provided.

  (d) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the company. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Computer equipment..........................................   4-5 years
Furniture and fittings......................................   4-5 years
Plant and equipment.........................................   4-5 years

  (e) Leasehold Improvements

     The cost of improvements to or on leasehold properties is amortised over the unexpired period of the lease or the estimated useful life of the improvement to the company, whichever is the shorter. Leasehold improvements held at the reporting date are being amortised over 5 years.

  (f) Trade and Other Creditors

     These amounts represent liabilities for goods and services provided to the company prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition.

  (g) Goodwill

     On acquisition of all of the assets of Internet Access Australia Unit Trust, the identifiable net assets acquired are measured at fair value. The excess of the fair value of the cost of acquisition over the fair value of the identifiable net assets acquired, including any liability for restructuring costs, is brought to account as goodwill and amortised on a straight line basis over ten years, being the period during which the benefits are expected to arise.

  (h) Maintenance and Repairs

     Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (i) Employee Entitlements

     (i) Wages and Salaries, Annual Leave and Sick Leave

     Liabilities for wages and salaries, annual leave and sick leave are recognised, and are measured, as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

     (ii) Long Service Leave

     A liability for long service leave is recognised, and is measured, as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  (j) Cash

     Cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

NOTE 2 OPERATING REVENUE

                                                                         12 MONTH PERIODS TO
                                             1 JULY 1999 TO   ------------------------------------------
                                              30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $               $              $              $
                                             --------------   ------------   ------------   ------------
Dial Up revenue............................     472,529        1,746,583      1,412,251        978,948
Leased Lines/ISDN..........................          --           74,539         74,965         84,643
Web Hosting................................      63,848          135,104         86,233         91,154
Other......................................      15,050           57,828         35,795         35,072
                                                -------        ---------      ---------      ---------
                                                551,427        2,014,054      1,609,244      1,189,817
                                                =======        =========      =========      =========

NOTE 3 OPERATING PROFIT

                                                                         12 MONTH PERIODS TO
                                             1 JULY 1999 TO   ------------------------------------------
                                              30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $               $              $              $
                                             --------------   ------------   ------------   ------------
(a) OPERATING PROFIT BEFORE INCOME TAX HAS
    BEEN DETERMINED AFTER:
    CHARGING AS EXPENSE:
    Depreciation...........................      20,563           77,702         52,149         40,405
    Amortisation of goodwill...............      50,375               --             --             --
    Bad and doubtful debts.................          --              865          1,367          5,019
    Rental Expense.........................         333           14,749          8,878          4,488
    Salaries and wages.....................      67,324          385,291        304,714        282,321
    Other Expenses.........................     315,577        1,043,551        928,199        684,874
                                                -------        ---------      ---------      ---------
                                                456,172        1,522,158      1,295,307      1,017,107
                                                =======        =========      =========      =========
(b) AUDITORS' REMUNERATION
     Amounts received, or due and
    receivable, by the auditors for:
       Auditing the financial statements...          --               --             --             --
                                                =======        =========      =========      =========

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

     Note: Audit fees for all the years/periods covered by these financial statements have been paid by Asia Online, Ltd -- Hong Kong and have not been recharged to the company.

NOTE 4  ABNORMAL ITEM

                                             1 JULY 1999 TO
                                              30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $               $              $              $
                                             --------------   ------------   ------------   ------------
OPERATING PROFIT/(LOSS) AFTER INCOME TAX
INCLUDES THE FOLLOWING ABNORMAL ITEMS:
Loss on non-recoverable loan...............          --          (6,500)       (15,029)        (30,534)
Fixed assets write-offs....................          --          (8,170)        (8,066)       (106,528)
Gain on cancelled cheques..................          --              40         12,828           3,595
                                                 ------         -------        -------        --------
                                                     --         (14,630)       (10,267)       (133,467)
                                                 ======         =======        =======        ========

NOTE 5  INCOME TAX

                                                                         12 MONTH PERIODS TO
                                             1 JULY 1999 TO   ------------------------------------------
                                              30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $               $              $              $
                                             --------------   ------------   ------------   ------------
The amount of income tax attributable to
the financial year differs from the amount
prima facie tax payable on the operating
profit. The differences are reconciled as
follows:
PRIMA FACIE INCOME TAX ON OPERATING
  PROFIT...................................      34,292              --             --             --
Effect of permanent differences which
Increase tax payable:
  Other non-deductible expenses............       1,316              --             --             --
  Goodwill amortisation....................      18,136              --             --             --
                                                -------          ------         ------         ------
                                                 53,744              --             --             --
                                                =======          ======         ======         ======
INCOME TAX (BENEFIT) ATTRIBUTABLE TO
  OPERATING PROFIT.........................      53,744              --             --             --
                                                =======          ======         ======         ======
COMPRISING:
Current taxation provision.................      83,322              --             --             --
Future income tax benefit..................     (29,578)             --             --             --
Deferred income tax provision..............          --              --             --             --
Underprovision/(Overprovision) in prior
  years....................................          --              --             --             --
                                                -------          ------         ------         ------
                                                 53,744              --             --             --
                                                =======          ======         ======         ======

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

NOTE 6  RECEIVABLES

                                                                         12 MONTH PERIODS TO
                                             1 JULY 1999 TO   ------------------------------------------
                                              30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $               $              $              $
                                             --------------   ------------   ------------   ------------
CURRENT
Trade debtors..............................     226,170         226,626        170,980        145,838
Less: Provision for Doubtful Debts.........      (6,418)         (6,418)        (5,553)        (4,186)
                                                -------         -------        -------        -------
                                                219,752         220,208        165,427        141,652
                                                =======         =======        =======        =======

NOTE 7  OTHER ASSETS

                                                                          12 MONTH PERIODS TO
                                              1 JULY 1999 TO   ------------------------------------------
                                               30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                       NOTE         $               $              $              $
                                       ----   --------------   ------------   ------------   ------------
CURRENT
Prepaid expenses.....................               7,378         19,996         13,556         4,054
Loan to related parties..............   15        267,933             --             --            --
                                                 --------         ------         ------         -----
                                                  275,311         19,996         13,556         4,054
                                                 ========         ======         ======         =====
NON-CURRENT
Future Income Tax Benefit............              29,578             --             --            --
                                                 ========         ======         ======         =====

NOTE 8  PROPERTY, PLANT AND EQUIPMENT

                                                                          12 MONTH PERIODS TO
                                            1 JULY 1999 TO     ------------------------------------------
                                             30 SEPT 1999      30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $                $              $              $
                                           -----------------   ------------   ------------   ------------
Computer Equipment
  Cost...................................       223,972           410,580        309,377       189,287
  Accumulated depreciation...............       (19,468)         (197,640)      (124,034)      (74,321)
                                                -------          --------       --------       -------
                                                204,504           212,940        185,343       114,966
                                                -------          --------       --------       -------
Furniture and fittings
  Cost...................................         8,374            10,492          2,452         2,452
  Accumulated depreciation...............          (683)           (2,209)          (612)          (72)
                                                -------          --------       --------       -------
                                                  7,690             8,283          1,840         2,380
                                                -------          --------       --------       -------
Plant and equipment
  Cost...................................         4,993            11,359         11,359         7,929
  Accumulated depreciation...............          (412)           (4,533)        (2,034)         (138)
                                                -------          --------       --------       -------
                                                  4,581             6,826          9,325         7,791
                                                -------          --------       --------       -------
TOTAL
  COST...................................       237,339           432,431        323,188       199,668
  ACCUMULATED DEPRECIATION...............       (20,563)         (204,382)      (126,680)      (74,531)
                                                -------          --------       --------       -------
                                                216,776           228,049        196,508       125,137
                                                =======          ========       ========       =======

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

NOTE 9  INTANGIBLES

                                                                        12 MONTH PERIODS TO
                                         1 JULY 1999 TO     --------------------------------------------
                                          30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                               $                 $                $              $
                                         --------------     ------------     ------------   ------------
Goodwill...............................     2,015,002              --               --             --
  Less: Accumulated amortisation.......       (50,375)             --               --             --
                                           ----------         -------          -------        -------
                                            1,964,626              --               --             --
                                           ==========         =======          =======        =======

NOTE 10  CREDITORS AND BORROWINGS

                                                                        12 MONTH PERIODS TO
                                         1 JULY 1999 TO     --------------------------------------------
                                          30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                               $                 $                $              $
                                         --------------     ------------     ------------   ------------
CURRENT (UNSECURED)
Bank overdraft.........................           --               --           17,662             --
Trade creditors........................      185,240           55,033           21,432        147,878
Other creditors and accruals...........       26,580           43,355           60,137        122,647
Amount due from related party..........           --               --               --         13,782
Deferred revenue.......................      144,605          116,851           44,843         34,369
                                            --------          -------          -------        -------
                                             356,425          215,239          144,074        318,676
                                            ========          =======          =======        =======

NOTE 11  PROVISIONS

                                                                        12 MONTH PERIODS TO
                                         1 JULY 1999 TO     --------------------------------------------
                                          30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                               $                 $                $              $
                                         --------------     ------------     ------------   ------------
CURRENT
Employee entitlements..................       48,885           49,753           34,901         22,348
Taxation...............................       83,322               --               --             --
                                            --------           ------           ------         ------
                                             132,207           49,753           34,901         22,348
                                            --------           ------           ------         ------
NON-CURRENT
Employee entitlements..................       11,809           11,247            8,998          6,748
                                            --------           ------           ------         ------
                                              11,809           11,247            8,998          6,748
                                            --------           ------           ------         ------
          TOTAL PROVISIONS.............      144,016           61,000           43,899         29,096
                                            ========           ======           ======         ======

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

NOTE 12  SHARE CAPITAL

                                                                        12 MONTH PERIODS TO
                                         1 JULY 1999 TO     --------------------------------------------
                                          30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                               $                 $                $              $
                                         --------------     ------------     ------------   ------------
PAID UP CAPITAL
Number of ordinary shares issued during
  the year.............................     2,198,010             --               --             --
                                           ==========          =====            =====          =====
Ordinary shares at the end of the
  year.................................    $2,198,010             --               --             --
                                           ==========          =====            =====          =====
UNITS HELD BY BENEFICIARIES
Bodin Investments Pty Ltd..............            --            960              600            600
Philips Family Pty Ltd.................            --             --              600            600
Carlile Corporation Pty Ltd............            --            480              400            400
Constant Organisation Pty Ltd..........            --            480              400            400
Eltham Automotive Advisory Service Pty
  Ltd..................................            --            480              400            400
                                           ----------          -----            -----          -----
                                                   --          2,400            2,400          2,400
                                           ==========          =====            =====          =====

NOTE 13  MOVEMENTS IN BENEFICIARIES ACCOUNTS

                                                                        12 MONTH PERIODS TO
                                         1 JULY 1999 TO     --------------------------------------------
                                          30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                               $                 $                $              $
                                         --------------     ------------     ------------   ------------
BODIN INVESTMENTS PTY LTD
  At beginning of the year.............           --           (19,231)         (47,234)      (37,274)
  Drawings/Loans to Trust..............           --           (74,012)        (140,715)      (19,771)
  Directors Fees.......................           --                --           40,000            --
  Consultancy fees.....................           --                --           52,800            --
  Distributions of profit..............           --           190,906           75,918         9,811
                                            --------          --------         --------       -------
          At end of year...............           --            97,663          (19,231)      (47,234)
                                            --------          --------         --------       -------
PHILIPS FAMILY PTY LTD
  At beginning of the year.............           --            97,693          (17,347)      (15,210)
  Drawings/Loans to Trust..............           --          (117,936)         (29,030)      (11,948)
  Directors Fees.......................           --                --           40,000            --
  Consultancy fees.....................           --                --           28,153            --
  Distributions of profit..............           --                --           75,918         9,811
                                            --------          --------         --------       -------
          At end of year...............           --           (20,243)          97,693       (17,347)
                                            --------          --------         --------       -------
CARLILE CORPORATION PTY LTD
  At beginning of the year.............           --             8,759            7,850         8,614
  Drawings/Loans to Trust..............           --            (5,000)         (49,703)       (7,304)
  Distributions of profit..............           --            95,453           50,612         6,540
                                            --------          --------         --------       -------
          At end of year...............           --           (99,212)           8,759         7,850
                                            --------          --------         --------       -------

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                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

                                                                        12 MONTH PERIODS TO
                                         1 JULY 1999 TO     --------------------------------------------
                                          30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                               $                 $                $              $
                                         --------------     ------------     ------------   ------------
CONSTANT ORGANISATION PTY LTD
  At beginning of the year.............           --             8,949            7,850         8,614
  Drawings/Loans to Trust..............           --           (16,267)         (49,513)       (7,304)
  Distributions of profit..............           --            95,453           50,612         6,540
                                            --------          --------         --------       -------
          At end of year...............           --            88,135            8,949         7,850
                                            --------          --------         --------       -------
ELTHAM AUTOMOTIVE ADVISORY SERVICE PTY
  LTD
  At beginning of the year.............           --             8,949            7,850         8,614
  Drawings/Loans to Trust..............           --            (5,000)         (49,513)       (7,304)
  Distributions of profit..............           --            95,453           50,612         6,540
                                            --------          --------         --------       -------
          At end of year...............           --            99,402            8,949         7,850
                                            --------          --------         --------       -------
TOTAL
  At beginning of the year.............           --           105,119          (41,031)      (26,643)
  Drawings/Loans to Trust..............           --          (218,215)        (318,474)      (53,631)
  Directors Fees.......................           --                --           80,000            --
  Consultancy fees.....................           --                --           80,953            --
  Distributions of profit..............           --           477,265          303,670        39,243
                                            --------          --------         --------       -------
          At end of year...............           --           364,169          105,118       (41,031)
                                            --------          --------         --------       -------

NOTE 14  FINANCIAL INSTRUMENTS

  (a) Credit risk exposures

     The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to the financial report.

     The entity does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the entity.

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

  (b) Interest rate risks

     The economic entity's exposure to interest rate risk , which is the risk that a financial instrument's value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on those financial assets and financial liabilities, is as follows:

                                           30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                  NOTES         $                 $                $              $
                                  -----   --------------     ------------     ------------   ------------
FINANCIAL ASSETS
Cash and deposits...............               33,918          254,555               --        118,297
Receivables.....................    6         219,752          220,208          165,427        141,652
Prepayments.....................    7           7,378           19,996           13,556          4,054
Investments.....................    7         267,933               --               --             --
                                             --------          -------          -------        -------
                                              528,981          494,759          178,983        264,003
                                             --------          -------          -------        -------
FINANCIAL LIABILITIES
Bank Overdraft..................                   --               --           17,662             --
Trade and Other Creditors.......   10         211,820           98,388           81,569        284,307
                                             --------          -------          -------        -------
                                              211,820           98,388           99,231        284,307
                                             --------          -------          -------        -------
Note: all of the above financial
  assets and liabilities, except
  for cash and bank overdraft
  are non interest bearing.
  Weighted average interest rate
  in respect to cash and bank
  overdraft.....................                  3.0%             3.5%             3.5%           4.5%
Net financial assets
  (liabilities).................              317,161          396,371           79,752        (20,304)
                                             ========          =======          =======        =======

  (c) Reconciliation of Net Financial Assets to Net Assets

                                           30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                  NOTES         $                 $                $              $
                                  -----   --------------     ------------     ------------   ------------
Net financial assets/
  liabilities as above..........               317,161          396,371          79,752        (20,304)
NON-FINANCIAL ASSETS AND
  LIABILITIES
Property, Plant & Equipment.....    8          216,776          228,049         196,508        125,137
Intangibles.....................    9        1,964,626               --              --             --
Other assets....................    7           29,578               --              --             --
Provisions......................   11         (144,016)         (61,000)        (43,899)       (29,096)
Other liabilities...............   10         (144,605)        (116,851)        (44,843)       (34,369)
                                            ----------         --------         -------        -------
NET ASSETS PER BALANCE SHEET....             2,239,521          446,569         187,518         41,369
                                            ==========         ========         =======        =======

  (d) Net fair value of financial assets and liabilities

     The net fair value of financial assets and liabilities of the economic entity approximate their carrying value. No financial assets and liabilities are readily traded on organised markets in a standardised form. The aggregate net fair value and carrying amounts of financial assets and financial liabilities are disclosed in the balance sheet and in the notes to and forming part of the financial statements.

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            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

NOTE 15  RELATED PARTIES

  (a) Directors

     The names of persons who were directors of Internet Access Pty Ltd during the financial years ending 30 June 1997, 30 June 1998, 30 June 1999 and for the 3 months ended 30 September 1999 are as follows:

DIRECTOR                                                    DATE APPOINTED   DATE RESIGNED
--------                                                    --------------   -------------
Anthony Bodin.............................................    11/07/1994
Greg Phillips.............................................    11/07/1994       04/06/99
Scott Carlile.............................................    01/03/1995       24/09/99
Steve Constantinou........................................    01/03/1995       24/09/99

  (b) Directors remuneration

                                                                           12 MONTH PERIODS
                                          1 JULY 1999 TO     --------------------------------------------
                                           30 SEPT 1999      30 JUNE 1999     30 JUNE 1998   30 JUNE 1997
                                  NOTES         $                 $                $              $
                                  -----   --------------     ------------     ------------   ------------
Income paid or payable, or
  otherwise made available, to
  directors by entities in
  connection with the management
  of affairs of the entity......              33,635           124,079          162,569         52,992
                                             =======           =======          =======         ======
The numbers of directors whose
  income from the entity was
  within the specified bands are
  as follows:
$ 20,000-$29,000................                  --                --                1             --
$ 30,000-$39,999................                   1                --               --             --
$ 50,000-$59,999................                  --                --               --              1
$120,000-$129,999...............                  --                 1               --             --
$130,000-$139,000...............                  --                --                1             --

  (c) Transactions of Director Concerning Shares or Share Options

     Aggregate number of shares and share options of Internet Access Australia Pty Ltd held directly, indirectly by directors of the company or director-related entities of the company:

                                                1 JULY 1999 TO
                                        NOTES    30 SEPT 1999      1999      1998    1997
                                        -----   --------------     -----     -----   -----
Ordinary shares.......................              109,900           --        --      --
Units.................................                   --         2000      2000    2000

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

  (d) Loans to/(from) Directors and Director-related Entities

     Directors have provided unsecured interest free loans to/from the Trust/company as disclosed in the Notes 7 and 10 to the financial statements.

                                                                         12 MONTH PERIODS TO
                                             1 JULY 1999 TO   ------------------------------------------
                                              30 SEPT 1999    30 JUNE 1999   30 JUNE 1998   30 JUNE 1997
                                                   $               $              $              $
                                             --------------   ------------   ------------   ------------
Anthony Bodin..............................      31,435              --             --          (6,282)
Greg Phillips..............................          --              --             --          (7,500)
Internet Access Unit Trust.................     166,708              --             --              --
IT&e.......................................      69,790              --             --              --
                                                -------         -------        -------        --------
                                                267,933              --             --         (13,782)
                                                -------         -------        -------        --------

     On the acquisition of the Unit Trust by the company, cash was not included in the assets and liabilities acquired.

     On the sale of the IAA business to I.T & e on 1 July 1999, the shareholders of IAA provided a working capital loan to the company of $235,246. This was subsequently repaid in the period to 30 September 1999.

  (e) Distributions

     Distributions to beneficiaries are identified in Note 13 to the financial statements.

  (f) Transactions with Director-related Entities

     The following entities are director related and their relationship with the company are as follows:

Chips & Bits:              owned by Carlile Corporation (owned by Scott Carlile),
                             Constant Organisation (owned by Steve Constantinou), &
                             Eltham Automotive (owned by a beneficiary) equally
MicroArts:                 wholly owned by Eltham Automotive
Human Edge:                50% owned by Anthony Bodin- a director if Internet Access
                             Australia
IT&e:                      Anthony Bodin, a director of Internet Access, is a director of IT&e. (The former beneficiaries of the IAA Unit Trust
                             own some 10% of I.T & e).
Totalnet:                  partly owned by Anthony Bodin -- a director of Internet
                             Access Australia
Bodin Investments:         wholly owned by Anthony Bodin -- a director of Internet
                             Access Australia

     The company entered into a number of transactions with the above director related entities. Certain services were provided at a nominal discount, however the amounts were not material. The only significant

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

transaction was the purchasing of computer equipment from Chips & Bits which were acquired on normal business terms and conditions.

                                                                           12 MONTH PERIODS TO
                                                       1 JULY 1999 TO   -------------------------
                                                        30 SEPT 1999     1999     1998     1997
                                                             $            $        $         $
                                                       --------------   ------   ------   -------
Revenue income.......................................      10,109       34,357   59,998    36,582
Recruitment fees.....................................       6,403        6,882   16,739   130,854
Purchases............................................      21,032       26,883   75,641        --

NOTE 16  SUBSEQUENT EVENTS

     Subsequent to the financial year ended 30 June 1999, Asia Online Australia Pty Ltd acquired 51% of Internet Access Australia Pty Ltd's shareholdings at a purchase price of $4,995,918 on the 1 October 1999.

NOTE 17  COMMITMENTS AND CONTINGENCIES

     As at the 30 September 1999 there are no contingent liabilities or commitments for expenditure to be reported in the financial statements.

NOTE 18  CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                              30 SEPT 1999   JUNE 1999    1998      1997
                                                   $             $          $         $
                                              ------------   ---------   -------   -------
Cash........................................     33,918       254,555         --   118,297
Bank overdraft..............................         --            --    (17,662)       --
                                                 ------       -------    -------   -------
                                                 33,918       254,555    (17,662)  118,297
                                                 ======       =======    =======   =======

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                                            12 MONTH PERIODS
                                                    1 JULY 1999 TO   ------------------------------
                                                     30 SEPT 1999    JUNE 1999     1998      1997
                                                          $              $          $          $
                                                    --------------   ---------   --------   -------
OPERATING PROFIT AFTER INCOME TAX.................      41,511        477,266     303,670    39,243
Depreciation and amortisation.....................      70,938         76,702      53,149    40,405
Doubtful debts....................................          --            865       1,367     5,019
Fixed asset write-off.............................          --          8,170       8,066   106,528
Add back unpaid credits to Director current
  accounts........................................          --             --     150,533        --
Changes in operating assets and liabilities:
Increase/(decrease) in income tax payable.........      53,744             --          --        --
Decrease/(increase) in trade and other debtors....         456        (55,646)    (25,142)  (37,701)
Decrease/(increase) in other operating assets.....      (7,378)        (6,440)     (9,502)   (4,054)
Increase/(decrease) in trade and other
  creditors.......................................     124,422         16,819    (188,956)   62,993
Decrease/(increase) in other liabilities..........      27,754         72,008      (3,308)   25,094
Increase/(decrease) in provisions and employee
  entitlements....................................        (306)        17,101      14,803    14,016
                                                       -------        -------    --------   -------
Net cash inflow/(outflow) from operating
  activities......................................     311,141        606,845     304,680   251,543
                                                       =======        =======    ========   =======

                     INTERNET ACCESS AUSTRALIA UNIT TRUST/
                       INTERNET ACCESS AUSTRALIA PTY LTD

            NOTES TO AND FORMING PART OF THE ACCOUNTS -- (CONTINUED)

NOTE 19  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30 June 1999 and the three months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

     The following differences are noted to emphasise the U.S. GAAP accounting policies in relation to the change in entity structure described in note 1(a).

  (i)  Pooling of common controlled entities acquired

     As of 1 July 1999, the company acquired the Unit Trust business excluding certain assets. Prior to the acquisition this entity and the Unit Trust were held under common control. Under Australian GAAP the acquisition was accounted for using the purchase accounting method. Under U.S. GAAP, the acquisition would be accounted for as a merger of entities under common control, using the "as if" pooling of interests method. Using, this method, the results of the company would be retroactively restated for all periods prior to the merger so as to present the financial results of the company and the Unit Trust on a consolidated basis.

  (ii) Push down accounting

     On the same day, IT&e (an independent investor) acquired substantially all of the outstanding shares in the company for consideration of $2,088,111. Under U.S. GAAP, IT&e's basis in the purchased assets and liabilities would be "pushed down" to the Company's financial statements.

     The net effect of entries (i) and (ii) above on net income and shareholders' equity for the three month period ended 30 September 1999 is not material.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of Brisbane Internet Technology Pty
Limited:

     We have audited the accompanying balance sheet of Brisbane Internet Technology Pty Limited as of 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brisbane Internet Technology Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September to the extent summarised in note 22 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

                           PROFIT AND LOSS STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                       1 JULY 1999    FOR THE YEARS ENDED 30 JUNE
                                                       TO 30 SEPT    -----------------------------
                                                          1999         1999       1998      1997
                                               NOTES        $            $          $         $
                                               -----   -----------   ---------   -------   -------
OPERATING REVENUE............................    2       484,629     1,325,987   688,488   284,031
                                                         =======     =========   =======   =======
Operating profit/(loss) before abnormal items
  and income tax.............................    3        44,748        67,147   126,311   (31,404)
                                                         -------     ---------   -------   -------
Operating profit/(loss) before income tax....             44,748        67,147   126,311   (31,404)
Income tax benefit/(expense) attributable to
  operating profit/(loss)....................    4       (16,109)      (24,576)  (44,863)   10,544
                                                         -------     ---------   -------   -------
OPERATING PROFIT/(LOSS) AFTER INCOME TAX.....             28,639        42,571    81,448   (20,860)
RETAINED PROFITS/(ACCUMULATED LOSSES) AT THE
  BEGINNING OF THE FINANCIAL PERIOD..........            105,845        63,274   (18,174)    2,686
                                                         -------     ---------   -------   -------
Total available for appropriation............            134,484       105,845    63,274   (18,174)
                                                         =======     =========   =======   =======
RETAINED PROFITS/(ACCUMULATED LOSSES) AT THE
  END OF THE FINANCIAL PERIOD................            134,484       105,845    63,274   (18,174)
                                                         =======     =========   =======   =======

    The above profit and loss account should be read in conjunction with the accompanying notes.

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

                                 BALANCE SHEETS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                              30 JUNE
                                                          30 SEPT   ---------------------------
                                                           1999      1999      1998      1997
                                                  NOTES      $         $         $         $
                                                  -----   -------   -------   -------   -------
CURRENT ASSETS
Cash............................................    5      96,000    28,151     7,444       385
Receivables.....................................    6      68,821    47,101    36,849    14,793
Inventory.......................................    7          --     1,000       800       750
Other...........................................    8       1,579        --     5,328        --
                                                          -------   -------   -------   -------
          TOTAL CURRENT ASSETS..................          166,400    76,252    50,421    15,928
                                                          -------   -------   -------   -------
NON-CURRENT ASSETS
Property, plant and equipment...................    9     301,651   306,763   161,898    21,386
Future Income Tax Benefit.......................   18      78,341    94,450    38,974    19,265
                                                          -------   -------   -------   -------
          TOTAL NON-CURRENT ASSETS..............          379,992   401,213   200,872    40,651
                                                          -------   -------   -------   -------
          TOTAL ASSETS..........................          546,392   477,465   251,293    56,579
                                                          -------   -------   -------   -------
CURRENT LIABILITIES
Creditors and Accruals..........................   10     104,917        --        --     6,648
Borrowings......................................   10          --        --        --     3,668
Hire Purchase...................................   10      11,171    16,757        --        --
Unearned Revenue................................   10     104,737   165,892    84,981    32,116
Provisions......................................   12      87,075    84,962    34,812    18,964
                                                          -------   -------   -------   -------
          TOTAL CURRENT LIABILITIES.............          307,900   267,611   119,793    61,396
                                                          -------   -------   -------   -------
NON-CURRENT LIABILITIES
Provision for Deferred Income Tax...............   19     103,978   103,979    62,877     4,507
Borrowings......................................   11          --        --     5,319     8,820
                                                          -------   -------   -------   -------
          TOTAL NON-CURRENT LIABILITIES.........          103,978   103,979    68,196    13,327
                                                          -------   -------   -------   -------
          TOTAL LIABILITIES.....................          411,878   371,590   187,989    74,723
                                                          -------   -------   -------   -------
          NET ASSETS............................          134,514   105,875    63,304   (18,144)
                                                          =======   =======   =======   =======
SHAREHOLDERS' EQUITY
Share Capital...................................   17          30        30        30        30
Retained profits/(Accumulated losses)...........          134,484   105,845    63,274   (18,174)
                                                          -------   -------   -------   -------
          TOTAL SHAREHOLDERS' EQUITY............          134,514   105,875    63,304   (18,144)
                                                          =======   =======   =======   =======

  The above balance sheet should be read in conjunction with the accompanying notes.

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

                            STATEMENTS OF CASH FLOWS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                    3 MONTHS
                                                     ENDED       FOR THE YEARS ENDED 30 JUNE
                                                    30 SEPT    --------------------------------
                                                      1999        1999        1998       1997
                                           NOTES       $           $           $          $
                                           -----    --------   ----------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers.................             401,754    1,390,235    716,331    301,092
Payments to suppliers and employees.....            (303,578)  (1,128,204)  (530,148)  (282,310)
                                                    --------   ----------   --------   --------
                                                      98,176      262,031    186,183     18,782
Interest received.......................                  --        1,579        566        262
Rent received...........................              11,444           --      2,400         --
Income taxes paid.......................                  --       (6,203)    (4,214)    (1,521)
                                                    --------   ----------   --------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM OPERATING ACTIVITIES...    15(b)    109,620      257,407    184,935     17,523
                                                    --------   ----------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Repayment of loans by related parties...                  --       (5,319)    (3,500)   (10,153)
Payments for property, plant and
  equipment.............................             (35,875)    (249,071)  (170,708)   (12,974)
                                                    --------   ----------   --------   --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM INVESTING ACTIVITIES...             (35,875)    (254,390)  (174,208)   (23,127)
                                                    --------   ----------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings................                  --       23,682         --         --
Repayment of borrowings.................              (5,896)      (5,992)        --         --
                                                    --------   ----------   --------   --------
          NET CASH OUTFLOWS FROM
            FINANCING ACTIVITIES........              (5,896)      17,690         --         --
                                                    --------   ----------   --------   --------
NET INCREASE/(DECREASE) IN CASH HELD....              67,849       20,707     10,727     (5,604)
Cash at the beginning of the financial
  year..................................              28,151        7,444     (3,283)     2,321
                                                    --------   ----------   --------   --------
Cash at the end of the financial year...    15(a)     96,000       28,151      7,444     (3,283)
                                                    ========   ==========   ========   ========

    The above statement of cash flows should be read in conjunction with the accompanying notes.

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards, other authoritative pronouncements of the Australian Accounting Standards Board, Urgent Issues Group Consensus Views and the Corporations Law.

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation. Income tax on cumulative timing differences is set aside to the deferred income tax or the future income tax benefit accounts at the rates which are expected to apply when those timing differences reverse.

     No provision is made for additional taxes which could become payable if certain reserves of the foreign operation were to be distributed as it is not expected that any substantial amount will be distributed from those reserves in the foreseeable future.

  (b) Receivables and Revenue Recognition

     (i) Dial up

     Revenues derived from subscriptions are recognised in the period in which the services are provided. The company records deferred revenue for any amounts received in advance of the completion of the subscription period.

     (ii) Web design/Systems Integration

     Revenue is measured in accordance with the percentage of completion method.

     (iii) Trade Debtors

     Trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days over due.

  (c) Recoverable Amount of Non-Current Assets

     The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

     Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revalued to its recoverable amount. Where net cash inflows are derived from a group of assets working together, recoverable amount is determined on the basis of the relevant group of assets. To the extent that a revaluation decrement reverses a revaluation increment previously credited to, and still included in the balance of, the asset revaluation reserve, the decrement is debited directly to that reserve. Otherwise the decrement is recognised as an expense in the profit and loss account.

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

     The expected net cash flows included in determining recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate.

  (d) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the company. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Furniture & Fixture.........................................  5 years
Computer Equipment..........................................  3 years
Office Equipment............................................  3 years
All Others..................................................  3 years

  (e) Trade and Other Creditors

     These amounts represent liabilities for goods and services provided to the company prior to the end of the financial year and which are unpaid. The amounts are unsecured.

  (f) Maintenance and Repairs

     Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (g) Employee Entitlements

     Liabilities for wages and salaries, annual leave and sick leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

  (h) Cash

     For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

NOTE 2  OPERATING REVENUE

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                    1 JULY 1999 TO   -----------------------------
                                                     30 SEPT 1999      1999       1998      1997
                                                          $              $          $         $
                                                    --------------   ---------   -------   -------
Operating activities of the entity
  - Dial up revenue...............................     381,529       1,324,408   639,356   251,273
  - Onsite fees received..........................          --              --    19,262    23,526
  - Web design and hosting........................      47,300              --        --        --
  - Sales of sundry equipment.....................          --              --    16,952     7,595
  - Interest Received.............................          --           1,579       566       262
  - Rent Received.................................      11,444              --     2,400        --
  - System integration............................      38,035              --        --        --
  - Other.........................................       6,321              --     9,952     1,375
                                                       -------       ---------   -------   -------
          Total operating revenue.................     484,629       1,325,987   688,488   284,031
                                                       =======       =========   =======   =======

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

NOTE 3  OPERATING PROFIT

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                    1 JULY 1999 TO   -----------------------------
                                                     30 SEPT 1999      1999       1998      1997
                                                          $              $          $         $
                                                    --------------   ---------   -------   -------
(a) OPERATING PROFIT BEFORE INCOME TAX HAS BEEN DETERMINED AFTER:
CHARGING AS EXPENSE
Advertising and promotion.........................      11,616          37,392    27,178        --
Bank fees and charges.............................       5,176          13,557     7,945     2,177
Consultants Fees..................................       6,657          25,553    11,483       800
Depreciation......................................      40,988          98,525    30,195     4,024
Superannuation....................................       5,682          42,021    15,496    25,261
Internet Access Fees..............................      61,182         220,863   154,466    22,160
Lease Payments....................................      18,672          46,397        --        --
Wages.............................................      94,951         217,839    81,592    91,331
Purchases.........................................          --          85,000        --        --
Rent..............................................      14,248          42,192    24,046    10,202
Sundry Equipment purchases........................      28,439          31,344    32,526        --
Telecommunications................................      41,281          43,981    39,378    20,024
Telstra Data Services.............................      67,169         108,127    63,115    19,622
Other Expenses....................................      43,820         246,049    74,757   119,834
                                                       -------       ---------   -------   -------
                                                       439,881       1,258,840   562,177   315,435
                                                       =======       =========   =======   =======

 Auditors' remuneration

     Audit fees for all the years/period covered by these financial statements have been paid by Asia Online, Ltd. in Hong Kong and have not been recharged to the company.

NOTE 4  INCOME TAX

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                     1 JULY 1999 TO   ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
The amount of income tax attributable to the
  financial year differs from the amount prima
  facie payable on the operating loss. The
  differences are reconciled as follows:
PRIMA FACIE INCOME TAX ON OPERATING LOSS...........      16,109        24,172    45,472   (11,304)
Effect of permanent differences which Increase tax
  payable:
  Non deductible entertainment expense.............          --            --       154        --
  Other............................................          --           404       (13)       --
  Formation Costs..................................          --            --      (750)      760
                                                        -------       -------   -------   -------
Income tax (benefit) attributable to operating
  profit...........................................      16,109        24,576    44,863   (10,544)
                                                        -------       -------   -------   -------

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                     1 JULY 1999 TO   ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
Add:
  Tax Effect of:
     - unearned revenue............................     (22,016)       29,128    19,031    11,562
     - employee entitlements.......................          --            --        --     5,310
     - creditors...................................          --            --        --     2,393
     - rent prepaid................................          --         1,918        --        --
     - HP interest.................................          --           112        --        --
     - depreciation................................          --            --        --     1,448
     - provision for doubtful debts................       1,532         4,788        --        --
     - tax loss carried forward....................       3,614            --        --        --
Less:
  Tax effect of :..................................          --            --        --        --
     - debtors.....................................          --        13,266    (7,995)   (5,270)
     - assets capitalised..........................          --       (41,102)  (50,374)     (685)
     - rent prepaid................................          --            --    (1,918)       --
     - creditors...................................          --            --    (2,393)       --
     - employee entitlements.......................         761         6,265     4,989        --
                                                        -------       -------   -------   -------
                                                             --        38,951     6,203     4,214
                                                        =======       =======   =======   =======
COMPRISING:
Current taxation provision.........................          --        38,951     6,203     4,214
Future income tax benefit..........................      16,109       (55,476)  (19,709)  (19,265)
Deferred income tax provision......................          --        41,101    58,369     4,507
Under provision/(Overprovision) in prior years.....          --            --        --        --
                                                        -------       -------   -------   -------
                                                         16,109        24,576    44,863   (10,544)
                                                        =======       =======   =======   =======

     The benefits will only be obtained if:

          (i) the Company derives future assessable income of a nature and amount sufficient to enable the benefit from the deductions for the loss to be realised;

          (ii) the Company continues to comply with the conditions for deductibility imposed by the law; and

          (iii) no changes in the tax legislation adversely affects the Company in realising the benefits from the deductions for the loss.

NOTE 5  CASH

                                                                                   30 JUNE
                                                                            ---------------------
                                                             30 SEPT 1999    1999    1998    1997
                                                                  $           $        $      $
                                                             ------------   ------   -----   ----
Cash at Bank and Cash on Hand..............................     96,000      27,519   7,092   107
Short Term Deposits........................................         --         632      --   278
Bonds......................................................         --          --     352    --
                                                                ------      ------   -----   ---
                                                                96,000      28,151   7,444   385
                                                                ======      ======   =====   ===

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

NOTE 6  RECEIVABLES

                                                                                30 JUNE
                                                                        ------------------------
                                                         30 SEPT 1999    1999     1998     1997
                                                              $           $        $        $
                                                         ------------   ------   ------   ------
CURRENT
Trade debtors..........................................     77,909      51,933   36,849   14,793
Less: Provision for Doubtful Debts.....................     (9,088)     (4,832)      --       --
                                                            ------      ------   ------   ------
                                                            68,821      47,101   36,849   14,793
                                                            ======      ======   ======   ======

NOTE 7  INVENTORY

                                                                                   30 JUNE
                                                                             -------------------
                                                              30 SEPT 1999   1999    1998   1997
                                                                   $           $      $      $
                                                              ------------   -----   ----   ----
Stock on hand...............................................        --       1,000   800    750
                                                                 =====       =====   ===    ===

NOTE 8  OTHER ASSETS

                                                                                  30 JUNE
                                                                           ---------------------
                                                            30 SEPT 1999   1999    1998    1997
                                                                 $           $       $       $
                                                            ------------   -----   -----   -----
CURRENT
Other.....................................................     1,579          --      --      --
Prepayment................................................        --          --   5,328      --
                                                               =====       =====   =====   =====

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

NOTE 9  PROPERTY, PLANT AND EQUIPMENT

                                                                               30 JUNE
                                                                     ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $            $          $        $
                                                      ------------   --------   -------   ------
Computer equipment (network)
  Cost..............................................     388,823      364,823   161,939   17,653
  Accumulated depreciation..........................    (146,153)    (115,042)  (27,892)  (2,737)
                                                        --------     --------   -------   ------
                                                         242,670      249,781   134,047   14,916
                                                        ========     ========   =======   ======
Computer equipment (non-network)
  Cost..............................................      39,934       34,834    18,734    1,729
  Accumulated depreciation..........................     (14,123)     (11,076)   (3,262)    (135)
                                                        --------     --------   -------   ------
                                                          25,811       23,758    15,472    1,594
                                                        ========     ========   =======   ======
Hire purchase -- Computer System
  Cost..............................................      22,437       22,437        --       --
  Accumulated amortisation..........................     (11,266)      (5,681)       --       --
                                                        --------     --------   -------   ------
                                                          11,171       16,756        --       --
                                                        ========     ========   =======   ======
Office Furniture & Equipment
  Cost..............................................      29,869       23,094    15,444    6,027
  Accumulated depreciation..........................      (7,872)      (6,626)   (3,065)  (1,151)
                                                        --------     --------   -------   ------
                                                          21,997       16,468    12,379    4,876
                                                        ========     ========   =======   ======
 Total
  Cost..............................................     481,063      445,188   196,117   25,409
                                                        --------     --------   -------   ------
  Accumulated depreciation..........................    (179,412)    (138,425)  (34,219)  (4,023)
                                                        --------     --------   -------   ------
                                                         301,651      306,763   161,898   21,386
                                                        ========     ========   =======   ======

NOTE 10  CREDITORS

                                                                                30 JUNE
                                                                       -------------------------
                                                        30 SEPT 1999    1999      1998     1997
                                                             $            $        $        $
                                                        ------------   -------   ------   ------
CURRENT (UNSECURED)
Bank overdraft........................................         --           --       --    3,668
                                                          =======      =======   ======   ======
Trade creditors.......................................     96,520           --       --    6,648
Accruals..............................................      8,397           --       --       --
                                                          -------      -------   ------   ------
                                                          104,917           --       --    6,648
                                                          =======      =======   ======   ======
Unearned revenue......................................    104,737      165,892   84,981   32,116
                                                          =======      =======   ======   ======
Hire Purchase Liabilities.............................     17,690       23,682       --       --
          Less: Hire purchase payments................     (5,896)      (5,992)      --       --
                                                          -------      -------   ------   ------
                                                           11,794       17,690       --       --
          Less: Interest Payable......................       (623)        (933)      --       --
                                                          -------      -------   ------   ------
                                                           11,171       16,757       --       --
                                                          =======      =======   ======   ======

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

NOTE 11  BORROWINGS

                                                                                  30 JUNE
                                                                           ---------------------
                                                            30 SEPT 1999   1999    1998    1997
                                                                 $           $       $       $
                                                            ------------   -----   -----   -----
NON-CURRENT
Unsecured Loans...........................................        --          --   5,319   8,820
                                                               =====       =====   =====   =====

     Further information relating to loan from related parties is set out in
Note 14.

NOTE 12  PROVISIONS

                                                                                30 JUNE
                                                                        ------------------------
                                                         30 SEPT 1999    1999     1998     1997
                                                              $           $        $        $
                                                         ------------   ------   ------   ------
CURRENT
Employee entitlements..................................     48,124      46,011   28,609   14,750
Taxation...............................................     38,951      38,951    6,203    4,214
                                                            ------      ------   ------   ------
                                                            87,075      84,962   34,812   18,964
                                                            ======      ======   ======   ======

NOTE 13  REMUNERATION OF DIRECTORS

                                                                        FOR THE YEARS ENDED 30 JUNE
                                                      1 JULY 1999 TO   -----------------------------
                                                       30 SEPT 1999      1999       1998      1997
                                                            $             $          $          $
                                                      --------------   --------   --------   -------
Income paid or payable, or otherwise made available,
  to directors by the company and related parties in
  connection with the management of affairs of the
  company...........................................      50,000       143,250    112,250    61,094

     The number of directors whose total income from the company or related parties was within the specified bands are as follows:

                                                                    FOR THE YEARS ENDED 30 JUNE
                                                 1 JULY 1999 TO     ----------------------------
                                                  30 SEPT 1999       1999       1998       1997
                                                       $              $          $          $
                                                 --------------     ------     ------     ------
$     0-$ 9,999.............................     --                    --         --          1
$20,000-$29,999.............................     --                    --         --          2
$30,000-$39,999.............................     --                    --          3         --
$40,000-$49,000.............................     --                     3         --         --

NOTE 14  RELATED PARTIES

  Directors

     The names of persons who were directors of Brisbane Internet Technology Pty Ltd during the financial year are as follows:

DIRECTOR                                                    DATE APPOINTED   DATE RESIGNED
--------                                                    --------------   -------------
Brett Gavam Caird.........................................     01/05/96       Office held
Brent Evans Paddon........................................     14/10/96       Office held
Andrew Alexander Pollock..................................     05/08/96          30/09/99

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

  Remuneration Benefits

     Information on remuneration benefits of directors is disclosed in note 13.

  Loans from Directors and Director -- Related Entities

     Loans from directors of the company and their director -- related entities disclosed on note 11 comprise:

                                                                              30 JUNE
                                                                        --------------------
                                                         30 SEPT 1999   1999   1998    1997
                                                              $          $       $       $
                                                         ------------   ----   -----   -----
Balance on loan from -- Brent Paddon...................       --         --    1,937   4,937
Balance on loan from -- Driac Services Ltd.............       --         --       --      --
Balance on loan from -- Brett Caird....................       --         --    1,806   2,306
Balance on loan from -- David Ferguson.................       --         --    1,574   1,574

     All loans were interest free, except for the loan from Driac Services Ltd where interest was charged at 10%.

OTHER TRANSACTIONS WITH DIRECTORS AND DIRECTOR -- RELATED ENTITIES.

     Brisbane Internet Technology Superannuation Fund entered into an operational lease for equipment.

                                                                                    30 JUNE
                                                                             ----------------------
                                                              30 SEPT 1999    1999     1998    1997
                                                                   $           $        $       $
                                                              ------------   ------   ------   ----
Payable
  - not longer than one year................................       --        13,169       --    --
  - longer than 1 but not longer than 2 years...............       --         4,390   13,169    --
  - longer than 2 but not longer than 5 years...............       --            --   17,559    --

NOTE 15  CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                                                                  30 JUNE
                                                         1 JULY 1999 TO   -----------------------
                                                          30 SEPT 1999     1999    1998     1997
                                                               $            $        $       $
                                                         --------------   ------   -----   ------
Cash...................................................          --           --      --      385
Cash at Bank...........................................      96,000       28,151   7,444   (3,668)
                                                             ------       ------   -----   ------
                                                             96,000       28,151   7,444   (3,283)
                                                             ======       ======   =====   ======

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                    1 JULY 1999 TO   ----------------------------
                                                     30 SEPT 1999     1999      1998       1997
                                                          $             $         $         $
                                                    --------------   -------   -------   --------
Operating profit after income tax.................      28,639        42,571    81,448    (20,860)
Depreciation and amortisation.....................      40,988       104,209    30,193      3,611
Amounts credited to provisions against assets.....
Changes in operating assets and liabilities:
Increase/(decrease) in income tax payable.........      16,109        18,373    40,649    (10,544)
Decrease/(increase) in trade and other debtors....     (21,720)      (10,252)  (22,056)   (14,793)
Decrease/(increase) in other operating assets.....      (1,579)        5,328    (5,328)       260
Decrease/(increase) in inventory..................       1,000          (200)      (50)     4,250
Increase/(decrease) in trade and other
  creditors.......................................      44,073        79,977    46,220     38,764
Decrease/(increase) in formation costs............          --            --        --      2,084
Increase/(decrease) in provisions and employee
  entitlements....................................       2,110        17,401    13,859     14,751
                                                       -------       -------   -------   --------
Net cash inflow/(outflow) from operating
  activities......................................     109,620       257,407   184,935     17,523
                                                       =======       =======   =======   ========

NOTE 16  CAPITAL AND LEASING COMMITMENTS

                                                                                     30 JUNE
                                                            30 SEPTEMBER       --------------------
                                                                1999            1999    1998   1997
                                                                 $               $       $      $
                                                        --------------------   ------   ----   ----
Finance Leasing and Hire Purchase Commitments Payable
  - less than one year................................         11,794          17,690    --     --
Minimum lease payments................................         11,794          17,690    --     --
Less future finance charges...........................           (623)           (933)   --     --
                                                               ------          ------    --     --
          Total lease liability.......................         11,171          16,757    --     --
                                                               ======          ======    ==     ==

  Operating Lease Commitments

     Non-cancellable operating leases contracted for but not capitalised in the accounts.

                                                     30 SEPT 99   30 JUNE 99   30 JUNE 98   30 JUNE 97
                                                         $            $            $            $
                                                     ----------   ----------   ----------   ----------
Payable
  - not longer than one year.......................    63,287       63,287       39,282         --
  - longer than 1 but not longer than 2 years......    32,156       47,978       39,282         --
  - longer than 2 but not longer than 5 years......     1,647        5,644       23,973         --

NOTE 17  SHARE CAPITAL

                                                                        30 JUNE
                                                     ---------------------------------------------
                                                      1999     1998     1997    1999   1998   1997
                                                     SHARES   SHARES   SHARES    $      $      $
                                                     ------   ------   ------   ----   ----   ----
Paid up capital
  - ordinary shares -- fully paid..................    30       30       30      30     30     30

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

NOTE 18  NON-CURRENT ASSETS

                                                                                 30 JUNE
                                                       1 JULY 1999 TO    ------------------------
                                                        30 SEPT 1999      1999     1998     1997
                                                              $            $        $        $
                                                       ---------------   ------   ------   ------
Future income tax benefit............................      78,341        94,450   38,974   19,265

NOTE 19  NON-CURRENT LIABILITIES -- PROVISIONS

                                                                                 30 JUNE
                                                       1 JULY 1999 TO    ------------------------
                                                        30 SEPT 1999      1999      1998    1997
                                                              $             $        $        $
                                                       ---------------   -------   ------   -----
Deferred income tax..................................      103,978       103,979   62,877   4,507

NOTE 20  FINANCIAL INSTRUMENTS

  Credit Risk Exposures

     The credit risk on financial assets, which have been recognised on the balance sheet, other than investments in shares, is generally the carrying amount, net of any provisions for doubtful debt.

  Interest Rate Risk Exposure

     For interest rates applicable to each class of asset or liability refer to individual notes to the financial statements.

     Exposures arise predominately from assets and liabilities bearing variable interest rates as the company intends to hold fixed rate and liabilities to maturity.

  Net value of Financial Assets and Liabilities On-balance Sheet.

     The net fair value of cash and cash equivalents and non-interest bearing monetary financial assets and financial liabilities approximates their carrying amounts.

     The net fair value of other monetary financial assets and financial liabilities is based upon market prices where a market exists or by discounting the expected future cash flows by the current interest rates for assets and liabilities which similar risk profiles.

     Equity investments traded on organised markets have been valued by reference to market prices prevailing at balance date. For non-traded equity investments, the net fair value is an assessment by the director based on the underlying net assets, future maintainable earnings and any special circumstances pertaining to a particular investment.

  Off-Balance Sheet

     The company has been indemnified against any losses, which might be incurred in relation to traded shares in other corporations. The net fair value of the indemnity has been taken to be different between the carrying amount and the net fair value of the shares.

     The call option granting an unrelated party an option to acquire the company's interest in Brisbane Internet Technology Pty Ltd is out-of-the money and the net fair value is immaterial.

     The company has potential financial liabilities, which may arise from certain contingencies disclosed in notes. As explained in notes, no material losses are anticipated in respect of any of those contingencies and the net fair value disclosed below in the directors estimate of amounts which would be payable by the company as consideration for the assumption of those contingencies by another party.

                      BRISBANE INTERNET TECHNOLOGY PTY LTD

     The carrying amounts is the fair value of the financial; assets and liabilities at balance date:

                                                                                  30 JUNE
                                                                       ------------------------------
                                                        30 SEPT 1999     1999       1999       1999
                                                          CARRYING     CARRYING   CARRYING   CARRYING
                                                           AMOUNT       AMOUNT     AMOUNT     AMOUNT
                                                           $'000        $'000      $'000      $'000
                                                        ------------   --------   --------   --------
ON-BALANCE SHEET FINANCIAL INSTRUMENTS
FINANCIAL ASSETS
Cash..................................................     96,000       28,151      7,444        385
Trade Debtors.........................................     68,821       47,101     36,849     14,793
FINANCIAL LIABILITIES
Trade creditors.......................................    104,917           --         --      6,648
Borrowings............................................         --           --         --      3,688
Lease Liabilities.....................................     11,171       16,757         --         --

     Other than the classes of assets denoted as "traded", none of the classes of financial assets and liabilities are readily traded on organised markets in standardised form.

     Although certain financial assets are carried at an amount above net fair value, the directors have not caused those assets to be written down as it is intended to retain those assets to maturity.

     Net fair value is exclusive of costs, which would be incurred on realisation of an asset, and inclusive of costs, which would be incurred on settlement of a liability.

NOTE 21  EVENTS OCCURRING AFTER REPORTING DATE

     On 5 October 1999, Asia Online Australia Pty Limited (ACN 089 444 691) acquired 66% of the issued shares in Brisbane Internet Technology Pty Limited, an internet service provider for consideration of $1,972,549

NOTE 22  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30 June 1999 and 3 months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of Dove Australia Pty Limited:

     We have audited the accompanying balance sheet of Dove Australia Pty Limited as of 30 June 1997, 1998 and 1999 and 30 September 1999 and the related statement of income and of cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dove Australia Pty Limited as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September 1999 in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1997, 1998 and 1999 and 30 September 1999 and the results of its operations and its cash flows for the years ended 30 June 1997, 1998 and 1999 and for the three month period ended 30 September to the extent summarised in note 22 to the financial statements.

PRICEWATERHOUSECOOPERS
Sydney, Australia

5 May 2000

                           DOVE AUSTRALIA PTY LIMITED

                           PROFIT AND LOSS STATEMENTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                   1 JULY 1999 TO   --------------------------------
                                                    30 SEPT 1999      1999        1998        1997
                                           NOTES         $              $           $          $
                                           -----   --------------   ---------   ---------   --------
OPERATING REVENUE........................    2         463,247      1,581,630   1,223,830    860,100
                                                      ========      =========   =========   ========
Operating profit/(loss) before abnormal
  items and income tax...................    3          16,061        (28,086)   (176,541)  (130,060)
Abnormal items before income tax.........    4              --        (80,000)    (31,500)        --
                                                      --------      ---------   ---------   --------
Operating profit/(loss) before income
  tax....................................               16,061       (108,086)   (208,041)  (130,060)
Income tax benefit/(expense) attributable
  to operating profit....................    5              --             --          --         --
                                                      --------      ---------   ---------   --------
OPERATING PROFIT/(LOSS) AFTER INCOME
  TAX....................................               16,061       (108,086)   (208,041)  (130,060)
RETAINED PROFITS/(ACCUMULATED LOSSES) AT
  THE BEGINNING OF THE FINANCIAL YEAR....             (441,210)      (333,124)   (125,083)     4,977
                                                      --------      ---------   ---------   --------
RETAINED PROFITS/(ACCUMULATED LOSSES) AT
  THE END OF THE FINANCIAL YEAR..........             (425,149)      (441,210)   (333,124)  (125,083)
                                                      ========      =========   =========   ========

    The above profit and loss account should be read in conjunction with the accompanying notes.

                           DOVE AUSTRALIA PTY LIMITED

                                 BALANCE SHEETS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                               30 JUNE
                                                                    ------------------------------
                                                     30 SEPT 1999     1999       1998       1997
                                             NOTES        $            $          $          $
                                             -----   ------------   --------   --------   --------
CURRENT ASSETS
Cash.......................................    6         19,772          300        300        300
Receivables................................    7        165,746      164,398     53,562      9,639
Other......................................    8             --        2,700      2,000         --
                                                       --------     --------   --------   --------
          TOTAL CURRENT ASSETS.............             185,518      167,398     55,862      9,939
                                                       --------     --------   --------   --------
NON-CURRENT ASSETS
Property, plant and equipment..............    9        299,412      215,689    291,845    366,653
                                                       --------     --------   --------   --------
          TOTAL NON-CURRENT ASSETS.........             299,412      215,689    291,845    366,653
                                                       --------     --------   --------   --------
          TOTAL ASSETS.....................             484,930      383,087    347,707    376,592
                                                       --------     --------   --------   --------
CURRENT LIABILITIES
Creditors..................................   10        128,675       90,724    127,895     63,217
Borrowings.................................   11        202,034      212,377    251,429    251,606
Provisions.................................   12        443,330      416,255    231,122     87,750
                                                       --------     --------   --------   --------
          TOTAL CURRENT LIABILITIES........             774,039      719,356    610,446    402,573
                                                       --------     --------   --------   --------
NON-CURRENT LIABILITIES
Creditors..................................   10             --       28,899         --         --
Borrowings.................................   11        122,120       63,530     53,737     88,796
Provisions.................................   12         13,914       12,506     16,642     10,300
                                                       --------     --------   --------   --------
          TOTAL NON-CURRENT LIABILITIES....             136,034      104,935     70,379     99,096
                                                       --------     --------   --------   --------
          TOTAL LIABILITIES................             910,073      824,291    680,825    501,669
                                                       --------     --------   --------   --------
          NET ASSETS.......................            (425,143)    (441,204)  (333,118)  (125,077)
                                                       ========     ========   ========   ========
SHAREHOLDERS' EQUITY
Share capital..............................   13              6            6          6          6
Retained profits...........................            (425,149)    (441,210)  (333,124)  (125,083)
                                                       --------     --------   --------   --------
          TOTAL SHAREHOLDERS' EQUITY.......            (425,143)    (441,204)  (333,118)  (125,077)
                                                       ========     ========   ========   ========

  The above balance sheet should be read in conjunction with the accompanying notes.

                           DOVE AUSTRALIA PTY LIMITED

                            STATEMENTS OF CASH FLOWS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

                                                                      FOR THE YEARS ENDED 30 JUNE
                                                 1 JULY 1999 TO   ------------------------------------
                                                  30 SEPT 1999       1999         1998         1997
                                                       $              $            $            $
                                                    INFLOWS/       INFLOWS/     INFLOWS/     INFLOWS/
                                         NOTES     (OUTFLOWS)     (OUTFLOWS)   (OUTFLOWS)   (OUTFLOWS)
                                         -----   --------------   ----------   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers................              451,777       1,842,285    1,381,950     920,779
Payments to suppliers and employees....             (357,671)     (1,679,571)  (1,242,110)   (797,299)
Borrowing costs........................               (4,624)        (26,624)     (24,603)     (5,109)
                                                    --------      ----------   ----------    --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM OPERATING
            ACTIVITIES.................   19          89,482         136,090      115,237     118,371
                                                    --------      ----------   ----------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and
  equipment............................              (17,997)        (28,411)      (8,357)   (107,530)
Proceeds from sale of property, plant
  and equipment........................                   --           2,940        5,383          --
                                                    --------      ----------   ----------    --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM INVESTING
            ACTIVITIES.................              (17,997)        (25,471)      (2,974)   (107,530)
                                                    --------      ----------   ----------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings...............                   --          30,000           --          --
Repayment of borrowings................               (3,015)        (12,500)     (12,834)     (4,162)
Repayment of lease liabilities.........              (29,394)       (114,308)     (98,592)    (24,184)
                                                    --------      ----------   ----------    --------
          NET CASH INFLOWS/(OUTFLOWS)
            FROM FINANCING
            ACTIVITIES.................              (32,409)        (96,808)    (111,426)    (28,346)
                                                    --------      ----------   ----------    --------
NET INCREASE/(DECREASE) IN CASH HELD...               39,076          13,811          837     (17,505)
Cash at the beginning of the financial
  year.................................              (19,304)        (33,115)     (33,952)    (16,447)
                                                    --------      ----------   ----------    --------
          Cash at the end of the
            financial year.............   19          19,772         (19,304)     (33,115)    (33,952)
                                                    ========      ==========   ==========    ========

   The above statements of cash flows should be read in conjunction with the accompanying notes.

                           DOVE AUSTRALIA PTY LIMITED

                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                     ALL AMOUNTS ARE IN AUSTRALIAN DOLLARS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards, other mandatory professional and reporting requirements (Urgent Issues Group Consensus Views).

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Income Tax

     Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit after allowing for permanent differences. The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of realisation. Income tax on cumulative timing differences is set aside to the deferred income tax or the future income tax benefit accounts at the rates which are expected to apply when those timing differences reverse.

  (b) Receivables and Revenue Recognition

     Amounts disclosed as revenue are net of returns, trade allowances and duties and taxes paid. Revenue is recognised for the major business activities as follows:

     (i) Internet subscriptions

     Revenues derived from subscriptions are recognised in the period in which the services are provided. The company records deferred revenue for any amounts received in advance of the completion of the subscription period.

     (ii) Web design

     Revenue is recognised using the completed contract method.

     (iii) Hardware

     Revenue is recognised upon delivery and when all other obligations due under the contract have been completed.

     (iv) Trade Debtors

     Trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 180 days over due.

  (c) Recoverable Amount of Non-Current Assets

     The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

     Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revalued to its recoverable amount. Where net cash inflows are derived from a group of assets working

                           DOVE AUSTRALIA PTY LIMITED
together, recoverable amount is determined on the basis of the relevant group of assets. To the extent that a revaluation decrement reverses a revaluation increment previously credited to, and still included in the balance of, the asset revaluation reserve, the decrement is debited directly to that reserve. Otherwise the decrement is recognised as an expense in the profit and loss account. The expected net cash flows included in determining recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate.

  (d) Depreciation of Property, Plant and Equipment

     Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the company. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

Furniture and fixtures......................................   5 years
Computer equipment..........................................   3 years
Office equipment............................................   3 years
All others..................................................   3 years

     Assets costing less than $1,000 are charged as uncapitalised fixed asset expenditure as incurred.

  (e) Leasehold Improvements

     The cost of improvements to or on leasehold properties is amortised over the unexpired period of the lease or the estimated useful life of the improvement to the company, whichever is the shorter.

  (f) Leased non-current assets

     A distinction is made between finance leases which effectively transfer from the lessor to the lessee substantially all the risks and benefits incident to ownership of leased non-current assets, and operating leases under which the lessor effectively retains substantially all such risks and benefits.

     Finance leases are capitalised. A lease asset and liability are established at the present value of minimum lease payments. Lease payments are allocated between the principal component of the lease liability and the interest expense.

     The lease asset is amortised on a straight line basis over the term of the lease, or where it is likely that the consolidated entity will obtain ownership of the asset, the life of the asset.

     Other operating lease payments are charged to the profit and loss statement in the periods in which they are incurred, as this represents the pattern of benefits derived from the leased assets.

  (g) Trade and Other Creditors

     These amounts represent liabilities for goods and services provided to the company prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition.

  (h) Borrowings

     Loans are carried at their principal amounts which represent the present value of future cash flows associated with servicing the debt. Interest is accrued over the period it becomes due and is recorded as part of other creditors.

                           DOVE AUSTRALIA PTY LIMITED

  (i) Maintenance and Repairs

     Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (j) Employee Entitlements

     (i) Wages and Salaries, Annual Leave

     Liabilities for wages and salaries, and annual leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

     (ii) Long Service Leave

     A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

     (iii) Superannuation

     Contributions are made by the economic entity to employee superannuation funds and are charged as expenses when incurred.

  (k) Cash

     For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

  (l) Going concern

     Notwithstanding the deficiency of net assets, the financial report has been prepared on a going concern basis as the directors have received a commitment of continued financial support and the directors believe that such financial support will continue to be made available. This commitment of continued financial support has been obtained from the Parent entity Asia Online, Ltd. in Hong Kong.

NOTE 2  OPERATING REVENUE

                                                                    FOR THE YEARS ENDED 30 JUNE
                                              1 JULY 1999 TO     ---------------------------------
                                               30 SEPT 1999        1999          1998       1997
                                                    $                $             $          $
                                              --------------     ---------     ---------   -------
Internet Subscriptions......................      433,689        1,478,039     1,102,143   838,847
Sale of hardware............................       12,003           38,040        50,197    21,253
Web design & web hosting....................       15,960           32,655        32,810        --
Management fees.............................           --           15,000        30,000        --
Insurance recoveries........................           --            3,310            --        --
Profit on sale of assets....................           --            2,940            --        --
Other income................................        1,595           11,646         8,680        --
                                                 --------        ---------     ---------   -------
                                                  463,247        1,581,630     1,223,830   860,100
                                                 ========        =========     =========   =======

                           DOVE AUSTRALIA PTY LIMITED

NOTE 3  OPERATING PROFIT

                                                                    FOR THE YEARS ENDED 30 JUNE
                                              1 JULY 1999 TO     ---------------------------------
                                               30 SEPT 1999        1999          1998       1997
                                                    $                $             $          $
                                              --------------     ---------     ---------   -------
(a) Operating profit before abnormal items
     and income tax has been determined
       after:
CHARGING AS EXPENSE
Depreciation................................       34,534          185,927       154,481    98,955
Superannuation..............................        6,990           26,233        21,280    24,141
Rent........................................       14,659           54,050        50,601    30,994
Bad and doubtful debts:
  Bad debts written off.....................        4,359            5,815         1,131       735
  Movement in provisions for doubtful
     debts..................................        9,185            4,800         4,200        --
                                                 --------        ---------     ---------   -------
                                                   13,544           10,615         5,331       735
                                                 --------        ---------     ---------   -------
Movement in employee provisions
  Employee entitlements.....................        2,211            3,467           479    29,997
Other Expenses..............................      375,248        1,329,424     1,168,199   805,338
                                                 --------        ---------     ---------   -------
                                                  447,186        1,609,716     1,400,371   990,160
                                                 ========        =========     =========   =======

  (b) Auditors' remuneration

     Audit fees for all the years/period covered by these financial statements have been paid by Asia Online, Limited in Hong Kong and have not been recharged to the company.

NOTE 4  ABNORMAL ITEMS

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                 1 JULY 1999 TO     ------------------------------
                                                  30 SEPT 1999        1999        1998      1997
                                                       $               $            $         $
                                                 --------------     --------     -------   -------
Settlement claim for staff dismissal...........                           --      31,500
Settlement claim for contract failure..........           --          80,000          --        --
                                                    --------        --------     -------   -------
                                                                      80,000      31,500        --
Income tax benefit applicable..................           --         (28,800)    (11,340)
                                                    --------        --------     -------   -------
                                                          --          51,200      20,160        --
                                                    --------        --------     -------   -------
          Total abnormal items after income
            tax................................           --          51,200      20,160        --
                                                    --------        --------     -------   -------
          Total abnormal items before income
            tax................................           --          80,000      31,500        --
                                                    ========        ========     =======   =======

     Potential future income tax benefits attributable to abnormal items have not been brought to account because the directors do not believe it is appropriate to regard realisation of future income tax benefits as virtually certain.

                           DOVE AUSTRALIA PTY LIMITED

NOTE 5  INCOME TAX

                                                                     FOR THE YEARS ENDED 30 JUNE
                                                 1 JULY 1999 TO     -----------------------------
                                                  30 SEPT 1999       1999        1998      1997
                                                       $               $           $         $
                                                 --------------     -------     -------   -------
The amount of income tax attributable to the
  financial year differs from the amount prima
  facie payable on the operating loss. The
  differences are reconciled as follows:
PRIMA FACIE INCOME TAX ON OPERATING
  PROFIT/(LOSS)................................        5,782        (10,111)    (63,555)  (46,822)
Add tax effect of:
  Increase in employee entitlements............          796          1,248         172     9,719
  Increase in doubtful debts provision.........        1,908          1,728       1,512        --
  Decrease in prepayments......................          972             --          --        --
  Depreciation for accounting purposes.........       12,432         66,934      55,613    35,624
                                                    --------        -------     -------   -------
                                                      21,890         59,799      (6,258)   (1,479)
Less tax effect of:
  Increase in prepayments......................           --           (252)       (720)
  Depreciation for taxation purposes...........      (12,432)       (46,704)    (50,703)  (35,624)
                                                    --------        -------     -------   -------
                                                       9,458         12,843     (57,681)  (37,103)
Abnormal items
  Settlement claims............................           --        (28,800)    (11,340)       --
Reversal of FITB balance not previously brought
  account......................................       (9,458)            --          --        --
                                                    --------        -------     -------   -------
                                                          --        (15,957)    (69,021)  (37,103)
Income tax benefit not brought to account......           --         15,957      69,021    37,103
                                                    --------        -------     -------   -------
INCOME TAX EXPENSE/(BENEFIT) ATTRIBUTABLE TO
  OPERATING PROFIT.............................           --             --          --        --
                                                    ========        =======     =======   =======

     Potential future income tax benefits attributable to tax losses carried forward have not been brought to account because the directors do not believe it is appropriate to regard realisation of future income tax benefits as virtually certain.

     Potential future income tax benefits attributable to timing differences have not been brought to account as the directors do not believe it is appropriate to regard realisation of future income tax benefits as assured beyond reasonable doubt.

     The benefits will only be obtained if:

          (i) the Company derives future assessable income of a nature and amount sufficient to enable the benefit from the deductions for the loss to be realised;

          (ii) the Company continues to comply with the conditions for deductibility imposed by the law; and

          (iii) no changes in the tax legislation adversely affects the Company in realising the benefits from the deductions for the loss.

                           DOVE AUSTRALIA PTY LIMITED

NOTE 6  CASH

                                                                                   30 JUNE
                                                                             --------------------
                                                            30 SEPT 1999     1999     1998   1997
                                                                 $            $        $      $
                                                            ------------     ----     ----   ----
CURRENT
Cash at bank..............................................     19,472         --       --     --
Till float................................................        200        200      200    200
Petty cash float..........................................        100        100      100    100
                                                              -------        ---      ---    ---
                                                               19,772        300      300    300
                                                              =======        ===      ===    ===

NOTE 7  RECEIVABLES

                                                                               30 JUNE
                                                                      --------------------------
                                                     30 SEPT 1999      1999        1998    1997
                                                          $              $          $        $
                                                     ------------     -------     ------   -----
CURRENT
Trade debtors......................................     157,509       149,675     31,177   9,639
Less: Provision for Doubtful Debts.................     (14,300)       (9,000)    (4,200)     --
Other receivables..................................      22,537        23,723     26,585      --
                                                      ---------       -------     ------   -----
                                                        165,746       164,398     53,562   9,639
                                                      =========       =======     ======   =====

NOTE 8  OTHER ASSETS

                                                                             30 JUNE
                                                                ---------------------------------
                                               30 SEPT 1999       1999          1998       1997
                                                    $               $             $          $
                                               ------------     ---------     ---------   -------
CURRENT
Prepaid expenses.............................          --           2,700         2,000        --
                                                 ========       =========     =========   =======

                           DOVE AUSTRALIA PTY LIMITED

NOTE 9  PROPERTY, PLANT AND EQUIPMENT

                                                                           30 JUNE
                                                  30 SEPT      -------------------------------
                                                   1999          1999         1998      1997
                                                     $            $            $          $
                                                 ---------     --------     --------   -------
Furniture and fittings
  Cost.........................................     27,140       21,111       16,908     7,337
  Accumulated depreciation.....................    (15,507)     (13,264)      (7,818)   (1,559)
                                                 ---------     --------     --------   -------
                                                    11,633        7,847        9,090     5,778
                                                 =========     ========     ========   =======
Computer equipment
  Cost.........................................    320,224      292,610      258,978   268,340
  Accumulated depreciation.....................   (182,962)    (183,843)    (119,746)  (57,030)
                                                 ---------     --------     --------   -------
                                                   137,262      108,767      139,232   211,310
                                                 ---------     --------     --------   -------
  Under finance lease..........................    351,147      266,535      266,958   189,931
  Accumulated amortisation.....................   (200,630)    (167,460)    (123,435)  (40,366)
                                                 ---------     --------     --------   -------
                                                   150,517       99,075      143,523   149,565
                                                 ---------     --------     --------   -------
Total computer equipment.......................    287,779      207,842      282,755   360,875
                                                 =========     ========     ========   =======
Total
  Cost.........................................    698,511      580,256      542,844   465,608
  Accumulated depreciation and amortisation....   (399,099)    (364,567)    (250,999)  (98,955)
                                                 ---------     --------     --------   -------
                                                   299,412      215,689      291,845   366,653
                                                 =========     ========     ========   =======

NOTE 10  CREDITORS

                                                                              30 JUNE
                                                       30 SEPT      ---------------------------
                                                         1999        1999       1998      1997
                                                          $           $           $        $
                                                       --------     ------     -------   ------
CURRENT (UNSECURED)
Trade creditors......................................   79,797      64,076      96,395   56,567
Other creditors......................................       --          --      31,500    6,650
FTAC liability.......................................   48,878      26,648          --       --
Accruals.............................................       --          --          --       --
                                                       -------      ------     -------   ------
                                                       128,675      90,724     127,895   63,217
                                                       =======      ======     =======   ======
NON-CURRENT (UNSECURED)
FTAC liability.......................................       --      28,899          --       --
                                                       =======      ======     =======   ======

                           DOVE AUSTRALIA PTY LIMITED

NOTE 11  BORROWINGS

                                                                             30 JUNE
                                                                ---------------------------------
                                               30 SEPT 1999       1999          1998       1997
                                                    $               $             $          $
                                               ------------     ---------     ---------   -------
CURRENT
Bank Overdraft -- secured....................         --           19,604        33,415    34,252
Lease liabilities -- secured.................     76,167           66,906        88,817    72,782
Loan from Bank -- secured....................      3,015            3,015            --        --
Loan from Director-related entity
   -- unsecured..............................    122,852          122,852       129,197   144,572
                                                 -------        ---------     ---------   -------
                                                 202,034          212,377       251,429   251,606
                                                 -------        ---------     ---------   -------
NON-CURRENT
Lease liabilities -- secured.................    104,030           42,425        53,737    88,796
Loans from NAB -- secured....................     18,090           21,105            --        --
                                                 -------        ---------     ---------   -------
                                                 122,120           63,530        53,737    88,796
                                                 =======        =========     =========   =======

NOTE 12  PROVISIONS

                                                                              30 JUNE
                                                                    ----------------------------
                                                   30 SEPT 1999      1999        1998      1997
                                                        $              $           $        $
                                                   ------------     -------     -------   ------
CURRENT
Employee entitlements............................     32,698         30,509      21,748   16,697
Unearned income (internet time)..................    410,632        385,746     209,374   71,053
                                                     -------        -------     -------   ------
                                                     443,330        416,255     231,122   87,750
                                                     -------        -------     -------   ------
NON-CURRENT
Employee entitlements............................     13,914         12,506      16,642   10,300
                                                     =======        =======     =======   ======

NOTE 13  SHARE CAPITAL

                                                                                   30 JUNE
                                                                             --------------------
                                                            30 SEPT 1999     1999     1998   1997
                                                                 $            $        $      $
                                                            ------------     ----     ----   ----
PAID UP CAPITAL
6 fully paid ordinary shares..............................        6            6        6      6
                                                                 ==           ==       ==     ==

NOTE 14  FINANCIAL INSTRUMENTS

  (a) Credit risk exposures

     The credit risk on financial assets of the economic entity which have been recognised on the balance sheet is generally the carrying amount, net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to and forming part of the financial statements.

                           DOVE AUSTRALIA PTY LIMITED

  (b) Interest rate risks

     The economic entity's exposure to interest rate risk and the effective weighted average interest rate for each class of financial assets and financial liabilities is set out below.

                                                           FIXED INTEREST RATE MATURITIES
                                                    ---------------------------------------------
                                         FLOATING                                          NON
                                         INTEREST   1 YEAR OR                  OVER 5    INTEREST
                                           RATE       LESS      1 TO 5 YEARS    YEARS    BEARING     TOTAL
                                 NOTES      $           $            $            $         $          $
                                 -----   --------   ---------   ------------   -------   --------   --------
30 SEPTEMBER 1999

(a) FINANCIAL ASSETS
Cash...........................    6           --         --            --          --    19,772      19,772
Receivables....................    7           --         --            --          --   165,746     165,746
                                         --------    -------      --------     -------   -------    --------
                                               --         --            --          --   185,518     185,518
                                         --------    -------      --------     -------   -------    --------
Weighted average interest
  rate.........................                --         --            --          --        --

(b) FINANCIAL LIABILITIES
Bank overdraft & loans.........   11       21,105         --            --          --        --      21,105
Trade & other creditors........   10           --         --            --          --   128,675     128,675
Loan from related party........   11           --         --            --          --   122,852     122,852
Lease liabilities..............   11           --     76,167       104,030          --        --     180,197
                                         --------    -------      --------     -------   -------    --------
                                           21,105     76,167       104,030          --   251,527     452,829
                                         --------    -------      --------     -------   -------    --------
Weighted average interest
  rate.........................            10.75%       8.50%         8.50%         --        --          --
          Net financial assets
            (liabilities)......           (21,105)   (76,167)     (104,030)         --   (66,009)   (267,311)

                                                           FIXED INTEREST RATE MATURITIES
                                                    ---------------------------------------------
                                         FLOATING                                          NON
                                         INTEREST   1 YEAR OR                  OVER 5    INTEREST
                                           RATE       LESS      1 TO 5 YEARS    YEARS    BEARING     TOTAL
                                 NOTES      $           $            $            $         $          $
                                 -----   --------   ---------   ------------   -------   --------   --------
30 JUNE 1999

(a) FINANCIAL ASSETS
Cash...........................    6           --         --            --          --       300         300
Receivables....................    7           --         --            --          --   164,398     164,398
                                         --------    -------      --------     -------   -------    --------
                                               --         --            --          --   164,698     164,698
                                         ========    =======      ========     =======   =======    ========
Weighted average interest
  rate.........................                --         --            --          --        --          --
(b) FINANCIAL LIABILITIES
Bank overdraft & loans.........   11       43,724         --            --          --        --      43,724
Trade & other creditors........   10           --         --            --          --   119,623     119,623
Loan from related party........   11      122,852         --            --          --        --     122,852
Lease liabilities..............   11           --     66,906        42,425          --        --     109,331
                                         --------    -------      --------     -------   -------    --------
                                          166,576     66,906        42,425          --   119,623     395,530
                                         ========    =======      ========     =======   =======    ========
Weighted average interest
  rate.........................            10.53%       9.07%         9.07%         --        --
                                         --------    -------      --------     -------   -------    --------
          Net financial assets
            (liabilities)......          (166,576)   (66,906)      (42,425)         --    45,075    (230,832)
                                         ========    =======      ========     =======   =======    ========

                           DOVE AUSTRALIA PTY LIMITED

                                                            FIXED INTEREST RATE MATURITIES
                                                     --------------------------------------------
                                          FLOATING                                         NON
                                          INTEREST   1 YEAR OR                  OVER 5   INTEREST
                                            RATE       LESS      1 TO 5 YEARS   YEARS    BEARING     TOTAL
                                  NOTES      $           $            $           $         $          $
                                  -----   --------   ---------   ------------   ------   --------   --------
30 JUNE 1998
(a) FINANCIAL ASSETS
Cash............................    6           --         --            --         --       300         300
Receivables.....................    7           --         --            --         --    53,562      53,562
                                          --------    -------      --------     ------   -------    --------
                                                --         --            --         --    53,862      53,862
                                          ========    =======      ========     ======   =======    ========
Weighted average interest
  rate..........................                --         --            --         --        --          --

(b) FINANCIAL LIABILITIES
Bank overdraft & loans..........   11       33,415         --            --         --        --      33,415
Trade & other creditors.........   10           --         --            --         --   127,895     127,895
Loan from related party.........   11      129,197         --            --         --        --     129,197
Lease liabilities...............   11           --     88,817        53,737         --        --     142,554
                                          --------    -------      --------     ------   -------    --------
                                           162,611     88,817        53,737         --   127,895     433,061
                                          ========    =======      ========     ======   =======    ========
Weighted average interest
  rate..........................            10.50%       9.80%         9.80%        --        --          --
                                          --------    -------      --------     ------   -------    --------
          Net financial assets
            (liabilities).......          (162,611)   (88,817)      (53,737)        --   (74,033)   (379,199)
                                          ========    =======      ========     ======   =======    ========

                                                           FIXED INTEREST RATE MATURITIES
                                                    --------------------------------------------
                                         FLOATING                                         NON
                                         INTEREST   1 YEAR OR                  OVER 5   INTEREST
                                           RATE       LESS      1 TO 5 YEARS   YEARS    BEARING     TOTAL
                                 NOTES      $           $            $           $         $          $
                                 -----   --------   ---------   ------------   ------   --------   --------
30 JUNE 1997
(a) FINANCIAL ASSETS
Cash...........................    6           --         --            --         --        300        300
Receivables....................    7           --         --            --         --      9,639      9,639
                                         --------    -------      --------     ------   --------   --------
                                               --         --            --         --      9,939      9,939
                                         ========    =======      ========     ======   ========   ========
Weighted average interest
  rate.........................                           --            --         --         --         --

(b) FINANCIAL LIABILITIES
Bank overdraft & loans.........   11       34,252         --            --         --         --     34,252
Trade & other creditors........   10           --         --            --         --     63,217     63,217
Loan from related party........   11           --         --            --         --    144,572    144,572
Lease liabilities..............   11           --     72,782        88,796         --         --    161,578
                                         --------    -------      --------     ------   --------   --------
                                           34,252     72,782        88,796         --    207,789    403,619
                                         ========    =======      ========     ======   ========   ========
Weighted average interest
  rate.........................            13.75%       9.44%         9.44%        --         --         --
                                         --------    -------      --------     ------   --------   --------
          Net financial assets
            (liabilities)......           (34,252)   (72,782)      (88,796)        --   (197,850)  (393,680)
                                         ========    =======      ========     ======   ========   ========

                           DOVE AUSTRALIA PTY LIMITED

  Reconciliation of Net Financial Assets to Net Assets

                                                                               30 JUNE
                                                                    ------------------------------
                                                    30 SEPT 1999      1999       1998       1997
                                           NOTES         $             $          $          $
                                           -----   --------------   --------   --------   --------
Net financial assets as above............             (267,311)     (230,832)  (379,199)  (393,680)
Non-financial assets and liabilities
  Property, plant and equipment..........    9         299,412       215,689    291,845    366,653
  Other assets...........................    8              --         2,700      2,000         --
  Provisions.............................   12        (457,244)     (428,761)  (247,764)   (98,050)
                                                      --------      --------   --------   --------
Net assets per balance sheet.............             (425,143)     (441,204)  (333,118)  (125,077)
                                                      ========      ========   ========   ========

  (c) Net fair value of financial assets and liabilities

     The net fair value of financial assets and liabilities of the economic entity approximates their carrying value.

NOTE 15  RELATED PARTIES

  (a) Directors

     The names of persons who were directors of Dove Australia Pty Limited during the financial year are as follows:

DIRECTOR                                            DATE APPOINTED     DATE RESIGNED
--------                                            ---------------   ---------------
Donald Bruce Crago................................  10 April 1983     05 October 1999
Margaret Airdrie Crago............................  10 April 1983     08 May 1998
Michael John McMahon..............................  17 April 1996     05 October 1999
Jennifer McMahon..................................  17 April 1996     08 May 1998
Sean Robert William Harris........................  05 October 1999   continuing
Kevin Randolph....................................  05 October 1999   continuing
Edward Roberto....................................  05 October 1999   continuing

     Information on remuneration of directors is disclosed in note 16.

  (b) Loans to Director-related entity

     Microtronics Pty Limited is a Director-related entity. Loans due to Microtronics Pty Limited are disclosed in note 11.

  (c) Other transactions with Directors and Director related entities

     The company provides accounting and management services to Microtronics Pty Limited. In addition, interest is charged to the company by Microtronics Pty Limited on the outstanding amount of the loan.

     Aggregate amounts of each of the above types of transactions:

                                                                    FOR THE YEARS ENDED 30 JUNE
                                                                    ----------------------------
                                                    30 SEPT 1999      1999       1998      1997
                                                         $             $          $         $
                                                   --------------   --------   --------   ------
Management fees..................................              --    15,000     30,000      --
Interest.........................................              --     8,656     10,915      --
Payments made to directors' spouses..............          13,440    54,374         --      --

                           DOVE AUSTRALIA PTY LIMITED

     In addition, on 1 July 1996, Microtronics Pty Limited sold plant and equipment to Dove Australia Pty Limited at its net book value. No gain of loss was made on the sale of equipment.

NOTE 16  REMUNERATION OF DIRECTORS

                                                                        FOR THE YEARS ENDED 30 JUNE
                                                       1 JULY 1999 TO   ----------------------------
                                                        30 SEPT 1999     1999       1998      1997
                                                             $             $         $          $
                                                       --------------   -------   --------   -------
Income paid or payable, or otherwise made available,
  to directors in connection with the management of
  affairs of entity..................................      14,560       58,615    111,973    85,534
                                                           ======       ======    =======    ======

     The numbers of directors whose total income from the entity or related parties was within the specified bands are as follows:

$     0-$ 9,999.............................................    2    --    --    --
 10,000- 19,999.............................................   --    --    --     2
 20,000- 29,999.............................................   --     2     4     2

NOTE 17  COMMITMENTS FOR EXPENDITURE

                                                                                30 JUNE
                                                                      ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
Commitments in relation to leases contracted for at
  the reporting date but not recognised as
  liabilities, payable:
  Not later than one year..........................      44,041        42,306    44,701    18,753
  Later than one year but not later than 2 years...      24,037        28,237    37,198    39,517
  Later than 2 years but not later than 5 years....       3,627         1,141    23,592    56,097
                                                        -------       -------   -------   -------
                                                         71,705        71,684   105,491   114,367
                                                        =======       =======   =======   =======
Representing:
  Non-cancellable operating leases.................      45,000        52,500    82,500    90,000
  Future finance charges on finance leases.........      26,705        19,184    22,991    24,367
                                                        -------       -------   -------   -------
                                                         71,705        71,684   105,491   114,367
                                                        =======       =======   =======   =======
OPERATING LEASES
Commitments for minimum lease payments in relation
  to non-cancellable operating leases are payable
  as follows:
  Not later than one year..........................      30,000        30,000    30,000     7,500
  Later than one year but not later than 5 years...      15,000        22,500    52,500    82,500
                                                        -------       -------   -------   -------
  Commitments not recognised in the financial
     statements....................................      45,000        52,500    82,500    90,000
                                                        =======       =======   =======   =======

                           DOVE AUSTRALIA PTY LIMITED

                                                                                30 JUNE
                                                                      ---------------------------
                                                      30 SEPT 1999     1999      1998      1997
                                                           $             $         $         $
                                                     --------------   -------   -------   -------
FINANCE LEASES
Commitments in relation to finance leases are
  payable as follows:
  Not later than one year..........................     108,787        82,420   105,853    85,872
  Later than one year but not later than 5 years...      98,115        46,095    59,692   100,073
  Minimum lease payments...........................     206,902       128,515   165,545   185,945
  Less: Future finance charges.....................      26,705        19,184    22,991    24,367
                                                        -------       -------   -------   -------
          Total lease liabilities..................     180,197       109,331   142,554   161,578
                                                        =======       =======   =======   =======
Representing lease liabilities:
  Current (note 11)................................      76,167        66,906    88,817    72,782
  Non-current (note 11)............................     104,030        42,425    53,737    88,796
                                                        -------       -------   -------   -------
                                                        180,197       109,331   142,554   161,578
                                                        =======       =======   =======   =======
The weighted average interest rate implicit in the
  leases is:.......................................       8.50%         9.07%     9.80%     9.44%

NOTE 18  EVENT OCCURRING AFTER REPORTING DATE

     On 05 October 1999, Asia Online -- Australia Pty Ltd (ACN 089 444 691) acquired all of the issued shares in Dove Australia Pty Limited, an internet service provider for consideration of $2,875,000.

NOTE 19  CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                                                        30 JUNE
                                                              ---------------------------
                                              30 SEPT 1999     1999      1998      1997
                                                   $             $         $         $
                                             --------------   -------   -------   -------
Cash.......................................         300           300       300       300
Bank at bank/(overdraft)...................      19,472       (19,604)  (33,415)  (34,252)
                                                 ------       -------   -------   -------
                                                 19,772       (19,304)  (33,115)  (33,952)
                                                 ======       =======   =======   =======

                           DOVE AUSTRALIA PTY LIMITED

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                            FOR THE YEARS ENDED 30 JUNE
                                          1 JULY 1999 TO   ------------------------------
                                           30 SEPT 1999      1999       1998       1997
                                                $             $          $          $
                                          --------------   --------   --------   --------
Operating profit/(loss) after income
  tax...................................      16,061       (108,086)  (208,041)  (130,060)
Depreciation and amortisation...........      34,534        185,927    154,481     98,955
Net (profit)/loss on sale of non current
  assets................................          --         (2,940)       328         --
Decrease/(increase) in trade and other
  debtors...............................       1,352       (110,836)   (43,923)   (11,791)
Decrease/(increase) in other assets.....          --           (700)    (2,000)        --
Increase/(decrease) in trade and other
  creditors.............................      15,721        (63,819)    64,678     63,217
Increase/(decrease) in other operating
  liabilities...........................      (6,669)        55,547
Increase/(decrease) in provisions.......      28,483        180,997    149,714     98,050
                                              ------       --------   --------   --------
Net cash inflow/(outflow) from operating
  activities............................      89,482        136,090    115,237    118,371
                                              ======       ========   ========   ========

NOTE 20  NON-CASH FINANCING AND INVESTING ACTIVITIES

                                                                        FOR THE YEARS ENDED 30 JUNE
                                                       1 JULY 1999 TO   ----------------------------
                                                        30 SEPT 1999     1999      1998       1997
                                                             $             $         $         $
                                                       --------------   -------   -------   --------
Acquisition of plant and equipment by means of
  finance leases.....................................     100,260       81,360    77,027    189,931
Acquisition of plant and equipment by means of
  related party loan.................................          --           --        --    168,153

NOTE 21  SEGMENT INFORMATION

     The company sells internet access and operates solely within Australia.

NOTE 22  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 30 June 1999 and 3 months ended 30 September 1999 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP.

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of The Internet Company of New Zealand Limited (renamed Asia Online New Zealand Limited)

     We have audited the accompanying statement of financial position for The Internet Company of New Zealand Limited ("the Company") as of 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999 and the related statement of financial performance and movements in equity for each of the periods ended 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999, all expressed in New Zealand dollars which have been prepared in accordance with accounting principles generally accepted in New Zealand. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements, based on our audit.

     Our audit was conducted in accordance with auditing standards generally accepted in New Zealand, which are substantially similar in all material respects, to those generally accepted in the United States of America. Those Standards require that the audit is planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall accounts presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects, the financial position of Asia Online New Zealand Limited at 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999, and the results of its operations for each of the periods ended 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999, and have been properly prepared in accordance with accounting principles generally accepted in New Zealand.

     Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of the net result, expressed in New Zealand dollars, for each of the two years in the period ended 31 March 1999 and for six months period ended 30 September 1999 and for the three months ended 31 December 1999 and the determination of the financial position and shareholders' equity at 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999, also expressed in New Zealand dollars to the extent summarised in note 12 to the financial statements.

PRICEWATERHOUSECOOPERS
Auckland, New Zealand

25 July, 2000

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

                       STATEMENT OF FINANCIAL PERFORMANCE

                                                 3 MONTHS TO   6 MONTHS TO    YEAR TO     YEAR TO
                                                  31-DEC-99     30-SEP-99    31-MAR-99   31-MAR-98
                                                 -----------   -----------   ---------   ---------
Revenues.......................................   1,499,932     2,929,203    4,978,145   2,958,537
Operating costs and expenses:
  Operations...................................     769,543     1,188,258    2,156,275   1,222,848
  Selling, general and administrative..........   1,054,306     1,927,199    2,265,007   1,935,725
  Depreciation.................................     133,749       125,107      295,996     282,957
  Exchange losses..............................          --            --           --          --
  Amortization of goodwill.....................          --       132,954           --          --
                                                  ---------     ---------    ---------   ---------
Operating (loss)/profit........................    (457,666)     (444,315)     260,867    (482,993)
Interest income, net...........................       2,065            96           53       1,328
Income tax.....................................          --            --        4,925          --
                                                  ---------     ---------    ---------   ---------
          Net (loss)/profit after income tax...    (455,601)     (444,219)     265,845    (481,665)
                                                  =========     =========    =========   =========

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

                        STATEMENT OF FINANCIAL POSITION

                                               31-DEC-99    30-SEP-99    31-MAR-99    31-MAR-98
                                               ----------   ----------   ----------   ----------
ASSETS

Current assets:
  Cash and cash equivalents..................     283,870      555,394       27,572       26,361
  Accounts receivable, net...................     611,987      546,131      837,341      111,863
  Prepaid expenses and other current
     assets..................................     137,061      138,610      142,553       16,168
                                               ----------   ----------   ----------   ----------
          Total current assets...............   1,032,918    1,240,135    1,007,466      154,392
                                               ==========   ==========   ==========   ==========
Property and equipment, net (note 4).........     510,868      561,519      468,570      569,199
Investments..................................          --           --       25,000       25,000
Goodwill, net................................          --           --           --           --
                                               ----------   ----------   ----------   ----------
          Total assets.......................   1,543,786    1,801,654    1,501,036      748,591
                                               ==========   ==========   ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Deferred revenue and deposits received.....      24,726       21,286       26,688       23,918
  Accounts payable and accruals..............   2,415,463    2,200,557    1,801,818    1,327,888
  Intercompany balance.......................     330,887      351,500           --           --
  Bank overdrafts............................          --           --           --           --
                                               ----------   ----------   ----------   ----------
          Total current liabilities..........   2,771,076    2,573,343    1,828,506    1,351,806
                                               ==========   ==========   ==========   ==========
Long term liabilities:
  Related party advance......................          --           --           --      990,000
                                               ----------   ----------   ----------   ----------
          Total liabilities..................   2,771,076    2,573,343    1,828,506    2,341,806
                                               ==========   ==========   ==========   ==========
Commitments and contingencies (note 7 & 8)
Shareholders' equity:
Share capital................................   1,000,000    1,000,000    1,000,000          100
Retained earnings............................  (2,227,290)  (1,771,689)  (1,327,470)  (1,593,315)
                                               ----------   ----------   ----------   ----------
                                               (1,227,290)    (771,689)    (327,470)  (1,593,215)
                                               ==========   ==========   ==========   ==========
          Total liabilities and shareholders'
            equity...........................   1,543,786    1,801,654    1,501,036      748,591
                                               ==========   ==========   ==========   ==========

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

                               RETAINED EARNINGS

                                               3 MONTHS TO   6 MONTHS TO    YEAR TO      YEAR TO
                                                31-DEC-99     30-SEP-99    31-MAR-99    31-MAR-98
                                               -----------   -----------   ----------   ----------
Retained Loss Brought Forward................  (1,771,689)   (1,327,470)   (1,593,315)  (1,111,650)
(Loss)/Profit for the period/year............    (455,601)     (444,219)      265,845     (481,665)
                                               ----------    ----------    ----------   ----------
          Retained Loss......................  (2,227,290)   (1,771,689)   (1,327,470)  (1,593,315)
                                               ==========    ==========    ==========   ==========

                        STATEMENT OF MOVEMENTS IN EQUITY

                                               3 MONTHS TO   6 MONTHS TO    YEAR TO      YEAR TO
                                                31-DEC-99     30-SEP-99    31-MAR-99    31-MAR-98
                                               -----------   -----------   ----------   ----------
Brought Forward..............................    (771,689)    (327,470)    (1,593,215)  (1,111,550)
Share Issue..................................          --           --        999,900           --
Total Recognised Revenues and Expenses.......    (455,601)    (444,219)       265,845     (481,665)
                                               ----------     --------     ----------   ----------
          Carried Forward....................  (1,227,290)    (771,689)      (327,470)  (1,593,215)
                                               ==========     ========     ==========   ==========

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

                         NOTES TO FINANCIAL STATEMENTS

1  ORGANIZATION AND BASIS OF PRESENTATION

  (a) Reporting Entity

     The financial statements presented are those of Asia Online New Zealand Limited, formally The Internet Company of New Zealand Limited.

     Asia Online New Zealand Limited is a company registered under the Companies Act 1993.

     The financial statements have been prepared in accordance with the Companies Act 1993 and the Financial Reporting Act 1993.

  (b) Basis of presentation

     The financial statements have been prepared on the basis of historical cost.

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Financial Statements are prepared in accordance with New Zealand generally accepted practice. The company is a qualifying entity within the Framework of Differential Reporting. The company qualifies on the basis that it is not publicly accountable and all owners are involved in the governing of the company. The company has taken advantage of all differential reporting exemptions available to them except for FRS 19: Accounting for Goods and Services Tax.

     The accounting policies which materially affect the measurement of financial performance and financial position are set out below.

  (a) Property and equipment

     Property and equipment, including leasehold improvements, is stated at cost and net of accumulated depreciation. Depreciation is computed using the straight line method incorporating estimated useful lives of the assets as follows:

                                     31/12/99       30/09/99       31/03/99       31/03/98
                                   ------------   ------------   ------------   ------------
Computer software & equipment....       3 years        3 years   2 to 3 years   2 to 3 years
Furniture & office equipment.....  3 to 5 years   3 to 5 years   3 to 7 years   3 to 7 years
Leasehold improvements...........       3 years        3 years        5 years        5 years

  (b) Goodwill

     Goodwill represents the excess of the cost of assets over the fair value of the net assets acquired at the date of acquisition. Goodwill is amortised over its estimated useful economic life.

  (c) Impairment of long-lived assets

     The Company reviews long-lived assets based upon expected gross cash flows and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. Based on its most recent analysis, the Company believes that there was no impairment of its property and equipment and intangible assets as of 31 December 1999.

  (d) Revenue recognition

     Service revenues, earned principally from internet connectivity services, are recognised rateably over the terms of the relevant service contracts.

     Deferred revenue represents amounts received in advance of services being rendered.

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

     Interest income is accounted for as earned.

  (e) Income taxes

     The income tax expense charged to the statement of financial performance includes both the current year's provision and the income tax effects of timing differences calculated using the liability method.

     Tax effect accounting has been applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

  (f) Foreign currency translation

     Foreign currency transactions are recorded at the exchange rates in effect at the date of settlement. Monetary assets and liabilities arising from trading transactions or overseas borrowings are translated at closing rates. Gains and losses due to currency fluctuations on these items are included in the statement of financial performance.

  (g) Certain risks and concentrations

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents which management believes are of high credit quality. The Company believes that the risk associated with accounts receivable is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and there is no concentration of customers. The Company maintains an allowance for potential credit losses that it believes to be adequate. No individual customer accounted for more than 10% of net revenues for the periods ended 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999 or more than 10% of accounts receivable as at 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999.

     The Company operates in a business that is characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by the Company to anticipate or to respond adequately to technological changes in its industry segments, changes in customer requirements or changes in regulatory requirements or industry standards, could have a material adverse affect on the Company's business and operating results.

  (h) Goods and Services Tax (GST)

     The statements of financial performance are prepared on a GST exclusive basis in accordance with Financial Reporting Standard No. 19. All items in the statement of financial position are stated net of GST, with the exception of payables which include GST.

  (i) Accounts Receivable

     Accounts receivable are valued at anticipated realisable value. An estimate is made for doubtful debts based on a review of all outstanding amounts at each period end. Bad debts are written off during the period in which they are identified.

  (j) Investments

     Investments in other entities are stated at cost.

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

  (k) Operating Leases

     Leases whereby the lessee retains the risks and rewards of ownership are classified as operating leases and are charged as an expense in the statement of financial performance.

  (l) Changes in Accounting Policies

     There have been no changes in accounting policies applied by the company during the periods.

3  OPERATING EXPENSES

                                           3 MONTHS    6 MONTHS
                                              TO          TO       YEAR ENDED   YEAR ENDED
                                           31/12/99    30/09/99     31/03/99     31/03/98
                                           ---------   ---------   ----------   ----------
Bad Debts................................     54,704     109,212     (22,454)       7,865
Interest.................................         --       2,866       4,567      125,231
Legal Fees...............................         --      21,384       1,500        4,385
Depreciation.............................    133,749     125,107     295,996      282,957
Amortisation.............................         --     132,954          --           --
Rental Expense...........................     30,282      60,727     111,470       77,840
Leasing Costs............................        174         367       2,149          739
Other Expenses...........................  1,738,689   2,920,901   4,324,050    2,942,513
                                           ---------   ---------   ---------    ---------
                                           1,957,598   3,373,518   4,717,278    3,441,530
                                           =========   =========   =========    =========

     Audit fees have been paid for by an intermediate parent undertaking.

4  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                           31/12/99    30/09/99    31/03/99    31/03/98
                                           ---------   ---------   ---------   ---------
COST
Computer software & equipment............  1,505,583   1,505,583   1,291,163   1,127,995
Furniture & Equipment....................     52,189      52,189      48,554      38,627
Leasehold Improvements...................     42,675      42,675      42,675      24,330
                                           ---------   ---------   ---------   ---------
                                           1,600,447   1,600,447   1,382,392   1,190,952
                                           =========   =========   =========   =========
DEPRECIATION
Computer software & equipment............  1,024,938   1,008,347     889,812     610,416
Furniture & Equipment....................     27,830      21,143      17,261       9,687
Leasehold Improvements...................     36,811       9,438       6,749       1,650
                                           ---------   ---------   ---------   ---------
                                           1,089,579   1,038,928     913,822     621,753
                                           ---------   ---------   ---------   ---------
Net Book Value...........................    510,868     561,519     468,570     569,199
                                           =========   =========   =========   =========

5  SHARE CAPITAL

     Issued and Paid Up Capital

                                           31/12/99    30/09/99    31/03/99      31/03/98
                                           ---------   ---------   ---------     --------
Ordinary Shares..........................  1,000,000   1,000,000   1,000,000       100

                  THE INTERNET COMPANY OF NEW ZEALAND LIMITED

6  OPERATING SEGMENTS

     The Company has one business segment and operates in one geographical segment, New Zealand.

7  CONTINGENT LIABILITIES

     There are no contingent liabilities at any of the period ends.

8  CAPITAL COMMITMENTS

     There are no capital commitments at any of the period ends.

9  OPERATING LEASE COMMITMENTS

     The company rents office and communication equipment under operating lease agreements. The net aggregate future lease payments at each period end are payable as follows:

                                                 31/12/99   30/09/99   31/03/99   31/03/98
                                                 --------   --------   --------   --------
Current........................................   31,730     63,460    109,820    109,820
Non Current....................................   12,000     12,000     12,000    109,820

10  SHAREHOLDER SUPPORT

     The financial statements have been prepared on a going concern basis. This basis is dependent on the continuing support of the shareholders. The shareholders have advised that they will continue to provide financial support to the company during the ordinary course of business.

11  RELATED PARTY TRANSACTIONS

     The company has entered into transactions, on normal commercial terms with Melco New Zealand Limited, a company in which Ron Woodrow the former owner of The Internet Company of New Zealand, is a director and Asia Online, Ltd, Parent Company.

     Intercompany balances are to the immediate holding company Asia Online New Zealand Holding Limited.

     Related party advances were provided by Ron Woodrow.

12  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in New Zealand ("NZ GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the periods ended 31 March 1998, 31 March 1999, 30 September 1999 and 31 December 1999 there were no material adjustments required to reconcile net income/loss and shareholders' equity/deficit for differences between NZ GAAP and U.S. GAAP.

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Utusan Multimedia Sdn Bhd
(renamed Asia Online Utusan Sdn Bhd
on 29 March 2000)
Company No: 409870-V
(Incorporated in Malaysia)

     We have audited the accompanying balance sheets of Utusan Multimedia Sdn Bhd as of 31 December 1997, 31 December 1998, 31 December 1999 and 28 January 2000 and the related statement of income, of cash flows and changes in shareholders' equity for the period from 7 November 1996 (inception) to 31 December 1997 and for each of the two years in the period ended 31 December 1999 and for the period from 1 January 2000 to 28 January 2000, all expressed in Ringgit Malaysia (RM) which have been prepared in accordance with accounting principles generally accepted in Malaysia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements, based on our audit.

     Our audit was conducted in accordance with auditing standards generally accepted in Malaysia, which are substantially similar in all material respects, to those generally accepted in the United States of America. Those Standards require that the audit is planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall accounts presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects, the financial position of Utusan Multimedia Sdn Bhd at 31 December 1997, 31 December 1998, 31 December 1999 and 28 January 2000, and the results of its operations and cash flows for the period from 7 November 1996 (inception) to 31 December 1997 and for each of the two years in the period ended 31 December 1999 and for the period from 1 January 2000 to 28 January 2000, and have been properly prepared in accordance with accounting principles generally accepted in Malaysia.

     Accounting principles generally accepted in Malaysia vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net profit/(loss) after tax, expressed in Ringgit Malaysia (RM) for the period from 7 November 1996 (inception) to 31 December 1997 and for each of the two years in the period ended 31 December 1999 and for the period from 1 January 2000 to 28 January 2000, and the determination of the financial position and shareholders' equity at 31 December 1997, 31 December 1998, 31 December 1999 and 28 January 2000, also expressed in Ringgit Malaysia (RM) to the extent summarised in note 13 to the financial statements.

PRICEWATERHOUSECOOPERS

Kuala Lumpur, Malaysia
28 July, 2000

                           UTUSAN MULTIMEDIA SDN BHD
             (RENAMED ASIA ONLINE UTUSAN SDN BHD ON 29 MARCH 2000)
                              COMPANY NO: 409870-V
                           (INCORPORATED IN MALAYSIA)

                              STATEMENTS OF INCOME

                                                                                        PERIOD FROM
                                                                                         7.11.1996
                                               PERIOD FROM                                (DATE OF
                                               1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                                28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                        NOTE       RM            RM           RM             RM
                                        ----   -----------   ----------   ----------   --------------
Turnover..............................   3       753,563     10,336,934    3,918,573      1,707,216
Operating cost & expenses:
  Cost of sales.......................          (551,145)    (8,814,474)  (3,303,263)    (1,517,268)
  Selling, general & administrative...          (103,879)    (1,000,750)    (564,036)      (513,029)
  Depreciation........................            (9,035)       (55,591)     (74,866)       (70,719)
                                                --------     ----------   ----------     ----------
Profit/(loss) before taxation.........   4        89,504        466,119      (23,592)      (393,800)
Taxation..............................   5            --        (27,000)          --             --
                                                --------     ----------   ----------     ----------
Profit/(loss) after taxation..........            89,504        439,119      (23,592)      (393,800)
Unappropriated profit/
  (accumulated loss) brought
  forward.............................            21,727       (417,392)    (393,800)            --
                                                --------     ----------   ----------     ----------
Unappropriated profit/
  (accumulated loss) carried
  forward.............................           111,231         21,727     (417,392)      (393,800)
                                                ========     ==========   ==========     ==========

          The above statements of income are to be read in conjunction with the accompanying notes to the accounts.

                           UTUSAN MULTIMEDIA SDN BHD
             (RENAMED ASIA ONLINE UTUSAN SDN BHD ON 29 MARCH 2000)
                              COMPANY NO: 409870-V
                           (INCORPORATED IN MALAYSIA)

                                 BALANCE SHEETS
                   AS AT 31 DECEMBER 1997, 31 DECEMBER 1998,
                      31 DECEMBER 1999 AND 28 JANUARY 2000

                                                  28.1.2000    31.12.1999   31.12.1998   31.12.1997
                                           NOTE       RM           RM           RM           RM
                                           ----   ----------   ----------   ----------   ----------
SHARE CAPITAL............................            551,025           2            2            2
SHARE PREMIUM............................         10,421,475          --           --           --
                                                  ----------   ---------    ---------    ---------
                                                  10,972,500           2            2            2
  Less: Calls in arrear..................         (6,912,500)         --           --           --
                                                  ----------   ---------    ---------    ---------
  Paid-up share capital and share
     premium.............................          4,060,000           2            2            2
  Unappropriated profit/
     (accumulated loss)..................            111,231      21,727     (417,392)    (393,800)
                                                  ----------   ---------    ---------    ---------
          SHAREHOLDERS' FUNDS............          4,171,231      21,729     (417,390)    (393,798)
          Deferred taxation..............    6        27,000      27,000           --           --
                                                  ----------   ---------    ---------    ---------
                                                   4,198,231      48,729     (417,390)    (393,798)
                                                  ==========   =========    =========    =========
FIXED ASSETS.............................    7       242,298     239,723      187,575      225,659
CURRENT ASSETS
  Trade debtors..........................             71,727      70,622           --           --
  Other debtors..........................            301,133     207,950      170,014      100,000
  Amount owing from related companies....    8            --      93,183       86,610       86,250
  Amount owing from corporate
     shareholder.........................    9        32,049          --           --           --
  Cash and bank..........................          4,226,331     483,180      210,969      262,286
                                                  ----------   ---------    ---------    ---------
                                                   4,631,240     854,935      467,593      448,536
                                                  ----------   ---------    ---------    ---------
CURRENT LIABILITIES
  Trade creditors........................            383,991     290,865       40,821      272,927
  Other creditors & accruals.............            291,316     150,698       60,165       71,245
  Amount owing to holding company........   10            --     513,276      959,802      723,821
  Amount owing to a related company......    8            --      91,090       11,770           --
                                                  ----------   ---------    ---------    ---------
                                                     675,307   1,045,929    1,072,558    1,067,993
                                                  ----------   ---------    ---------    ---------
          NET CURRENT
            ASSETS/(LIABILITIES).........          3,955,933    (190,994)    (604,965)    (619,457)
                                                  ----------   ---------    ---------    ---------
                                                   4,198,231      48,729     (417,390)    (393,798)
                                                  ==========   =========    =========    =========

             The above balance sheets are to be read in conjunction
                  with the accompanying notes to the accounts.

                           UTUSAN MULTIMEDIA SDN BHD
             (RENAMED ASIA ONLINE UTUSAN SDN BHD ON 29 MARCH 2000)
                              COMPANY NO: 409870-V
                           (INCORPORATED IN MALAYSIA)

                            STATEMENTS OF CASH FLOW

                                                                                           PERIOD FROM
                                                                                            7.11.1996
                                                  PERIOD FROM                   YEAR         (DATE OF
                                                  1.1.2000 TO   YEAR ENDED     ENDED      INCORPORATION)
                                                   28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                                      RM            RM           RM             RM
                                                  -----------   ----------   ----------   --------------
CASH FLOW FROM OPERATING ACTIVITIES
Profit/(loss) before taxation...................      89,504      466,119      (23,592)      (393,800)
Adjustments for:
  Depreciation of fixed assets..................       9,035       55,591       74,866         70,719
                                                   ---------     --------     --------       --------
  Operating profit/(loss) before working capital
     changes....................................      98,539      521,710       51,274       (323,081)
  Increase in debtors...........................     (94,288)    (108,558)     (70,014)      (100,000)
  Increase/(decrease) in creditors..............     233,744      340,577     (243,186)       344,172
  (Decrease)/increase in amount owing to holding
     company....................................    (513,276)    (446,526)     235,981        723,821
  Increase/(decrease) in related companies
     balances...................................       2,093       72,747       11,410        (86,250)
  Increase in amount owing from a corporate
     shareholder................................     (32,049)          --           --             --
                                                   ---------     --------     --------       --------
  Cash (outflow)/inflow from operations.........    (305,237)     379,950      (14,535)       558,662
  Taxation paid.................................          --           --           --             --
                                                   ---------     --------     --------       --------
  Net cash (outflow)/inflow from operating
     activities.................................    (305,237)     379,950      (14,535)       558,662
                                                   ---------     --------     --------       --------
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of fixed assets........................     (11,610)    (107,739)     (36,782)      (296,378)
Proceeds from issuance of shares................   4,059,998           --           --              2
                                                   ---------     --------     --------       --------
Net cash inflow/(outflow) from investing
  activities....................................   4,048,388     (107,739)     (36,782)      (296,376)
                                                   ---------     --------     --------       --------
NET INCREASE/(DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................   3,743,151      272,211      (51,317)       262,286
CASH AND CASH EQUIVALENTS AT BEGINNING OF DATE
  OF INCORPORATION/1 JANUARY....................     483,180      210,969      262,286             --
                                                   ---------     --------     --------       --------
CASH AND CASH EQUIVALENTS AT 31 DECEMBER/28
  JANUARY.......................................   4,226,331      483,180      210,969        262,286
                                                   =========     ========     ========       ========

        The above statements of cash flow are to be read in conjunction with the accompanying notes to the accounts.

                           UTUSAN MULTIMEDIA SDN BHD
             (RENAMED ASIA ONLINE UTUSAN SDN BHD ON 29 MARCH 2000)
                              COMPANY NO: 409870-V
                           (INCORPORATED IN MALAYSIA)

                         STATEMENT OF CHANGES IN EQUITY
          FOR THE THREE FINANCIAL PERIOD/YEARS ENDED 31 DECEMBER 1999
           AND FOR THE TWENTY EIGHT DAYS PERIOD ENDED 28 JANUARY 2000

                                                                        UNAPPROPRIATED
                                     SHARE      SHARE                      PROFIT/
                                    CAPITAL    PREMIUM      CALLS IN     (ACCUMULATED
                                      RM          RM       ARREAR RM       LOSS) RM      TOTAL RM
                                    -------   ----------   ----------   --------------   ---------
As at date of incorporation.......       --           --           --            --             --
Issue of shares...................        2           --           --            --              2
Loss after tax for the period.....       --           --           --      (393,800)      (393,800)
                                    -------   ----------   ----------      --------      ---------
As at 31 December 1997............        2           --           --      (393,800)      (393,798)
Issue of shares...................       --           --           --            --             --
Loss after tax for the year.......       --           --           --       (23,592)       (23,592)
                                    -------   ----------   ----------      --------      ---------
As at 31 December 1998............        2           --           --      (417,392)      (417,390)
Issue of shares...................       --           --           --            --             --
Profit after tax for the year.....       --           --           --       439,119        439,119
                                    -------   ----------   ----------      --------      ---------
As at 31 December 1999............        2           --           --        21,727         21,729
Issue of shares...................  551,023   10,421,475   (6,912,500)           --      4,059,998
Profit after tax for the period...       --           --           --        89,504         89,504
                                    -------   ----------   ----------      --------      ---------
As at 28 January 2000.............  551,025   10,421,475   (6,912,500)      111,231      4,171,231
                                    =======   ==========   ==========      ========      =========

     The above statement of changes in equity is to be read in conjunction with the accompanying notes to the accounts.

                           UTUSAN MULTIMEDIA SDN BHD
                      (RENAMED ASIA ONLINE UTUSAN SDN BHD)

                             NOTES TO THE ACCOUNTS

1  BASIS OF PREPARATION OF THE ACCOUNTS

     The financial statements of the Company have been prepared in accordance with the applicable approved accounting standards in Malaysia.

2  SIGNIFICANT ACCOUNTING POLICIES

     All significant accounting policies set out below are consistent with those applied in the previous years.

  (a) Accounting convention

     The accounts are prepared under the historical cost convention.

  (b) Depreciation

     Depreciation of fixed assets is calculated so as to write off the cost on a straight line basis over the expected useful lives of the assets concerned. The annual rates are:

Office equipment, furniture and fittings....................    20%
Computer equipment..........................................    33%
Computer software...........................................    20%
Renovations.................................................    20%

  (c) Deferred taxation

     Provision is made using the liability method for taxation deferred in respect of all timing differences except where it is considered reasonably probable that the tax effects of such deferrals will continue in the foreseeable future. Where such timing differences give rise to net deferred tax benefits, these benefits are not recognised.

  (d) Revenue recognition

     Revenue from internet access, web hosting and professional services is recognised as the services are provided.

  (e) Cash and cash equivalents

     For the purpose of the cash flow statements, cash and cash equivalents comprise of cash in hand and demand deposits in banks.

3  TURNOVER

     Turnover of the Company represents income received from internet access, web hosting, intranet and network management.

                           UTUSAN MULTIMEDIA SDN BHD

4  PROFIT/(LOSS) BEFORE TAXATION

     Profit/(loss) before taxation is stated after charging the following:

                                                                                           PERIOD FROM
                                                                                            7.11.1996
                                                  PERIOD FROM                                (DATE OF
                                                  1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                                   28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                                      RM            RM           RM             RM
                                                  -----------   ----------   ----------   --------------
Auditors' remuneration..........................       500         5,000        5,000          5,000
Office rental...................................     7,407       112,044       39,600         36,300
Interest expense................................     1,800       127,551       15,235         11,352
Directors' fee..................................        --        10,000           --             --
                                                     =====       =======       ======         ======

5  TAXATION

                                                                                           PERIOD FROM
                                                                                            7.11.1996
                                                  PERIOD FROM                                (DATE OF
                                                  1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                                   28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                                      RM            RM           RM             RM
                                                  -----------   ----------   ----------   --------------
Malaysian income tax............................        --            --           --             --
Transfer to deferred taxation...................        --       (27,000)          --             --
                                                     -----       -------       ------         ------
                                                        --       (27,000)          --             --
                                                     =====       =======       ======         ======

     As at the respective periods/years ended the Company has, subject to the agreement with the Inland Revenue Board the following unabsorbed losses and unutilised capital allowances:

                                                                                           PERIOD FROM
                                                                                            7.11.1996
                                                  PERIOD FROM                                (DATE OF
                                                  1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                                   28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                                      RM            RM           RM             RM
                                                  -----------   ----------   ----------   --------------
Unabsorbed losses carried forward...............        --            --      301,173        301,173
Unutilised capital allowances carried forward...        --            --      103,378        120,400
                                                     =====       =======      =======        =======

6  DEFERRED TAXATION

                                                                                             PERIOD FROM
                                                                                              7.11.1996
                                                    PERIOD FROM                                (DATE OF
                                                    1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                                     28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                                        RM            RM           RM             RM
                                                    -----------   ----------   ----------   --------------
AS AT 1 JANUARY/DATE OF INCORPORATION.............    27,000            --           --             --
Transfer from profit and loss account.............        --        27,000           --             --
                                                      ------        ------      -------        -------
AS AT 28 JANUARY/31 DECEMBER......................    27,000        27,000           --             --
                                                      ======        ======      =======        =======
Net deferred tax benefits not accounted for in the
  accounts........................................        --            --      106,000        106,000
                                                      ======        ======      =======        =======

                           UTUSAN MULTIMEDIA SDN BHD

7  FIXED ASSETS

                                              OFFICE
                                            EQUIPMENT,
                                            FURNITURE     COMPUTER    COMPUTER
                                           AND FITTINGS   EQUIPMENT   SOFTWARE   RENOVATIONS    TOTAL
                                                RM           RM          RM          RM          RM
                                           ------------   ---------   --------   -----------   -------
2000
COST
AS AT 1 JANUARY..........................     66,433       126,191    228,868      19,407      440,899
Additions................................         --        11,610         --          --       11,610
                                              ------       -------    -------      ------      -------
AS AT 28 JANUARY.........................     66,433       137,801    228,868      19,407      452,509
                                              ------       -------    -------      ------      -------
ACCUMULATED DEPRECIATION
AS AT 1 JANUARY..........................     27,207        37,181    129,692       7,096      201,176
Charge for the period....................      1,107         3,790      3,814         324        9,035
                                              ------       -------    -------      ------      -------
AS AT 28 JANUARY.........................     28,314        40,971    133,506       7,420      210,211
                                              ------       -------    -------      ------      -------
NET BOOK VALUE AS AT 28 JANUARY..........     38,119        96,830     95,362      11,987      242,298
                                              ======       =======    =======      ======      =======
1999
COST
AS AT 1 JANUARY..........................     48,632        36,253    228,868      19,407      333,160
Additions................................     17,801        89,938         --          --      107,739
                                              ------       -------    -------      ------      -------
AS AT 31 DECEMBER........................     66,433       126,191    228,868      19,407      440,899
                                              ------       -------    -------      ------      -------
ACCUMULATED DEPRECIATION
AS AT 1 JANUARY..........................     16,395        11,541    114,434       3,215      145,585
Charge for the year......................     10,812        25,640     15,258       3,881       55,591
                                              ------       -------    -------      ------      -------
AS AT 31 DECEMBER........................     27,207        37,181    129,692       7,096      201,176
                                              ------       -------    -------      ------      -------
NET BOOK VALUE AS AT 31 DECEMBER.........     39,226        89,010     99,176      12,311      239,723
                                              ======       =======    =======      ======      =======
1998
COST
AS AT 1 JANUARY..........................     39,062        25,297    228,868       3,151      296,378
Additions................................      9,570        10,956         --      16,256       36,782
                                              ------       -------    -------      ------      -------
AS AT 31 DECEMBER........................     48,632        36,253    228,868      19,407      333,160
                                              ------       -------    -------      ------      -------
ACCUMULATED DEPRECIATION
AS AT 1 JANUARY..........................      7,813         5,059     57,217         630       70,719
Charge for the year......................      8,582         6,482     57,217       2,585       74,866
                                              ------       -------    -------      ------      -------
AS AT 31 DECEMBER........................     16,395        11,541    114,434       3,215      145,585
                                              ------       -------    -------      ------      -------
NET BOOK VALUE AS AT 31 DECEMBER.........     32,237        24,712    114,434      16,192      187,575
                                              ======       =======    =======      ======      =======
1997
COST
Additions................................     39,062        25,297    228,868       3,151      296,378
                                              ------       -------    -------      ------      -------
AS AT 31 DECEMBER........................     39,062        25,297    228,868       3,151      296,378
                                              ------       -------    -------      ------      -------
ACCUMULATED DEPRECIATION
Charge for the period....................      7,813         5,059     57,217         630       70,719
                                              ------       -------    -------      ------      -------
AS AT 31 DECEMBER........................      7,813         5,059     57,217         630       70,719
                                              ------       -------    -------      ------      -------
NET BOOK VALUE AS AT 31 DECEMBER.........     31,249        20,238    171,651       2,521      225,659
                                              ======       =======    =======      ======      =======

                           UTUSAN MULTIMEDIA SDN BHD

8  AMOUNT OWING BY/(TO) RELATED COMPANIES

     Amounts owing by/(to) related companies are unsecured, interest free and have no fixed terms of repayment.

9  AMOUNT OWING FROM CORPORATE SHAREHOLDER

     The amount owing from corporate shareholder is unsecured, interest free and has no fixed terms of repayment.

10  HOLDING COMPANY

     The Directors regard Utusan Melayu (Malaysia) Bhd, a company incorporated in Malaysia as its immediate and ultimate holding company for the three financial period/years ended 31 December 1999. With effect from 28 January 2000, the Directors regard Asia Online Internet Services Sdn Bhd, a company incorporated in Malaysia as its immediate holding company and Asia Online, Ltd, a corporation incorporated in United States of America as its ultimate holding corporation.

11  SIGNIFICANT RELATED PARTY TRANSACTIONS

                                                                                             PERIOD FROM
                                                                                              7.11.1996
                                                    PERIOD FROM                                (DATE OF
                                                    1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                                     28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                                        RM            RM           RM             RM
                                                    -----------   ----------   ----------   --------------
Sales to related companies........................        --        77,494         --           86,250
Interest paid to holding company..................        --        94,165         --               --
Sales to corporate shareholder....................     8,750            --         --               --
                                                       =====        ======         ==           ======

12  CHANGE OF NAME

     The Company changed its name from Utusan Multimedia Sdn Bhd to Asia Online Utusan Sdn Bhd on 29 March 2000.

13 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN THE APPLICABLE APPROVED ACCOUNTING STANDARDS IN MALAYSIA (LOCAL GAAP) AND US GAAP

     The Company's financial statements are prepared in accordance with local GAAP. Local GAAP differs in certain significant respects from accounting principles generally accepted in the United States ("US GAAP"). The significant differences are described below. Other differences do not have a significant effect on net profit or shareholders equity, or relate only to areas where disclosure requirements under US GAAP are greater than under Local GAAP. The principal areas where disclosures would be more extensive under US GAAP are taxation and unutilised staff leave costs.

  Deferred taxation

     Local GAAP allows the Company to make provision for deferred taxation under the liability method arising from timing differences between profit as computed for taxation purposes and profit as stated in the financial statements to the extent that a liability or asset is expected to be payable and tax losses available for carry forward or receivable in the foreseeable future. US GAAP requires that such provisions be made using the liability method, whereby deferred tax is calculated irrespective of whether the liability or asset is expected to be payable or receivable. US GAAP requires a valuation allowance to be established for deferred tax assets where it is considered more likely than not that the asset will not be realised.

  Unutilised staff leave

     Local GAAP does not require the Company to accrue for unutilised leave of its staff at the balance sheet date. US GAAP requires that such accruals are made in the accounts as at the balance sheet date.

     The estimated effect of the significant adjustments to the net profit and shareholders' equity in accordance with US GAAP is summarised below:

                                                                                   PERIOD FROM
                                                                                    7.11.1996
                                          PERIOD FROM                                (DATE OF
                                          1.1.2000 TO   YEAR ENDED   YEAR ENDED   INCORPORATION)
                                           28.1.2000    31.12.1999   31.12.1998   TO 31.12.1997
                                              RM            RM           RM             RM
                                          -----------   ----------   ----------   --------------
Profit/(loss) after tax in accordance
  with local GAAP.......................      89,504      439,119      (23,592)      (393,800)
Adjustments required under US GAAP:
Accrual for unutilised staff leave......          --       17,505          543        (19,958)
Deferred tax (liabilities)/assets.......          --     (106,000)          --        106,000
                                           ---------     --------     --------       --------
Net profit/(loss) after tax in
  accordance with US GAAP...............      89,504      350,624      (23,049)      (307,758)
                                           =========     ========     ========       ========
Shareholders' equity in accordance with
  local GAAP............................   4,171,231       21,729     (417,390)      (393,798)
Adjustments required under US GAAP:
Accrual for unutilised staff leave......      (1,910)      (1,910)     (19,415)       (19,958)
Deferred tax assets.....................          --           --      106,000        106,000
                                           ---------     --------     --------       --------
Shareholders' equity in accordance with
  US GAAP...............................   4,169,321       19,819     (330,805)      (307,756)
                                           =========     ========     ========       ========

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Macro Systems Limited

     We have audited the accompanying balance sheets of Macro Systems Limited (the "Company") as of 31st March 1998, 31st March 1999 and 17th January 2000 and the profit and loss accounts for the period from 14th March 1997 (date of incorporation) to 31st March 1998, for the year ended 31st March 1999 and the period from 1st April 1999 to 17th January 2000, all expressed in Hong Kong dollars which have been prepared in accordance with accounting principles generally accepted in Hong Kong. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements, based on our audit.

     Our audit was conducted in accordance with auditing standards generally accepted in Hong Kong, which are substantially similar in all material respects, to those generally accepted in the United States of America. Those Standards require that the audit is planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall accounts presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects, the financial position of Macro Systems Limited at 31st March 1998, 31st March 1999 and 17th January 2000 and the results of its operations for the period from 14th March 1997 to 31st March 1998, the year ended 31st March 1999 and for the period from 1st April 1999 to 17th January 2000, and have been properly prepared in accordance with accounting principles generally accepted in Hong Kong.

     Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net profit/loss, expressed in Hong Kong dollars, for the period from 14th March 1997 to 31st March 1998, the year ended 31st March 1999 and for the period from 1st April 1999 to 17th January 2000 and the determination of the financial position and shareholders' equity at 31st March 1998, 31st March 1999 and 17th January 2000, also expressed in Hong Kong dollars to the extent summarised in note 11 to the financial statements.

PRICEWATERHOUSECOOPERS
Hong Kong, SAR China

28th July 2000

                             MACRO SYSTEMS LIMITED

                            PROFIT AND LOSS ACCOUNTS
            FOR THE PERIOD FROM 1ST APRIL 1999 TO 17TH JANUARY 2000;
                      THE YEAR ENDED 31ST MARCH 1999; AND
   THE PERIOD FROM 14TH MARCH 1997 (DATE OF INCORPORATION) TO 31ST MARCH 1998

                                                                                          FOR THE PERIOD
                                                                                               FROM
                                                          FOR THE PERIOD                    14TH MARCH
                                                               FROM                            1997
                                                            1ST APRIL                        (DATE OF
                                                               1999        FOR THE YEAR   INCORPORATION)
                                                                TO            ENDED             TO
                                                           17TH JANUARY     31ST MARCH      31ST MARCH
                                                               2000            1999            1998
                                                   NOTE        HK$             HK$             HK$
                                                   ----   --------------   ------------   --------------
Turnover.........................................     3     12,057,690       7,929,977       7,103,193
Operating costs and expenses:
  Operating costs................................           (8,884,907)     (5,937,723)     (5,797,018)
  Selling, general and administrative expenses...           (2,811,954)     (2,486,568)     (2,206,327)
                                                           -----------      ----------      ----------
          Total operating costs and expenses.....          (11,696,861)     (8,424,291)     (8,003,345)
                                                           -----------      ----------      ----------
Profit/loss from operations......................     4        360,829        (494,314)       (900,152)
Other revenues...................................              878,352         132,182              --
Finance costs....................................     5         (3,827)         (3,193)            (25)
                                                           -----------      ----------      ----------
Profit/(loss) for the period/year................            1,235,354        (365,325)       (900,177)
Accumulated losses brought forward...............           (1,265,502)       (900,177)             --
                                                           -----------      ----------      ----------
Accumulated losses carried forward...............              (30,148)     (1,265,502)       (900,177)
                                                           ===========      ==========      ==========

                             MACRO SYSTEMS LIMITED

                                 BALANCE SHEETS
               AS AT 17TH JANUARY 2000, 31ST MARCH 1999 AND 1998

                                                            17TH JANUARY   31ST MARCH   31ST MARCH
                                                                2000          1999         1998
                                                     NOTE       HK$           HK$          HK$
                                                     ----   ------------   ----------   ----------

Fixed Assets.......................................            370,738        248,950     243,613

Current assets                                        7
Inventories........................................            503,811        444,929     875,197
Debtors, prepayments and deposits..................          2,259,531      1,817,876     445,871
Bank balances and cash.............................            186,873         20,620      16,323
                                                             ---------     ----------   ---------
                                                             2,950,215      2,283,425   1,337,391
                                                             ---------     ----------   ---------

Current Liabilities

Trade and other payables...........................          2,985,152      2,103,772   1,249,609
Customers' deposits................................             92,350             --          --
Deferred income....................................            223,599        258,647          --
Bank overdrafts....................................                 --        118,731          --
                                                             ---------     ----------   ---------
                                                             3,301,101      2,481,150   1,249,609
                                                             ---------     ----------   ---------
Net current (liabilities)/assets...................           (350,886)      (197,725)     87,782
                                                             ---------     ----------   ---------
                                                                19,852         51,225     331,395
                                                             =========     ==========   =========
Financed by:
  Share capital....................................   8         50,000         50,000      50,000
  Accumulated losses...............................            (30,148)    (1,265,502)   (900,177)
                                                             ---------     ----------   ---------
                                                                19,852     (1,215,502)   (850,177)
Shareholders' loans................................   9             --      1,266,727   1,181,572
                                                             ---------     ----------   ---------
                                                                19,852         51,225     331,395
                                                             =========     ==========   =========

                             MACRO SYSTEMS LIMITED

                             NOTES TO THE ACCOUNTS

1  BASIS OF PREPARATION OF FINANCIAL STATEMENTS

     The accounts have been prepared in accordance with generally accepted accounting principles in Hong Kong and comply with accounting standards issued by the Hong Kong Society of Accountants. The accounts are prepared under the historical cost convention and have been presented in Hong Kong dollars ("HK$").

2  PRINCIPAL ACCOUNTING POLICIES

  (a) Revenue recognition

     Revenue from system integration and maintenance services is recognised as the services are provided. The company records deferred revenue from amounts billed and/or collected in advance.

  (b) Fixed assets

     Fixed assets are stated at cost less accumulated depreciation and depreciated at rates sufficient to write off their cost over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

Furniture and fixtures......................................   20%
Office equipment............................................   20%

  (c) Operating leases

     Leases where substantially all the risks and rewards of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight-line basis over the lease term.

  (d) Inventories

     Inventories are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis. Net realisable value is determined on the basis of anticipated sales proceeds less estimated selling expenses.

  (e) Translation of foreign currencies

     Transactions in foreign currencies are translated at exchange rates ruling at the transactions dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences are dealt with in the profit and loss account.

  (f) Deferred taxation

     Deferred taxation is accounted for at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or recoverable in the foreseeable future.

                             MACRO SYSTEMS LIMITED

3  REVENUES AND TURNOVER

                                                                                         FOR THE PERIOD
                                                         FOR THE PERIOD                       FROM
                                                              FROM                         14TH MARCH
                                                           1ST APRIL      FOR THE YEAR   1997 (DATE OF
                                                            1999 TO          ENDED       INCORPORATION)
                                                          17TH JANUARY     31ST MARCH    TO 31ST MARCH
                                                              2000            1999            1998
                                                              HK$             HK$             HK$
                                                         --------------   ------------   --------------
Turnover:
  System integration and maintenance services..........    12,057,690      7,929,977       7,103,193
                                                           ----------      ---------       ---------
Other revenues:
  Rental income from affiliated company................            --         33,600              --
  Waiver of shareholders' loans........................       844,796             --              --
  Other income.........................................        33,556         98,582              --
                                                           ----------      ---------       ---------
                                                              878,352        132,182              --
                                                           ----------      ---------       ---------
          Total revenues...............................    12,936,042      8,062,159       7,103,193
                                                           ==========      =========       =========

4  OPERATING PROFIT/(LOSS)

                                                                                         FOR THE PERIOD
                                                                                              FROM
                                                         FOR THE PERIOD                    14TH MARCH
                                                              FROM                            1997
                                                         1ST APRIL 1999   FOR THE YEAR      (DATE OF
                                                               TO            ENDED       INCORPORATION)
                                                          17TH JANUARY     31ST MARCH    TO 31ST MARCH
                                                              2000            1999            1998
                                                              HK$             HK$             HK$
                                                         --------------   ------------   --------------
Operating profit/(loss) is stated after charging the
  following:
  Staff costs..........................................    1,691,286       1,382,648        361,903
  Depreciation.........................................       96,009          77,463         60,903
  Loss on disposal of fixed assets.....................        7,584              --             --
  Rental of premises under operating leases............      268,776         379,428        230,633

5  FINANCE COSTS

                                                                                         FOR THE PERIOD
                                                         FOR THE PERIOD                    FROM 14TH
                                                              FROM                         MARCH 1997
                                                         1ST APRIL 1999   FOR THE YEAR      (DATE OF
                                                               TO            ENDED       INCORPORATION)
                                                          17TH JANUARY     31ST MARCH    TO 31ST MARCH
                                                              2000            1999            1998
                                                              HK$             HK$             HK$
                                                         --------------   ------------   --------------
Bank charges...........................................      2,670           3,180             --
Bank overdraft interest................................      1,157              13             25
                                                             -----           -----             --
                                                             3,827           3,193             25
                                                             =====           =====             ==

6  TAXATION

     In 2000, Hong Kong profits tax has not been provided as the company's estimated assessable profit for the period is wholly absorbed by unutilized tax losses brought forward from previous years. In 1999 and 1998, Hong Kong profits tax has not been provided as the company has no assessable profit.

                             MACRO SYSTEMS LIMITED

7  FIXED ASSETS

                                                             FURNITURE AND    OFFICE
                                                               FIXTURES      EQUIPMENT    TOTAL
                                                                  HK$           HK$        HK$
                                                             -------------   ---------   --------
COST
AT 14TH MARCH 1997.........................................          --            --          --
Additions..................................................      55,750       248,766     304,516
                                                                -------      --------    --------
AT 31ST MARCH 1998.........................................      55,750       248,766     304,516
Additions..................................................      75,563         7,237      82,800
                                                                -------      --------    --------
AT 31ST MARCH 1999.........................................     131,313       256,003     387,316
Additions..................................................       4,700       220,681     225,381
Disposals..................................................          --       (12,640)    (12,640)
                                                                -------      --------    --------
AT 17TH JANUARY 2000.......................................     136,013       464,044     600,057
                                                                =======      ========    ========
ACCUMULATED DEPRECIATION
AT 14TH MARCH 1997.........................................          --            --          --
Charge for the period......................................     (11,150)      (49,753)    (60,903)
                                                                -------      --------    --------
AT 31ST MARCH 1998.........................................     (11,150)      (49,753)    (60,903)
Charge for the year........................................     (26,263)      (51,200)    (77,463)
                                                                -------      --------    --------
AT 31ST MARCH 1999.........................................     (37,413)     (100,953)   (138,366)
Charge for the period......................................     (21,762)      (74,247)    (96,009)
Disposals..................................................          --         5,056       5,056
                                                                -------      --------    --------
AT 17TH JANUARY 2000.......................................     (59,175)     (170,144)   (229,319)
                                                                =======      ========    ========
NET BOOK VALUE
AT 31ST MARCH 1998.........................................      44,600       199,013     243,613
                                                                =======      ========    ========
AT 31ST MARCH 1999.........................................      93,900       155,050     248,950
                                                                =======      ========    ========
AT 17TH JANUARY 2000.......................................      76,838       293,900     370,738
                                                                =======      ========    ========

8  SHARE CAPITAL

                                                             17TH JANUARY   31ST MARCH   31ST MARCH
                                                                 2000          1999         1998
                                                                 HK$           HK$          HK$
                                                             ------------   ----------   ----------
Authorised:
  100,000 ordinary shares of HK$1.00 each..................    100,000       100,000      100,000
                                                               =======       =======      =======
Issued and fully paid:
  50,000 ordinary shares of HK$1.00 each...................     50,000        50,000       50,000
                                                               =======       =======      =======

9  SHAREHOLDERS' LOANS

     These loans are unsecured, non-interest bearing and have no fixed terms of repayment.

                             MACRO SYSTEMS LIMITED

10  LEASE COMMITMENTS

     The company had commitments to make payments in the next twelve months under operating leases in respect of land and buildings which expire as follows:

                                                             17TH JANUARY   31ST MARCH   31ST MARCH
                                                                 2000          1999         1998
                                                                 HK$           HK$          HK$
                                                             ------------   ----------   ----------
Within one year............................................    116,109        84,000       82,800
In the second to third years inclusive.....................         --       232,218      184,800
                                                               -------       -------      -------
                                                               116,109       316,218      267,600
                                                               =======       =======      =======

11  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Hong Kong ("Hong Kong GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the period from 14th March 1997 (date of incorporation) to 31st March 1998, the year ended 31st March 1999 and the period from 1st April 1999 to 17th January 2000 there were no material adjustments required to reconcile net profit/loss and shareholders' equity/deficit for differences between Hong Kong GAAP and U.S. GAAP.

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Helix Web Services Limited

     We have audited the accompanying balance sheets of Helix Web Services Limited ("the Company") as of 31st December 1998, 31st December 1999 and 1st February 2000 and the profit and loss accounts for the period from 20th December 1996 (date of incorporation) to 31st December 1998, the year ended 31st December 1999 and for the period from 1st January 2000 to 1st February 2000, all expressed in Hong Kong dollars which have been prepared in accordance with accounting principles generally accepted in Hong Kong. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements, based on our audit.

     Our audit was conducted in accordance with auditing standards generally accepted in Hong Kong, which are substantially similar in all material respects, to those generally accepted in the United States of America. Those Standards require that the audit is planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall accounts presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects, the financial position of Helix Web Services Limited at 31st December 1998, 31st December 1999 and 1st February 2000, and the results of its operations for the period from 20th December 1996 to 31st December 1998, the year ended 31st December 1999 and for the period from 1st January 2000 to 1st February 2000, and have been properly prepared in accordance with accounting principles generally accepted in Hong Kong.

     Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net profit/loss, expressed in Hong Kong dollars, for the period from 20th December 1996 to 31st December 1998, the year ended 31st December 1999 and for the period from 1st January 2000 to 1st February 2000 and the determination of the financial position and shareholders' equity 31st December 1998, 31st December 1999 and at 1st February 2000, also expressed in Hong Kong dollars to the extent summarised in note 13 to the financial statements.

PRICEWATERHOUSECOOPERS
Hong Kong, SAR China

28th July 2000

                           HELIX WEB SERVICES LIMITED

                            PROFIT AND LOSS ACCOUNTS
         FOR THE PERIOD FROM 20TH DECEMBER 1996 TO 31ST DECEMBER 1998,
     THE YEAR ENDED 31ST DECEMBER 1999 AND THE PERIOD FROM 1ST JANUARY 2000
                              TO 1ST FEBRUARY 2000

                                                                                         FOR THE PERIOD
                                                                                           FROM 20TH
                                                        FOR THE PERIOD                      DECEMBER
                                                           FROM 1ST                      1996 (DATE OF
                                                         JANUARY 2000    FOR THE YEAR    INCORPORATION)
                                                            TO 1ST        ENDED 31ST        TO 31ST
                                                           FEBRUARY        DECEMBER         DECEMBER
                                                             2000            1999             1998
                                                 NOTE        HK$              HK$             HK$
                                                 ----   --------------   -------------   --------------
Turnover.......................................   3         236,023        1,787,284         509,732
Operating costs and expenses:
Operating costs................................             (78,464)        (962,025)       (515,462)
Distribution costs.............................              (1,992)         (10,774)         (1,625)
Administrative expenses........................             (92,165)        (804,047)       (159,648)
Other operating expenses.......................             (40,189)        (262,925)       (117,395)
                                                           --------       ----------        --------
          Total operating costs and expenses...            (212,810)      (2,039,771)       (794,130)
                                                           --------       ----------        --------
Profit/loss from operations....................   4          23,213         (252,487)       (284,398)
Other revenue..................................               5,202           13,976          10,526
Finance costs..................................   5          (2,792)          (9,322)         (1,600)
                                                           --------       ----------        --------
Profit/(loss) for the period/year..............              25,623         (247,833)       (275,472)
Accumulated losses brought forward.............            (523,305)        (275,472)             --
                                                           --------       ----------        --------
Accumulated losses carried forward.............            (497,682)        (523,305)       (275,472)
                                                           ========       ==========        ========

                           HELIX WEB SERVICES LIMITED

                                 BALANCE SHEETS
              AS AT 1ST FEBRUARY 2000, 31ST DECEMBER 1999 AND 1998

                                                         1ST FEBRUARY   31ST DECEMBER   31ST DECEMBER
                                                             2000           1999            1998
                                                  NOTE       HK$             HK$             HK$
                                                  ----   ------------   -------------   -------------
Fixed assets....................................    7       651,732        485,201         157,071
Current assets
  Trade receivables.............................            183,588        240,581          79,875
  Deposits and prepayments......................             40,752         47,252          11,376
  Sundry debtors................................                 --        109,560              --
  Bank balances and cash........................            320,361        306,058         526,755
                                                           --------       --------         -------
                                                            544,701        703,451         618,006
                                                           --------       --------         -------
Current liabilities
  Trade and other payables......................             85,524        161,604          78,851
  Amount due to directors.......................                 --             --          74,090
  Current portion of obligations under finance
     leases.....................................    8        45,976         45,330              --
  Deferred income...............................            808,320        746,591         247,608
                                                           --------       --------         -------
                                                            939,820        953,525         400,549
                                                           --------       --------         -------
          Net current (liabilities)/assets......           (395,119)      (250,074)        217,457
                                                           --------       --------         -------
                                                            256,613        235,127         374,528
                                                           ========       ========         =======
Financed by:
  Share capital.................................    9        10,000         10,000               4
  Reserves......................................   10       142,261        116,638         224,527
                                                           --------       --------         -------
          Shareholders' funds...................            152,261        126,638         224,531
Long term liabilities
  Amount due to previous shareholders...........   11            --             --         149,997
  Obligations under finance leases..............    8       104,352        108,489              --
                                                           --------       --------         -------
                                                            256,613        235,127         374,528
                                                           ========       ========         =======

                           HELIX WEB SERVICES LIMITED

                             NOTES TO THE ACCOUNTS

1  PREPARATION OF FINANCIAL STATEMENTS

     The accounts have been prepared in accordance with generally accepted accounting principles in Hong Kong and comply with accounting standards issued by the Hong Kong Society of Accountants. The accounts are prepared under the historical cost convention and have been presented in Hong Kong dollars ("HK$").

2  PRINCIPAL ACCOUNTING POLICIES

  (a) Revenue recognition

     Revenue from the provision of web hosting services is recognised as the services are provided. The Company records deferred revenue for amounts billed and/or collected in advance.

     Interest income is accrued on a time proportion basis on the principal outstanding and at the interest rate applicable.

  (b) Fixed assets

     Fixed assets are stated at cost less accumulated depreciation and depreciated at rates sufficient to write off their cost over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

Computer hardware...........................................   33.3%
Computer software...........................................   33.3%
Furniture and fixtures......................................     25%

  (c) Assets under leases

     (i) Finance leases

     Leases that substantially transfer to the company all the rewards and risks of ownership of assets, other than legal title, are accounted for as finance leases. At the inception of a finance lease, the fair value of the asset is recorded together with the obligation, excluding the interest element, to pay future rentals.

     Payments to the lessor are treated as consisting of capital and interest elements. Finance charges are debited to the profit and loss account in proportion to the capital balances outstanding.

     Assets held under finance leases are depreciated over the shorter of their estimated useful lives or lease periods.

     (ii) Operating leases

     Leases where substantially all the risks and rewards of ownership of assets remain with the leasing company are accounted for as operating leases. Rental payable under operating leases is charged in the profit and loss account on a straight-line basis over the lease term.

  (d) Translation of foreign currencies

     Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences are dealt with in the profit and loss account.

                           HELIX WEB SERVICES LIMITED

  (e) Deferred taxation

     Deferred taxation is accounted for at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or recoverable in the foreseeable future.

3  REVENUES AND TURNOVER

                                                                                        FOR THE PERIOD
                                                                                             FROM
                                                                                        20TH DECEMBER
                                                       FOR THE PERIOD                        1996
                                                            FROM                           (DATE OF
                                                        1ST JANUARY     FOR THE YEAR    INCORPORATION)
                                                          2000 TO           ENDED             TO
                                                        1ST FEBRUARY    31ST DECEMBER   31ST DECEMBER
                                                            2000            1999             1998
                                                            HK$              HK$             HK$
                                                       --------------   -------------   --------------
Web hosting services.................................     236,023         1,787,284        509,732
Interest income......................................          --            10,729          3,933
Sundry income........................................       5,202             3,247          6,593
                                                          -------         ---------        -------
          Total revenue..............................     241,225         1,801,260        520,258
                                                          =======         =========        =======

4  OPERATING PROFIT/(LOSS)

                                                                                        FOR THE PERIOD
                                                                                             FROM
                                                                                        20TH DECEMBER
                                                       FOR THE PERIOD                        1996
                                                            FROM                           (DATE OF
                                                        1ST JANUARY     FOR THE YEAR    INCORPORATION)
                                                          2000 TO           ENDED             TO
                                                        1ST FEBRUARY    31ST DECEMBER   31ST DECEMBER
                                                            2000            1999             1998
                                                            HK$              HK$             HK$
                                                       --------------   -------------   --------------
Operating profit/(loss) for the period/year is stated
  after charging the following:
  Depreciation
     -- Owned assets.................................      18,445           95,575          75,182
     -- Leased assets................................       4,421            6,861              --
  Operating leases
     -- land and buildings...........................      11,300           60,000           5,000
Loss on disposal of fixed assets.....................          --            8,594              --
Staff costs..........................................      80,988          728,583          94,676
                                                           ======          =======          ======

                           HELIX WEB SERVICES LIMITED

5  FINANCE COSTS

                                                                                        FOR THE PERIOD
                                                                                             FROM
                                                                                        20TH DECEMBER
                                                       FOR THE PERIOD                        1996
                                                            FROM                           (DATE OF
                                                        1ST JANUARY     FOR THE YEAR    INCORPORATION)
                                                          2000 TO           ENDED             TO
                                                        1ST FEBRUARY    31ST DECEMBER   31ST DECEMBER
                                                            2000            1999             1998
                                                            HK$              HK$             HK$
                                                       --------------   -------------   --------------
Bank overdraft interest and charges..................        600            5,843           1,600
Finance charges......................................      2,192            3,479              --
                                                           -----            -----           -----
                                                           2,792            9,322           1,600
                                                           -----            -----           -----

6  TAXATION

     In 2000, Hong Kong profits tax has not been provided as the company's estimated assessable profit for the period is wholly absorbed by unutilised tax losses brought forward from previous years. In 1999 and in 1998, Hong Kong profits tax has not been provided as the company has no estimated assessable profit.

7  FIXED ASSETS

                                                                            FURNITURE
                                                      COMPUTER   COMPUTER      AND
                                                      HARDWARE   SOFTWARE   FIXTURES     TOTAL
                                                        HK$        HK$         HK$        HK$
                                                      --------   --------   ---------   --------
COST
AT 20TH DECEMBER 1996...............................        --        --          --          --
Additions...........................................   155,165    50,261      26,827     232,253
                                                      --------   -------     -------    --------
AT 31ST DECEMBER 1998...............................   155,165    50,261      26,827     232,253
Additions...........................................   338,676    27,711      73,172     439,559
Disposals...........................................        --        --      (9,185)     (9,185)
                                                      --------   -------     -------    --------
AT 31ST DECEMBER 1999...............................   493,841    77,972      90,814     662,627
Additions...........................................    82,552    82,316      24,529     189,397
                                                      --------   -------     -------    --------
AT 1ST FEBRUARY 2000................................   576,393   160,288     115,343     852,024
                                                      ========   =======     =======    ========
ACCUMULATED DEPRECIATION
AT 20TH DECEMBER 1996...............................        --        --          --          --
Charge for the period...............................   (51,721)  (16,754)     (6,707)    (75,182)
                                                      --------   -------     -------    --------
AT 31ST DECEMBER 1998...............................   (51,721)  (16,754)     (6,707)    (75,182)
Charge for the year.................................   (84,609)   (9,635)     (8,192)   (102,436)
Disposals...........................................        --        --         192         192
                                                      --------   -------     -------    --------
AT 31ST DECEMBER 1999...............................  (136,330)  (26,389)    (14,707)   (177,426)
Charge for the period...............................   (16,011)   (4,452)     (2,403)    (22,866)
                                                      --------   -------     -------    --------
AT 1ST FEBRUARY 2000................................  (152,341)  (30,841)    (17,110)   (200,292)
                                                      ========   =======     =======    ========
NET BOOK VALUE
AT 31ST DECEMBER 1998...............................   103,444    33,507      20,120     157,071
                                                      ========   =======     =======    ========
AT 31ST DECEMBER 1999...............................   357,511    51,583      76,107     485,201
                                                      ========   =======     =======    ========
AT 1ST FEBRUARY 2000................................   424,052   129,447      98,233     651,732
                                                      ========   =======     =======    ========

                           HELIX WEB SERVICES LIMITED

     At 1st February 2000, 31st December 1999 and 31st December 1998, the net book value of the company's fixed assets includes an amount of HK$147,876, HK$152,298 and NIL respectively in respect of assets held under finance leases.

8  OBLIGATIONS UNDER FINANCE LEASES

                                                         1ST FEBRUARY   31ST DECEMBER   31ST DECEMBER
                                                             2000           1999            1998
                                                             HK$             HK$             HK$
                                                         ------------   -------------   -------------
Obligations under finance leases
   -- wholly repayable within five years...............    150,328         153,819             --
  Current portion......................................    (45,976)        (45,330)            --
                                                           -------         -------         ------
                                                           104,352         108,489             --
                                                           -------         -------         ------

     Obligations under finance lease contracts not wholly repayable within five years are repayable in various instalments up to November 2002. Interest is charged on the outstanding balances at rates ranging from 16% to 18% per annum.

9  SHARE CAPITAL

                                                         1ST FEBRUARY   31ST DECEMBER   31ST DECEMBER
                                                             2000           1999            1998
                                                             HK$             HK$             HK$
                                                         ------------   -------------   -------------
Authorised:
  10,000 ordinary shares of HK$1.00 each...............     10,000         10,000          10,000
                                                            ======         ======          ======
Issued and fully paid:
  10,000 ordinary shares of HK$1.00 each...............     10,000         10,000               4
                                                            ======         ======          ======

     On 30th August 1999, the issued share capital of the Company was increased to HK$10,000 by the allotment of 9996 shares at a premium of HK$14 each.

10  RESERVES

                                                               SHARE    RETAINED
                                                              PREMIUM   EARNINGS    TOTAL
                                                                HK$       HK$        HK$
                                                              -------   --------   --------
AT 20TH DECEMBER 1996.......................................       --         --         --
Premium on issue of shares..................................  499,999         --    499,999
Loss for the period.........................................       --   (275,472)  (275,472)
                                                              -------   --------   --------
AT 31ST DECEMBER 1998.......................................  499,999   (275,472)   224,527
Shares issued at premium....................................  139,944         --    139,944
Loss for the year...........................................       --   (247,833)  (247,833)
                                                              -------   --------   --------
AT 31ST DECEMBER 1999.......................................  639,943   (523,305)   116,638
Profit for the period.......................................       --     25,623     25,623
                                                              -------   --------   --------
AT 1ST FEBRUARY 2000........................................  639,943   (497,682)   142,261
                                                              =======   ========   ========

11  AMOUNT DUE TO PREVIOUS SHAREHOLDERS

     The amount due to previous shareholders is unsecured, interest free and has no fixed terms of repayment.

                           HELIX WEB SERVICES LIMITED

12  OPERATING LEASE COMMITMENTS

     The Company has outstanding commitments to make payments in the next twelve months under operating leases which expire as follows:

                                                 1ST FEBRUARY   31ST DECEMBER   31ST DECEMBER
                                                     2000           1999            1998
                                                     HK$             HK$             HK$
                                                 ------------   -------------   -------------
Within one year................................     50,000          55,000         60,000
In the second to fifth years inclusive.........     75,600          75,600             --
Over five years................................         --              --             --
                                                   -------         -------         ------
                                                   125,600         130,600         60,000
                                                   =======         =======         ======

13  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Hong Kong ("Hong Kong GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the period from 20th December 1996 to 31st March 1998, the year ended 31st December 1999 and the period from 1st January 2000 to 1st February 2000 there were no material adjustments required to reconcile net profit/loss and shareholders' equity for differences between Hong Kong GAAP and U.S. GAAP.

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Metro-Link Services Company Limited
Hope Light Trading Limited

     We have audited the accompanying combined balance sheets of Metro-Link Services Limited and Hope Light Trading Limited (the "Companies") as of 31st December 1997, 31st December 1998, 31st December 1999 and 5th May 2000 and the related combined profit and loss accounts and combined cash flow statements for each of the three years in the period ended 31st December 1999 and for the period from 1st January 2000 to 5th May 2000, all expressed in Hong Kong dollars which have been prepared in accordance with accounting principles generally accepted in Hong Kong. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements, based on our audit.

     Our audit was conducted in accordance with auditing standards generally accepted in Hong Kong, which are substantially similar in all material respects, to those generally accepted in the United States of America. Those standards require that the audit is planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall accounts presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements present fairly in all material respects, the financial position of the Companies at 31st December 1997, 31st December 1998, 31st December 1999 and 5th May 2000, and the results of their operations and cash flows for each of the three years in the period ended 31st December 1999 and for the period from 1st January 2000 to 5th May 2000, and have been properly prepared in accordance with accounting principles generally accepted in Hong Kong.

     Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net loss, expressed in Hong Kong dollars, for each of the three years in the period ended 31st December 1999 and for the period from 1st January 2000 to 5th May 2000 and the determination of the financial position and shareholders' equity at 31st December 1997, 31st December 1998, 31st December 1999 and 5th May 2000 also expressed in Hong Kong dollars to the extent summarised in note 12 to the financial statements.

PRICEWATERHOUSECOOPERS

Hong Kong, SAR China
28th July 2000

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                       COMBINED PROFIT AND LOSS ACCOUNTS
            FOR THE PERIOD FROM 1ST JANUARY 2000 TO 5TH MAY 2000 AND
               THE YEARS ENDED 31ST DECEMBER 1999, 1998 AND 1997

                                           FOR THE PERIOD
                                              FROM 1ST      FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                            JANUARY 2000        ENDED           ENDED           ENDED
                                             TO 5TH MAY     31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                                2000            1999            1998            1997
                                    NOTE        HK$              HK$             HK$             HK$
                                    ----   --------------   -------------   -------------   -------------
Turnover..........................   3       10,123,933       24,361,685      23,880,276      41,379,143
Operating costs and expenses:
  Operating costs.................           (7,915,974)     (18,245,888)    (17,785,591)    (31,746,741)
  Distribution costs..............              (77,698)        (449,928)       (496,602)       (872,595)
  Administrative expenses.........           (2,982,802)      (8,742,228)     (7,563,372)     (8,956,814)
  Other operating expenses........             (199,017)        (741,363)       (658,270)     (1,154,707)
                                            -----------      -----------     -----------     -----------
          Total operating costs
            and expenses..........          (11,175,491)     (28,179,407)    (26,503,835)    (42,730,857)
                                    --      -----------      -----------     -----------     -----------
Loss from operations..............   4       (1,051,558)      (3,817,722)     (2,623,559)     (1,351,714)
Other revenues....................   3          108,840          496,988       1,775,365         454,929
Finance costs.....................   5         (245,911)        (791,393)       (677,359)       (613,483)
                                            -----------      -----------     -----------     -----------
Loss for the year/period..........           (1,188,629)      (4,112,127)     (1,525,553)     (1,510,268)
                                            ===========      ===========     ===========     ===========

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                            COMBINED BALANCE SHEETS
           AS AT 5TH MAY 2000, 31ST DECEMBER 1999, 31ST DECEMBER 1998
                             AND 31ST DECEMBER 1997

                                             5TH MAY     31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                               2000          1999            1998            1997
                                     NOTE      HK$            HK$             HK$             HK$
                                     ----   ----------   -------------   -------------   -------------
Fixed assets.......................    7       309,507       330,187         362,103         387,336
Current assets
  Inventories......................          1,306,086     2,024,711       2,135,174       2,757,207
  Trade debtors and bills
     receivable....................          2,524,765     3,867,125       3,671,629       2,117,395
  Sundry debtors, deposits and
     prepayments...................          1,043,157     2,463,421          41,994         425,456
  Amounts due from related
     companies.....................    8            --     5,733,577       4,965,477       8,002,983
  Amounts due from directors.......    8            --            --       2,834,815         235,820
  Tax recoverable..................                 --            --              --          32,869
  Cash and bank balances...........          1,905,363        19,759       1,788,130         220,605
                                            ----------    ----------      ----------      ----------
                                             6,779,371    14,108,593      15,437,219      13,792,335
                                            ----------    ----------      ----------      ----------
Current liabilities
  Trade creditors and bills
     payable.......................          3,185,406     3,543,079       5,560,273       4,293,225
  Trust receipt loans..............             47,903            --              --              --
  Other creditors, deposits
     received and accruals.........          1,170,420       444,915         433,021         597,300
  Amounts due to related
     companies.....................    8            --     9,989,110       6,937,473       4,639,525
  Amounts due to directors.........    8            --            --           3,246       1,563,226
  Bank overdraft, secured..........                 --     5,387,898       3,679,404       2,375,144
  Provision for taxation...........                207           207             207              --
                                            ----------    ----------      ----------      ----------
                                             4,403,936    19,365,209      16,613,624      13,468,420
                                            ----------    ----------      ----------      ----------
Net current assets/(liabilities)...          2,375,435    (5,256,616)     (1,176,405)        323,915
                                            ----------    ----------      ----------      ----------
                                             2,684,942    (4,926,429)       (814,302)        711,251
                                            ==========    ==========      ==========      ==========
Financed by:
  Share capital....................    9     8,900,002       100,002         100,002         100,002
  Retained profits/(accumulated
     losses).......................   10    (6,215,060)   (5,026,431)       (914,304)        611,249
                                            ----------    ----------      ----------      ----------
                                             2,684,942    (4,926,429)       (814,302)        711,251
                                            ==========    ==========      ==========      ==========

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                         COMBINED CASH FLOW STATEMENTS
            FOR THE PERIOD FROM 1ST JANUARY 2000 TO 5TH MAY 2000 AND
               THE YEARS ENDED 31ST DECEMBER 1999, 1998 AND 1997

                                               FOR THE
                                             PERIOD FROM    FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                             1ST JANUARY        ENDED           ENDED           ENDED
                                               2000 TO      31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                            5TH MAY 2000        1999            1998            1997
                                     NOTE        HK$             HK$             HK$             HK$
                                     ----   -------------   -------------   -------------   -------------
Net cash inflow/(outflow)
  From operating activities........   11      2,933,193      (7,970,290)       (866,450)     (4,369,424)
  Returns on investments and
     servicing of finance
  Interest received................              10,415          29,963         585,140          15,784
  Interest paid....................            (188,290)       (548,336)       (600,008)       (386,185)
                                             ----------      ----------      ----------      ----------
Net cash outflow from returns on
  investments and servicing of
  finance..........................            (177,875)       (518,373)        (14,868)       (370,401)
                                             ----------      ----------      ----------      ----------
Taxation
  Hong Kong profits tax refunded...                  --              --          33,076          11,365
                                             ----------      ----------      ----------      ----------
Investing activities
  Purchase of fixed assets.........             (26,283)       (103,308)       (186,763)       (413,154)
  Sale of fixed assets.............                  --              --         121,791              --
                                             ----------      ----------      ----------      ----------
Net cash outflow from investing
  activities.......................             (26,283)       (103,308)        (64,972)       (413,154)
                                             ----------      ----------      ----------      ----------
Net cash outflow before
  financing........................           2,729,035      (8,591,971)       (913,214)     (5,141,614)
Financing
  Issue of ordinary shares.........           8,800,000              --              --              --
  Increase/(decrease) of amounts
     due to directors and related
     companies.....................          (4,255,533)      5,115,106       1,176,479         (47,110)
                                             ----------      ----------      ----------      ----------
                                              4,544,467       5,115,106       1,176,479         (47,110)
                                             ----------      ----------      ----------      ----------
Increase/(decrease) in cash and
  cash equivalents.................           7,273,502      (3,476,865)        263,265      (5,188,724)
Cash and cash equivalents at
  beginning of period/year.........          (5,368,139)     (1,891,274)     (2,154,539)      3,034,185
                                             ----------      ----------      ----------      ----------
Cash and cash equivalents at end of
  period/year......................           1,905,363      (5,368,139)     (1,891,274)     (2,154,539)
                                             ==========      ==========      ==========      ==========
Analysis of the balances of cash
  and cash equivalents:
  Bank balances and cash...........           1,905,363          19,759       1,788,130         220,605
  Bank overdraft...................                  --      (5,387,898)     (3,679,404)     (2,375,144)
                                             ----------      ----------      ----------      ----------
                                              1,905,363      (5,368,139)     (1,891,274)     (2,154,539)
                                             ==========      ==========      ==========      ==========

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                             NOTES TO THE ACCOUNTS

1  BASIS OF PREPARATION OF ACCOUNTS

          The accounts have been prepared in accordance with generally accepted accounting principles in Hong Kong and comply with accounting standards issued by the Hong Kong Society of Accountants. The accounts include the results and assets and liabilities of the following individual companies
          - Metro-Link Services Company Limited
          - Hope Light Trading Limited

     (the "companies") on a combined basis. These accounts are prepared under the historical cost convention and are presented in Hong Kong dollars ("HK$").

2  PRINCIPAL ACCOUNTING POLICIES

  (a) Revenue recognition

          System integration services can be billed in advance, arrears or installments and revenue is recognised over the life of the relevant project.

  (b) Fixed assets

          Fixed assets are stated at cost less accumulated depreciation and depreciated at rates sufficient to write off their cost over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

Office equipment............................................    20%
Network equipment...........................................    20%

  (c) Inventories

          Inventories are primarily computer components and are stated at the lower of cost and net realisable value. Net realisable value is determined on the basis of anticipated sales proceeds less estimated selling expenses.

  (d) Translation of foreign currencies

          Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences are dealt with in the profit and loss account.

  (e) Deferred taxation

          Deferred taxation is provided at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or recoverable in the foreseeable future.

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

3  REVENUES AND TURNOVER

          The principal activity of the combined businesses is the provision of systems integration services. Revenues recognised during the period/year are as follows:

                                     FOR THE
                                   PERIOD FROM
                                   1ST JANUARY      FOR THE         FOR THE         FOR THE
                                     2000 TO      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                     5TH MAY     31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                      2000           1999            1998            1997
                                       HK$            HK$             HK$             HK$
                                   -----------   -------------   -------------   -------------
Turnover:
  Systems integration services...  10,123,933     24,361,685      23,880,276      41,379,143
Other revenues:
  Interest.......................      10,415         29,963         585,140          15,784
  Other..........................      98,425        467,025       1,190,225         439,145
                                   ----------     ----------      ----------      ----------
                                      108,840        496,988       1,775,365         454,929
                                   ----------     ----------      ----------      ----------
          Total revenues.........  10,232,773     24,858,673      25,655,641      41,834,072
                                   ==========     ==========      ==========      ==========

4  LOSS FROM OPERATIONS

     Loss from operations is stated after charging:

                                          FOR THE
                                        PERIOD FROM
                                        1ST JANUARY   FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                          2000 TO         ENDED           ENDED           ENDED
                                          5TH MAY     31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                           2000           1999            1998            1997
                                            HK$            HK$             HK$             HK$
                                        -----------   -------------   -------------   -------------
Auditors' remuneration................          --         48,000          48,000          48,000
Depreciation of fixed assets..........      46,963        135,224         114,563         101,569
Cost of inventories sold..............   6,274,229     15,188,246      17,785,591      31,746,741
Staff cost............................   2,961,141      7,288,197       3,500,052       3,423,369
Management fee paid to a related
  company.............................   1,040,000      3,120,000       3,120,000       3,120,000
Bad debts written off.................     164,283         61,518          32,514         741,780
                                         =========     ==========      ==========      ==========
And after crediting:
  Gain on disposal of fixed assets....          --             --          24,358              --
                                         =========     ==========      ==========      ==========

5  FINANCE COSTS

                                          FOR THE
                                        PERIOD FROM
                                        1ST JANUARY   FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                          2000 TO         ENDED           ENDED           ENDED
                                          5TH MAY     31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                           2000           1999            1998            1997
                                            HK$            HK$             HK$             HK$
                                        -----------   -------------   -------------   -------------
Interest on bank overdraft............    188,290        548,336         600,008         386,185
Bank charges..........................     16,341         61,486          75,456         110,984
Exchange differences..................     41,280        181,571           1,895         116,314
                                          -------        -------         -------         -------
                                          245,911        791,393         677,359         613,483
                                          =======        =======         =======         =======

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

6  TAXATION

     No provision for Hong Kong profits tax has been made in the accounts as the companies have no estimated assessable profit for the three years ended 31 December 1999 and for the period from 1 January 2000 to 5 May 2000.

     The potential asset/(liability) for deferred taxation for which no provision has been made in the accounts amounts to:

                                              FOR THE
                                            PERIOD FROM
                                            1ST JANUARY      FOR THE         FOR THE         FOR THE
                                              2000 TO      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                              5TH MAY     31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                               2000           1999            1998            1997
                                                HK$            HK$             HK$             HK$
                                            -----------   -------------   -------------   -------------
Accelerated depreciation allowance........     (46,888)       (51,249)       (41,243)        (39,476)
Unutilised tax losses.....................   1,414,799      1,320,910        663,060         412,025
Other timing differences..................      61,120             --             --              --
                                             ---------      ---------        -------         -------
                                             1,429,031      1,269,661        621,817         372,549
                                             =========      =========        =======         =======

7  FIXED ASSETS

                                                               OFFICE      NETWORK
                                                              EQUIPMENT   EQUIPMENT    TOTAL
                                                                 HK$         HK$        HK$
                                                              ---------   ---------   --------
COST
AT 1ST JANUARY 1997.........................................   217,870      49,168     267,038
Additions...................................................   150,399     262,755     413,154
                                                               -------    --------    --------
AT 31ST DECEMBER 1997.......................................   368,269     311,923     680,192
Additions...................................................   182,443       4,320     186,763
Disposals...................................................        --    (121,791)   (121,791)
                                                               -------    --------    --------
AT 31ST DECEMBER 1998.......................................   550,712     194,452     745,164
Additions...................................................    88,808      14,500     103,308
                                                               -------    --------    --------
AT 31ST DECEMBER 1999.......................................   639,520     208,952     848,472
Additions...................................................    26,283          --      26,283
                                                               -------    --------    --------
AT 5TH MAY 2000.............................................   665,803     208,952     874,755
                                                               =======    ========    ========
ACCUMULATED DEPRECIATION
AT 1ST JANUARY 1997.........................................   181,454       9,833     191,287
Charge for the year.........................................    39,184      62,385     101,569
                                                               -------    --------    --------
AT 31ST DECEMBER 1997.......................................   220,638      72,218     292,856
Charge for the year.........................................    75,672      38,891     114,563
Disposals...................................................        --     (24,358)    (24,358)
                                                               -------    --------    --------
AT 31ST DECEMBER 1998.......................................   296,310      86,751     383,061
Charge for the year.........................................    93,434      41,790     135,224
                                                               -------    --------    --------
AT 31ST DECEMBER 1999.......................................   389,744     128,541     518,285
Charge for the period.......................................    32,471      14,492      46,963
                                                               -------    --------    --------
AT 5TH MAY 2000.............................................   422,215     143,033     565,248
                                                               =======    ========    ========

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

                                                               OFFICE      NETWORK
                                                              EQUIPMENT   EQUIPMENT    TOTAL
                                                                 HK$         HK$        HK$
                                                              ---------   ---------   --------
NET BOOK VALUE
AT 5TH MAY 2000.............................................   243,588      65,919     309,507
                                                               =======    ========    ========
AT 31ST DECEMBER 1999.......................................   249,776      80,411     330,187
                                                               =======    ========    ========
AT 31ST DECEMBER 1998.......................................   254,402     107,701     362,103
                                                               =======    ========    ========
AT 31ST DECEMBER 1997.......................................   147,631     239,705     387,336
                                                               =======    ========    ========

8  AMOUNTS DUE FROM/TO RELATED COMPANIES AND DIRECTORS

     Amounts due from/to related companies and directors are interest free, unsecured and have no fixed terms of repayment.

9  SHARE CAPITAL

                                             5TH MAY    31ST DECEMBER   31ST DECEMBER   31ST DECEMBER
                                              2000          1999            1998            1997
                                               HK$           HK$             HK$             HK$
                                            ---------   -------------   -------------   -------------
Issued and fully paid:
  Metro-Link: 100,000 ordinary shares of
     HK$1 each............................    100,000      100,000         100,000         100,000
  Add: 8,800,000 ordinary shares of HK$1
     each issued in 2000..................  8,800,000           --              --              --
                                            ---------      -------         -------         -------
  Metro-Link: 8,900,000/100,000 ordinary
     shares of HK$1 each..................  8,900,000      100,000         100,000         100,000
  Hope Light: 2 ordinary shares of
     HK$1 each............................          2            2               2               2
                                            ---------      -------         -------         -------
                                            8,900,002      100,002         100,002         100,002
                                            =========      =======         =======         =======
Authorised:
  Metro-Link: 100,000 ordinary shares of
     HK$1 each............................    100,000      100,000         100,000         100,000
  Add: 8,800,000 ordinary shares HK$1
     each.................................  8,800,000           --              --              --
                                            ---------      -------         -------         -------
  Metro-Link: 8,900,000/100,000 ordinary
     shares of HK$1 each..................  8,900,000      100,000         100,000         100,000
  Hope Light: 10,000 ordinary shares of
     HK$1 each............................     10,000       10,000          10,000          10,000
                                            ---------      -------         -------         -------
                                            8,910,000      110,000         110,000         110,000
                                            =========      =======         =======         =======

                      METRO-LINK SERVICES COMPANY LIMITED
                           HOPE LIGHT TRADING LIMITED

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

10  RETAINED PROFITS/(ACCUMULATED LOSSES)

                                             FOR THE
                                           PERIOD FROM   FOR THE YEAR    FOR THE YEAR    FOR THE YEAR
                                           1ST JANUARY    ENDED 31ST      ENDED 31ST      ENDED 31ST
                                           2000 TO 5TH     DECEMBER        DECEMBER        DECEMBER
                                            MAY 2000         1999            1998            1997
                                               HK$            HK$             HK$             HK$
                                           -----------   -------------   -------------   -------------
AT 1ST JANUARY...........................  (5,026,431)      (914,304)        611,249       2,121,517
Loss for the year/period.................  (1,188,629)    (4,112,127)     (1,525,553)     (1,510,268)
                                           ----------     ----------      ----------      ----------
AT 31ST DECEMBER/5TH MAY.................  (6,215,060)    (5,026,431)       (914,304)        611,249
                                           ==========     ==========      ==========      ==========

11  NOTE TO THE CASH FLOW STATEMENT

     Reconciliation of loss before taxation to net cash inflow/(outflow) from operating activities:

                                             FOR THE
                                           PERIOD FROM   FOR THE YEAR    FOR THE YEAR
                                           1ST JANUARY    ENDED 31ST      ENDED 31ST     FOR THE YEAR
                                           2000 TO 5TH     DECEMBER        DECEMBER       ENDED 31ST
                                            MAY 2000         1999            1998          DECEMBER
                                               HK$            HK$             HK$          1997 HK$
                                           -----------   -------------   -------------   -------------
Loss before taxation.....................  (1,188,629)    (4,112,127)     (1,525,553)     (1,510,268)
Interest income..........................     (10,415)       (29,963)       (585,140)        (15,784)
Interest expense.........................     188,290        548,336         600,008         386,185
Depreciation charges.....................      46,963        135,224         114,563         101,569
Gain on disposal of fixed assets.........          --             --         (24,358)             --
Decrease in inventories..................     718,625        110,463         622,033       3,426,926
Decrease/(increase) in trade receivables
  and bills receivable...................   1,342,360       (195,496)     (1,554,234)      3,759,148
Decrease/(increase) in sundry debtors,
  deposits and prepayments...............   1,420,264     (2,421,427)        383,462          28,652
Decrease/(increase) in trade creditors,
  bills payable and trust receipt
  loans..................................    (309,770)    (2,017,194)      1,267,048      (6,405,440)
Increase/(decrease) in other creditors,
  deposits and accruals..................     725,505         11,894        (164,279)     (4,140,412)
                                           ----------     ----------      ----------      ----------
Net cash inflow/(outflow) from operating
  activities.............................   2,933,193     (7,970,290)       (866,450)     (4,369,424)
                                           ==========     ==========      ==========      ==========

12  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Hong Kong ("Hong Kong GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the three years ended 31 December 1999 and period from 1 January to 5 May 2000 there were no material adjustments required to reconcile net income/loss and shareholders' equity/deficit for differences between Hong Kong GAAP and U.S. GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Unitholders and Trustees of The Dzign Trust,
Diezel Interactive Class Income Unit Trust and
Dzign Visual Communications Class Income Unit Trust:
(businesses acquired by Avonsleigh Pty Limited)

     We have audited the accompanying balance sheet of The Dzign Trust, Diezel Interactive Class Income Unit Trust and Dzign Visual Communications Class Income Unit Trust as at 30 June 1998, 30 June 1999 and 26 June 2000 and the related statement of income and of cash flows for the years then ended which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Australia. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States and in Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Dzign Trust, Diezel Interactive Class Income Unit Trust and Dzign Visual Communications Class Income Unit Trust as at 30 June 1998, 30 June 1999 and 26 June 2000 and the related statement of income and of cash flows for the years then ended in conformity with accounting principles generally accepted in Australia.

     Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of accounting principles generally accepted in the United States would have affected the determination of shareholders' equity as at 30 June 1998, 30 June 1999 and 26 June 2000 and the related statement of income and of cash flows for the years then ended to the extent summarised in note 19 to the financial statements.

LORD & BROWN
Sydney, Australia

28 July 2000

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                           PROFIT AND LOSS STATEMENTS

                                                              DIEZEL
                                                               AND            THE            THE
                                                           DZIGN TRUSTS      DZIGN          DZIGN
                                                            AGGREGATED       TRUST          TRUST
                                                           ------------   ------------   ------------
                                                             FOR THE        FOR THE        FOR THE
                                                           PERIOD ENDED    YEAR ENDED     YEAR ENDED
                                                           26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                   NOTES        $              $              $
                                                   -----   ------------   ------------   ------------
Operating revenue................................    2      1,861,419      1,805,334      1,468,497
                                                            ---------      ---------      ---------
Operating profit/(loss) before abnormal items and
  income tax.....................................    3        (55,313)        46,076          4,372
Income tax benefit/(expense) attributable to
  operating profit...............................                  --             --             --
                                                            ---------      ---------      ---------
Operating profit/(loss) after income tax.........             (55,313)        46,076          4,372
Distributions to beneficiaries...................   13             --        (46,076)        (4,372)
                                                            ---------      ---------      ---------
Retained profits/(losses) at the end of the
  financial year.................................             (55,313)            --             --
                                                            =========      =========      =========

   The above profit and loss accounts should be read in conjunction with the accompanying notes.

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                                 BALANCE SHEETS
               AS AT 26 JUNE 2000, 30 JUNE 1999 AND 30 JUNE 1998

                                                              DIEZEL AND
                                                             DZIGN TRUSTS       THE           THE
                                                              AGGREGATED    DZIGN TRUST   DZIGN TRUST
                                                             ------------   -----------   -----------
                                                               26 JUNE        30 JUNE       30 JUNE
                                                                 2000          1999          1998
                                                     NOTES        $              $             $
                                                     -----   ------------   -----------   -----------
CURRENT ASSETS

Cash...............................................                305          2,820        23,270
Receivables........................................     4      270,818        292,077       211,614
Beneficiaries' accounts............................  5,13      253,110        114,129       205,254
Other..............................................     6        6,817         89,605            --
                                                               -------        -------       -------
          TOTAL CURRENT ASSETS.....................            531,050        498,631       440,138
                                                               -------        -------       -------
NON-CURRENT ASSETS
Investments........................................     7       10,000             --            --
Property, plant and equipment......................     8      186,746        174,531       139,826
                                                               -------        -------       -------
          TOTAL NON-CURRENT ASSETS.................            196,746        174,531       139,826
                                                               -------        -------       -------
          TOTAL ASSETS.............................            727,796        673,162       579,964
                                                               -------        -------       -------

CURRENT LIABILITIES

Creditors and Borrowings...........................     9      301,467        274,946       364,146
Beneficiaries' accounts............................  5,13       18,845          4,608            --
Provisions.........................................    10       54,187         36,000        18,761
Interest Bearing Liabilities.......................    11      103,168        139,482         9,525
                                                               -------        -------       -------
          TOTAL CURRENT LIABILITIES................            477,667        455,036       392,432
                                                               -------        -------       -------
NON-CURRENT LIABILITIES
Creditors and Borrowings...........................     9      172,464             --        14,000
Interest Bearing Liabilities.......................    11      132,778        218,106       173,512
                                                               -------        -------       -------
          TOTAL NON-CURRENT LIABILITIES............            305,242        218,106       187,512
                                                               -------        -------       -------
          TOTAL LIABILITIES........................            782,909        673,142       579,944
                                                               -------        -------       -------
          NET ASSETS (NET LIABILITIES).............            (55,113)            20            20
                                                               =======        =======       =======
EQUITY
Units issued.......................................    12          200             20            20
Retained profits/(losses)..........................            (55,313)            --            --
                                                               -------        -------       -------
          TOTAL SHAREHOLDERS' EQUITY...............            (55,113)            20            20
                                                               =======        =======       =======

  The above balance sheets should be read in conjunction with the accompanying notes.

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                            STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED 26TH JUNE 2000 AND THE YEARS ENDED 30TH JUNE 1999 AND 30TH
                                   JUNE 1998

                                                            DIEZEL AND
                                                           DZIGN TRUSTS       THE            THE
                                                            AGGREGATED    DZIGN TRUST    DZIGN TRUST
                                                           ------------   ------------   ------------
                                                             FOR THE        FOR THE        FOR THE
                                                           PERIOD ENDED    YEAR ENDED     YEAR ENDED
                                                           26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                   NOTES        $              $              $
                                                   -----   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers..........................            1,859,984      1,718,793      1,379,060
Payments to suppliers and employees..............           (1,739,810)    (1,818,877)    (1,262,002)
                                                            ----------     ----------     ----------
                                                               120,174       (100,084)       117,058
Interest paid....................................              (25,813)       (19,575)       (12,646)
Finance charges paid on finance leases...........              (14,367)       (13,099)        (6,139)
Interest received................................                    0          4,358              0
                                                            ----------     ----------     ----------
          NET CASH INFLOWS/(OUTFLOWS) FROM
            OPERATING ACTIVITIES.................   18          79,994       (128,400)        98,273
                                                            ----------     ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment.......              (54,546)       (28,426)       (14,855)
                                                            ----------     ----------     ----------
          NET CASH INFLOWS/(OUTFLOWS) FROM
            INVESTING ACTIVITIES.................              (54,546)       (28,426)       (14,855)
                                                            ----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of borrowings..........................              (18,061)       (17,217)        (7,673)
Finance Lease repayments.........................              (24,204)       (14,047)        (4,262)
Loans/Drawings of beneficiaries..................   13        (124,744)        49,657        (55,434)
Loans advanced from Avonsleigh...................    9         172,464              0              0
                                                            ----------     ----------     ----------
          NET CASH INFLOWS/(OUTFLOWS) FROM
            FINANCING ACTIVITIES.................                5,455         18,393        (67,369)
                                                            ----------     ----------     ----------
NET INCREASE/(DECREASE) IN CASH HELD.............               30,903       (138,433)        16,049
Cash at the beginning of the financial period....   18         (32,657)        23,291          7,242
                                                            ----------     ----------     ----------
Cash at the end of the financial period..........   18          (1,754)      (115,142)        23,291
                                                            ==========     ==========     ==========

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                             NOTES TO THE ACCOUNTS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This general purpose financial report has been prepared in accordance with Australian Accounting Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

     It is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous years. Comparative information is reclassified where appropriate to enhance comparability.

  (a) Structure of the Business Entity

          The Dzign Trust trading as Dzign Advertising Pty Ltd split into two trusts on 1 July 1999. The two trusts were namely Dzign Visual Communications Class Income Unit Trust and Diezel Interactive Class Income Unit Trust trading as Dzign Visual Communications Pty Ltd and Diezel Interactive Pty Ltd respectively. For the purposes of these financial statements Diezel and Dzign Trusts have been aggregated given their common ownership.

  (b) Receivables and Revenue Recognition

     (i) Trade Debtors

          All trade debtors are recognised at the amounts receivable as they are due for settlement no more than 30 days from the date of recognition.

          Collectibility of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is raised where some doubt as to collection exists and in any event where the debt is more than 90 days overdue.

     (ii) Revenue Recognition

          Amounts disclosed as revenue are net of returns, trade allowances and duties and taxes paid.

          Web design and graphic design revenue and expenses incurred are recognised in accordance with the percentage of completion method. The stage of completion is measured by reference to the progress within each stage of the contract. Where it is probable that a loss will arise, the excess of total costs over revenue is recognised as an expense immediately.

          All other revenue is recognised when goods (such as print media) have been delivered to a client and the associated risks have passed to the client.

  (c) Depreciation of Property, Plant and Equipment

          Depreciation is calculated on a straight line basis to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life to the company. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The expected useful lives are as follows:

     Computer equipment.....................................  2-3 years
     Furniture and fittings.................................  3-5 years
     Plant and equipment....................................  3-5 years
     Software...............................................  2-3 years

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

  (d) Leased non-current assets

          A distinction is made between finance leases which effectively transfer from the lessor to the lessee substantially all the risks and benefits incident to ownership of leased non-current assets, and operating leases under which the lessor effectively retains substantially all such risks and benefits.

          Finance leases are capitalised. A lease asset and liability are established at the present value of minimum lease payments. Lease payments are allocated between the principal component of the lease liability and the interest expense.

          The lease asset is amortised on a straight line basis over the term of the lease, or where it is likely that the entity will obtain ownership of the asset, over the life of the asset, which is 4 years.

          Operating lease payments are charged to the profit and loss account in the periods in which they are incurred, as this represents the pattern of benefits derived from leased assets.

  (e) Trade and Other Creditors

          These amounts represent liabilities for goods and services provided to the company prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition.

  (f) Maintenance and Repairs

          Maintenance, repair costs and minor renewals are charged as expenses as incurred.

  (g) Employee Entitlements

     (i) Wages and Salaries, Annual Leave

          Liabilities for wages and salaries and annual leave are recognised and measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

     (ii) Long Service Leave

          A liability for long service leave is recognised, and is measured, as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  (h) Investments

          Interest in listed and unlisted securities, other than controlled entities and associates are brought to account at cost and dividend income is recognised in the profit and loss account when receivable.

  (i) Cash

          Cash includes deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

NOTE 2  OPERATING REVENUE

                                                            DIEZEL AND
                                                           DZIGN TRUSTS     THE DZIGN      THE DZIGN
                                                            AGGREGATED        TRUST          TRUST
                                                          --------------   ------------   ------------
                                                          FOR THE PERIOD   FOR THE YEAR   FOR THE YEAR
                                                              ENDED           ENDED          ENDED
                                                           26 JUNE 2000    30 JUNE 1999   30 JUNE 1998
                                                                $               $              $
                                                          --------------   ------------   ------------
Graphic Design & Print..................................    1,122,728       1,302,930      1,046,253
Consulting & Development................................       51,894         105,652         81,438
Internet Access.........................................       88,574          98,265         82,705
Multimedia Design.......................................      559,774         272,794        176,443
Colour Proofs...........................................           --              --            523
Hardware/software sales.................................       23,146             485             --
CD ROM Production.......................................           --             170             --
Interest received.......................................           --           4,358             --
Other...................................................       15,303          20,680         81,134
                                                            ---------       ---------      ---------
                                                            1,861,419       1,805,334      1,468,497
                                                            =========       =========      =========

NOTE 3  OPERATING PROFIT

                                                          FOR THE PERIOD   FOR THE YEAR   FOR THE YEAR
                                                              ENDED           ENDED          ENDED
                                                           26 JUNE 2000    30 JUNE 1999   30 JUNE 1998
                                                                $               $              $
                                                          --------------   ------------   ------------
(a) OPERATING PROFIT BEFORE INCOME TAX HAS BEEN
    DETERMINED AFTER:
CHARGING AS EXPENSE:
Depreciation/amortisation of leased assets..............       78,852          67,573         54,953
Interest and finance charges............................       40,180          32,674         18,785
Bad and doubtful debts..................................       23,773           5,178          4,249
Rental Expense..........................................       99,916         136,950        112,086
Salaries and wages......................................      681,749         522,230        370,791
Other expenses..........................................      992,262         994,653        903,261
                                                            ---------       ---------      ---------
          Total expenses................................    1,916,732       1,759,258      1,464,125
                                                            =========       =========      =========
(b) AUDITORS' REMUNERATION
Amounts received, or due and receivable, by the auditors
  for:
  Auditing the financial statements.....................           --              --             --
                                                            ---------       ---------      ---------

---------------

Note: All audit fees are borne by Asia Online Ltd, Hong Kong.

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

NOTE 4  RECEIVABLES

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
CURRENT
Trade debtors...........................................    280,818        292,077        211,614
Less: Provision for Doubtful Debts......................    (10,000)            --             --
                                                            -------        -------        -------
                                                            270,818        292,077        211,614
                                                            =======        =======        =======

NOTE 5  BENEFICIARIES' ACCOUNTS

                                                           26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                                $              $              $
                                                           ------------   ------------   ------------
Recognised as Assets:
  J Roberts........................................   13     154,143         58,785        107,212
  F Thompson.......................................   13      98,967         55,344         98,042
                                                             -------        -------        -------
                                                             253,110        114,129        205,254
                                                             =======        =======        =======
Recognised as Liabilities:
  J Thompson.......................................   13     (18,845)        (4,608)            --
                                                             -------        -------        -------
                                                             (18,845)        (4,608)            --
                                                             -------        -------        -------
                                                             -------        -------        -------
          Net Assets:..............................          234,265        109,521        205,254
                                                             =======        =======        =======

NOTE 6  OTHER CURRENT ASSETS

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
Term deposit*...........................................        --          82,485             --
Other...................................................     6,817           7,120             --
                                                             -----          ------         ------
                                                             6,817          89,605             --
                                                             =====          ======         ======

---------------

*  Term deposit has been provided as a security for bank overdraft (Note 11)

NOTE 7  INVESTMENTS

                                                         OWNERSHIP INTEREST   26 JUNE   30 JUNE   30 JUNE
                                                         ------------------    2000      1999      1998
NAME OF COMPANY              PRINCIPAL ACTIVITY          2000   1999   1998      $         $         $
---------------------  -------------------------------   ----   ----   ----   -------   -------   -------
Non-Current
  MyLastWish.com Pty
     Ltd.............  Internet - enabled Data Storage    20%    --     --    10,000        --        --
                                                                              ------    ------    ------
                                                                              10,000        --        --
                                                                              ======    ======    ======

     The investment has not been equity accounted given no control exercised by Diezel and Dzign Trusts in MyLastWish.com Pty Ltd .

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

NOTE 8  PROPERTY, PLANT AND EQUIPMENT

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
Plant & Equipment
  Cost..................................................     108,010        108,010        106,591
  Accumulated depreciation..............................    (105,109)       (94,081)       (74,451)
                                                            --------       --------       --------
                                                               2,901         13,929         32,140
                                                            ========       ========       ========
Office Furniture and Equipment
  Cost..................................................      32,812         32,812         18,974
  Accumulated depreciation..............................     (20,529)       (14,501)       (10,022)
                                                            --------       --------       --------
                                                              12,283         18,311          8,952
                                                            ========       ========       ========
Computer Equipment
  Cost..................................................      46,925         32,462         19,086
  Accumulated depreciation..............................     (26,484)       (14,335)        (5,527)
                                                            --------       --------       --------
                                                              20,441         18,127         13,559
                                                            ========       ========       ========
Computer Software
  Cost..................................................      41,878          1,820          1,820
  Accumulated Depreciation..............................      (2,658)        (1,422)          (916)
                                                            --------       --------       --------
                                                              39,220            398            904
                                                            ========       ========       ========
Leased Assets
  Cost..................................................     206,481        169,955         96,310
  Accumulated Amortisation..............................     (94,580)       (46,189)       (12,039)
                                                            --------       --------       --------
                                                             111,901        123,766         84,271
                                                            ========       ========       ========
Total
  Cost..................................................     436,106        345,059        242,781
  Accumulated depreciation..............................    (249,360)      (170,528)      (102,955)
                                                            --------       --------       --------
                                                             186,746        174,531        139,826
                                                            ========       ========       ========

NOTE 9  CREDITORS AND BORROWINGS

                                                           26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                                $              $              $
                                                           ------------   ------------   ------------
CURRENT (UNSECURED)
Trade and other creditors..........................          247,769        213,322        330,728
Accruals...........................................           53,698         61,624         33,418
                                                             -------        -------        -------
          Total Current............................          301,467        274,946        364,146
                                                             =======        =======        =======
NON CURRENT (UNSECURED)
Amounts due to related party.......................   15     172,464             --         14,000
                                                             -------        -------        -------
          Total Non Current........................          172,464             --         14,000
                                                             =======        =======        =======

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

NOTE 10  PROVISIONS

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
CURRENT
Provision for Employee Entitlements.....................     54,187         36,000         18,761
                                                             ------         ------         ------
          Total Current.................................     54,187         36,000         18,761
                                                             ======         ======         ======

NOTE 11  INTEREST BEARING LIABILITIES

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
CURRENT (SECURED)
Lease Liability.........................................     31,190         21,520          9,525
Bank Loan and overdraft.................................     71,978        117,962             --
                                                            -------        -------        -------
          Total.........................................    103,168        139,482          9,525
                                                            =======        =======        =======
NON CURRENT (SECURED)
Lease Liability.........................................    132,778        130,126         82,315
Bank Loan...............................................         --         87,980         91,197
                                                            -------        -------        -------
          Total.........................................    132,778        218,106        173,512
                                                            =======        =======        =======

Facilities available from the bank are as follows:

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
FACILITIES:
Bank Overdraft..........................................    150,000        200,000         40,000
Bank Loan Facility......................................    100,000        100,000        105,800
                                                            -------        -------        -------
          Total.........................................    250,000        300,000        145,800
                                                            =======        =======        =======
UNDRAWN LIMIT
Bank Overdraft..........................................    147,941         82,038         40,000
Bank Loan Facility......................................     30,083         12,020         14,603
                                                            -------        -------        -------
                                                            178,024         94,058         54,603
                                                            =======        =======        =======

     For the year ended 30 June 1998 the bank loan and bank overdraft facility were secured by a Registered Mortgage Debenture over Trustee Company, Dzign Advertising Py Ltd's assets. A guarantee and indemnity for $109,800 given by Frederick Thompson, Jonathon Roberts and Leanne Roberts was supported by a mortgage on the residential properties of the Directors of the Trustee company.

     For the year ended 30 June 1999 the bank loan and bank overdraft facility were secured by an unlimited guarantee and indemnity from the directors of the Trustee company, a mortgage on the residential properties of the Directors of the Trustee company, a Registered Mortgage Debenture over Trustee Company, Dzign Advertising Pty Ltd's fixed and floating assets including goodwill, called and uncalled capital and called but unpaid capital, and a Memorandum of charge over a fixed term deposit of $100,000 with the Bank.

     For the year ended 26 June 2000 the bank overdraft and bank loan facility were secured by a guarantee and indemnity from Dzign Advertising Pty Ltds, a guarantee and indemnity from all directors of

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

the Trustee company and a Registered company debenture from Trustee companies Diezel Interactive Pty Ltd and Dzign Visual Communications Pty Ltd.

NOTE 12  UNITS ISSUED

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
UNITS ISSUED AT $1 EACH.................................      200             20             20
MOVEMENTS IN THE UNITS ISSUED
Opening balances at 1 July 1999, 1998, 1997.............       20             20             20
New units issued at $1 each.............................      180             --             --
Closing balance at 26 June 2000, 30 June 1999, 1998.....      200             20             20

NOTE 13  MOVEMENTS IN BENEFICIARIES' ACCOUNTS

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
J ROBERTS
AT BEGINNING OF THE YEAR................................     58,785        107,212         69,227
Loan for unit share.....................................         81             --             --
Loans/Drawings..........................................     95,277         20,942         40,171
Repayment...............................................         --        (49,000)            --
Interest................................................         --            365             --
Distributions of profit.................................         --        (20,734)        (2,186)
                                                            -------        -------        -------
AT END OF YEAR..........................................    154,143         58,785        107,212
                                                            -------        -------        -------
F THOMPSON
AT BEGINNING OF THE YEAR................................     55,344         98,042         84,965
Loan for unit share.....................................         81             --             --
Loans/Drawings..........................................     43,542         11,577         15,263
Repayment...............................................         --        (35,000)            --
Interest................................................         --          1,459             --
Distributions of profit.................................         --        (20,734)        (2,186)
                                                            -------        -------        -------
AT END OF YEAR..........................................     98,967         55,344         98,042
                                                            -------        -------        -------
J THOMPSON
AT BEGINNING OF THE YEAR................................     (4,608)            --             --
Loan for unit share.....................................         18             --             --
Loans/Drawings..........................................        745             --             --
Repayment...............................................    (15,000)            --             --
Distributions of profit.................................         --         (4,608)            --
                                                            -------        -------        -------
AT END OF YEAR..........................................    (18,845)        (4,608)            --
                                                            -------        -------        -------

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
TOTAL
AT BEGINNING OF THE YEAR................................    109,521        205,254        154,192
Loan for unit share.....................................        180             --             --
Loans/Drawings..........................................    139,564         32,519         55,434
Repayment...............................................    (15,000)       (84,000)            --
Interest................................................         --          1,824             --
Distributions of profit.................................         --        (46,076)        (4,372)
                                                            -------        -------        -------
AT END OF YEAR..........................................    234,265        109,521        205,254
                                                            =======        =======        =======

NOTE 14  FINANCIAL INSTRUMENTS

  (a) Credit risk exposures

          The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to the financial report.

          The entity does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the entity.

  (b) Interest rate risks

          The economic entity's exposure to interest rate risk , which is the risk that a financial instrument's value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on those financial assets and financial liabilities, is as follows:

                                                        FIXED INTEREST MATURING IN
                                          FLOATING   ---------------------------------
                                          INTEREST    1 YEAR      OVER 1     MORE THAN   NON-INTEREST
                                            RATE     OR LESS    TO 5 YEARS    5 YEARS      BEARING       TOTAL
26 JUNE 2000                       NOTES   $'000      $'000       $'000        $'000        $'000        $'000
------------                       -----  --------   --------   ----------   ---------   ------------   --------
FINANCIAL ASSETS
Cash and deposits................              --          --          --          --          305           305
Receivables......................    4,5       --          --          --          --      523,928       523,928
Other Financial assets --
  investments....................      7       --          --          --          --       10,000        10,000
                                           ------    --------    --------     -------      -------      --------
                                               --          --          --          --      534,233       534,233
                                           ======    ========    ========     =======      =======      ========
Weighted average interest rate
  (%)............................              --          --          --          --           --            --
FINANCIAL LIABILITIES
Bank overdrafts and loans........     11    2,059      69,919          --          --           --        71,978
Trade and other creditors and
  accruals.......................    5,9       --          --          --          --      320,312       320,312
Other loans......................      9       --          --          --          --      172,464       172,464
Lease & hire purchase
  liabilities....................     11       --      31,190     132,778          --           --       163,968
                                           ------    --------    --------     -------      -------      --------
                                            2,059     101,109     132,778          --      492,776       728,722
                                           ------    --------    --------     -------      -------      --------
Weighted average interest rate
  (%)............................            12.2%       8.47%        9.5%         --           --
Net financial assets
  (liabilities)..................          (2,059)   (101,109)   (132,778)         --       41,457      (194,489)
                                           ======    ========    ========     =======      =======      ========

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

                                                       FIXED INTEREST MATURING IN
                                         FLOATING   ---------------------------------
                                         INTEREST    1 YEAR      OVER 1     MORE THAN   NON-INTEREST
                                           RATE     OR LESS    TO 5 YEARS    5 YEARS      BEARING       TOTAL
30 JUNE 1999                      NOTES   $'000      $'000       $'000        $'000        $'000        $'000
------------                      -----  --------   --------   ----------   ---------   ------------   --------
FINANCIAL ASSETS
Cash and deposits...............    6     82,485          --          --         --         2,820        85,305
Receivables.....................   4,5        --          --          --         --       406,206       406,206
                                         -------    --------    --------     ------       -------      --------
                                          82,485          --          --         --       409,026       491,511
                                         =======    ========    ========     ======       =======      ========
Weighted average interest rate
  (%)...........................            4.63%         --          --         --            --            --
FINANCIAL LIABILITIES
Bank overdrafts and loans.......   11    117,962      87,980          --         --            --       205,942
Trade and other creditors.......    9         --          --          --         --       279,554       279,554
Lease & hire purchase
  liabilities...................   11         --      21,520     130,126         --            --       151,646
                                         -------    --------    --------     ------       -------      --------
                                         117,962     109,500     130,126         --       279,554       637,142
                                         =======    ========    ========     ======       =======      ========
Weighted average interest rate
  (%)...........................           10.95%       8.47%        9.5%        --            --            --
Net financial assets
  (liabilities).................         (35,477)   (109,500)   (130,126)        --       129,472      (145,631)
                                         =======    ========    ========     ======       =======      ========

                                                        FIXED INTEREST MATURING IN
                                          FLOATING   ---------------------------------
                                          INTEREST    1 YEAR      OVER 1     MORE THAN   NON-INTEREST
                                            RATE     OR LESS    TO 5 YEARS    5 YEARS      BEARING       TOTAL
30 JUNE 1998                       NOTES   $'000      $'000       $'000        $'000        $'000        $'000
------------                       -----  --------   --------   ----------   ---------   ------------   --------
FINANCIAL ASSETS
Cash and deposits................              --          --          --         --        23,270        23,270
Receivables......................   4, 5       --          --          --         --       416,868       416,868
                                           ------    --------    --------     ------       -------      --------
                                                           --          --         --       440,138       440,138
                                           ======    ========    ========     ======       =======      ========
Weighted average interest rate
  (%)............................              --          --          --         --            --            --
FINANCIAL LIABILITIES
Bank overdrafts and loans........     11       --      91,197          --         --            --        91,197
Trade and other creditors and
  accruals.......................      9       --          --          --         --       364,146       364,146
Other Loans......................      9       --          --          --         --        14,000        14,000
Lease liabilities................     11       --       9,525      82,315         --            --        91,840
                                           ------    --------    --------     ------       -------      --------
                                               --     100,722      82,315         --       378,146       561,183
                                           ------    --------    --------     ------       -------      --------
Weighted average interest rate
  (%)............................              --       13.35%        9.5%        --            --            --
Net financial assets
  (liabilities)..................              --    (100,722)    (82,315)        --        61,992      (121,045)
                                           ======    ========    ========     ======       =======      ========

RECONCILIATION OF NET FINANCIAL ASSETS TO NET ASSETS

                                                           26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                           ------------   ------------   ------------
                                                              $'000          $'000          $'000
Net financial assets as above......................          (194,489)      (145,631)      (121,045)
Non-financial assets and liabilities
Property, plant and equipment......................    8      186,746        174,531        139,826
Other assets.......................................    6        6,817          7,120             --
Provisions.........................................   10      (54,187)       (36,000)       (18,761)
                                                             --------       --------       --------
Net assets per balance sheet.......................           (55,113)            20             20
                                                             ========       ========       ========

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

  (d) Net fair value of financial assets and liabilities

          The net fair value of financial assets and liabilities of the economic entity approximate their carrying value. No financial assets and liabilities are readily traded on organised markets in a standardised form. The aggregate net fair value and carrying amounts of financial assets and financial liabilities are disclosed in the balance sheet and in the notes to and forming part of the financial statements.

NOTE 15  RELATED PARTIES

  (a) Directors of the trustee companies

          The names of persons who were directors of the trustee companies of The Dzign Trust, Diezel Interactive Class Income Unit Trust, Dzign Visual Communications Class Income Unit Trust during the financial years ending 30 June 1998, 30 June 1999 and for the period ended 26 June 2000 are as follows:

DIRECTOR OF THE TRUSTEE
COMPANY OF                                               DATE APPOINTED    DATE RESIGNED
-----------------------                                  ---------------   -------------
Dzign Trust, Dzign Visual Communications Class Income
  Unit Trust
  Jonathon Lawrence Roberts............................  17 January 1995        --
  Frederick Thompson...................................  17 January 1995        --
  James Barnes Thompson................................  29 June 1999           --
Diezel Interactive Class Income Unit Trust
  Jonathon Lawrence Roberts............................  17 January 1995        --
  Frederick Thompson...................................  17 January 1995        --
  James Barnes Thompson................................  29 June 1999           --

  (b) Remuneration of the directors of the trustee companies

                                                           26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                   NOTES        $              $              $
                                                   -----   ------------   ------------   ------------
          Income paid or payable, or otherwise
            made available, to directors by
            entities in connection with the
            management of affairs of the
            entity...............................            259,006        215,196        171,703
                                                             =======        =======        =======

          The numbers of directors whose income from the entity was within the specified bands are as follows:

$ 30,000-$ 39,999...........................................   --    --     1
$ 60,000-$ 69,999...........................................   --     1     1
$ 70,000-$ 79,999...........................................    1     1     1
$ 80,000-$ 89,999...........................................    1     1    --
$100,000-$109,999...........................................    1    --    --

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

  (c) Transactions of Directors of the trustee companies concerning units

     Aggregate number of units of Diezel and Dzign Trusts held directly, indirectly by directors of the trustee companies or director-related entities of the trusts:

                                                             1 JULY 1999 TO
                                                              26 JUNE 2000    1999   1998
                                                             --------------   ----   ----
Units......................................................       200          20     20

  (d) Loans to/(from) trustee companies' Directors and Director-related Entities

     Directors have provided unsecured interest free loans to/from the Trust as disclosed in the Notes 5 and 13 to the financial statements.

  (e) Aggregate amounts brought to account in relation to other transactions with other related parties

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
Avonsleigh Pty Ltd......................................    (172,464)            --             --
                                                            --------       --------       --------
                                                            (172,464)            --             --
                                                            --------       --------       --------

     Avonsleigh Pty Ltd, which acquired certain net assets of Diezel and Dzign Trusts subsequent to year end, have provided a working capital loan of $250,000 as at that date (Note 16).

  (f) Distributions

     Distributions to beneficiaries are identified in Note 13 to the financial statements.

NOTE 16  SUBSEQUENT EVENTS

     The financial report represents the closing position of Diezel and Dzign Trusts Aggregated as at 26th June 2000. On the same day, the business and certain net assets were sold to a corporate vehicle Avonsleigh Pty Ltd at book value, amounting to $3,330,892. This company was then acquired by Asia Online Ltd on the same day for $3,330,892.

     On 27 June 2000, the bank loan of $69,919 has been repaid by beneficiaries.

NOTE 17  COMMITMENTS AND CONTINGENCIES

  Contingent Liabilities

     There are no material contingencies as at 30 June 1998, 30 June 1999 and 26 June 2000.

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

  Commitments for Expenditure

                                                                             30 JUNE   30 JUNE
                                                              26 JUNE 2000    1999      1998
                                                                   $            $         $
                                                              ------------   -------   -------
OPERATING LEASES
Commitments for minimum lease payments in relation to
  operating leases are payable as follows:
Office rental
  Within one year...........................................     44,811       42,103    25,333
  Later than one year but not later than 5 years............     49,951       91,079     2,065
  Later than 5 years........................................         --           --        --
Computer Equipment
  Within one year...........................................     24,022       16,188     8,832
  Later than one year but not later than 5 years............     25,228       26,359    20,357
  Later than 5 years........................................         --           --        --
Motor Vehicles
  Within one year...........................................     25,236       15,588    15,588
  Later than one year but not later than 5 years............     44,180       18,482    34,058
  Later than 5 years........................................         --           --        --
                                                                -------      -------   -------
          Commitments not recognised in the financial
            statements......................................    213,428      209,799   106,233
                                                                -------      -------   -------
FINANCE LEASES
Commitments in relation to finance leases are payable as
  follows:
  Within one year...........................................     41,130       33,455    17,831
  Later than one year but not later than 5 years............    144,337      144,207    82,519
  Later than 5 years........................................         --           --        --
                                                                -------      -------   -------
  Minimum lease payments....................................    185,467      177,662   100,350
  Less: Future finance charges..............................    (21,499)     (26,016)   (8,510)
                                                                -------      -------   -------
          Total lease liabilities...........................    163,968      151,646    91,840
                                                                -------      -------   -------
Representing lease liabilities:
  Current (note 11).........................................     31,190       21,520     9,525
  Non-current (note 11).....................................    132,778      130,126    82,315
                                                                -------      -------   -------
                                                                163,968      151,646    91,840
                                                                -------      -------   -------

NOTE 18  CASH FLOW INFORMATION

  (a) Reconciliation of cash:

                                                                             30 JUNE    30 JUNE
                                                              26 JUNE 2000     1999      1998
                                                                   $            $          $
                                                              ------------   --------   -------
Cash........................................................        305         2,820   23,291
Bank overdraft..............................................     (2,059)     (117,962)      --
                                                                 ------      --------   ------
                                                                 (1,754)     (115,142)  23,291
                                                                 ======      ========   ======

          THE DZIGN TRUST, DIEZEL INTERACTIVE CLASS INCOME UNIT TRUST,
              DZIGN VISUAL COMMUNICATIONS CLASS INCOME UNIT TRUST

                      NOTES TO THE ACCOUNTS -- (CONTINUED)

  (b) Reconciliation of operating profit after income tax to net cash inflow from operating activities:

                                                          26 JUNE 2000   30 JUNE 1999   30 JUNE 1998
                                                               $              $              $
                                                          ------------   ------------   ------------
OPERATING PROFIT AFTER INCOME TAX.......................    (55,313)         46,076         4,372
Depreciation and amortisation...........................     78,852          67,573        40,284
Changes in operating assets and liabilities:
  Decrease/(increase) in trade and other debtors........     21,259         (80,463)      (89,437)
  Decrease/(increase) in other operating assets.........       (275)        (89,605)        2,629
  Increase/(decrease) in trade and other creditors......     17,284         (89,200)      121,665
  Increase/(decrease) in provisions and employee
     entitlements.......................................     18,187          17,239        18,761
                                                            -------        --------       -------
          Net cash inflow/(outflow) from operating
            activities..................................     79,994        (128,380)       98,273
                                                            =======        ========       =======

NOTE 19  US GAAP RECONCILIATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in Australia ("Australian GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as, additional disclosures required by U.S. GAAP.

     For the years ended 30 June 1998, 30 June 1999 and 26 June 2000 there were no material adjustments required to reconcile net income and shareholders' equity for differences between Australian GAAP and U.S. GAAP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 [COMPANY LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than the underwriting discount and commissions, payable by the registrant in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $26,400
NASD filing fee.............................................  $10,500
Nasdaq National Market initial listing application fee......  $ 5,000
Blue Sky fees and expenses..................................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Directors' and officers' insurance..........................
Transfer agent and registrar fees...........................
Miscellaneous expenses......................................
                                                              -------
          TOTAL.............................................
                                                              =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our amended and restated bylaws that will become effective upon the closing of this offering provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law.

     In addition, our restated certificate of incorporation that will become effective upon the closing of this offering provides that, to the fullest extent permitted by Delaware law, our directors will not be personally liable to the company or our stockholders for monetary damages for any breach of fiduciary duty as directors. This provision of the restated certificate of incorporation does not eliminate the directors' duty of care. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws.

     Each director will continue to be subject to liability for:

     - breach of a director's duty of loyalty to Asia Online and its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct;

     - a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions; and

     - any transaction from which a director derived an improper personal benefit.

     We also intend to enter into indemnity agreements with each of our directors and executive officers and to obtain directors' and officers' liability insurance.

     There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in a claim for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Described below is information regarding all securities that have been issued and sold by Asia Online since our inception on December 8, 1998:

          (a) On January 22, 1999, the Company issued an aggregate of 10 shares of its common stock at $.001 per share to two investors, SOFTBANK Technology Ventures, L.P. and SOFTBANK Technology Advisors Fund, L.P. in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

          (b) On various dates between February 1, 1999, and June 30, 1999, the Company issued and sold an aggregate of 2,970,880 shares of its common stock subject to vesting at purchase prices ranging from $0.02 per share to $0.11 per share to ten people for aggregate cash proceeds of $102,916 and a promissory note of $40,875 pursuant to a Founder Stock Purchase Agreement. Of these shares, 526,389 have been repurchased by the Company pursuant to the repurchase clause in the Founder Stock Purchase Agreement. The Company relied on the exemption provided by Rule 701 of the Securities Act.

          (c) On various dates between April 1, 1999, and June 30, 2000, the Company granted stock options to purchase an aggregate of 2,456,799 shares of its common stock at exercise prices ranging from $0.11 per share to $8 per share to its employees, consultants, directors and officers pursuant to the Company's 1999 Equity Incentive Plan. The Company relied on the exemptions provided by Regulation S and Rule 701 of the Securities Act.

          (d) On April 30, 1999, the Company issued warrants to purchase an aggregate of 200,000 shares of its Series A preferred stock at a purchase price of $1.14 per share to four lenders, Nexus Capital Partners I, L.P., MLS-I, L.P., Porcelain Partners, L.P. and Nexus Partners, LLC, as consideration for loans in the form of promissory notes in an aggregate amount of $3,500,000 pursuant to a Note and Warrant Purchase Agreement. The Company relied on the exemption provided by Section 4(2) of the Securities Act. All of the warrants were cancelled upon the closing of the Series B financing.

          (e) On February 26, 1999, the Company issued an aggregate of 5,857,032 shares of its Series A preferred stock at a purchase price of $1.14 per share to two accredited investors, SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P., for cash proceeds in the amount of $6,677,016.48 pursuant to the Series A Preferred Stock Purchase Agreement. The Company relied on the exemption provided by Rule 506 of Regulation D of the Securities Act.

          (f) On May 7, 1999, the Company issued an aggregate of 835,938 shares of its Series A preferred stock at a purchase price of $1.14 per share to Interliant, Inc., an accredited investor, for cash proceeds of $952,969.32 pursuant to the Series A Preferred Stock Purchase Agreement. The Company relied on the exemption provided by Rule 506 of Regulation D of the Securities Act.

          (g) On February 10, 1999, the Company issued an aggregate of 1,250,000 shares of its Series A preferred stock to 15 investors as partial consideration for the acquisition of all of the assets of ACG, Inc. pursuant to an Asset Purchase Agreement. The Company relied on the exemption provided in Rule 506 of Regulation D of the Securities Act.

          (h) On February 10, 1999, the Company issued a warrant to purchase up to $500,000 of its Series A preferred stock at the same price paid by the initial purchasers of such preferred stock, or $1.14, to Kevin H. Randolph, pursuant to his Employment Agreement. On July 30, 1999, the Company approved an extension of the term of this option so that Mr. Randolph could purchase up to 87,719 shares of Series A preferred stock until December 31, 1999. On December 27, 1999, the

     Company issued an aggregate of 87,719 shares of its Series A preferred stock to Kevin H. Randolph at a purchase price of $1.14 per share for cash proceeds in the amount of $99,999.66 upon exercise of this warrant. The Company relied on the exemption provided by Rule 701 of the Securities Act.

          (i) On August 3, 1999, the Company issued an aggregate of 11,019,049 shares of its Series B preferred stock at a purchase price of $3.176317 per share to eleven accredited investors for cash proceeds in the amount of $35,000,000 pursuant to the Series B Preferred Stock Purchase Agreement. The Company relied on the exemption provided by Rule 506 of Regulation D of the Securities Act.

          (j) On September 27, 1999, the Company issued an aggregate of 327,625 shares of its Class C common stock to Ronald Woodrow as partial consideration for 100% of the stock of Internet Company of New Zealand Limited, of which Ronald Woodrow was the sole stockholder. The Company relied on the exemption provided by Regulation S of the Securities Act.

          (k) On October 22, 1999, the Company issued an aggregate of 57,649 shares of its Class C common stock to Australian Consulting & Capital Partners Pty, Ltd. as consideration for its consulting services in relation to acquisition transactions. The Company relied on the exemption provided by Regulation S of the Securities Act.

          (l) On January 17, 2000, the Company issued an aggregate of 9,500 shares of its Class C common stock as partial consideration for 100% of the stock of Macro Systems Limited to two individuals who were registered holders and beneficial owners of a portion of the issued capital of that company. The Company relied on the exemption provided by Regulation S of the Securities Act.

          (m) On February 1, 2000, the Company issued an aggregate of 10,800 shares of its Class C common stock as partial consideration for 100% of the stock of Helix Web Services Limited to four individuals who were the registered holders and beneficial owners of all of the issued shares of that company. The Company relied on the exemption provided by Regulation S of the Securities Act.

          (n) On February 22, 2000, the Company issued an aggregate of 208,600 shares of its Class C common stock to Kristone Pte Ltd and Hughes Technologies Pty, Ltd. as partial consideration for 100% of the stock of Fast Access Network Pty, Ltd. The Company relied on the exemption provided by Regulation S of the Securities Act.

          (o) On March 24, 2000, the Company issued an aggregate of 11,401,700 shares of its Series C preferred stock at a purchase price of $8.770653 per share to twenty accredited investors for cash proceeds in the amount of $100,000,354.29 pursuant to the Series C Preferred Stock Purchase Agreement. The Company relied on the exemption provided by Rule 506 of Regulation D of the Securities Act.

          (p) On July 25, 2000, the Company issued an aggregate of 431,703 shares of its Class C common stock to John Alexander Hendry, Craig Andrew Gibson and Cubic Pty, Ltd. as trustee for the Hayden Family Trust, in equal shares, as partial consideration for 100% of the stock of InterACT Technology Group Pty, Ltd. The Company relied on the exemption provided by Regulation S of the Securities Act.

          (q) On July 14, 2000, the Company issued an aggregate of 567,023 shares of its Class C common stock to Flex IT Pty Ltd., a shareholder of Flex Information Technology Pty Ltd., as partial consideration for 100% of the stock of Flex Information Technology Pty Ltd. The Company relied on the exemption provided by Regulation S of the Securities Act.

     The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view for distribution thereof. In each instance the recipients were sophisticated investors or employees of ours, the offer and sale were made without any public solicitation and the stock certificates were issued with restrictive legends. No underwriter was involved in the transactions and no commissions were paid. All recipients had adequate access, through employment or other relationships, to information about Asia Online.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1*           -- Form of Underwriting Agreement.
          2.1A           -- Asset Purchase Agreement among Conrad ISP, Inc. and ACG,
                            Inc.
          2.1B           -- Letter of amendment to Asset Purchase Agreement among
                            Conrad ISP, Inc. and ACG, Inc.
          2.2A           -- Share Sale and Purchase Agreement relating to Brisbane
                            Internet Technology Pty Ltd.
          2.2B           -- Shareholders Deed relating to Brisbane Internet
                            Technology Pty Ltd.
          2.3            -- Share Sale and Purchase Agreement relating to Dove
                            Australia Pty Ltd.
          2.4            -- Share Purchase Agreement relating to Fast Access Network
                            Pty Ltd.
          2.5A           -- Share Sale and Subscription Agreement relating to Flex
                            Information Technology Pty Ltd.
          2.5B           -- Shareholders Deed relating to Flex Information Technology
                            Pty Ltd.
          2.6A           -- Share Subscription Agreement relating to Internet Access
                            Australia Pty Ltd.
          2.6B           -- Shareholders Deed relating to Internet Access Australia
                            Pty Ltd.
          2.7A           -- Share Purchase and Subscription Agreement relating to
                            InterACT Technology Group Pty Ltd.
          2.7B           -- Shareholders Deed relating to Interact Technology Group
                            Pty Ltd.
          2.8            -- Share Sale and Purchase Agreement relating to The Message
                            Exchange Pty Ltd.
          2.9            -- Agreement for the Sale and Purchase of Shares in Helix
                            Web Services Limited by ACG International Inc.
          2.10           -- Agreement for the Sale and Purchase of Shares in Macro
                            Systems Limited by ACG International Inc.
          2.11           -- Agreement for the Sale and Purchase of Shares in
                            Metro-Link Services Co. Limited and Hope Light Trading
                            Limited.
          2.12A          -- Share Purchase and Subscription Agreement relating to
                            Utusan Multimedia Sdn. Bhd.
          2.12B          -- Shareholders' Agreement between Asia Online Internet
                            Services Sdn. Bhd., Utusan Melayu (Malaysia) Berhad and
                            Utusan Multimedia Sdn. Bhd.
          2.13           -- Share Sale and Purchase Agreement relating to Internet
                            Company of New Zealand.
          2.14           -- Share Purchase Agreement relating to Avonsleigh Pty Ltd.
                            (Diezel/Dzign).
          3.1            -- Restated Certificate of Incorporation of the Company.
          3.2*           -- Form of Restated Certificate of Incorporation of the
                            Company to become effective upon the closing of the
                            Offering.
          3.3            -- Bylaws of the Company.
          3.4*           -- Amended and Restated Bylaws of the Company to become
                            effective upon the closing of the Offering.
          4.1            -- Reference is made to Exhibits 3.1 through 3.4.
          4.2*           -- Specimen stock certificate representing shares of common stock of the Company.
          5.1*           -- Opinion of Cooley Godward LLP regarding the legality of the securities being registered.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.1*           -- 1999 Equity Incentive Plan, as amended, and form of Grant
                            Notice and Stock Option Agreement.
         10.2            -- Series A Preferred Stock Purchase Agreement, among the
                            Company and the purchasers named therein, dated February
                            26, 1999.
         10.3            -- Series B Preferred Stock Purchase Agreement, among the
                            Company and the purchasers named therein, dated August 3,
                            1999.
         10.4            -- Series C Preferred Stock Purchase Agreement, among the
                            Company and the purchasers named therein, dated March 24,
                            2000.
         10.5            -- Second Amended and Restated Investor Rights Agreement
                            among the Company and certain of its stockholders, dated
                            March 24, 2000.
         10.6            -- Key Employee Agreement for Kevin Randolph dated February
                            10, 1999.
         10.7            -- Key Employee Agreement for Edward P. Roberto dated
                            February 10, 1999.
         10.8            -- Reference is made to Exhibits 2.1(a) through 2.14.
         10.9            -- Lease, dated September 24, 1999, between Mass Transit
                            Railway Corporation and Central Waterfront Property
                            Development Limited and the registrant.
         11.1            -- Statement regarding computation of per share earnings.
         21.1*           -- Subsidiaries of Registrant.
         23.1*           -- Consent of Cooley Godward LLP (included in Exhibit 5.1).
         23.2            -- Consent of PricewaterhouseCoopers for The Internet
                            Company of New Zealand Limited.
         23.3            -- Consent of PricewaterhouseCoopers for The Message
                            Exchange Pty Limited, Flexit Pty Limited, Morse
                            Corporation (Australia) Pty Limited, InterACT Technology
                            Group Pty Limited, Internet Access Australia Pty Limited,
                            Brisbane Internet Technology Pty Limited, and Dove
                            Australia Pty Limited.
         23.4            -- Consent of PricewaterhouseCoopers for Asia Online, Ltd.,
                            Asia Communications Group Limited, Asia On-line Limited
                            and Asia Online (Phils.) Inc., Macro Systems Limited,
                            Helix Web Services Limited, Metro-link Services Company
                            Limited and Hope Light Trading Limited.
         23.5            -- Consent of PricewaterhouseCoopers for Utusan Multimedia
                            Sdn Bhd.
         23.6            -- Consent of Lord & Brown for The Dzign Trust/Diezel
                            Interactive Class Income Unit Trust.
         24.1            -- Powers of Attorney (included on Page II-7).
         27              -- Financial Data Schedule.

---------------

 * To be filed by amendment.
---------------

  (b) Financial Statement Schedules.

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 2, 2000.

                                            By:    /s/ KEVIN H. RANDOLPH
                                              ----------------------------------
                                                      Kevin H. Randolph
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin H. Randolph and Gareth G. Stephens and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on August 2, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ KEVIN H. RANDOLPH                  President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  Kevin H. Randolph

               /s/ GARETH G. STEPHENS                  Chief Financial Officer (Principal Financial
-----------------------------------------------------    Officer and Principal Accounting Officer)
                 Gareth G. Stephens

                 /s/ BRADLEY A. FELD                   Co-Chairman of the Board, Director
-----------------------------------------------------
                   Bradley A. Feld

                  /s/ KARL K. FOOKS                    Director
-----------------------------------------------------
                    Karl K. Fooks

                   /s/ T. J. HUANG                     Director
-----------------------------------------------------
                     T. J. Huang

                 /s/ JAMES P. MCNIEL                   Director
-----------------------------------------------------
                   James P. McNiel

                /s/ HENRY R. NOTHHAFT                  Director
-----------------------------------------------------
                  Henry R. Nothhaft

                /s/ E. SCOTT RUSSELL                   Co-Chairman of the Board, Director
-----------------------------------------------------
                  E. Scott Russell

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1*           -- Form of Underwriting Agreement.
          2.1A           -- Asset Purchase Agreement among Conrad ISP, Inc. and ACG,
                            Inc.
          2.1B           -- Letter of amendment to Asset Purchase Agreement among
                            Conrad ISP, Inc. and ACG, Inc.
          2.2A           -- Share Sale and Purchase Agreement relating to Brisbane
                            Internet Technology Pty Ltd.
          2.2B           -- Shareholders Deed relating to Brisbane Internet
                            Technology Pty Ltd.
          2.3            -- Share Sale and Purchase Agreement relating to Dove
                            Australia Pty Ltd.
          2.4            -- Share Purchase Agreement relating to Fast Access Network
                            Pty Ltd.
          2.5A           -- Share Sale and Subscription Agreement relating to Flex
                            Information Technology Pty Ltd.
          2.5B           -- Shareholders Deed relating to Flex Information Technology
                            Pty Ltd.
          2.6A           -- Share Subscription Agreement relating to Internet Access
                            Australia Pty Ltd.
          2.6B           -- Shareholders Deed relating to Internet Access Australia
                            Pty Ltd.
          2.7A           -- Share Purchase and Subscription Agreement relating to
                            InterACT Technology Group Pty Ltd.
          2.7B           -- Shareholders Deed relating to Interact Technology Group
                            Pty Ltd.
          2.8            -- Share Sale and Purchase Agreement relating to The Message
                            Exchange Pty Ltd.
          2.9            -- Agreement for the Sale and Purchase of Shares in Helix
                            Web Services Limited by ACG International Inc.
          2.10           -- Agreement for the Sale and Purchase of Shares in Macro
                            Systems Limited by ACG International Inc.
          2.11           -- Agreement for the Sale and Purchase of Shares in
                            Metro-Link Services Co. Limited and Hope Light Trading
                            Limited.
          2.12A          -- Share Purchase and Subscription Agreement relating to
                            Utusan Multimedia Sdn. Bhd.
          2.12B          -- Shareholders' Agreement between Asia Online Internet
                            Services Sdn. Bhd., Utusan Melayu (Malaysia) Berhad and
                            Utusan Multimedia Sdn. Bhd.
          2.13           -- Share Sale and Purchase Agreement relating to Internet
                            Company of New Zealand.
          2.14           -- Share Purchase Agreement relating to Avonsleigh Pty Ltd.
                            (Diezel/Dzign).
          3.1            -- Restated Certificate of Incorporation of the Company.
          3.2*           -- Form of Restated Certificate of Incorporation of the
                            Company to become effective upon the closing of the
                            Offering.
          3.3            -- Bylaws of the Company.
          3.4*           -- Amended and Restated Bylaws of the Company to become
                            effective upon the closing of the Offering.
          4.1            -- Reference is made to Exhibits 3.1 through 3.4.
          4.2*           -- Specimen stock certificate representing shares of common stock of the Company.
          5.1*           -- Opinion of Cooley Godward LLP regarding the legality of the securities being registered.
         10.1*           -- 1999 Equity Incentive Plan, as amended, and form of Grant
                            Notice and Stock Option Agreement.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.2            -- Series A Preferred Stock Purchase Agreement, among the
                            Company and the purchasers named therein, dated February
                            26, 1999.
         10.3            -- Series B Preferred Stock Purchase Agreement, among the
                            Company and the purchasers named therein, dated August 3,
                            1999.
         10.4            -- Series C Preferred Stock Purchase Agreement, among the
                            Company and the purchasers named therein, dated March 24,
                            2000.
         10.5            -- Second Amended and Restated Investor Rights Agreement
                            among the Company and certain of its stockholders, dated
                            March 24, 2000.
         10.6            -- Key Employee Agreement for Kevin Randolph dated February
                            10, 1999.
         10.7            -- Key Employee Agreement for Edward P. Roberto dated
                            February 10, 1999.
         10.8            -- Reference is made to Exhibits 2.1(a) through 2.14.
         10.9            -- Lease, dated September 24, 1999, between Mass Transit
                            Railway Corporation and Central Waterfront Property
                            Development Limited and the registrant.
         11.1            -- Statement regarding computation of per share earnings.
         21.1*           -- Subsidiaries of Registrant.
         23.1*           -- Consent of Cooley Godward LLP (included in Exhibit 5.1).
         23.2            -- Consent of PricewaterhouseCoopers for The Internet
                            Company of New Zealand Limited.
         23.3            -- Consent of PricewaterhouseCoopers for The Message
                            Exchange Pty Limited, Flexit Pty Limited, Morse
                            Corporation (Australia) Pty Limited, InterACT Technology
                            Group Pty Limited, Internet Access Australia Pty Limited,
                            Brisbane Internet Technology Pty Limited, and Dove
                            Australia Pty Limited.
         23.4            -- Consent of PricewaterhouseCoopers for Asia Online, Ltd.,
                            Asia Communications Group Limited, Asia On-line Limited
                            and Asia Online (Phils.) Inc., Macro Systems Limited,
                            Helix Web Services Limited, Metro-link Services Company
                            Limited and Hope Light Trading Limited.
         23.5            -- Consent of PricewaterhouseCoopers for Utusan Multimedia
                            Sdn Bhd.
         23.6            -- Consent of Lord & Brown for The Dzign Trust/Diezel
                            Interactive Class Income Unit Trust.
         24.1            -- Powers of Attorney (included on Page II-7).
         27              -- Financial Data Schedule.

---------------

 * To be filed by amendment.